As filed with the Securities and Exchange Commission on July 19, 2022.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Kalera Public Limited Company
(Exact Name of Registrant as Specified in Its Charter)

Republic of Ireland	6770	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
10 Earlsfort Terrace
Dublin 2, D02 T380, Ireland
Telephone + 353 01 920 1000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Fernando Cornejo
Kalera plc
7455 Emerald Dunes Dr.
Orlando, Florida 32822
+1 (407) 574-8204
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
David Dixter
Milbank LLP
100 Liverpool Street
London, EC2M 2AT
United Kingdom
+44 20 7615 3000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_________________________
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	July 19, 2022
PROSPECTUS FOR UP TO 16,743,750 ORDINARY SHARES
UP TO 14,437,500 ORDINARY SHARES ISSUABLE UPON EXERCISE OF WARRANTS
AND UP TO 6,171,875 WARRANTS OF
KALERA PUBLIC LIMITED COMPANY
This prospectus relates to the ordinary shares, with a nominal value of $0.0001 (the “Kalera Ordinary Shares”), of Kalera Public Limited Company, a public limited company incorporated under the laws of the Republic of Ireland with registered number 606356 (the “Registrant”) and warrants to purchase Kalera Ordinary Shares, each one whole warrant entitling the holder thereof to subscribe for one Ordinary Share at a purchase price of $11.50 per share (the “Kalera Warrants”).
The registration statement of which this prospectus forms a part relates to the issuance by us from time to time of an aggregate of up to 14,437,500 Kalera Ordinary Shares, issuable upon the exercise of the Kalera Warrants.
The registration statement also relates to the offer and sale from time to time by the selling securityholders named herein (the “Selling Securityholders”) of (i) up to 16,743,750 Kalera Ordinary Shares consisting of (a) up to 1,796,875 Kalera Ordinary Shares issued in connection with the Business Combination in exchange for Agrico Class B ordinary shares initially purchased by DJCAAC LLC, a Delaware limited liability company (“Sponsor”) in a private placement prior to the initial public offering of Agrico Acquisition Corp., a Cayman Islands exempted company (“Agrico”), (b) up to 6,171,875 Kalera Ordinary Shares issuable upon the exercise of the Kalera Warrants held by the Sponsor in connection with the Business Combination, (c) up to 275,000 Kalera Ordinary Shares issued to Maxim Partners LLC on June 28, 2022, in connection with a settlement agreement entered into on June 26, 2022, (d) up to 1,000,000 Kalera Ordinary Shares, issued or to be issued to former securityholders of Kalera SA, a Luxembourg public limited company (société anonyme) (“Kalera SA”) upon the conversion of a Secured Convertible Bridge Promissory Note (as defined below), (e) up to 2,300,000 Kalera Ordinary Shares issued to Armistice Capital Master Fund Ltd. (“Armistice”) on July 11, 2022 in a private placement pursuant to a securities purchase agreement dated July 7, 2022 (the “Private Placement”), and (f) up to 5,200,000 Kalera Ordinary Shares issuable upon the exercise of the private warrants issued to Armistice in the Private Placement (the “Armistice Warrants”), and (ii) up to 6,171,875 Kalera Warrants of the Sponsor that were automatically adjusted from warrants to purchase ordinary shares of Agrico in connection with the Business Combination.
We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. We will receive proceeds from Kalera Warrants covered by this registration statement in the event that such Kalera Warrants are exercised for cash. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will pay the expenses associated with registering the sales by the Selling Securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
The Selling Securityholders may sell any, all or none of the securities and we do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the effective date of this registration statement. The Selling Securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.
Kalera Ordinary Shares and Kalera Warrants are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbols KAL and KALWW, respectively.
We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 6 of this prospectus.
You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.
Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2022.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
i

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the term (i) “Agrico” refers to Agrico Acquisition Corp., a Cayman Islands exempted company, (ii) “Kalera”, the “Company”, “Registrant”, “we”, “us” and “our” refers to Kalera Public Limited Company, a public limited company incorporated in Ireland with registered number 606356, and where appropriate, our wholly owned subsidiaries and (iii) “Kalera SA” or “Lux Holdco” refers to Kalera S.A., a public limited company incorporated in Luxembourg,.
In this document:
“$” means the currency in dollars of the United States of America.
“2022 Plan” means the 2022 Long-Term Stock Incentive Plan of Kalera.
“Agrico Articles” means the Amended and Restated Memorandum and Articles of Association of Agrico adopted on July 7, 2021.
“Agrico Class A ordinary shares” means the class A ordinary shares of Agrico, par value $0.0001 per share.
“Agrico Class B ordinary shares” means the class B ordinary shares of Agrico, par value $0.0001 per share.
“Agrico Initial Shareholders” means holders of Founder Shares prior to the Agrico IPO, including the Sponsor.
“Agrico IPO” means the initial public offering of Agrico Units consummated on July 12, 2021.
“Agrico Ordinary Shares” means Agrico Class A ordinary shares and Agrico Class B ordinary shares.
“Agrico Public Warrant” means each whole warrant (other than the Private Placement Warrants), entitling the holder thereof to purchase one Agrico ordinary share at a price of $11.50 per share.
“Agrico Share Issuance” means the issuance by Agrico of Agrico Ordinary Shares to Kalera.
“Agrico Shareholders” means the holders of Agrico Shares, including the Agrico Initial Shareholders and members of the Agrico management team, provided that each Agrico Initial Shareholder’s and member of Agrico’s management team’s status as an “Agrico Shareholder” shall only exist with respect to such Agrico Shares.
“Agrico Shares” means Class A ordinary shares of Agrico issued as part of the Agrico Units sold in the Agrico IPO.
“Agrico Units” means the Agrico units issued in the Agrico IPO, each consisting of one ordinary share and one-half of one Agrico Public Warrant.
“Agrico Warrants” means Private Placement Warrants and Agrico Public Warrants, collectively.
“Armistice” means Armistice Capital Master Fund Ltd.
“Armistice Warrants” means the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants.
“Business Combination” means the transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Business Combination Agreement, dated as of January 30, 2022, as amended from time to time, by and among Agrico, Kalera SA, Kalera, Cayman Merger Sub and Lux Merger Sub.
“Cayman Merger Sub” means Kalera Cayman Merger Sub, a Cayman Islands exempted company.
“Closing” means the consummation of the transactions contemplated under the Business Combination Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.
“CVR” means one contractual contingent value right per Kalera Share which shall represent the right to receive up to two contingent payments of Kalera Ordinary Shares
“CVR Agreement” means the Contingent Value Rights Agreement entered into by Kalera and the Rights Agent party thereto.
“CVR Shares” means the Kalera Ordinary Shares issuable pursuant to the CVRs upon the satisfaction of certain conditions.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“First Closing” means the consummation of the First Merger and the related transactions thereby.
“First Closing Date” means the date on which all conditions of the First Closing are satisfied.
“First Merger” means the first merger pursuant to which Cayman Merger Sub merged with and into Agrico, with Agrico continuing as the surviving entity of the First Merger and as a wholly owned subsidiary of Kalera.
“First Merger Effective Time” has the meaning assigned to it in the Business Combination Agreement.
“Founder Shares” means Agrico Class B ordinary shares initially purchased by the Sponsor in a private placement prior to the Agrico IPO, of which 1,796,875 are currently outstanding.
“IRS” means the Internal Revenue Service of the United States.
“Kalera” means Kalera Public Limited Company, a public limited company incorporated under the laws of the Republic of Ireland.
“Kalera Articles” means the consolidated articles of association of Kalera, as amended from time to time.
“Kalera Capital Reduction” means certain of the Kalera SA Shares and all the Kalera SA Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of a capital reduction pursuant to the Luxembourg Companies Act.
“Kalera Options” has the meaning assigned to the term “Pubco Options” in the Business Combination Agreement.
“Kalera Ordinary Shares” means the ordinary shares of Kalera.
“Kalera SA Options” has the meaning assigned to the term “Kalera Options” in the Business Combination Agreement.
“Kalera SA Shareholders” means the holders of Kalera SA Shares.
“Kalera SA Shares” the ordinary shares of Kalera SA.
“Kalera Warrant” means each one whole warrant entitling the holder thereof to subscribe for one Kalera Ordinary Share at a purchase price of $11.50 per share.
“Lux Merger Sub” means Kalera Luxembourg Merger Sub SARL, a Luxembourg limited liability company (société à responsabilité limitée).
“Luxembourg Company Law” means the Luxembourg law dated August 10, 1915 on commercial companies, as amended.
“Maxim” means Maxim Group, LLC, Agrico’s underwriters in the Agrico IPO.

“Merger Subs” means collectively, Cayman Merger Sub and the Lux Merger Sub.
“Nasdaq” means the The Nasdaq Capital Market.
“Pre-Funded Warrants” means 200,000 pre-funded warrants issued to Armistice under the Securities Purchase Agreement, exercisable as of July 11, 2022 for up to 200,000 Ordinary Shares.
“Private Placement Warrants” means the Agrico Warrants purchased by the Sponsor and Maxim in a private placement at the time of the Agrico IPO for a purchase price of $1.00 per warrant, each of which is exercisable for one ordinary share.
“Redemption” means the right of the holders of Agrico Shares to have their shares redeemed in accordance with the procedures set forth in the Prospectus.
“Redemption Price” means an amount equal to a pro rata portion of the aggregate amount on deposit in the Trust Account two (2) days prior to the completion of the Business Combination calculated in accordance with the Agrico Articles (as equitably adjusted for shares splits, shares dividends, combinations, recapitalizations and the like after the Closing).
“SEC” means the U.S. Securities and Exchange Commission.
“Second Closing” means the consummation of the Business Combination (other than those transactions which occur on the First Closing).
“Second Closing Date” means the date on which all conditions of the Second Closing were satisfied.
“Second Merger” means the second merger pursuant to which Lux Merger Sub merged with and into Kalera SA with Kalera SA as the surviving entity of such merger.
“Second Merger Effective Time” has the meaning assigned to it in the Business Combination Agreement.
“Securities” means the Kalera Ordinary Shares and Kalera Warrants offered and sold under this registration statement.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Securities Purchase Agreement” means the securities purchase agreement entered into on July 7, 2022 between Kalera and Armistice.
“Series A Warrants” means the 2,500,000 series A warrants issued to Armistice on July 11, 2022, exercisable six months from their date of issuance at an exercise price of $4.41 per share and expiring two years from their date of issuance.
“Series B Warrants” means the 2,500,000 series B warrants issued to Armistice on July 11, 2022, exercisable six months from their date of issuance at an exercise price of $4.41 per share and expiring five and a half years from their date of issuance.
“Sponsor” means DJCAAC LLC, a Delaware limited liability company and each of the persons set forth on Schedule I to the Sponsor Support Agreement.
“Sponsor Support Agreement” means the agreement among the Sponsor, Agrico and Kalera SA entered into on January 30, 2022.
“Trust Account” means the trust account that held a portion of the proceeds of the Agrico IPO and the concurrent sale of warrants to the Sponsor in a private placement.
“U.S. GAAP” means United States generally accepted accounting principles.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the information in this prospectus constitutes forward-looking statements for the purposes of federal securities laws. You can identify these statements by forward-looking words such as “may,” “might,” “could,” “will,” “would,” “should,” “expect,” “possible,” “potential,” “anticipate,” “contemplate,” “believe,” “estimate,” “plan,” “predict,” “project,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:
•discuss future expectations; or
•state other “forward-looking” information.
Forward-looking statements in this prospectus may include, for example, statements about:
•the expected benefits and costs of the Business Combination;
•changes in Kalera’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•the implementation, market acceptance and success of Kalera’s business models;
•the impact of health epidemics, including the coronavirus SARS-CoV-2 (“COVID-19”), pandemic, on Kalera’s business and the actions Kalera may take in response thereto;
•Kalera’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•expectations regarding the time during which Kalera will be an emerging growth company under the JOBS Act;
•Kalera’s future capital requirements and sources and uses of cash;
•Kalera’s ability to obtain funding for its operations;
•Kalera’s business, expansion plans and opportunities;
•the outcome of any known and unknown litigation and regulatory proceedings; and
Kalera believes it is important to communicate its expectations to its security holders. However, there may be events in the future that Kalera is not able to predict accurately or over which it has no control. The risk factors and cautionary language discussed in this prospectus, including in the section titled “Risk Factors,” provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Kalera in such forward-looking statements, including among other things:
•changes adversely affecting the vertical farming industry and the development of existing or new technologies;
•the effect of the COVID-19 pandemic on Kalera’s business;
•the ability of Kalera to obtain financing to address its liquidity, operating or capital expenditure needs or other financing objectives on favorable terms, if at all;
•the potential restrictive terms, dilutive impact or other material adverse effects of the terms of any financing arrangements entered into by Kalera;
•the outcome of any legal proceedings that may be instituted against Kalera following the announcement of the Business Combination and transactions contemplated thereby;
•lack of useful financial information for an accurate estimate of future capital expenditures;
v

•possibility of continuing to incur losses for the foreseeable future;
•potential delay in the completion of new facilities;
•the competitiveness of the agriculture industry;
•the difficulty of controlling customer perception of Kalera’s brand;
•the limits that are imposed on Kalera by the amount of facilities in operation at a given time;
•distribution agreements with third parties;
•consolidation of customers or suppliers;
•consumer preferences and spending habits;
•the volatility of energy costs.
•changes in applicable laws or regulations, including environmental and export control laws;
•the ability to retain key employees;
•Kalera’s business strategy and plans;
•Kalera’s ability to target and retain customers and suppliers;
•the failure to build Kalera’s finance infrastructure and improve its accounting systems and controls;
•whether and when Kalera might pay dividends; and
•the ability of Kalera to source its materials from an ethically and sustainably sourced supply chain.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.
All forward-looking statements included herein attributable to Kalera or any person acting on Kalera’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Kalera undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY
This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information that may be important to you. You should read the entire prospectus carefully before making your investment decision with respect to our Kalera Ordinary Shares or Kalera Warrants. You should carefully consider, among other things, the financial statements included elsewhere in this prospectus and the related notes, and the sections titled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Unless expressly indicated or the context requires otherwise, the terms the “Company,” “Kalera,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to Kalera Public Limited Company, and where appropriate, our wholly-owned subsidiaries.
Kalera is a leading vertical farming company. We utilize proprietary technology and plant and seed science to sustainably grow local, delicious, nutrient-rich, pesticide-free, non-GMO leafy greens year-round. In contrast to produce that requires costly and extended long-haul supply chains, our leafy greens are delivered within hours of harvesting, always fresh, and maintain a longer shelf life. Our high-yield, automated, data-driven hydroponic production facilities have been designed for rapid roll-out with attractive unit economics to grow leafy greens faster, cleaner and in a manner that is better for the environment than traditional farming. Given our cost-efficient production process from seed to harvest and capital discipline, we are able to sell our “better than organic” produce at competitive prices. With our mission to serve humanity, wherever we are, fresh, safe, sustainable and affordable nourishment, we aim to become a global leader in controlled-environment agriculture (“CEA”) for leafy greens addressing an expanding $50 billion addressable market opportunity for vertical farming products.
Kalera was incorporated under the laws of the Republic of Ireland as a private limited company, for purposes of a business combination. Kalera was re-registered as an Irish public limited company on March 29, 2022 and changed its name to “Kalera Public Limited Company” on April 4, 2022. Kalera owns no material assets and does not operate any businesses.
The mailing address of Kalera’s principal executive offices are 7455 Emerald Dunes Dr., Suite 2100, Orlando Florida 32822, and its phone number is. +1 (407) 574-8204. Kalera’s corporate website address is https://www.kalera.com. Kalera’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this joint proxy statement/prospectus.
Kalera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, Kalera’s website (https://www.kalera.com/), and its investor relations website (https://investors.kalera.com/). Kalera uses these channels, as well as social media, including its LinkedIn account (https://www.linkedin.com/company/kalera) to communicate with investors and the public news and developments about Kalera and other matters. Therefore, Kalera encourages investors, the media, and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.
The Business Combination
Pursuant to the Business Combination Agreement, dated January 30, 2022 (the “Business Combination Agreement”), on June 28, 2022 Kalera SA and Lux Merger Sub on one hand and Agrico and Cayman Merger Sub on the other hand consummated the mergers and the Kalera Capital Reduction, as a result of which the holders of Agrico Ordinary Shares received shares in the capital of Kalera, holders of Agrico Warrants had their Agrico Warrants assumed by Kalera and automatically adjusted to become exercisable for shares in the capital of Kalera, Kalera SA Shareholders (except Kalera) received shares in the capital of Kalera, the holders of the Kalera SA Options received options in the capital of Kalera, and Kalera SA became a wholly owned subsidiary of Kalera (the transactions contemplated by the Business Combination Agreement collectively, the “Business Combination”).
Stock Exchange Listing
Kalera Ordinary Shares and Kalera Warrants are currently listed on Nasdaq under the symbols KAL and KALWW, respectively.

Summary of Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section title “Risk Factors.” Such risks include, but are not limited to:
•Substantial doubt regarding Kalera’s ability to continue as a going concern or maintain adequate liquidity to fund its operations;
•Kalera is in an early commercial phase, and is highly dependent on a successful roll-out and commercialization of its products;
•Kalera lacks useful financial information for the accurate estimation of its future capital expenditures and unit economics;
•Kalera is an early stage company with a history of losses and expects to continue to incur losses going forward;
•Kalera may be unable to successfully integrate &ever in order to realize the anticipated benefits;
•Kalera’s growth plans depend on deploying new production facilities, which will require significant expenditures;
•Inflation and increases in operating costs could materially and adversely impact Kalera;
•Kalera’s success, competitive position and future revenues will depend in part on its ability to further develop and protect its intellectual property and know-how;
•Kalera’s commercial success is dependent on its ability to enter into produce distribution agreements and other agreements with third parties;
•Kalera uses a limited number of distributors for the substantial majority of its sales;
•Consolidation of customers or the loss of a significant customer could negatively impact Kalera’s sales and profitability;
•Kalera may face difficulties as it expands its operations into geographical locations in which it has no prior operating experience;
•Kalera may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms;
•The failure of suppliers to perform their obligations, Kalera’s inability to replace or renew supply agreements, or disruptions in the supply chain;
•Estimates of market opportunity and forecasts of market growth may prove to be inaccurate or not materialize;
•Failure to retain and motivate Kalera’s senior management may adversely affect its operations and growth prospects;
•Kalera is reliant on key personnel and the ability to attract new, qualified personnel;
•Ingredient, packaging and energy costs are volatile and may rise significantly;
•Kalera relies on information technology systems and any inadequacy, failure, interruption or security breaches of those systems, including a cybersecurity incident or other technology disruptions, may harm its ability to effectively operate its business;
•The recent development of the coronavirus (COVID-19) pandemic and its multiple variants;

•Conducting business internationally, and international geopolitical events and economic factors, create operational, financial and tax risks for Kalera’s business;
•Kalera’s management has limited experience in operating a U.S. public company;
•Potential dilutive impact, restrictions or other terms in Kalera’s financing arrangements;
•Each of Kalera and Agrico has identified a material weakness in its internal control over financial reporting and Kalera may be unable to establish and maintain effective internal control over financial reporting;
•Nasdaq may delist Kalera’s securities on its exchange;
•The market price of Kalera’s securities may be volatile and fluctuate substantially, which could result in substantial losses for investors and may subject Kalera to securities litigation suits;
•Kalera’s ability to utilize its federal net operating loss and tax credit carryforwards may be limited under applicable laws;
•The grant and future exercise of registration rights;
•Sales of a substantial number of Kalera securities could adversely affect the market price of its securities;
•The issuance of the CVR Shares could materially dilute Kalera Shareholders;
•Kalera may be a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors;
•Kalera may be considered a U.S. corporation for U.S. federal income tax purposes, which could result in adverse U.S. federal tax consequences to Kalera and its investors; and
•Kalera’s operations are subject to FDA, USDA, EPA and OSHA governmental regulation and state regulation and Kalera is exposed to risks related to regulatory processes and changes in regulatory environment.

THE OFFERING

Issuance of ordinary shares

Ordinary shares offered by Kalera	Up to 14,437,500 Kalera Ordinary Shares, issuable upon the exercise of Kalera Warrants.

Ordinary shares outstanding prior to exercise of all Kalera Warrants	23,677,828 shares (as of July 19, 2022).

Ordinary shares outstanding assuming exercise of all Kalera Warrants	38,115,328 shares (based on total shares outstanding on July 19, 2022).

Exercise price of all Kalera Warrants	$11.50 per share, subject to adjustment as described herein.

Use of Proceeds	We will receive up to an aggregate of approximately $166 million from the exercise of all Kalera Warrants, assuming the exercise in full of all Kalera Warrants for cash. We expect to use the net proceeds from the exercise of the Kalera Warrants for general corporate purposes. See the section titled “Use of Proceeds.”

Resale of ordinary shares and warrants

Ordinary shares offered by the selling securityholders hereunder
An aggregate of up to 16,743,750 Kalera Ordinary Shares, which includes:
•PIPE Shares. Up to (i) 2,300,000 Kalera Ordinary Shares issued to Armistice on July 11, 2022 pursuant to the Securities Purchase Agreement, and (ii) 5,200,000 Kalera Ordinary Shares issuable upon exercise of the Armistice Warrants, issued to Armistice on July 11, 2022 pursuant to the Securities Purchase Agreement.
•Sponsor Ordinary Shares. Up to (i) 1,796,875 Kalera Ordinary Shares issued in connection with the Business Combination in exchange for Class B ordinary shares of Agrico initially purchased by the Sponsor in a private placement prior to the initial public offering of Agrico, and (ii) 6,171,875 Kalera Ordinary Shares issuable upon the exercise of the Kalera Warrants held by the Sponsor in connection with the Business Combination.
•Maxim Ordinary Shares. Up to 275,000 Kalera Ordinary Shares issued to Maxim Partners LLP on June 28, 2022, in connection with a settlement agreement entered into on June 26, 2022.
•Ordinary Shares Issuable to certain Former Kalera SA Security Holders. Up to 1,000,000 Kalera Ordinary Shares issuable upon the conversion of the Secured Convertible Bridge Promissory Note to certain former security holders of Kalera SA.

Warrants offered by the selling securityholders hereunder	An aggregate of up to 6,171,875 Kalera Warrants of the Sponsor that were automatically adjusted from warrants to purchase ordinary shares of Agrico in connection with the Business Combination.

Use of Proceeds
We will not receive any proceeds from the sale of our securities offered by the Selling Securityholders under this prospectus (the “Securities”). See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our securities.

Nasdaq symbol	The Ordinary Shares and Kalera Warrants are currently listed on Nasdaq under the symbols KAL and KALWW, respectively.

Lock-Up Restrictions	Of the Kalera Ordinary Shares that may be offered or sold by Selling Securityholders identified in this prospectus, 1,796,875 Kalera Ordinary Shares issued in connection with the Business Combination in exchange for Agrico Class B ordinary shares initially purchased by the Sponsor in a private placement prior to the initial public offering of Agrico, are subject to certain lock-up restrictions as identified in the section titled “Plan of Distribution-Lock-Up Restrictions”.
For additional information concerning the offering, see the section titled “Plan of Distribution” beginning on page 120 of this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. The value of your investment in Kalera will be subject to significant risks affecting Kalera and inherent in the industry in which Kalera operates. If any of the events described below occur, the business and financial results could be adversely affected in a material way. This could cause the trading price of Kalera Ordinary Shares and Kalera Warrants to decline, perhaps significantly, and you therefore may lose all or part of your investment. Please see the section titled “Where You Can Find Additional Information” in this prospectus. The risks set out below are not exhaustive and do not comprise all of the risks associated with an investment in Kalera. Additional risks and uncertainties not currently known to Kalera or which Kalera currently deems immaterial may also have a material adverse effect on Kalera’s business, financial condition, results of operations, prospects and/or its share price.
Risks Relating to Kalera’s Business and the Industry in Which it Operates
There is substantial doubt about Kalera’s ability to continue as a going concern, and Kalera will need to raise additional capital in the future in order to execute its roll-out and commercialization strategy or for other purposes, which may not be available on favorable terms, or at all.
Kalera’s operating losses and accumulated deficits raise substantial doubt about its ability to continue as a going concern. Kalera will need to raise additional capital in order to execute and complete its roll-out and commercialization strategy, and to fund its operations.
There is a risk that adequate sources of funds may not be available at all, or not available at acceptable terms and conditions, when needed. Kalera may need to seek additional funds through public or private equity or debt financings or other sources, such as strategic collaborations. If Kalera raises additional funds by issuing additional equity securities, or through instruments convertible into equity securities, the existing shareholders may be significantly diluted. Further, equity or debt financings may result in issuance of securities with priority as to liquidation and dividend and other rights more favorable than shares, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect Kalera’s business. If funding is insufficient at any time in the future, Kalera may be unable to fund its current and ongoing roll-out and commercialization strategy and lose business opportunities and thereby risk failing to respond to competitive pressures. Failure to obtain the necessary capital when needed could force Kalera to delay, limit, reduce or terminate its product development or commercialization efforts.
In addition, Kalera may seek additional capital due to favorable market conditions or strategic considerations even if Kalera believes that it has sufficient funds for current or future operating plans. There can be no assurance that financing will be available to Kalera on favorable terms, or at all. If Kalera for any reason does not obtain additional funding as needed in the future, this could have a material adverse effect on its revenues, profitability, liquidity, cash flow, financial position and/or prospects.
Kalera is in an early commercial phase, and is highly dependent on a successful roll-out and commercialization of its products.
Kalera is in an early commercial phase, and is highly dependent on succeeding with its roll-out and commercialization strategy in order to deliver future operating profits. In 2020, Kalera started to execute a strategy for rapid capacity expansion based on installing and operating large-scale production facilities allowing it to target and expand its customer base to large US regional and national accounts such as grocery chains, distributors and contract food service companies. Kalera has until recently solely been present in the US produce market, with a roll-out and commercialization plan for establishing its business throughout the US, by building new large-scale production facilities in US cities and areas that it currently is not present in and that provide attractive markets. Through the acquisition (the “&ever Acquisition”) of the vertical farming company &ever GmbH (“&ever”) in October 2021, and the purchase of NOX Culinary General Trading Company LLC’s 50% remaining interest in &ever Middle East Holding Ltd. (“&ever ME”) to own 100% of &ever ME, Kalera has also added operations in Germany, Kuwait and Singapore. Going forward, Kalera is seeking to further expand its US and international operations.

Kalera’s failure to execute its roll-out and commercialization strategy or to manage its growth effectively could adversely affect its business, financial condition, results of operations, cash flow and/or prospects. In addition, there can be no guarantee that even if Kalera successfully implements its strategy, it would result in Kalera achieving its business and financial objectives, taking advantage of market opportunities, satisfying customer requirements or securing additional customer commitments, any of which could adversely affect Kalera’s business, financial condition and results of operations. Indeed, as vertical farming itself is a relatively new concept, the industry and Kalera’s markets may fail to grow or grow more slowly than expected. Kalera’s management team will review and evaluate the business strategy with the board of directors on a regular basis, and Kalera may decide to alter or discontinue elements of its business strategy and may adopt alternative or additional strategies in response to the operating environment or competitive situation or other factors or events beyond its control.
Kalera lacks useful financial information for the accurate estimation of its future capital expenditures and unit economics.
As a result of Kalera being in an early commercial phase, there is a lack of useful financial information for the accurate estimation of future capital expenditures and unit economics. This applies in particular to Kalera’s Orlando, Atlanta, Houston, Denver, and Kuwait facilities, which commenced operations in February 2020, September 2021 (post electrical component upgrades), October 2021, April 2022 and March 2020 respectively, and on which its estimates of capital expenditure and unit economics for new facilities are based. Any failure by Kalera to estimate its capital expenditure and unit economics accurately could limit its ability to implement its roll-out and commercial strategy and to accurately forecast future cash flow needs. In addition, the economics for new facilities can also be subject to adverse changes or developments affecting any new facilities and that could impair Kalera’s ability to produce the business results and prospects as expected. Such adverse changes and developments include, but are not limited to, natural disasters, fire, power interruptions, disease outbreaks or pandemics (such as COVID-19), or changes in customer demand.
Kalera is an early stage company with a history of losses and expects to continue to incur losses going forward.
Kalera is an early stage company and has incurred significant operating losses since its incorporation. Historically, Kalera has financed its operations mainly through the sale of equity securities and in part through diverse financing arrangements. Going forward, Kalera expects to continue to incur operating losses for the foreseeable future and no assurances can be given on when, or if at all, Kalera will achieve profitability from its operations. The extent of Kalera’s losses going forward will depend, in part, on its future expenses and its ability to generate revenue. Achieving profitability is dependent on a number of factors, amongst others, Kalera succeeding with its roll-out and commercialization strategy, but also the operating environment, the competitive environment and other factors or events beyond its control.
Kalera expects the rate at which it will incur losses to be significantly higher in future periods as it:
•expands its commercial production capabilities and incurs construction costs associated with building its facilities;
•completes the buildout of its facilities in Honolulu, Columbus, Seattle, St Paul, and Singapore;
•identifies and invests in future growth opportunities, including new or expanded facilities and new product lines and potentially undertaking future acquisitions such as the &ever acquisition;
•integrates the business of &ever;
•increases its spending on research, innovation and development;
•increases its expenditures associated with its supply chain;
•increases its sales and marketing activities to increase brand awareness and the sales of its products and develops its distribution infrastructure; and

•incurs additional general and administrative expenses, including increased finance, legal and accounting expenses, to support its growing operations and infrastructure.
The abovementioned efforts may be more expensive than Kalera currently estimates or such investments may not result in additional or commensurately higher revenue, which would further increase its losses. In addition, its revenue growth may slow or decline for a number of other reasons, including reduced demand for its products, increased competition, a decrease in the growth or reduction in size of its overall market, the impacts to its business from the COVID-19 pandemic, or if Kalera cannot capitalize on growth opportunities. Kalera may never succeed in becoming profitable and, even if it does, it may never generate revenue or sustainable income that is significant enough to maintain profitability. Should any of these risks materialize, it could have a material and adverse effect on its business, financial condition, results of operations, cash flows, time to market and prospects.
Kalera’s business may suffer if it does not achieve the anticipated benefits of the &ever Acquisition.
Kalera expects to achieve certain benefits as a result of the &ever Acquisition. There can be no assurances that Kalera will realize the expected benefits currently anticipated from the &ever Acquisition or that &ever will perform according to Kalera’s projections following the &ever Acquisition. A failure to achieve any of the anticipated benefits of the &ever Acquisition or a failure of &ever to perform according to Kalera’s projections could adversely affect Kalera’s business, financial condition and results of operations.
Kalera may be unable to successfully integrate &ever in order to realize the anticipated benefits of the &ever Acquisition or do so within the intended time frame.
Kalera has and will be required to devote significant management attention and resources to integrating the business practices and operations of &ever with Kalera. This integration may prove to be more difficult, costly and time-consuming than expected, which could cause us not to realize some or all of the anticipated benefits from the &ever Acquisition. Potential difficulties we may encounter as part of the integration process include the following:
•any delay in the integration of management teams, strategies, operations, products and services;
•diversion of the attention of management of Kalera or &ever as a result of the &ever Acquisition;
•differences in business backgrounds, corporate cultures and management philosophies that may delay successful integration;
•the ability to retain key employees;
•potential unknown liabilities and unforeseen increased expenses or delays associated with the &ever Acquisition, including costs to integrate &ever beyond current estimates; and
•the disruption of, or the loss of momentum in, either Kalera’s or &ever’s ongoing operations or inconsistencies in standards, controls, procedures and policies.
Any of these factors could adversely affect &ever’s ability to maintain relationships with customers, suppliers, employees and other constituencies or Kalera’s ability to achieve the anticipated benefits of the &ever Acquisition or could reduce earnings or otherwise adversely affect Kalera’s business, financial condition and results of operations after the &ever Acquisition.
Kalera’s growth plans depend on deploying new production facilities, which will require significant expenditures and may be subject to delays in construction and unexpected costs due to governmental approvals and permitting requirements, reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices.
Kalera’s build-out of new production facilities will be dependent on a number of key inputs and their related costs including materials such as steel, aluminum, plastic materials, electronic components, horticultural lights, and other supplies, as well as access to electricity, internet, and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs for new facility build-out could materially impact Kalera’s business, financial condition and operating results. Kalera plans to rely on local contractors for the building of its production facilities. If Kalera or its contractors encounter unexpected costs, delays or other problems in building any production facility, Kalera’s financial position and ability to execute on its growth strategy could be negatively affected. Any inability to secure required materials and services to build out such facility, or to do so on appropriate terms, could have a materially adverse impact on Kalera’s business, financial condition and operating results. Kalera may also face unexpected delays in obtaining the required governmental permits and approvals in connection with the build-out of its planned facilities which could require significant time and financial resources and delay its ability to operate these facilities.
The costs to procure such materials and services to build new facilities may fluctuate widely based on the impact of numerous factors beyond the Kalera’s control including, international, economic and political trends, foreign currency fluctuations, inflation, global or regional consumptive patterns, speculative activities and increased or improved production and distribution methods.
COVID-19 continues to impact worldwide economic activity, and the governments of many countries, states, cities and other geographic regions have taken preventative or protective actions, which are creating disruption in global supply chains such as closures or other restrictions on the conduct of business operations of manufacturers, suppliers and vendors. The recovery from COVID-19 also may have risks in that increased economic activity globally or regionally may result in high demand for, and constrained access to, materials and services required for Kalera to construct and commission new facilities, which may lead to increased costs or delays that could materially and adversely affect Kalera’s business.
Global demand on shipping and transport services may cause delays in key input supply, which could impact Kalera’s ability to obtain materials or build its production facilities in a timely manner. These factors could otherwise disrupt the Group’s operations and could negatively impact its business, financial condition and results of operations. Logistical problems, unexpected costs, and delays in production facility construction, whether or not caused by the COVID-19 pandemic, which cannot be directly controlled by Kalera, may cause prolonged disruption to or increased costs of third-party transportation services used to ship materials, which could negatively affect the Kalera’s facility building schedule, and more generally its business, financial condition, results of operations and prospects. If Kalera experiences significant unexpected delays in construction, it may have to delay or limit its growth depending on the timing and extent of the delays, which could harm Kalera’s business, financial condition and results of operation.
Inflation and increases in operating costs could materially and adversely impact Kalera’s business, financial position, results of operations, and cash flows.
The cost of producing and supplying Kalera’s products is affected by many factors, some of which can be volatile and some of which may be challenging. The cost of producing and supplying Kalera’s products could be impacted by significant inflation in labor, raw materials, energy and other items necessary to produce and supply our products. Kalera may not be able to increase prices to pass through all cost inflation or to improve its productivity sufficiently to nullify such impact of cost inflation, which could have a material adverse impact on Kalera’s business, financial condition, results of operations, and cash flows.
A delay in the completion of, or cost overruns in relation to, the construction of new facilities may affect Kalera’s ability to achieve its operational plan and full schedule of production, thereby adversely impacting Kalera’s business and results of operations.
As of the date of this prospectus, Kalera has five large-scale facilities under construction, four of which are expected to be completed during 2022. For the large-scale facilities, Kalera leases buildings but bears the cost associated with customizing the buildings for its vertical farming operations. For customizing the buildings, Kalera relies on third party constructors and other service providers. Any delay by such third parties in the completion of construction may result in a decrease in revenues expected to be received by Kalera from operations as a result of the commencement of full-scale operations on a date later than originally expected, thereby adversely impacting Kalera’s business and results of operations, especially if completion of construction is delayed on several large-scale production facilities at the same time. The construction of new facilities is also subject to other risks that may cause delays or cost overruns, including issues tied to material delivery, supply chains, fluctuating material prices, transportation services, electricity and other local utilities. These risks may in turn cause disruptions to operations and the need to implement changes in production to adapt to such delays, including the commissioning of systems before final completion, all of which could have a material adverse effect on production and Kalera’s business, results of operations, cash flows, financial condition and/or prospects.
Production ramp-up time is dependent on a number of factors, all of which may affect full schedule of production and yields achieved
Kalera currently has five large-scale facilities in operation, all in production ramp-up phase. The estimated time it takes to ramp-up the production and the production yields achieved are subject to several factors, some of which are beyond Kalera’s control. For example, COVID-19, which significantly impacted the foodservice industry in Central Florida and beyond, resulted in lower production needs. As a consequence, Kalera may have to slow down the ramp-up of its production from a large-scale facility and Kalera may also need to alter the proportion or production that is planned for either the retail market or the food service industry.
Obtaining good production yields, is dependent on a number of factors, where the most important is achieving good environmental conditions at the facilities, hereunder temperature, humidity and sufficient airflow. Additional factors include supplying adequate light to the crops, water, and fertilizers. Climate control, air flow, lighting, water treatment, irrigation, and nutrient dosage equipment may break down due to several possible causes, some of which are beyond Kalera’s control. Returning down equipment back to operation after a breakdown event may be delayed due to slow response time by manufacturers, suppliers, dealers, or repair service providers and/or by delayed availability of replacement parts.
Ramping up and maintaining strong production yields is also dependent on availability and development of a trained work force. Lack of a trained work force may negatively affect production ramp-up plans and yields achieved.
Should the production ramp-up phase take longer than projected at one or several facilities or if Kalera does not succeed in obtaining strong production yields, this could have a material adverse effect on production and Kalera’s business, results of operations, cash flows, financial condition and/or prospects.
The industry in which Kalera operates is highly competitive and Kalera may not be able to compete successfully in such industry.
Kalera competes in an industry still under establishment that is increasingly competitive. The competition is comprised of both traditional farming and companies in CEA. Kalera expects to continue to experience competition from both existing and new competitors, some of which are more established and who may have (i) greater capital and/or commercial, marketing and technical resources, (ii) longer operating histories and/or (iii) superior brand recognition. Kalera’s competitors may be able to adapt more quickly to new or emerging technologies, changes in customer requirements and changes in the regulatory environment. In addition, current and potential competitors have established or may establish financial or strategic relationships among themselves or with existing or potential customers or other third parties. Accordingly, new competitors or alliances among competitors could emerge and rapidly acquire significant market share. Kalera’s competitors may also improve their relative competitive position by successfully introducing new products or products that can be substituted for Kalera’s products, improving their production processes, or expanding their capacity or production capabilities. This could put pressure on Kalera to reduce its prices, resulting in lower profitability or, in the alternative, cause Kalera to lose market share if Kalera fails to reduce prices. If Kalera is unable to keep pace with its competitors’ product and manufacturing process innovations or cost position, it could harm Kalera’s results of operations, financial condition and cash flows.
Further, Kalera believes that competitive pressure will likely increase as early entrants into the market start to show revenue growth and profitability. If Kalera is unable to remain competitive, this could have a material adverse effect on its revenues, profitability, liquidity, cash flow, financial positions and/or prospects.

If Kalera fails to develop and maintain its brand, its business could suffer.
Kalera’s continuing mission is to build an iconic vertical farming brand that is focused on sustainable and technology driven agriculture. Kalera’s success depends on its ability to maintain and grow the value of the Kalera brand. Maintaining, promoting and positioning Kalera’s brand and reputation will depend on, among other factors, the success of Kalera’s product offerings, food safety, quality assurance, marketing and merchandising efforts, Kalera’s continued focus on the environment and sustainability and Kalera’s ability to provide a consistent, high-quality consumer and customer experience. If Kalera is unable to promote its brand successfully or if its competitors’ marketing efforts are more effective, Kalera could fail to capture market share. In addition, any negative publicity, regardless of its accuracy, could impair Kalera’s business.
There can be no assurance that Kalera’s products will always comply with the standards set for its products. In addition, Kalera has no control over its products once purchased by consumers. Accordingly, consumers may use Kalera’s products in a manner that is inconsistent with Kalera’s directions or store Kalera’s products for long periods of time, which may adversely affect the quality and safety of Kalera’s products. If consumers do not perceive Kalera’s products to be safe or of high quality, then the value of Kalera’s brand would be diminished, and its business, results of operations and financial condition would be adversely affected. Real or perceived quality or food safety concerns or failures to comply with applicable food regulations and requirements, whether or not ultimately based on fact and whether or not involving Kalera (such as incidents involving Kalera’s competitors) may have a substantial and adverse effect on Kalera’s brand, reputation and operating results.
Further, the growing use of social and digital media by Kalera, Kalera’s customers and third parties increases the speed and extent that information or misinformation and opinions can be shared. Negative publicity about Kalera, Kalera’s partners, any person associated with Kalera, including board members and key employees and/or Kalera’s products on social or digital media, or in general, could seriously damage Kalera’s brand and reputation. Brand value is based on perceptions of subjective qualities, and any incident that erodes the trust and loyalty of Kalera’s consumers, customers or distributors, including adverse publicity or a governmental investigation, litigation or regulatory enforcement action, could significantly reduce the value of Kalera’s brand and significantly damage its business. If Kalera does not achieve and maintain a favorable perception of its brand, its business, financial condition and results of operations could be adversely affected.
Kalera’s success, competitive position and future revenues will depend in part on its ability to further develop and protect its intellectual property and know-how.
Kalera’s intellectual property mainly relates to production processes and methods, plant nutrient mixture formulas, custom hardware, software code, and its trademarks. Our intellectual property forms the foundation of Kalera and drives the key elements of the business strategy. Any failure by Kalera in protecting its intellectual property rights adequately could result in its competitors offering similar products, potentially resulting in the loss of some of its competitive advantage and a decrease in its revenue which would adversely affect its business, prospects, financial condition, operating results and/or prospects. Kalera’s success depends, at least in part, on its ability to further develop and protect its intellectual property. Kalera relies on a combination of patents, trade secrets, including know-how, limiting access to key information, confidentiality provisions in agreements, confidentiality procedures and IT security to protect its intellectual property rights. Kalera cannot give any assurance that the measures implemented to protect intellectual property rights will give satisfactory protection, that its intellectual property rights can be successfully defended and asserted in the future or that third parties will not infringe upon or misappropriate any such rights. Adequate remedies may not be available in the event of an unauthorized use or disclosure of its production expertise or proprietary plant science. Intellectual property disputes and proceedings and infringement claims could be burdensome and may result in a significant distraction for management and significant expense. Whether or not measures to secure the intellectual property and other confidential information are successful, such information may still become known to existing or new competitors or be independently developed.
Kalera’s failure to process, obtain or maintain adequate protection of its intellectual property rights for any reason, may have a material adverse effect on Kalera’s business, results of operations, financial condition and/or prospects.

Where Kalera believes patent protection is not appropriate or obtainable, Kalera relies on trade secrets to protect some of its technology and proprietary information. However, trade secrets can be difficult to protect. The misappropriation or other activities that may compromise Kalera’s trade secrets may lead to a reduction or loss of its competitive advantages resulting from such trade secrets. Further, litigating a claim that a third party had misappropriated Kalera’s trade secrets would be expensive and time consuming, and the outcome may be unpredictable. Moreover, if Kalera’s competitors independently develop similar knowledge, methods and know-how, it will be difficult for Kalera to enforce its rights and its business could be harmed.
Further, Kalera may be required to make significant capital investments into the research and development of production methods, plant nutrient mixture formulas, custom hardware and software codes and other intellectual property as Kalera develops, improves and scales its processes, technologies and products, and failure to fund and make these investments, or underperformance of the technology funded by these investments, could severely impact Kalera’s business, financial condition, results of operations and prospects.
Kalera currently relies on a limited number of facilities for all of its operations.
As of the date of this prospectus, Kalera has five large-scale facilities in operation. Adverse changes or developments affecting any of these facilities could impair its ability to produce its products and fulfill its contractual obligations. Any shutdown or period of reduced production at a single facility, which may be caused by regulatory noncompliance or other issues, as well as other factors beyond its control, such as severe weather conditions, natural disaster, fire, power interruption, work stoppage, disease outbreaks or pandemics (such as COVID-19), equipment failure or delay in supply delivery, would significantly disrupt its ability to grow and deliver its produce in a timely manner, meet its contractual obligations and operate its business. As an example, Kalera’s Atlanta facility experienced intermittent faults on electrical components that drive the grow lights. The intermittent outages forced delays in shipments to new customers, which negatively impacted revenues in May, June, and July 2021.
The equipment in Kalera’s facilities is costly to replace or repair, and its equipment supply chains may be disrupted in connection with pandemics, such as COVID-19, trade wars or other factors. If any material amount of its machinery were damaged, it would be unable to predict when, if at all, Kalera could replace or repair such machinery or find suitable alterative machinery, which could adversely affect its business, financial condition, results of operations and prospects. Any insurance coverage that Kalera has acquired may not be sufficient to cover all of its potential losses and may not continue to be available to it on acceptable terms, or at all.
Kalera’s commercial success is dependent on its ability to enter into produce distribution agreements and other agreements with third parties.
Kalera’s large-scale production facilities generally serve customers within a 300-mile radius of the relevant facility. As Kalera continues its roll-out plan by building new facilities, Kalera may be dependent on entering into new produce distribution agreements with new customers located within the target radius or renegotiating existing produce distribution agreements to also cover such new areas. Should Kalera be unsuccessful in entering into new produce distribution agreements, this could in turn have a material adverse effect on its business, results of operations, financial condition and/or prospects.
Kalera uses a limited number of distributors and large retailers for the substantial majority of its sales, and if it experiences the loss of one or more of its distributors or large retailers and cannot replace them in a timely manner, Kalera’s results of operations may be adversely affected.
Many customers purchase Kalera’s products through food distributors which purchase, store, sell, and deliver its products to food service providers or retailers. Alternatively, some large retail customers may purchase products directly from Kalera. For the financial year ended December 31, 2021, Kalera’s largest customers in terms of their respective percentage of sales included the following: Publix Lakeland (20%), Publix Orlando (19%), Harvill’s Produce (12%) and Gordon Food Service (12%). For the foreseeable future, Kalera expects that most of its sales will be made through a core number of distributors or directly to a core number of large retailers. Kalera does not have short-term or long-term commitments or minimum purchase volumes in its contracts with the distributors or large retailers that ensure future sales of its products. If Kalera loses one or more of its significant distributors or large retailers and cannot replace the distributor or large retailer or do so in a timely manner, its business, results of operation and financial condition may be materially adversely affected.
Consolidation of customers or the loss of a significant customer could negatively impact Kalera’s sales and profitability.
Supermarkets in North America continue to consolidate. This consolidation has produced larger, more sophisticated organizations with increased negotiating and buying power that are able to resist price increases, as well as operate with lower inventories, decrease the number of brands that they carry and increase their emphasis on private label products, all of which could negatively impact Kalera’s business. The consolidation of retail customers also increases the risk that a significant adverse impact on their business could have a corresponding material adverse impact on Kalera’s business.
The loss of any large customer, the reduction of purchasing levels or the cancellation of any business from a large customer for an extended length of time could negatively impact Kalera’s sales and profitability. Furthermore, as retailers consolidate, they may reduce the number of branded products they offer in order to accommodate private label products and generate more competitive terms from branded suppliers. Consequently, Kalera’s financial results may fluctuate significantly from period to period based on the actions of one or more significant retailers. A retailer may take actions that affect Kalera for reasons that it cannot always anticipate or control, such as their financial condition, changes in their business strategy or operations, the introduction of competing products or the perceived quality of its products. Despite operating in different channels, Kalera’s retailers sometimes compete for the same consumers. Because of actual or perceived conflicts resulting from this competition, retailers may take actions that negatively affect Kalera.
Kalera may face difficulties as it expands its operations into geographical locations in which it has no prior operating experience.
Kalera’s growth strategy includes developing new vertical farming facilities and the expansion of its product lines.
Kalera’s newest facilities include those in Atlanta, Georgia, which began operations in March 2021, Houston, Texas, which began operations in October 2021, and Denver, which began operations in April 2022. Internationally, Kalera’s newest facility is in Kuwait, acquired through the &ever Acquisition, which began operations in March 2020 and continued ramp-up in October 2021 after Kuwait’s COVID-19 related international travel ban had been lifted. Any substantial delay in bringing these facilities up to full production on our current schedule may hinder Kalera’s ability to produce all of the estimated produce and/or achieve its expected financial performance. Even if Kalera’s new facilities are brought up to full production according to our current schedule, they may not provide all of the operational and financial benefits Kalera expects to receive.
Identifying, planning, developing, constructing and finishing new large-scale vertical farming facilities has required and will continue to require substantial time, efforts and resources. Kalera may be unsuccessful in identifying available sites that are conducive to its planned projects, and even if identified, Kalera may ultimately be unable to lease or purchase the land for any number of reasons. Additionally, if Kalera overestimates market demand and expands into new locations too quickly, Kalera may have significantly underutilized assets and may experience reduced profitability. If Kalera does not accurately align capacity at its facilities with demand, its business, financial condition and results of operations could be adversely affected. Kalera intends to further expand its footprint in order to enter into new markets, including new international locations. It may be difficult for Kalera to understand and accurately predict taste preferences and purchasing habits of consumers in these new geographic markets. It is costly to establish, develop and maintain wide ranging operations and develop and promote its brand in multiple markets. As Kalera expands its business into new locations, Kalera may encounter regulatory, legal, personnel, technological and other difficulties that increase its expenses and/or delay its ability to become profitable in such locations, which may have a material adverse effect on its business and brand.
A continued rollout of Kalera’s in-store grow towers and grow boxes is dependent on Kalera being able to reach agreements with new supermarket chains. Further, Kalera may spend time and resources developing facilities at the expense of other appropriate facilities, which may ultimately have been a better selection or more profitable location, or the project start date for new facilities may have to be postponed due to existing facilities and/or other operations and projects requiring more resources than originally estimated.
A key element of Kalera’s growth strategy depends on Kalera’s ability to develop, produce and market new products and improvements to its existing products that meet its standards for quality and appeal to consumer preferences. The success of Kalera’s innovation and product development efforts is affected by its ability to anticipate changes in consumer preferences, the technical capability of its innovation staff in developing and testing product prototypes, including complying with applicable governmental regulations, and the success of its management and sales and marketing teams in introducing and marketing new products. Failure to develop, produce and market new products that appeal to consumers may lead to a decrease in Kalera’s growth, sales and profitability. The development and introduction of new products requires substantial research, development and marketing expenditures, which Kalera may be unable to recoup if the new products do not gain widespread market acceptance. Kalera may invest in product opportunities that are not ultimately successful or profitable. If Kalera is unsuccessful in meeting its objectives with respect to new or improved products, its business could be harmed.
Kalera’s sales and operating results will be adversely affected if it fails to implement our growth strategy successfully or if it invests resources in a growth strategy that ultimately proves unsuccessful as Kalera expands its operations into new geographical locations.
Kalera may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, and as Kalera acquires companies or technologies in the future, they could prove difficult to integrate, disrupt Kalera’s core business, dilute stockholder value and adversely impact Kalera’s business and operating results and the value of your investment.
As part of Kalera’s business strategy, it regularly evaluates investments in, or acquisitions of, complementary businesses, joint ventures, services, products and technologies. Kalera acquired Vindara, Inc. (“Vindara”) and &ever in 2021. Kalera intends to continue to pursue complementary acquisitions in the future, expand its customer base and provide access to new markets and increase benefits of scale. Acquisitions involve certain known and unknown risks that could cause actual growth or operating results to differ from expectations. For example:
•Kalera may not be able to identify suitable acquisition candidates or to consummate acquisitions on acceptable terms;
•Kalera may pursue additional international acquisitions, which could pose more risks than domestic acquisitions;
•Kalera competes with others to acquire complementary products, technologies and businesses, which may result in decreased availability of, or increased price for, suitable acquisition candidates;
•Kalera may not be able to obtain the necessary financing, on favorable terms or at all, to finance any or all of its potential acquisitions;
•Kalera may ultimately fail to consummate an acquisition even if Kalera announces that it plans to acquire a technology, product or business; and
•acquired technologies, products or businesses may not perform as Kalera expects and Kalera may fail to realize anticipated revenue and profits.
In addition, Kalera’s acquisition strategy may divert management’s attention away from Kalera’s existing business, resulting in the loss of key customers or employees, and expose Kalera to unanticipated problems or legal liabilities, including responsibility as a successor for undisclosed or contingent liabilities of acquired businesses or assets.
If Kalera fails to conduct due diligence on its potential targets effectively, Kalera may, for example, not identify problems at target companies or fail to recognize incompatibilities or other obstacles to successful integration. Kalera’s inability to successfully integrate future acquisitions could impede Kalera from realizing all of the benefits of those acquisitions and could severely weaken its business operations. The integration process may disrupt

Kalera’s business and, if new technologies, products or businesses are not implemented effectively, may preclude the realization of the full benefits expected by Kalera, which could harm its results of operations. In addition, the overall integration of new technologies, products or businesses may result in unanticipated challenges, expenses, liabilities and competitive responses. The difficulties integrating an acquisition include, among other things:
•issues in integrating the target company’s technologies, products or businesses with ours;
•incompatibility of marketing and administration methods;
•maintaining employee morale and retaining key employees;
•integrating the cultures of both companies;
•preserving important strategic customer relationships;
•consolidating corporate and administrative infrastructures and eliminating duplicative operations; and
•coordinating and integrating geographically separate organizations.
In addition, even if the operations of an acquisition are integrated successfully, Kalera may not realize the full benefits of the acquisition, including the synergies, cost savings or growth opportunities that Kalera expects. These benefits may not be achieved within the anticipated time frame, or at all. Further, acquisitions may cause Kalera to:
•issue consideration shares or carry out share issues to fund the purchase price for the acquisition, both of which could dilute shareholders’ ownership percentages;
•use a substantial portion of available cash resources;
•increase its interest expense, leverage and debt service requirements if Kalera incurs additional debt to pay for an acquisition;
•assume liabilities for which it does not have indemnification from the former owners; further, indemnification obligations may be subject to dispute or concerns regarding the creditworthiness of the former owners;
•record goodwill and non-amortizable intangible assets that are subject to impairment testing and potential impairment charges;
•experience volatility in earnings due to changes in contingent consideration related to acquisition earn-out liability estimates;
•incur amortization expenses related to certain intangible assets;
•lose existing or potential contracts as a result of conflict of interest issues;
•become subject to adverse tax consequences or deferred compensation charges;
•incur large and immediate write-offs; or
•become subject to litigation.
Consumer satisfaction is important to Kalera’s success, and the lack thereof, may have a material effect on its financial performance.
The market in which Kalera operates is subject to changes in consumer preference, perception and spending habits. Kalera’s products are ultimately sold to consumers which may have different product criteria and expectations with regard to leafy greens, such as, but not limited to, cleanness, pesticide-free, non-GMO, locally grown, nutrient rich, quality in general and price. Failing to meet one or more of such criteria can reduce consumer satisfaction for Kalera’s products, and result in consumers not buying them. Unsatisfied consumers may further generate negative publicity and affect our reputation. Even if Kalera meets one or more of the aforementioned criteria, other factors could result in the consumers not buying our products, amongst others, consumer income and spending habits among consumers, concerns regarding vertical farming as opposed to traditional farming, consumers not being able to differentiate the quality of Kalera’s products from those of its competitors, competitors being able to market and advertise their products towards consumers better, Kalera not being successful in identifying trends in consumer preferences and growing or developing products that respond to such trends in a timely manner, shifts in the perceived value for Kalera products relative to alternatives or consumer confidence in and perception of the safety and quality of our products. Should consumers, for any reason, not buy Kalera’s products, this may impact the willingness of Kalera’s customers, which are predominantly distributors to the foodservice market segment and retailers, to continue to do business with Kalera, which in turn would have a material adverse effect on our business, results of operations, financial condition and/or prospects.
The failure of suppliers to perform their obligations, Kalera’s inability to replace or renew supply agreements when they expire, or disruptions in the supply chain could increase Kalera’s cost of goods sold, interrupt production, result in a loss of customers or damage to Kalera’s reputation, or otherwise adversely affect Kalera’s results of operations.
Aside from the raw materials used in our production process, Kalera’s facilities require certain other materials, such as LED grow lights and racks to be supplied on time and in the correct quantities in order to function properly. If Kalera is unable to secure agreements for the necessary amount of such supplies, if the terms of such agreements are not honored or if a supplier terminates an agreement, Kalera will be required to obtain alternate sources for the relevant materials. Kalera may not be able to obtain these materials in sufficient quantities, on economic terms, or in a timely manner, and Kalera may not be able to enter into long-term supply agreements on terms as favorable to it, if at all. A lack of availability of any such materials could limit Kalera’s production capabilities and prevent Kalera from fulfilling customer orders, and therefore harm its reputation as well as our business, results of operations, financial condition and/or prospects.
For example, Kalera has an arrangement with Signify pursuant to which Signify is the exclusive supplier for LED grow lights for Kalera’s farms. Any inability to maintain or renew this relationship on favorable terms, or at all, could have a material adverse effect on Kalera’s financial condition and results of operations.
In addition, Kalera screens suppliers for quality, if those suppliers are unable to fulfill orders on a timely basis or choose to terminate or otherwise breach contractual arrangements, Kalera may not be able to obtain products from alternate sources or in a timely manner. The loss of one or more significant suppliers or a supplier of certain key products, or a significant change in the business strategies of Kalera’s suppliers, could interrupt production.
Estimates of market opportunity and forecasts of market growth may prove to be inaccurate or not materialize, and even if the market in which Kalera competes achieves the forecasted growth, its business could fail to grow at similar rates, if at all.
According to IndexBox, the global market for lettuce and chicory has seen stable growth with a CAGR of 1.2% from 2007 to 2017, and is projected to continue its stable development, resulting in an increased market volume in the years to come. Projections, market opportunity estimates and estimates on future market growth, including those included in this prospectus are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate, particularly in light of the ongoing COVID-19 pandemic and the related economic impact. The variables that go into the calculation of expected market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of customers covered by these market opportunity estimates will purchase our products at all or generate any particular level of revenue for us. Any expansion in Kalera’s market depends on a number of factors, including the cost and perceived value associated with our products and those of Kalera’s competitors. Even if the market in which Kalera competes meets the size estimates and growth forecast, Kalera’s business could fail to grow at the rate anticipated, if at all. Kalera’s growth is subject to many factors, including success in implementing its business strategy, which is subject to many risks and uncertainties.

Failure to retain and motivate Kalera’s senior management may adversely affect its operations and growth prospects.
Kalera’s success relies upon the continued service of certain members of its senior management, particularly those with specialist scientific knowledge such as Dr. Cristian Toma, our Chief Science Officer and Co-Founder, and Dr. Jade Stinson, President and Co-Founder of Vindara. Such executives have been primarily responsible for determining the strategic direction of Kalera’s business and for executing its growth strategy and are integral to its brand, culture and the reputation Kalera enjoys with suppliers, distributors, customers and consumers. The loss of the services of any executives could have a material adverse effect on its business and prospects, as Kalera may not be able to find suitable individuals to replace them on a timely basis, if at all. In addition, any such departure could be viewed in a negative light by investors and analysts, which may cause the price of Kalera’s common stock to decline.
Kalera is reliant on key personnel and the ability to attract new, qualified personnel.
Kalera is highly dependent upon having a highly qualified team and is therefore reliant on key personnel and the ability to retain and attract new, qualified personnel, particularly those with experience in plant science and genetics. The loss of a key person might impede the achievement of Kalera’s development and commercial objectives. Competition for key personnel with the required competences and experience is intense, and the competition for such personnel is expected to continue to increase. Many of the companies that Kalera competes with for experienced employees have greater resources than Kalera and may be able to offer more attractive terms of employment. There is no assurance that Kalera will be able to recruit the required new key personnel in the future. Any failure to retain or attract such personnel could result in Kalera not being able to successfully implement its strategy, which could have a material and adverse effect on Kalera’s business, financial condition, results of operations, cash flows and/or prospects.
Ingredient, packaging and energy costs are volatile and may rise significantly, which may negatively impact the profitability of Kalera’s business.
Kalera purchases large quantities of raw materials, including seeds, nutrients and growing media. In addition, Kalera purchases and uses significant quantities of cardboard, film and plastic to package its products. Costs of ingredients and packaging are volatile and can fluctuate due to conditions that are difficult to predict, including global competition for resources, weather conditions, consumer demand and changes in governmental trade and agricultural programs. Volatility in the prices of raw materials and other supplies that Kalera purchases could increase its cost of sales and reduce our profitability. In addition, energy costs are one of the most significant elements in Kalera’s cost of goods sold because of the LED grow lights are used in its facilities, making Kalera vulnerable to any spikes in price and also to power outages. Without an energy supply our facilities can keep plants alive for a maximum of four (4) days, meaning that a prolonged disruption in the supply of energy would be devastating for Kalera’s produce. Kalera may not be able to implement price increases for its products to cover any increased costs, and any price increases Kalera does implement may result in lower sales volumes. If Kalera is not successful in managing its ingredient, packaging and energy costs, if Kalera is unable to increase our prices to cover increased costs or if such price increases reduce its sales volumes, then such increases in costs will adversely affect its business, financial condition, results of operations, cash flow and/or prospects.
Kalera faces risks inherent in the agriculture business, including the risks of diseases and pests.
Kalera produces lettuce and leafy greens inside controlled environment growing facilities. As such, Kalera is subject to the risks inherent in an agricultural business, such as insects, plant and seed diseases and similar agricultural risks, which may include crop losses. Although its grocery is grown in climate-controlled circumstances, there can be no assurance that natural elements will not have an effect on production. In particular, plant diseases, such as root rot, virus, or pest infestations, can destroy all or a significant portion of its produce and could eliminate or significantly reduce production at a growing facility.
Although Kalera uses cleanroom technologies and procedures to reduce the risks of diseases and pests, such risks may not be totally eliminated. In addition, diseases and pests can make their way into facilities from outside sources over which Kalera has limited or no control. Diseases and pests can be inadvertently brought in by employees, from seeds and vendors and from the trucks that transport supplies to the facilities. Once a disease or pest is introduced, Kalera will need to quickly identify the problem and take remedial action in order to preserve the growing season. Failure to identify and remediate any diseases or pests in a timely manner could cause the loss of all or a portion of Kalera’s crop and result in substantial time and resources to resume operations. Crop losses as a result of these agricultural risks could negatively impact Kalera’s business, prospects, financial condition, results of operations and cash flows.
The outbreak of COVID-19 may have significant negative effects on Kalera’s business.
Kalera’s performance is affected by the global economic conditions in the market in which it operates. The global economy has been experiencing a period of uncertainty since the outbreak of COVID-19, which was recognized as a pandemic by the World Health Organization in March 2020. The global outbreak of COVID-19, and the extraordinary health measures and restrictions on a local and global basis imposed by authorities across the world has, and may continue to cause, disruptions in Kalera’s value chain. Moreover, as a result of COVID-19, national authorities adopted several laws and regulations with immediate effect and which provide a legal basis for the government to implement measures in order to limit the contagion and the consequences of COVID-19. Companies have also taken precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses. To the extent that these restrictions remain in place, or are re-imposed, additional prevention and mitigation measures are implemented in the future, or there is uncertainty about the effectiveness of these or any other measures to contain or treat COVID-19, there is likely to be an adverse impact on global economic conditions and consumer confidence and spending, which could materially and adversely affect Kalera’s operations and demand for its products. There may also be significant reductions or volatility in consumer demand for Kalera’s products due to the temporary inability of consumers to purchase these products due to illness, quarantine or financial hardship, shifts in demand away from one or more of our products, decreased pantry-loading activity, any of which may negatively impact Kalera’s results, including as a result of an increased difficulty in planning for operations and future growing seasons.
Some of the consequences for Kalera, more specifically, have been:
•Some of Kalera’s key customers, such as US Foods, FreshPoint and Levy, are predominantly distributors to the foodservice industry customers, and sales through these channels have been negatively impacted by temporary shutdowns due to COVID-19. This reduced demand for Kalera’s products from these customers as the hospitality industry was forced to close for months and was not able to receive orders.
•COVID-19 has significantly impacted the foodservice industry in Central Florida and beyond resulting in lower production needs. As a consequence, Kalera had to slow down the ramp-up of its production from the large-scale facility in Orlando and reconfigure the facility to service the retail market. Since January 2021, sales from the Orlando facility have rapidly increased particularly driven by the recovery in Orlando’s food service market as the economy reopened after the COVID-19 shutdown.
•Kalera’s on-site HyCube installation supplying Marriott’s Orlando World Center resort has been affected due to a slow-down of hotel activities.
While Kalera is currently working on scaling up its operations, the COVID-19 crisis is continuously changing, and new laws and regulations that could directly, or indirectly, affect its operations may enter into force. The effects of the COVID-19 pandemic could in turn negatively affect its revenue and operations going forward, where the severity of the COVID-19 pandemic and the exact impacts for it are highly uncertain. The extent of COVID-19’s effect on Kalera’s operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on Kalera’s business. However, if the pandemic continues to persist as a severe worldwide health crisis, the disease could negatively impact Kalera’s business, financial condition results of operations and cash flows, and may also have the effect of heightening many of the other risks described in this “Risk Factors” section. In addition, similar risks to those described for COVID-19 may occur in case of a future outbreak of another pandemic or a similar global health threat.

Kalera relies on information technology systems and any inadequacy, failure, interruption or security breaches of those systems, including a cybersecurity incident or other technology disruptions, may harm its ability to effectively operate its business.
Kalera uses computers, software and technology in almost all critical parts of our business operations. Such use gives rise to cybersecurity risks, including security breaches, espionage, system disruption, theft and inadvertent release of information. Cybersecurity incidents are increasing in their frequency, sophistication and intensity, with third-party phishing and social engineering attacks in particular increasing in connection with the COVID-19 pandemic. Kalera’s business involves sensitive information and intellectual property, including technological know-how, private information about employees and financial and strategic information about it and its current and targeted business partners.
Kalera is dependent on various information technology systems, including, but not limited to, networks, applications and outsourced services in connection with the current and planned operation of its business. A failure of these information technology systems to perform as anticipated could cause Kalera’s business to suffer. For example, Kalera uses Cloud-based and IoT-based automation and “big data” analytics and AI for precise control of air and water quality, temperature and humidity, light, and nutrients in our operations. If this software does not perform as anticipated, Kalera’s equipment used in production may receive inadequate or erroneous information about the condition of the vegetables being grown, which may result in increased mitigation expenses, waste, additional labor expenses and partial or full loss of the produce.
While Kalera has implemented and updates its measures to prevent security breaches and cyber incidents, Kalera has experienced certain cyber incidents in the past and its preventative measures and incident response efforts are not a guarantee that cyber incidents or breaches will not occur in the future. The theft, destruction, loss, misappropriation or release of sensitive information or intellectual property, or interference with Kalera’s information technology systems or the technology systems of third parties on which Kalera relies, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of customers and distributors, potential liability and competitive disadvantage all of which could negatively impact Kalera’s business, financial condition, results of operations and/or prospects.
In addition, Kalera’s information technology systems may be vulnerable to damage or interruption from circumstances beyond our control, including fire, natural disasters, systems failures, viruses and security breaches. Any such damage or interruption could negatively impact Kalera’s business, financial condition, results of operations, cash flows, and/or prospects.
Conducting business internationally, and international geopolitical events and economic factors, create operational, financial and tax risks for Kalera’s business.
Kalera’s business plan includes operations in international markets, including North America, Europe the Middle East and South-East Asia, and the eventual expansion into other international markets. Conducting and launching operations on an international scale requires close coordination of activities across multiple jurisdictions and time zones and consumes significant management resources. If Kalera fails to coordinate and manage these activities effectively, its business, financial condition, prospects or results of operations could be adversely affected. International sales entail a variety of risks, including currency exchange fluctuations, challenges in staffing and managing foreign operations, tariffs and other trade barriers, unexpected changes in legislative or regulatory requirements of foreign countries into which Kalera sells its products and services, difficulties in obtaining export licenses or in overcoming other trade barriers, laws and business practices favoring local companies, political and economic instability, difficulties protecting or procuring intellectual property rights, and restrictions resulting in delivery delays and significant taxes or other burdens of complying with a variety of foreign laws.
Further, global geopolitical events and international conflicts, including the ongoing military conflict between Russia and Ukraine, as well as the economic sanctions implemented by the United States and other countries against Russia in response thereto, may negatively impact markets, increase energy and transportation costs, and cause weaker macro-economic conditions. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict between Russia and Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions, all of which could impact Kalera’s business, financial condition and results of operations.
In addition, the corporate structure of Kalera and its subsidiaries have entities in several jurisdictions such as Luxembourg, Ireland and the Cayman Islands. Conducting operations in international markets as described above, subject to tax risk. The expected tax treatment of Kalera and its subsidiaries relies on current tax laws and regulations, as well as certain tax treaties between the aforementioned different jurisdictions. As such, unexpected changes, interpretation, application or enforcement practice in respect of legislative or regulatory requirements of such tax laws in foreign countries in which Kalera or any of its subsidiaries is incorporated, tax resident and/or conducting operations and sales in, including but not limited to, changes in treatment of sales and results of operations earned in foreign and offshore jurisdictions, value added tax, cessation of tax treaties and recognition of tax law principles in other jurisdictions, as well as other changes in corporate tax law, may adversely affect Kalera’s business, financial conditions, prospects or result of operations.
Kalera’s management has limited experience in operating a public company and the requirements of being a public company may strain Kalera’s resources, divert management’s attention and affect the ability to attract and retain qualified board members and officers.
Kalera’s executive officers have limited experience in the management of a publicly traded company. Kalera’s management team may not successfully or effectively manage its transition to a U.S. public company that will be subject to significant regulatory oversight and reporting obligations under U.S. federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the combined company, which could harm Kalera’s business, prospects and results of operations. Kalera may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for the combined company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that the combined company will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods. Compliance with these rules and regulations will increase Kalera’s legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on Kalera’s systems and resources.
Risks related to Financing and Market Risk
Fluctuations in currency exchange rates and changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations may impact Kalera’s capital expenses and operational income.
Through the acquisition of &ever, Kalera has expanded its operations to beyond the United States to also include Germany, Kuwait and Singapore (large-scale facility under construction), and Kalera may also establish operations in additional countries. Hence, Kalera will earn revenues, pay expenses, own assets and incur liabilities in currencies other than the U.S. Dollar. Kalera’s consolidated financial statements are presented in U.S. Dollars, hence revenues, income and expenses, as well as assets and liabilities arising from any international operations must be converted into U.S. Dollars at exchange rates in effect during or at the end of each reporting period. Increases or decreases in the value of the U.S. Dollar against other currencies and changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations will accordingly affect Kalera’s operating revenues, operating income and the value of balance sheet items.
The Farm Credit Loan and Security Agreement imposes significant operating and financial restrictions, which may have a material adverse effect on Kalera’s business.
The loan and security agreement dated April 14, 2022, by and among Kalera, Inc., (a wholly owned subsidiary of Kalera SA), as borrower, the guarantors party thereto from time to time, and Farm Credit of Central Florida,

ACA, as lender (the “Farm Credit Loan and Security Agreement”), imposes significant operating and financial restrictions, including, but not limited to:
•incurring additional debt;
•making investments;
•merging, dissolving, liquidating or consolidating, or selling, transferring, licensing, leasing or disposing of all or substantially all of our assets;
•making dividends and distributions;
•entering into transactions with affiliates;
•selling, transferring, licensing, leasing or disposing of certain assets;
•engaging in any material line of business substantially different from those lines of business conducted by us on the date of the Farm Credit Loan and Security Agreement;
•agreeing to certain restrictions on the ability of subsidiaries to make payments to our company, to transfer property to our company, to guarantee our indebtedness or to become a loan party under the Farm Credit Loan and Security Agreement;
•agreeing to certain restrictions on the ability to create liens; and
•creating liens or using assets as security in other transactions.
As a result of such agreement, Kalera is limited as to how it may conduct business and accordingly, such agreement may result in a material adverse effect on Kalera’s financial condition and results of operations. Kalera or its subsidiaries may enter into additional agreements which may include similar restrictions as those referenced above. The terms of any future indebtedness could include more restrictive covenants. There can be no assurance that Kalera will be able to maintain compliance with these covenants or the debt service obligations associated with its indebtedness, and, if it fails to do so, there can be no assurances that it will be able to obtain waivers from the applicable lenders or investors and/or amend any of these arrangements. Moreover, the obligations under the Farm Credit Loan and Security Agreement are secured and the lender thereunder will have a claim against the assets securing the related debt obligations of Kalera, Inc. that will have priority to claims of Kalera equity securityholders generally. Additionally, the Farm Credit Loan and Security Agreement is required to be guaranteed by certain subsidiaries of Kalera (excluding Kalera Real Estate Holdings, LLC), effectively providing for claims against such subsidiaries which are structurally senior to Kalera equity securityholders generally. Future financing arrangements will likely have similar guarantee, collateral and other restrictive terms that may have a material adverse impact on the value of Kalera’s securities.
For more information see “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Farm Credit Loan and Security Agreement.”
The terms of the Secured Convertible Bridge Promissory Note may have a negative impact on Kalera’s business and the value of Kalera’s securities and may result in substantial dilution to Kalera’s equity securityholders.
On March 4, 2022, Kalera SA entered into the Secured Convertible Bridge Promissory Note. The agreement provides for certain terms which may have a negative impact on Kalera’s business. Obligations under such agreement mature within one year of the applicable drawdown date and carry a 10% pre-payment premium, if the pre-payment is effected prior to the consummation of the Business Combination.
The obligations under the Secured Convertible Bridge Promissory Note are secured and the creditors thereunder will have a claim against the assets securing the related debt obligations that will have priority to claims of Kalera equity securityholders generally. Additionally, the Secured Convertible Bridge Promissory Note is guaranteed by certain subsidiaries of Kalera, effectively providing for claims against such subsidiaries which are structurally senior to Kalera equity securityholders generally.
The Secured Convertible Bridge Promissory Note is convertible into Kalera ordinary shares, subject to certain terms and conditions, which may result in dilution to Kalera equity securityholders.
For more information, please see “Certain Relationships and Related Person Transactions-Kalera Related Person Transactions-Secured Convertible Bridge Promissory Note” for more information.
Risks Relating to Finance and Accounting
Agrico has identified a material weakness in its internal control over financial reporting. This material weakness could continue to adversely affect Agrico’s and/or Kalera’s ability to report results of operations and financial condition accurately and in a timely manner.
Agrico is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. Agrico’s management is likewise required to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.
On November 15, 2021, the audit committee of the board of directors of Agrico concluded, after discussion with Agrico’s management, that Agrico’s audited balance sheet as of July 12, 2021 filed as Exhibit 99.1 to the Agrico’s Current Report on Form 8-K filed with the SEC on July 21, 2021, should no longer be relied upon due to the restatement of Agrico Class A ordinary shares as temporary equity.
Agrico’s Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of Agrico’s disclosure controls and procedures. Based upon their re-evaluation, Agrico’s Chief Executive Officer and Chief Financial Officer concluded that Agrico’s disclosure controls and procedures were not effective during the period of time the error described above persisted, due to a material weakness in internal controls over financial reporting in analyzing complex financial instruments. In light of this material weakness, Agrico performed additional analysis as deemed necessary to ensure that Agrico’s unaudited interim financial statements were prepared in accordance with U.S. generally accepted accounting principles. Agrico reflected the restatements in Note 2 of the financial statements included in Agrico’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, filed with the SEC on November 15, 2021.
Any failure to maintain internal controls could adversely impact Agrico’s and/or Kalera’s ability to report its financial position and results of operations on a timely and accurate basis. If Agrico’s and/or Kalera’s financial statements are not accurate, investors may not have a complete understanding of its operations. Likewise, if Agrico’s and/or Kalera’s financial statements are not filed on a timely basis, Agrico and/or Kalera could be subject to sanctions or investigations by the stock exchange on which its securities are listed, the SEC or other regulatory authorities. In either case, there could result a material adverse effect on Agrico’s and/or Kalera’s business. Ineffective internal controls could also cause investors to lose confidence in reported financial information, which could have a negative effect on the trading price of Agrico and/or Kalera’s securities.
There can be no assurance that the measures Agrico has taken and plans to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if Agrico and/or Kalera is successful in strengthening its controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of financial statements.
Kalera has identified a material weakness in its internal control over financial reporting and may identify additional material weaknesses in the future or fail to maintain an effective system of internal control over financial reporting, which may result in material misstatements of the Kalera consolidated financial statements or cause Kalera to fail to meet its periodic reporting obligations.
As a private limited liability company incorporated in Norway, Kalera has not been required to document and test its internal controls over financial reporting, nor has management been required to certify the effectiveness of its internal controls, and its auditors have not been required to opine on the effectiveness of its internal control over financial reporting. Similarly, Kalera has not been subject to the SEC’s internal control reporting requirements. Following the Business Combination, Kalera became subject to the requirement for management to certify the effectiveness of its internal controls and, in due course, will become subject to the requirement with respect to auditor attestation on internal control effectiveness.
In connection with the audit of Kalera’s consolidated financial statements as of and for the year ended December 31, 2021, Kalera and its independent registered public accounting firm identified a material weakness in Kalera’s internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
The material weakness that Kalera and its independent registered public accounting firm identified, occurred because Kalera relied upon third party experts related to the annual calculation of its tax provisions due to global acquisitions with complex tax structures. Due to inadequate procedures resulting from the loss of key accounting personnel at year end, timely reviews were not completed to ensure an appropriate level of precision in such calculations and overall financial statement presentation disclosures.
Management, with oversight from the Audit Committee and Board of Directors is in the process of implementing a remediation plan for this material weakness, including, among other things, hiring additional tax accounting and financial reporting personnel and implementing process level and management review controls to ensure the income tax provision calculations and overall financial statement presentation disclosures are complete and accurate and to identify and address emerging risks.
There can be no assurance that Kalera’s efforts will remediate this deficiency in internal control over financial reporting or that additional material weaknesses in Kalera’s internal control over financial reporting will not be identified in the future. Kalera’s failure to implement and maintain effective internal control over financial reporting could result in errors in its or Kalera’s consolidated financial statements that could result in a restatement of Kalera and/or Kalera’s financial statements, may subject Kalera and/or Kalera to litigation and investigations, and could cause Kalera and/or Kalera to fail to meet our reporting obligations, any of which could diminish investor confidence in Kalera and/or Kalera, cause a decline in the price of Kalera’s common stock and limit Kalera’s ability to access capital markets.
If Kalera discovers a material weakness in its internal control over financial reporting or otherwise fails to maintain effective internal control over financial reporting, Kalera’s ability to report its financial results on a timely and accurate basis and the market price of its ordinary shares may be adversely affected.
The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things that Kalera evaluate the effectiveness of its internal control over financial reporting and disclosure controls and procedures. Prior to the completion of the Business Combination, Kalera was a company not subject to the Sarbanes-Oxley Act and did not have the necessary business processes and related internal controls formally designed and implemented, coupled with the appropriate resources with the appropriate level of experience and technical expertise, to oversee Kalera’s business processes and controls. To comply with the Sarbanes-Oxley Act, Kalera may incur substantial cost, expend significant management time on compliance-related issues and hire additional accounting, financial and internal audit staff with appropriate public company experience and technical accounting knowledge. Moreover, if Kalera is not able to comply with the requirements of the Sarbanes-Oxley Act in a timely manner or if Kalera or its independent registered public accounting firm identify deficiencies in Kalera’s internal control over financial reporting that are deemed to be material weaknesses, Kalera could be subject to sanctions or investigations by the stock exchange on which its securities are listed, the SEC or other regulatory authorities, which would require additional financial and management resources. Any failure to maintain effective disclosure controls and procedures or internal control over financial reporting could have a material adverse effect on Kalera’s business, prospects and operating results, and cause a decline in the price of Kalera’s securities.
If Kalera is unable to establish and maintain an effective internal control environment, and build its finance infrastructure, investors may lose confidence in the accuracy of Kalera’s financial reports.
As a U.S. public company, Kalera will operate in an increasingly demanding regulatory environment, which requires it to comply with the Sarbanes-Oxley Act, the regulations of Nasdaq, the rules and regulations of the SEC, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for Kalera to produce reliable financial reports and are important to help prevent financial fraud. Commencing with its fiscal year ending the year in which the Business Combination was completed, Kalera must perform system and process evaluation and testing of its internal controls over financial reporting to allow management to report on the effectiveness of its internal controls over financial reporting in its Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. Prior to Closing of the Business Combination, Kalera had never been required to test its internal controls within a specified period and, as a result, it may experience difficulty in meeting these reporting requirements in a timely manner.
Kalera anticipates that the process of building its accounting and financial functions and infrastructure will require significant additional professional fees, internal costs and management efforts. Kalera expects that it will need to implement a new internal system to combine and streamline the management of its financial, accounting, human resources and other functions. However, such a system would likely require Kalera to complete many processes and procedures for the effective use of the system or to run its business using the system, which may result in substantial costs. Any disruptions or difficulties in implementing or using such a system could adversely affect Kalera’s controls and harm its business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention. In addition, Kalera may discover additional weaknesses in its system of internal financial and accounting controls and procedures that could result in a material misstatement of its financial statements. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.
Kalera may fail to establish and maintain effective internal control over financial reporting, in which case Kalera’s internal control over financial reporting may not prevent or detect all errors and all fraud. Kalera also may not be able to detect errors and fraud on a timely basis and its financial statements may be materially misstated. Although, the process of identifying the resources that Kalera will need to ensure the establishment and maintenance of effective internal controls for its current business has begun, there is no guarantee that such assessment will be accurate and post-Closing of the Business Combination, the complexity of Kalera’s business is likely to increase as it implements its business strategy and its business grows, and such increase in complexity will increase the difficulty of maintaining effective internal controls. If Kalera fails to establish and maintain effective internal control over financial reporting, its business and results of operations could be harmed, and investors may lose confidence in the accuracy and completeness of its financial reports, which could cause the price of its securities to decline. In addition, Kalera could become subject to investigations by Nasdaq, the SEC or other regulatory authorities, which could require additional management attention and which could adversely affect Kalera’s business.
The market price of Kalera’s securities may be volatile and fluctuate substantially, which could result in substantial losses for Kalera’s investors and may subject Kalera to securities litigation suits.
Fluctuations in the price of Kalera’s securities could contribute to the loss of all or part of your investment. The trading price of Kalera’s securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Kalera’s control. Any of the factors listed below could have a material adverse effect on your investment in Kalera’s securities and Kalera’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Kalera’s securities may not recover and may experience a further decline.

In addition to the other risks described in this “Risk Factors” section, the following factors could also cause Kalera’s financial condition and results of operations to fluctuate on a quarterly basis:
•actual or anticipated fluctuations in Kalera’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;
•changes in the market’s expectations about Kalera’s operating results;
•success of competitors;
•Kalera’s operating results failing to meet the expectation of securities analysts or investors in a particular period;
•changes in financial estimates and recommendations by securities analysts concerning Kalera or the vertical farming or agriculture industry in general;
•operating and share price performance of other companies that investors deem comparable to Kalera;
•Kalera’s ability to bring its products and technologies to market on a timely basis, or at all;
•changes in laws and regulations affecting Kalera’s business;
•Kalera’s ability to meet compliance requirements;
•commencement of, or involvement in, litigation involving Kalera;
•changes in Kalera’s capital structure, such as future issuances of securities or the incurrence of additional debt;
•the volume of Kalera’s shares available for public sale;
•any major change in the Kalera board of directors or management;
•amounts of Kalera’s shares by Kalera’s directors, executive officers or significant shareholders or the perception that such sales could occur; and
•general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations, pandemic such as COVID-19 and acts of war or terrorism.
Fluctuations in Kalera’s operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, its revenue, key operating metrics and other operating results in future quarters may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of Kalera’s securities.
Kalera’s ability to utilize its U.S. federal net operating loss and tax credit carryforwards may be limited under Sections 382 and 383 of the Code
The limitations apply if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three-year period. If Kalera has experienced an ownership change at any time since its incorporation, it may already be subject to limitations on its ability to utilize its existing U.S. federal income tax net operating losses and other tax attributes to offset taxable income. In addition, future changes in Kalera’s stock ownership, which may be outside of its control, may trigger an ownership change and, consequently, Section 382 and 383 limitations. Similar provisions of state tax law may also apply to limit Kalera’s use of accumulated state tax attributes. As a result, if we earn net taxable income, Kalera’s ability to use its pre-change net operating loss carryforwards and other tax attributes to offset such taxable income may be subject to limitations, which could potentially result in increased future income tax liability to Kalera.
Risks Relating to Share Ownership
The grant and future exercise of registration rights may adversely affect the market price of ordinary shares of Kalera upon consummation of the Business Combination.
Pursuant to the Amended and Restated Registration Rights Agreement, described elsewhere in this prospectus, Agrico’s Sponsor, certain Kalera shareholders and certain other shareholders party thereto can demand that Kalera register their registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that Kalera undertakes. The registration of these securities will permit the public resale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Kalera Ordinary Shares post-Business Combination.
For more information, please see “Description of Kalera Securities-Amended and Restated Registration Rights Agreement”
Sales of a substantial number of Kalera’s securities following the Business Combination could adversely affect the market price of its securities.
1,796,875 Kalera Ordinary Shares and 6,171,875 Kalera Warrants held by the Sponsor are subject to a lock up restriction beginning on the First Closing Date and ending on the date that is the earliest of (A) one year after the completion of the Second Closing Date and (B) the date on which (1) the closing price of the Kalera Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30)-trading day period commencing at least one-hundred and fifty (150) days after the Second Closing or (2) the per share price implied in a change of control transaction is greater than or equal to $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like). After the lock-up period expires, these securities will become eligible for future sale in the public market. Sales of a significant number of these securities in the public market, or the perception that such sales could occur, could reduce the market price of securities.
The issuance of the CVR Shares could materially dilute Kalera Shareholders
As additional consideration for the Second Merger and the Company Capital Reduction certain Kalera security holders received the CVRs. Each CVR represents a contingent right to receive additional Kalera Ordinary Shares, issuable upon the achievement of certain milestones, including: (i) Kalera Ordinary Shares trading at or over a market price of $12.50; and (ii) Kalera Ordinary Shares trading at or over a market price of $15.00, in each case, for 20 trading days within a 30 trading-day period, based on volume-weighted average trading prices. The amount of shares issuable to each CVR holder for the achievement of each milestone is, in each case, a pro rata portion of an amount of Kalera Ordinary Shares equivalent to approximately 5% of the amount of Kalera SA Shares outstanding as of immediately following the Kalera Capital Reduction on a fully diluted basis. If the CVR Shares are issued, the ownership of Kalera Shareholders will be diluted. The foregoing description of the CVRs is not complete and is qualified in its entirety by reference to the Business Combination Agreement and the form of CVR Agreement annexed thereto.
The price of Kalera’s securities in the public market may fluctuate significantly and could result in investors’ losing all or a part of their investment.
The trading volume and price of Kalera’s securities may fluctuate significantly in response to a number of factors beyond Kalera’s control, including but not limited to:
•actual or anticipated fluctuations in Kalera’s revenue, financial condition and operating results, including fluctuations in Kalera’s quarterly and annual results;

•announcements of innovations by Kalera or Kalera’s competitors;
•overall conditions in Kalera’s industry and the markets in which Kalera operates;
•market conditions or trends in the food sales industry or in the economy as a whole;
•addition or loss of significant customers or other developments with respect to significant customers;
•adverse developments concerning Kalera’s suppliers;
•changes in laws or regulations applicable to Kalera’s products and changes in the regulatory environment in which Kalera operates;
•Kalera’s ability to effectively manage its growth;
•announcements by Kalera or Kalera’s competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•changes in management and additions or departures of key personnel;
•negative publicity or announcements, including those relating to any of Kalera’s substantial shareholders or key personnel, whether or not justifiable, including involvement in insolvency proceedings and failed attempts in takeovers or joint ventures;
•competition from existing products or new products that may emerge;
•fluctuations in the valuation of companies perceived by investors to be comparable to Kalera;
•litigation or regulatory matters;
•changes in tax laws;
•announcement or expectation of additional financing efforts;
•Kalera’s cash position;
•share price and volume fluctuations attributable to inconsistent trading volume levels of the shares;
•the expiration of contractual lock-up agreements with directors and certain members of management;
•changes in accounting practices;
•effectiveness of Kalera’s internal controls; and
•other events or factors, many of which are beyond Kalera’s control and other unforeseen events and liabilities.
Furthermore, stock markets experience price fluctuations that affect market prices of equity securities of many companies, including early stage growth companies. These fluctuations may or may not be related to the direct operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes, tariffs or international currency fluctuations, may negatively impact the market price of Kalera’s securities.
No assurance can be given that an active and liquid trading market for Kalera’s securities will develop or be maintained. The market value of Kalera’s securities could be substantially affected by the extent to which a strong secondary market develops for Kalera’s securities.

Kalera may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.
If Kalera is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this registration statement captioned “Certain Material U.S. Tax Consequences”) of Kalera securities, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Based on the current and anticipated composition of the income, assets and operations of Kalera and its subsidiaries, it is not expected that Kalera will be a PFIC for U.S. federal income tax purposes for the current taxable year or in foreseeable future taxable years. However, this is a factual determination that depends on, among other things, the composition of Kalera’s income and assets, and the market value of its shares and assets, including the composition of income and assets and the market value of shares and assets of its subsidiaries, from time to time. Kalera’s actual PFIC status for its current taxable year or any future taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurances with respect to Kalera’s status as a PFIC for its current taxable year or any subsequent taxable year. U.S. Holders are urged to consult their own tax advisors regarding the possible application of the PFIC rules to holders of Kalera securities. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see “Certain Material U.S. Tax Consequences-U.S. Federal Income Tax Considerations of Owning Kalera Ordinary Shares and Warrants-Passive Foreign Investment Company Considerations.”
The IRS may not agree that Kalera should be treated as a non-U.S. corporation for U.S. federal income tax purposes.
Under current U.S. federal income tax law, a corporation generally will be considered to be a U.S. corporation for U.S. federal income tax purposes if it is created or organized in the United States or under the law of the United States or of any State. Accordingly, under generally applicable U.S. federal income tax rules, Kalera, which is incorporated and treated as a tax resident in Ireland, would generally be classified as a non-U.S. corporation for U.S. federal income tax purposes. Section 7874 of Code and the Treasury regulations promulgated thereunder, however, contain specific rules that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that Kalera is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code and the Treasury regulations promulgated thereunder, Kalera would be liable for U.S. federal income tax on its income in the same manner as any other U.S. corporation and certain distributions made by Kalera to holders of Kalera Ordianry Shares who are not U.S. Holders may be subject to U.S. withholding tax.
Based on the terms of the Business Combination and certain factual assumptions, Kalera does not currently expect that it should be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code after the Business Combination. However, the application of Section 7874 of the Code is complex, subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. Treasury regulations with possible retroactive effect) and subject to certain factual uncertainties Accordingly, there can be no assurance that the IRS will not challenge the status of Kalera as a non-U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code or that such challenge would not be sustained by a court.
If the IRS were to successfully challenge under Section 7874 of the Code Kalera’s status as a non U.S. corporation for U.S. federal income tax purposes, Kalera and certain Kalera shareholders may be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Kalera and the application of U.S. withholding taxes on dividends paid on Kalera shares to non-U.S. shareholders, subject to reduction under an applicable income tax treaty.
Investors should consult their own tax advisors regarding the application of Section 7874 of the Code to the Business Combination and the tax consequences to Kalera and its shareholders if the classification of Kalera as a non-U.S. corporation is not respected.

Concentration of ownership among Kalera’s existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.
Following the Business Combination, Kalera’s directors and executive officers and their affiliates as a group own approximately 28.8% of Kalera outstanding ordinary shares. As a result, these shareholders are able to exercise a significant level of influence over all matters requiring shareholder approval, including the election of directors, any amendment of the amended and restated articles of association and approval of significant corporate transactions. This influence could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.
Kalera qualifies as an “emerging growth company” and benefits from reduced disclosure requirements. Kalera cannot be certain if such reduced disclosure requirements will make its ordinary shares less attractive to investors and make it more difficult to compare Kalera’s performance with other public companies.
Kalera qualifies as an “emerging growth company,” as defined in the JOBS Act, and intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Kalera may take advantage of these exemptions for so long as it is an “emerging growth company,” which is until the earliest of (i) the last day of the fiscal year in which the market value of Kalera Ordinary Shares that are held by non-affiliates equals or exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Agrico’s Units in the Agrico IPO. Kalera cannot predict if investors will find its ordinary shares less attractive because it will rely on these exemptions. If some investors find Kalera Ordinary Shares less attractive as a result, there may be a less active trading market for Kalera Ordinary Shares and its stock price may be more volatile.
As an “emerging growth company”, Kalera will elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows Kalera to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, Kalera’s financial statements may not be comparable to companies that comply with public company effective dates.
Kalera does not expect to declare any dividends in the foreseeable future.
Kalera does not anticipate declaring any cash dividends to holders of its common equity in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future economic gains on their investment.
There is no guarantee that Kalera Warrants will be in-the-money at the time they become exercisable, and they may expire worthless.
The exercise price for the Kalera Warrants is $11.50 per Kalera Ordinary Share. There is no guarantee that any of the Kalera Warrants will be in-the-money following the time they become exercisable and prior to their expiration, and as such, the Kalera Warrants may expire worthless.
Kalera may redeem the unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless, and exercise of a significant number of the warrants could adversely affect the market price of Kalera Ordinary Shares.
Kalera will have the ability to redeem outstanding Kalera Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of Kalera

Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on each of twenty (20) trading days within any thirty (30) trading day period commencing after the Kalera Warrants become exercisable and ending on the third (3rd) trading day prior to the date on which notice of redemption is given and provided that there is an effective registration statement covering Kalera Ordinary Shares issuable upon exercise of the Kalera Warrants. If and when the warrants become redeemable by Kalera, Kalera may not exercise the redemption right if the issuance of the Kalera Ordinary Shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or Kalera is unable to effect such registration or qualification. Redemption of the outstanding Kalera Warrants could force you to: (i) exercise your Kalera Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Kalera Warrants at the then-current market price when you might otherwise wish to hold your Kalera Warrants or (iii) accept the nominal Redemption Price which, at the time the outstanding Kalera Warrants are called for redemption, is likely to be substantially less than the market value of your Kalera Warrants. Additionally, if a significant number of Kalera Warrant holders exercise their Kalera Warrants instead of accepting the nominal Redemption Price, the issuance of these shares would dilute other equity holders, which could reduce the market price of the Kalera Ordinary Shares.
Risks Relating to Legal and Regulatory Compliance
Kalera’s operations are subject to FDA, FTC, USDA, EPA and OSHA governmental regulation and state regulation and Kalera is exposed to risks related to regulatory processes and changes in regulatory environment, including, but not limited to the Produce Safety Rule, GMPs and the Preventative Controls Rule.
The manufacture and marketing of food products is highly regulated in the United States, and Kalera is subject to a variety of laws and regulations. These laws and regulations apply to many aspects of its business, including the manufacture, packaging, labeling, distribution, advertising, sale, quality, and safety of its products, as well as the health and safety of its employees and the protection of the environment. Following the acquisition of &ever, Kalera is also subject to laws and regulations in international jurisdictions, including, but not necessarily limited to, Germany, Kuwait and Singapore.
In the United States, Kalera is subject to regulation by various government agencies, including the U.S. Food and Drug Administration (“FDA”), the Federal Trade Commission (“FTC”), the Occupational Safety and Health Administration (“OSHA”), the Environmental Protection Agency (“EPA”), and U.S. Department of Agriculture (“USDA”), as well as various state and local agencies. Further, regulations outside the United States, Germany, Kuwait and Singapore by various international regulatory bodies could also apply in the future as Kalera, under its current roll-out plan, is seeking to establish its business internationally. In addition, Kalera could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act, or FCPA, and similar worldwide anti-bribery laws, which generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials or other third parties for the purpose of obtaining or retaining business. While Kalera has policies that mandate compliance with these anti-bribery laws, its internal control policies and procedures may not protect it from reckless or criminal acts committed by its employees or agents. Violations of these laws, or allegations of such violations, could disrupt its business and result in a material adverse effect on our results of operations, cash flows and financial condition.
In addition, depending on customer specification, Kalera may be subject to certain voluntary, third-party standards, such as Global Food Safety Initiative, or GFSI, standards and review by voluntary organizations, such as the Council of Better Business Bureaus’ National Advertising Division. Kalera could incur costs, including fines, penalties and third-party claims, because of any violations of, or liabilities under, such requirements, including any competitor or consumer challenges relating to compliance with such requirements. The loss of third-party accreditation could result in lost sales and customers, and may adversely affect Kalera’s business, results of operation, and financial condition. In connection with the marketing and advertisement of our products, Kalera could be the target of claims relating to false or deceptive advertising, including under the auspices of the FTC and the consumer protection statutes of some states.
The regulatory environment in which we operate could change significantly and adversely in the future. Any change in manufacturing, labeling or packaging requirements for our products may lead to an increase in costs or interruptions in production, either of which could adversely affect our operations and financial condition. New or revised government laws and regulations could result in additional compliance costs, mandate significant and costly changes to the way Kalera implements its products, and threaten its ability to serve certain markets, and, in the event of non-compliance, civil remedies, including fines, injunctions, withdrawals, recalls, or seizures and confiscations, warning letters, restrictions on the marketing or manufacturing of products, or refusals to permit the import or export of products, as well as potential criminal sanctions, any of which may adversely affect its business, results of operations, cash flows, financial condition, operating revenue, profitability and/or prospects.
Food safety and foodborne illness incidents or advertising or product mislabeling may materially adversely affect Kalera’s business by exposing it to lawsuits, product recalls, or regulatory enforcement actions, increasing its operating costs and reducing demand for Kalera’s product offerings.
Selling food for human consumption involves inherent legal and other risks, and there is increasing governmental scrutiny of and public awareness regarding food safety. Unexpected side effects, illness, injury or death related to allergens, foodborne illnesses or other food safety incidents caused by products that Kalera sells could result in the discontinuance of sales of these products, or otherwise result in increased operating costs, regulatory enforcement actions, or harm to its reputation. Shipment of adulterated or misbranded products, even if inadvertent, can result in criminal or civil liability. Such incidents could also expose Kalera to product liability, negligence, or other lawsuits, including consumer class action lawsuits. Any claims brought against Kalera may exceed or be outside the scope of our existing or future insurance policy coverage or limits. Any judgment against Kalera that is more than its policy limits or not covered by its policies or not subject to insurance would have to be paid from its cash reserves, which would reduce its capital resources.
The occurrence of foodborne illnesses or other food safety incidents could also adversely affect the price and availability of affected raw materials, resulting in higher costs, disruptions in supply and a reduction in sales. Furthermore, any instances of food contamination or regulatory noncompliance, whether or not caused by its actions, could compel Kalera or its customers, depending on the circumstances, to conduct a recall in accordance with FDA regulations, and comparable state laws. Food recalls could result in significant losses due to their costs, the destruction of product inventory, lost sales due to the unavailability of the product for a period of time and potential loss of existing distributors or customers and a potential negative impact on our ability to attract new customers due to negative consumer experiences or because of an adverse impact on our brand and reputation. The costs of a recall could be outside the scope of its existing or future insurance policy coverage or limits.
In addition, food companies have been subject to targeted, large-scale tampering as well as to opportunistic, individual product tampering, and we, like any food company, could be a target for product tampering. Forms of tampering could include the introduction of foreign material, chemical contaminants, and pathogenic organisms into consumer products as well as product substitution. FDA regulations require businesses like ours to analyze, prepare, and implement mitigation strategies specifically to address tampering designed to inflict widespread public health harm. If Kalera does not adequately address the possibility, or any actual instance, of product tampering, Kalera could face possible seizure or recall of its products, suspension of its facilities’ registrations, and/or the imposition of civil or criminal sanctions, which could materially adversely affect its business, financial condition, cash flows, operating results and/or prospects.
Litigation or legal proceedings could expose Kalera to significant liabilities and have a negative impact on its reputation or business.
Kalera may become subject to claims, litigation, disputes and other legal proceedings from time to time. Kalera evaluates these claims, litigation, disputes and other legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, Kalera may establish reserves, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from our assessments and estimates.
Under the terms of the engagement letter executed between BofA Securities and Kalera, Kalera agreed to indemnify and hold harmless BofA Securities and its officers, directors, employees and agents from and against any losses and claims arising in any manner out of or in connection with the services that BofA Securities provided to Kalera thereunder. Accordingly, if any claims, litigation, disputes or other legal proceedings are brought by third parties against BofA Securities in relation to the services it provided to Kalera, Kalera will be liable to pay for or reimburse BofA Securities for the losses and costs it incurs unless the losses and costs are finally judicially determined to have resulted from the gross negligence or willful misconduct of BofA or its officers, directors, employees and agents.
Even when not merited or whether or not Kalera ultimately prevails, the defense of these lawsuits may divert management’s attention, and Kalera may incur significant expenses in defending these lawsuits. The results of litigation and other legal proceedings are inherently uncertain, and adverse judgments or settlements in some of these legal disputes may result in adverse monetary damages, penalties or injunctive relief against Kalera, which could negatively impact its financial position, cash flows or results of operations. An unfavorable outcome of any legal dispute could imply that Kalera becomes liable for damages or will have to modify its business model. Further, any product liability or negligence claim against Kalera in US courts may, if successful, result in damages being awarded that contain punitive elements and therefore may significantly exceed the loss or damage suffered by the successful claimant. Any claims or litigation, even if fully indemnified or insured, could damage our reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future. A settlement or an unfavorable outcome in a legal dispute could have an adverse effect on Kalera’s business, financial condition, results of operations, cash flows, time to market and/or prospects.
Furthermore, while Kalera maintains insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. Even if Kalera believes a claim is covered by insurance, insurers may dispute its entitlement to recovery for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of our recovery.
Kalera is subject to stringent environmental regulation and could therefore become subject to environmental litigation, proceedings, and investigations.
Kalera’s past and present business operations and ownership/leasing and operation of real property are subject to stringent federal, state, and local environmental laws and regulations pertaining to the discharge of materials into the environment, and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment. Compliance with these laws and regulations, and the ability to comply with any modifications to these laws and regulations, is material to Kalera’s business. New matters or sites may be identified in the future that will require additional investigation, assessment, or expenditures. Future discovery of contamination of property underlying or in the vicinity of our present properties or facilities could require us to incur additional expenses. The occurrence of any of these events, the implementation of new laws and regulations, or stricter interpretation of existing laws or regulations, could adversely affect its business, financial condition, results of operations, cash flows, time to market and/or prospects.
Changes in tax laws may materially adversely affect Kalera’s or any of its subsidiaries’ business, prospects, financial condition and operating results.
New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, which could adversely affect our business, prospects, financial condition and operating results. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to Kalera or any of its subsidiaries. For example, U.S. federal tax legislation enacted in 2017, informally titled the Tax Cuts and Jobs Act, enacted many significant changes to the U.S. tax laws. Additional tax legislation is currently pending in the United States Congress. We are unable to predict what tax proposals may be proposed or enacted in the future or what effect such changes would have on Kalera’s business, but such changes, to tax legislation, regulations, policies or practices, could affect Kalera’s financial position and overall or effective tax rates in the future in countries where we have operations and where Kalera is organized or a resident of for tax purposes, and increase the complexity, burden and cost of tax compliance. We urge investors to consult with their legal and tax advisers regarding the implication of potential changes in tax laws on an investment in Kalera’s securities.

Risks Relating to Irish Law
Kalera is incorporated in Ireland; Irish law differs from the laws in effect in the United States and may afford less protection to our shareholders.
Kalera is an Irish incorporated public limited company. There is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. The U.S. and Ireland do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters, and, accordingly, common law rules apply in determining whether a judgment obtained in a U.S. court is enforceable in Ireland. Although there are processes under Irish law for enforcing a judgment of a U.S. court, including by seeking summary judgment in a new action in Ireland, those processes are subject to certain established principles and conditions, and there can be no assurance that an Irish court would enforce a judgment of a U.S. court in this way and thereby impose civil liberty on us or our directors or officers.
As an Irish company, we are governed by the Irish Companies Act and the common law of Ireland, which differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including, among others, differences relating to interested director and officer transactions and shareholder lawsuits. Likewise, the duties of directors and officers of an Irish company generally are owed to the company only. Shareholders of Irish companies generally do not have a personal right of action against directors or officers of the company and may exercise such rights of action on behalf of the company only in limited circumstances. Accordingly, holders of our securities may have more difficulty protecting their interests than would holders of securities of a corporation incorporated in a jurisdiction of the U.S.
In certain limited circumstances, dividends paid by Kalera may be subject to Irish dividend withholding tax.
Kalera does not intend to pay dividends on Kalera Ordinary Shares in the foreseeable future. If Kalera were to declare and pay dividends, in certain limited circumstances, Irish dividend withholding tax (currently at a rate of 25%) may arise in respect of dividends paid on the Kalera Ordinary Shares. A number of exemptions from dividend withholding tax exist such that shareholders resident in the U.S. and other exempt countries may be entitled to exemptions from dividend withholding tax.
Submission will be made to the Irish Revenue Commissioners to confirm that shareholders resident in the U.S. that hold their Kalera Ordinary Shares through DTC will not be subject to dividend withholding tax, provided the addressees of the beneficial owners of such Kalera Ordinary Shares in the records of the brokers holding such Kalera Ordinary Shares are recorded as being in the U.S. (and such brokers have further transmitted the relevant information to a qualifying intermediary appointed by Kalera). It is expected that this confirmation should be granted. However, other holders of Kalera Ordinary Shares may be subject to dividend withholding tax, which could adversely affect the price of their Kalera Ordinary Shares.
After the transactions, dividends received by Irish residents and certain other shareholders may be subject to Irish income tax.
Shareholders entitled to an exemption from Irish dividend withholding tax on dividends received from Kalera will not be subject to Irish income tax in respect of those dividends unless they have some connection with Ireland other than their shareholding in Kalera (for example, they are resident in Ireland). Shareholders who receive dividends subject to Irish dividend withholding tax will generally have no further liability to Irish income tax on those dividends.
Kalera Ordinary Shares or Kalera Warrants received by means of a gift or inheritance could be subject to Irish capital acquisitions tax.
Irish capital acquisitions tax (“CAT”) could apply to a gift or inheritance of Kalera Ordinary Shares or Kalera Warrants irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Kalera Ordinary Shares and Kalera Warrants will be regarded as property situated in Ireland. The person who receives the gift or inheritance has primary liability for CAT. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents.
It is recommended that each shareholder consult his or her own tax advisor as to the tax consequences of holding Kalera Ordinary Shares and Kalera Warrants in, and receiving distributions from, Kalera.
Provisions in the Kalera Articles and under Irish law could make an acquisition of Kalera more difficult, may limit attempts by Kalera shareholders to replace or remove Kalera’s management, may limit shareholders’ ability to obtain a favorable judicial forum for disputes with Kalera or Kalera’s directors, officers, or employees, and may limit the market price of the Kalera Ordinary Shares and/or Kalera Warrants.
Provisions in the Kalera Articles may have the effect of delaying or preventing a change of control or changes in Kalera’s management. The Kalera Articles include provisions that:
•require that Kalera’s board of directors is classified into three classes of directors with staggered three-year terms;
•permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships; and
•prohibit shareholder action by written consent without unanimous approval of all holders of Kalera Ordinary Shares.
The Kalera Articles contain exclusive forum provisions for certain claims, which could limit Kalera’s shareholders’ ability to obtain a favorable judicial forum for disputes with Kalera or Kalera’s directors, officers or employees.
The Kalera Articles provide that unless Kalera consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or the Securities Act (the “Federal Forum Provision”). Moreover, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Kalera’s decision to adopt the Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by Kalera’s shareholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and the Kalera Articles confirm that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act. Accordingly, actions by Kalera’s shareholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.
Any person or entity purchasing or otherwise acquiring or holding any interest in any of Kalera’s securities shall be deemed to have notice of and consented to Kalera’s exclusive forum provisions, including the Federal Forum Provision. Additionally, Kalera’s shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. These provisions may lead to Kalera’s shareholders incurring increased costs if they were to bring a claim against Kalera, and may limit Kalera’s shareholders’ ability to bring a claim in a judicial forum they find favorable for disputes with Kalera or Kalera’s directors, officers, or other employees, which may discourage lawsuits against Kalera and Kalera’s directors, officers, and other employees and agents. Alternatively, if a court were to find the choice of forum provision contained in the Kalera Articles to be inapplicable or unenforceable in an action, Kalera may incur additional costs associated with resolving such action in other jurisdictions, which may have an adverse effect on Kalera’s business, financial condition and results of operations.
As a matter of Irish law, Kalera’s shareholders are bound by the provisions of the Kalera Articles. An Irish court would be expected to recognise the exclusive jurisdiction of the federal district courts of the United States of America in respect of causes of action arising under the Exchange Act or the Securities Act.
As an Irish public limited company, certain capital structure decisions regarding Kalera will require the approval of the shareholders of Kalera, which may limit Kalera’s flexibility to manage its capital structure.
Irish law generally provides that a board of directors may allot and issue shares (or rights to subscribe for or convert into shares) if authorized to do so by a company’s constitution or by an ordinary resolution. Such authorization may be granted for up to the maximum of a company’s authorized but unissued share capital and for a maximum period of five years, at which point it must be renewed by another ordinary resolution. The Kalera Articles authorizes the Board of Directors of Kalera to allot shares up to the maximum of Kalera’s authorized but unissued share capital for a period of five years from the date of adoption of such articles. This authorization will need to be renewed by ordinary resolution upon its expiration and at periodic intervals thereafter. Under Irish law, an allotment authority may be given for up to five years at each renewal, but governance considerations may result in renewals for shorter periods or for less than the maximum permitted number of shares being sought or approved.
While Irish law also generally provides shareholders with pre-emptive rights when new shares are issued for cash, it is possible for the Kalera Articles, or for shareholders of Kalera in a general meeting, to exclude such pre-emptive rights. The Kalera Articles exclude pre-emptive rights for a period of five years from the date of adoption of such articles. This exclusion will need to be renewed by special resolution upon its expiration and at periodic intervals thereafter. Under Irish law, a disapplication of pre-emption rights may be authorized for up to five years at each renewal, but governance considerations may result in renewals for shorter periods or for less than the maximum permitted number of unissued shares being sought or approved.
Irish law requires Kalera to have available “distributable profits” to pay dividends to shareholders and generally to make share repurchases and redemptions.
Under Irish law, Kalera may only pay dividends and make other distributions (and, generally, make share repurchases and redemptions) only out of distributable reserves. Distributable reserves, broadly means, the accumulated realized profits of Kalera, so far as not previously utilized in a distribution or capitalization less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, and include reserves created by way of a reduction of capital. In addition, no dividend may be paid or other distribution, share repurchase or redemption made by Kalera unless the net assets of Kalera are equal to, or exceed, the aggregate of Kalera’s called up share capital plus its un-distributable reserves and the dividend or other distribution, share repurchase or redemption does not reduce Kalera’s net assets below such aggregate. Un-distributable reserves include the un-denominated capital, the capital redemption reserve fund and the amount by which Kalera accumulated unrealized profits, so far as not previously utilized by any capitalization exceed Kalera’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital and any other reserve that Kalera is prohibited from distributing by applicable law.
The determination as to whether or not Kalera has sufficient distributable reserves to fund a dividend must be made by reference to the “relevant financial statements” of Kalera. The “relevant financial statements” are either the last set of unconsolidated annual audited financial statements or unaudited financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of Kalera’s unconsolidated financial position in accordance with accepted accounting practice in Ireland. The “relevant financial statements” must be filed in the Companies Registration Office (the official public registry for companies in Ireland) prior to the making of the distribution.
Kalera, as a new parent company with no operational history, has no distributable profits of its own. Accordingly, in order to pay dividends or make other distributions, share repurchases or redemptions, Kalera will need to generate distributable profits from its business activities or otherwise create distributable profits by alternative means, including a reduction of capital.

Creation of distributable reserves requires the approval of Kalera shareholders by special resolution passed at a general meeting of shareholders, together with the sanction of the High Court of Ireland. Although the creation of distributable reserves in this manner is an established mechanism, the sanction of the High Court of Ireland is discretionary and there is no guarantee it will be granted.
In the event that distributable reserves of Kalera are not, for whatever reason, generated from its business activities or created by alternative means, no dividends may be paid or other distributions, share repurchases or redemptions made by Kalera. Kalera does not anticipate paying any dividends for the foreseeable future. There can be no assurances that Kalera will ever pay any dividend or other distribution to shareholders, regardless of whether Kalera has sufficient distributable reserves.
Attempted takeovers of Kalera are subject to the Irish Takeover Rules and will be under the supervisory jurisdiction of the Irish Takeover Panel.
Kalera is subject to the Irish Takeover Rules, which regulate the conduct of takeovers of, and certain other relevant transactions affecting, Irish incorporated public limited companies listed on certain stock exchanges, including Nasdaq. The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in situations involving multiple bidders, that there is a level playing field. For example, pursuant to the Irish Takeover Rules, the Kalera board will not be permitted, without shareholder approval, to take certain actions which might frustrate an offer for Kalera shares once the Kalera board has received an approach that might lead to an offer or has reason to believe that an offer is, or may be, imminent.
Under the Irish Takeover Rules, a person, or persons acting in concert, who acquire(s), or consolidate(s), control of Kalera may be required to make a mandatory cash offer for the remaining shares of Kalera.
Under the Irish Takeover Rules, in certain circumstances, a person, or persons acting in concert, who acquire(s), or consolidate(s), control of Kalera may be required to make a mandatory cash offer for the remaining shares of Kalera at a price not less than the highest price paid for the shares by that person or its concert parties during the previous 12 months. Save with the consent of the Irish Takeover Panel, this mandatory offer requirement is triggered: (i) if an acquisition of shares would result in a person or persons acting in concert holding shares representing 30% or more of the voting rights of Kalera and (ii) where a person, or persons acting in concert, already hold(s) shares representing between 30% and 50% of the voting rights of Kalera, if an acquisition of shares would result in the percentage of the voting rights of Kalera held by such person, or persons acting in concert, increasing by more than 0.05% within a 12-month period. In the case of an issuance of new shares, the Irish Takeover Panel will typically waive the mandatory offer requirement in circumstances where the issuance has been approved in advance by simple majority vote given at a general meeting of independent Kalera shareholders convened in accordance with the requirements (including as to disclosure) of the Irish Takeover Rules. The mandatory offer requirements do not apply to a single holder, holding shares representing more than 50% of the voting rights of Kalera.
Anti-takeover provisions in the Kalera constitution could make an acquisition of Kalera ordinary shares more difficult.
The Kalera Articles contain provisions that may delay or prevent a change of control, discourage bids at a premium over the market price of Kalera ordinary shares, adversely affect the market price of Kalera ordinary shares, and adversely affect the voting and other rights of holders of Kalera ordinary shares. These provisions include: (i) permitting the Kalera board of directors to issue preference shares without the approval of holders of Kalera ordinary shares, with such rights, preferences and privileges as they may designate and (ii) allowing the Kalera board of directors to adopt a shareholder rights’ plan upon such terms and conditions as it deems expedient in the interests of Kalera.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below shall have the same meaning as terms defined and included elsewhere in this prospectus.
Introduction
At Closing, Kalera SA (f/k/a Kalera AS), a société anonyme existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 15, boulevard Franklin D. Roosevelt, L-2450 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B256011 incorporated pursuant to a deed on 11 June 2021, consummated the Business Combination pursuant to that certain Business Combination Agreement, dated January 30, 2022, by and among (i) Agrico, (ii) Kalera, (iii) Cayman Merger Sub, (iv) Lux Merger Sub and (v) Kalera AS, a Norwegian private limited liability company.
The Merger Subs were formed solely as vehicles for consummating the Business Combination, and the Merger Subs were direct wholly owned subsidiaries of Kalera. As of Closing, the Merger Subs ceased to have a separate legal existence and Kalera SA became a wholly owned subsidiary of Kalera. As soon as reasonably practicable after Closing, Agrico will elect to be treated as a “disregarded entity” for U.S. federal income tax purposes, and its process of liquidation will start. Pursuant to the Business Combination Agreement:
a.On June 27, 2022, Cayman Merger Sub merged with and into Agrico, with Agrico continuing as the surviving entity and as a wholly owned subsidiary of Kalera (the “First Merger”). Agrico issued Agrico Class A ordinary shares to Kalera (the “Agrico Share Issuance”), and, in each case as consideration for the First Merger and the Agrico Share Issuance:
i.Agrico Shareholders received shares in the capital of Kalera, and
ii.the holders of Agrico Warrants (as defined below) had their Agrico Warrants assumed by Kalera and automatically adjusted to become exercisable for shares in the capital of Kalera.
b.On June 28, 2022, by way of the Kalera Capital Reduction pursuant to the Luxembourg Companies Act, and in each case as consideration for the ordinary shares of Kalera SA and the Kalera SA options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger:
c.Kalera SA shareholders (except Kalera) received shares in the capital of Kalera,
i.The holders of in-the-money Kalera SA options received options in the capital of Kalera, and
ii.Kalera SA options that were out-of-the money were cancelled.
iii.Immediately following the Kalera Capital Reduction, on June 28, 2022, Lux Merger Sub merged with and into Kalera SA, with Kalera SA as the surviving entity of the Second Merger. Kalera SA issued shares to Kalera.
Accounting for the Business Combination
The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). Under this method of accounting, Agrico is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of the Company issuing stock for the net assets of Agrico, accompanied by a recapitalization. The net assets of Agrico are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of the Company.

The Company has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•Members of Kalera’s senior management and Board of Directors will comprise all key management positions and more than 90% of the Board of Directors of the combined company;
•Kalera will have the majority voting interest in the combined company
•Kalera will have the ability to appoint the majority of the new Board and elect those directors through its majority voting power;
•The Company’s subsidiaries will comprise the ongoing operations of the combined company;
•The Company is larger in relative size to that of Agrico; and
•The combined company will continue to operate under the Kalera trade name.
Basis of Pro Forma Presentation
The adjustments presented on the unaudited pro forma condensed combined balance sheet as of March 31, 2022, and statements of operations and comprehensive loss for the three months ended March 31, 2022 and year ended December 31, 2021, have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination. The unaudited pro forma condensed combined balance sheet as of March 31, 2022 is based on the historical unaudited balance sheets of Kalera and Subsidiaries and Agrico as of March 31, 2022, and gives effect to the Business Combination as if it had occurred on January 1, 2021. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the three months ended March 31, 2022 combines the historical unaudited consolidated statement of operations of Kalera for the three months ended March 31, 2022 and the historical unaudited statement of operations of Agrico for the three months ended March 31, 2022 and has been prepared to reflect the Business Combination as if it occurred on January 1, 2021. The unaudited pro forma combined statement of operations and comprehensive loss for the year ended December 31, 2021 combines the historical audited consolidated statement of operations of Kalera for the year ended December 31, 2021 and the historical audited statement of operations of Agrico for the year ended December 31, 2021 and has been prepared to reflect the Business Combination as if it occurred on January 1, 2021.
The unaudited pro forma adjustments are based on information currently available. Assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined statements of operations do not necessarily reflect what the combined Company’s results of operations would have been had the Business Combination occurred on the date indicated. The unaudited pro forma condensed combined statements of operations also may not be useful in predicting the future results of operations of the combined company. The actual financial results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes. See Note 1, Basis of Presentation, to the Unaudited Pro Forma Condensed Combined Financial Information for information about the sources used to derive the unaudited pro forma financial information. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in this proxy statement:
•historical audited financial statements of Agrico as of and for the year ended December 31, 2021
•historical audited combined financial statements of Kalera SA as of and for the year ended December 31, 2021

•historical unaudited condensed financial statements of Agrico as of and for the three months ended March 31, 2022
•historical unaudited combined financial statements of Kalera SA as of and for the three months ended March 31, 2022
Further, unaudited pro forma condensed combined financial information should be read in conjunction with the sections of this proxy statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The unaudited pro forma condensed combined financial information may have footing differences resulting from decimal numbers not presented herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2022 (continued)
(in thousands)

	Kalera AS	Agrico Acquisition Corp.	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$5,458	$288	$146,651	(a)	$1,889
			(260)	(e2)
			(3,900)	(f)
			(146,349)	(i)
Trade receivables, net	996				996
Inventory	1,348				1,348
Prepaid expenses and other current assets	3,244	52			3,296
Total current assets	11,046	341	(3,857)		7,530
Cash and marketable securities held in Trust Account		146,651	(146,651)	(a)	—
Property, plant, and equipment, net	140,442				140,442
Operating lease right-of-use assets	54,683				54,683
Goodwill	67,131				67,131
Intangible assets, net	71,019				71,019
Equity method investment	1,267				1,267
Other non-current assets	3,637				3,637
Total assets	$349,225	$146,992	$(150,509)		$345,709
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$10,798	$—	$—		$10,798
Financing obligation	424				424
Operating lease liabilities	3,760				3,760
Accrued salaries and wages	353				353
Accrued expenses	1,506				1,506
Accrued offering costs	—	260	(260)	(e2)	—
Convertible debt	10,051				10,051
Total current liabilities	26,892	260	(260)		26,892
Other non-current liabilities	617				617
Non-current operating lease liabilities	55,349				55,349

	Kalera AS	Agrico Acquisition Corp.	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Non-current financing obligation	6,898				6,898
Deferred tax liability	7,692				7,692
Deferred underwriters' fee		5,031	(2,750)	(e1)	2,850
			569	(e3)
Asset retirement obligations	1,590	—			1,590
Total liabilities	$99,038	$5,291	$(2,441)		$101,888
Commitments and contingencies

Class A ordinary shares subject to possible redemption, 14,375,000 Class A shares at redemption value of $10.20 per share		146,625	(146,625)	(b)	—
Shareholders' equity
Common Stock - $0.01 par value, 37,457,319 authorized, issued & outstanding			375	(b)	375
Common stock, $.001 par, 209,354 authorized, issued & outstanding	206		(206)	(c)	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 143,750 issued and outstanding		—	—	(b)	—
Class B ordinary share, $0.0001 par value; 20,000,000 shares authorized; 3,593,750 issued and outstanding		—	—	(b)	—
Additional paid in capital	331,682		146,625	(b)	329,616
			2,750	(e1)
			206	(c)
			(4,924)	(d)
			(375)	(b)
			(146,349)	(i)
Accumulated other comprehensive loss	(2,777)				(2,777)
Accumulated deficit	(78,924)	(4,924)	4,924	(d)	(83,393)
			(569)	(e3)
Total stockholders' equity	250,187	(4,923)	(148,068)		243,821
Total liabilities and stockholders' equity	$349,225	$146,992	$(150,509)		$345,709

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(in thousands, except share and per share data)

	Kalera AS (Historical)	Agrico Acquisition Corp. (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Net sales	$1,477	$—	$—		$1,477
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	(5,008)				(5,008)
Selling, general, and administrative expenses	(10,400)				(10,400)
Depreciation and amortization	(2,553)				(2,553)
Formation, operating and transaction cost	—	(386)			(386)
Operating loss	(16,484)	(386)	—		(16,870)
Interest (expense) income, net	(229)	7	(7)	(j)	(229)
Other expense	(335)				(335)
Loss from operations before income tax	(17,048)	(380)	(7)		(17,434)
Income tax benefit	755		586	(k)	1,341
Loss before equity in net earnings loss of affiliate	(16,293)	(380)	579		16,093
Equity in net loss of affiliate	25				25
Net loss	$(16,318)	$(380)	$579		$(16,118)
Net loss per share - basic and diluted					$(0.75)
Weighted average common shares outstanding – basic and diluted					21,377,828

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(in thousands, except share and per share data)

	Kalera AS (Historical)	Kalera GmbH (Historical) (Euro)	Kalera GmbH (Historical) (USD)	Kalera GmbH Acquisition Transactions Accounting Adjustments	Notes	Kalera AS (Pro Forma)	Agrico Acquisition Corp. (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Net sales	$2,855	€	$	$—		$2,855	$—	$—		$2,855
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	(9,634)	—	—			(9,634)				(9,634)
Selling, general, and administrative expenses	(28,621)	(12,646)	(15,079)	430	(l)	(43,270)				(43,270)
Depreciation and amortization	(4,009)	(113)	(135)	(3,055)	(m)	(7,199)				(7,199)
Impairment loss	(1,051)	—	—	—		(1,051)				(1,051)
Formation, operating and transaction cost	—	—	—	(430)	(l)	(430)	(393)	(3,900)	(p)	(4,723)
Operating loss	(40,460)	(12,759)	(15,214)	(3,055)		(58,729)	(393)	(3,900)		(63,022)
Interest (expense) income, net	(1,634)	(543)	(647)	—		(1,634)	20	(20)	(o)	(1,635)
Other income (expense)	780	635	757	—		1,538
Loss from operations before income tax	(41,314)	(12,667)	(15,104)	(3,055)		(58,826)	(373)	(3,920)		(64,656)
Income tax benefit	1,331	—	—	483	(n)	1,814		10,235	(q)	12,049
Loss before equity in net earnings loss of affiliate	(39,983)	(12,667)	(15,104)	(2,572)		(57,011)	(373)	(3,920)		(52,607)
Equity in net loss of affiliate	74	762	909	—		982				982
Net loss	$(40,057)	€(13,429)	$(16,013)	$(2,572)		$(57,994)	$(373)	$(3,920)		$(53,589)
Net loss per share - basic and diluted										$(2.51)
Weighted average common shares outstanding – basic and diluted										21,377,828

1. Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”) in the notes to the Unaudited Pro Forma Condensed Combined Financial Information. Kalera AS (“Kalera” or “Successor”) has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the pro forma combined financial information has been prepared based on these preliminary estimates and assumptions, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined balance sheet as of March 31, 2022, presents pro forma effects to the Business Combination as if it had been completed on January 1, 2021.
The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 and year ended December 31, 2021, presents pro forma effects to the Business Combination as if they had been completed on January 1, 2021.
The unaudited pro forma condensed combined balance sheet as of March 31, 2022, has been prepared using and should be read in conjunction with the following, which are included in this proxy statement:
•Agrico’s unaudited condensed balance sheet as of March 31, 2022, and the related notes; and
•Kalera’s unaudited consolidated balance sheet as of March 31, 2022, and the related notes.
The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 and the audited statement of operations for the year ended December 31, 2021, have been prepared using and should be read in conjunction with the following, which are included in this proxy statement:
•Agrico’s historical audited statement of operations for the year ended December 31, 2021, and the related notes;
•Kalera’s historical audited combined statement of operations for the year ended December 31, 2021, and the related notes;
•Kalera GmbH’s historical audited statement of operations for the period January 1, 2021, through September 30, 2021, and the related notes.
The unaudited pro forma condensed combined financial information has been prepared to give effect to the redemption for cash of 14,347,974 or 99.81% shares of Agrico Common Stock for an aggregate redemption payment of $146,349,335.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The combined company will incur additional costs after the Business Combination in order to satisfy its obligations as a reporting public company with the Securities Exchange Commission (“SEC”). No adjustment to the unaudited pro forma condensed combined statement of operations has been made for these items as the amounts are not yet known.
The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information at the Closing of the transaction and certain assumptions and methodologies that Kalera believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Kalera believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.
2. Accounting Policies
Since Agrico had substantially no business operations as a blank check company, its limited accounting policies were not in conflict with those of Kalera. Accordingly, the combined company uses the accounting policies of Kalera as described in Note 2 to Kalera’s audited consolidated financial statements as of December 31, 2021, and for the year ended December 31, 2021, included by reference in this filing. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
3. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2022, are as follows:
a)Reflects the reclassification of cash and cash equivalents held in Trust Account that is available to fund the Business Combination consideration.
b)Reflects the reclassification of Agrico’s 14,518,750 Class A Common Stock and 3,593,750 of Class B Common Stock deemed redeemable at March 31, 2022, to common stock in permanent equity of Kalera.
c)Reflects the recapitalization of Kalera, including the reclassification of shareholders’ equity to common stock and additional paid-in capital of Kalera
d)Reflects elimination of Agrico’s accumulated deficit.
e)Reflects the settlement of estimated remaining unpaid transaction expenses. Estimated remaining unpaid transaction expenses are made up of (1) Agrico’s deferred underwriting fees that are recorded on the historical balance sheet as of March 31, 2022 (with a corresponding adjustment to additional paid-in capital of $2,750 thousand for 275,000 shares issued at $10 per share); (2) Agrico’s offering costs and expenses incurred in connection with the issuance of equity that are recorded on the historical balance sheet as of March 31, 2022 (with a corresponding adjustment to cash); (3) Additional accrual by Kalera of the deferred underwriting fee payable by Agrico to Maxim Group, LLC with a corresponding charge to retained earnings.
f)Reflects the payment of the Cash for the transaction costs reflected in (p) below.
g)[Reserved]
h)[Reserved]
i)Reflects the actual redemption and withdrawal of funds from the Cash Account to fund the redemption of 14,347,974 shares of Common Stock at $10.20 per share reflecting 99.81% of the outstanding shares of Agrico stock.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The historical financial statements have been adjusted in the unaudited pro forma condensed combined statement of operations to reflect the effects of the Kalera GmbH Acquisition, and the Business Combination on Kalera’s historical financial statements. The unaudited pro forma condensed combined statements of operations have been prepared for informational purposes only.
The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The pro forma basic and diluted earnings (loss) per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the combined company’s weighted average shares outstanding, assuming the Business Combination had occurred on January 1, 2021.
The Business Combination pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022, are as follows:
j)Adjustment to remove interest income on cash and cash equivalents held in Trust Account.
k)Adjustment for income taxes, applying a statutory tax rate of 15.83%.
The &ever Acquisition, pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, are as follows:
l)One-time, non-recurring transaction cost related to acquisition previously included in selling, general, and administrative expenses.
m)Adjustment to include pre-acquisition depreciation and amortization on the fair value of the acquired tangible and intangible assets.
n)Adjustment for income taxes, applying a statutory tax rate of 15.83% for the year ended December 31, 2021.
The Business Combination pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are as follows:
o)Adjustment to remove interest income on cash and cash equivalents held in Trust Account.
p)Addition of transaction expenses for the Business Combination incurred or expected to be incurred subsequent to December 31, 2021. These costs will not affect Kalera’s statement of operations beyond 12 months after the Closing.
q)Adjustment for income taxes, applying a statutory tax rate of 15.83% for the year ended December 31, 2021.
4. Net Loss per Share
Represents the unaudited loss per share calculated based on the recapitalization resulting from the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. The following tables set forth the computation of pro forma basic and diluted earnings (loss) per share for the three months ended March 31, 2022 and for the year ended December 31, 2021; amounts are stated in thousands of U.S. Dollars, except for share and per share amounts.

Three months ended March 31, 2022
Pro Forma
Common Stock
Numerator:
Net Loss	$(16,118)
Denominator:
Weighted average shares outstanding - basic and diluted	21,378
Net loss per ordinary share:
Basic and diluted	$(0.75)

Year ended December 31, 2021
Pro Forma
Common Stock
Numerator:
Net Loss	$(34,316)
Denominator:
Weighted average shares outstanding - basic and diluted	21,378
Net loss per ordinary share:
Basic and diluted	$(1.61)

USE OF PROCEEDS
All of the Securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Securities hereunder. All proceeds from the sale of the Securities will be paid directly to the Selling Securityholders. We will, however, receive up to an aggregate of approximately $166,031,250 from the exercise of the Kalera Warrants covered by this registration statement assuming the exercise in full of all such Kalera Warrants for cash. We expect to use the net proceeds from the exercise of these Kalera Warrants for general corporate purposes. No assurances can be given that any Kalera Warrants will be exercised or that we will receive any cash proceeds upon such exercise if cashless exercise is available.
With respect to the registration of all Securities offered by the Selling Securityholders pursuant to this prospectus, the Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees of our counsel and our independent registered public accountants.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S SECURITIES AND
RELATED STOCKHOLDER MATTERS
Market Information and Holders
Kalera Ordinary Shares and the Kalera Warrants are currently listed on Nasdaq under the symbols KAL and KALWW, respectively.
On July 15, there were 4 holders of record of Kalera Ordinary Shares and 3 holders of record of Kalera Warrants.
The outstanding Ordinary Shares as of July 19, 2022, are as follows:
•23,677,828 Ordinary Shares prior to any exercise of outstanding Kalera Warrants, Kalera Options or Armistice Warrants.
•44,679,328 Ordinary Shares after giving effect to the exercise of all outstanding Kalera Warrants, Kalera Options and Armistice Warrants.
Dividend Policy
We have never declared or paid any cash dividends on our ordinary shares, and we do not currently intend to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. Any future determination to pay dividends will be made at the discretion of our board of directors subject to applicable laws and will depend upon, among other factors, our operating results, financial condition, contractual restrictions and capital requirements. Our future ability to pay cash dividends on our capital stock may be limited by any future debt instruments or preferred securities.

INDUSTRY OVERVIEW
This section provides an overview of the industry in which Pubcp currently operates. References in this section to “we,” “us” or “Kalera” refer to Kalera and its consolidated subsidiaries.
The United Nations forecasts that global food production will need to increase at least 70% by 2050 to feed the growing global population, far outstripping the growth in arable land given that 80% of arable land is already in use today and stretching the planet’s water resources even further. Climate change is redistributing water resources around the world, and traditional farming areas are being displaced. By producing products in tailored production facilities, vertical farming uses less water, grows plants faster, is not affected by seasonality, and yields significantly more crops per square foot than traditional farming methods. This benefits the environment - with lower water usage, no reliance on arable land, and lower carbon emissions as a result of growing crops closer to where they are consumed rather than having them transported - and also our health. The availability of clean water is shrinking due to a combination of environmental, industrial, political, and social factors. A big part of our growing water imbalance comes from traditional farming methods - it is estimated that 70% of the world’s total water withdrawals come from agriculture, and this increases up to 90% for developing nations. Our recirculated irrigation system consumes on average 95% less water than traditional field farming, helping to enable a more water sustainable future for food.
Vertical Farming Landscape
We mainly operate in the lettuce and chicory market. According to IndexBox, the global market volume for lettuce and chicory was around 27 million tons in 2017, exhibiting a stable average annual rate of increase of 1.2% between 2007 and 2017. The lettuce and chicory market is projected to continue its stable development, growing at over 1% per annum from 2019 to 2025, resulting in an estimated market volume of 29 million tons in 2025. The global lettuce and chicory market, excluding logistics costs, retail marketing costs and margins, amounted to over $30 billion in 2017, representing an increase of 16% against the preceding year.
Additionally, according to Research Nester, the United States microgreens market is projected to register a CAGR of 10.1% from 2020 to 2025. According to Research Nester, in terms of value, the U.S. microgreens market of $185 million forecasted in 2020 is projected to grow to $307 million by 2025. By sales channel, the restaurant market segment dominates the market owing to the fact that microgreens are likely to influence produce shopping requirements in the near future. Microgreens are increasingly being treated as a culinary trend across the country’s cuisines. The ongoing culinary trend for microgreen preference across United States cuisines together with the increasing supply to the hospitality market segment is likely to enhance the sale of microgreens in the future.
We believe that we are well positioned to take advantage of these macro- and micro-trends by building high-tech sustainable lettuce, microgreens and herb production capacity in the United States and internationally. We seek to expand in certain markets and communities that do not have accessibility to local and fresh produce. We believe that our revenue growth will allow us to capture an increased share of the broader U.S. lettuce and chicory and microgreens categories. This is supported by a number of key drivers, including the growing mainstream acceptance of our products, heightened consumer awareness of the role that food and nutrition play in long-term health and wellness, and increasing awareness of the reduced negative impact that vertical farming has on the environment as compared to traditional farming.
Geographically, we primarily operate in the US, which is the world’s second largest producer of lettuce with approximately 8.6 billion heads of lettuce produced in 2020 according to the United States Department of Agriculture (USDA). The US lettuce production is concentrated around Arizona and California. Hence, supply to many of the largest US cities implies transportation, often by trucks, which increases costs and results in average spoilage of over 20%, according to the USDA. Today, shipping to the East Coast of the US translates to a $6-8/case transportation cost for California and Arizona-sourced produce. Depending on variety and packaging, transportation costs can average between $0.3-0.6/lbs. By deploying our production facilities close to our markets, we can significantly reduce transportation costs. In addition, earlier store arrival of our products adds approximately ten to 14 days longer shelf life than traditional farmed products, providing significant potential to reduce costs from waste.

We focus our product varieties on the leafy and romaine lettuce market and not traditional head (Iceberg) lettuce. According to the USDA, in 2020, leafy and romaine lettuce production totaled approximately 4.6 billion heads - approximately the same as traditional head (Iceberg) lettuce volume. Produce attributes, such as higher nutrition and more prominent taste, as well as consumer awareness, has resulted in leafy and romaine lettuce steadily taking market share from traditional head lettuce.

INFORMATION ABOUT KALERA
Shareholders should read this section in conjunction with the more detailed information about Kalera contained in this prospectus, including Kalera’s audited and unaudited financial statements and the other information appearing in the section titled “Management’s Discussion & Analysis of Financial Condition and Results of Operations.” In this section, references to “we,” “us,” “Kalera” and “our” are intended to refer to Kalera and its consolidated subsidiaries.
Overview
Kalera is a leading vertical farming company. We utilize proprietary technology and plant and seed science to sustainably grow local, delicious, nutrient-rich, pesticide-free, non-GMO leafy greens year-round. In contrast to produce that requires costly and extended long-haul supply chains, our leafy greens are delivered within hours of harvesting, always fresh, and maintain a longer shelf life. Our high-yield, automated, data-driven hydroponic production facilities have been designed for rapid roll-out with attractive unit economics to grow leafy greens faster, cleaner and in a manner that is better for the environment than traditional farming. Given our cost-efficient production process from seed to harvest and capital discipline, we are able to sell our “better than organic” produce at competitive prices. With our mission to serve humanity, wherever we are, fresh, safe, sustainable and affordable nourishment, we aim to become a global leader in controlled-environment agriculture (“CEA”) for leafy greens addressing an estimated $50 billion addressable market opportunity for vertical farming products. As of December 31, 2021, Kalera’s market share was estimated at about 0.01%. For more information, see “Risks Relating to Kalera’s Business and the Industry in Which it Operates-Kalera lacks useful financial information for the accurate estimation of its future capital expenditures and unit economics” and “Risks Relating to Kalera’s Business and the Industry in Which it Operates-Kalera is an early stage company with a history of losses and expects to continue to incur losses going forward” for more information.
We currently have four large-scale facilities operating in the US in Orlando, Atlanta, Houston and Denver, and one in Kuwait through our October 2021 acquisition of vertical farming company &ever. Additionally, we have five farms in development in Seattle, Honolulu, St. Paul, Columbus and Singapore. Our indoor production facilities are strategically located proximate to population and distribution centers, including markets isolated from farmland that have traditionally struggled to secure local and reliable sources of food. Given our expanding facility footprint, we expect to be the first truly pan-US vertical farming company able to serve both regional and national accounts. In addition, our acquisition of &ever has allowed us to establish beachheads in attractive international markets for vertical farming. Our sustainably grown and locally sourced high quality leafy greens, marketed under our Kalera brand, appeal to a broad range of customers across the foodservice, grocery, resort, hospitality, cruise line, airline and restaurant industries. Our key customers include US Foods, Gordon Food Service, Harvill’s Produce, Marriott, Levy, FreshPoint (a Sysco company), Publix, Kroger, H-E-B, Walmart, Disney and Universal Studios.
Our facilities are designed to achieve strong unit economics driven by our proprietary technology to optimize yields and our cost and investment discipline. Our vertically integrated platform and innovative production methods facilitate precise control of seed development, nutrients and environmental variables to accelerate grow cycles and generate high yields of leafy greens per square foot. We use certain standardized equipment to avoid costly over-engineering, adhering to an ROI-driven approach to automation that instills discipline with respect to capital investment. We prioritize utilizing existing warehouses that we retrofit and lease or purchase and our highly customizable growing layouts, modular and replicable structural designs minimize costs while affording us rapid scaling capabilities. As a consequence, we believe we are one of the leaders in vertical farming in terms of yield and capital expenditures per square foot and the first and only one to be vertically integrated from seed to harvest. Underpinning our innovative production process are our proprietary plant and seed science, production system automation, and our Internet of Things (“IoT”), big data and AI capabilities that we have perfected through over 12 years of research and development and have been complemented by the acquisitions of Vindara and &ever. Our technology allows us to optimize nutrient mixtures, light recipes, temperature and humidity, resulting in nutrient- dense greens with consistent high quality year-round. Our clean room technology includes advanced air and water filtration and decontamination adapted from semiconductor and biomedical industries. We also utilize cultivation methods that avoid contamination of hardware, seeds, and media. As a result, we are able to eliminate the use of harmful chemicals and pesticides from our production process to generate consistent, high yields of pristine, crisp, flavorful, and nutritious produce.
By the nature of our business, we have a strong ESG profile. We are at the forefront of CEA, which is transforming produce farming, addressing mounting global challenges with regard to water stress, arable land erosion, fresh produce availability, quality and safety, and the climate impact of traditional, long-distance perishable food supply chains. Our hydroponic facilities produce several hundred times more output per square foot than traditional farming, use 99% less land and without seasonal and regional limitations. In addition, our advanced recirculated irrigation systems consume on average 95% less water than traditional field farming and with significantly reduced risk of environmentally harmful runoffs. Our advanced plant and seed science and cleanroom technology ensure that our produce is free of contamination and bacteria, including human pathogens, without the use of harmful chemicals and pesticides. We are committed to developing ESG indicator tracking and reporting processes and systems, in accordance to accepted reporting standards. As our expanding list of production facilities becomes fully operational, data collection will expand in support of ESG KPI reporting. We believe that vertical farming will be a major contributor towards a more sustainable future and we aim to be a global leader in that endeavor.
Our first large-scale operating facility in Orlando has a production capacity of approximately 0.8 million lbs. per year, our other large-scale operating facilities in Atlanta and Houston each have a production capacity of approximately 2.6 and 3.3 million lbs. per year, respectively, and our large-scale operating facility in Denver has a production capacity of approximately 2.9 million lbs. of leafy greens and 50 thousand lbs. of microgreens per year. Going forward, we intend to continue to invest in the construction of new facilities, plant and seed science, operational improvements and technology for CEA as we believe demand for our products will continue to accelerate across our distribution channels.
Kalera Hydroponics
Hydroponics is a soil-less method of growing plants using mineral nutrients dissolved in water. If a plant is given exactly what it needs, when it needs it, and in the amount that it needs, the plant should be as healthy as is genetically possible and can be grown in a very efficient way. There are several benefits of our use of hydroponics compared to traditional farming, with a high degree of sustainability and resource efficiency, summarized as follows:

Clean and safe
•Free of contamination and bacteria: E-coli outbreaks have been linked to traditional romaine lettuce growers
•No harmful chemicals, hormones, additives, pesticides, fungicides or insecticides
•Non-GMO seeds

Healthy
•Consistent quality, rich in minerals, vitamins and antioxidants
•Avoids the loss of nutritional value found with traditional (US West Coast grown) fresh produce, which can be significant for certain nutritive elements

Sustainable	•Produced locally and safe, reducing transportation emissions and extending shelf-life ten to 14 days •Approximately 95% reduction in water consumption and 99% less land
No seasons	•Reducing unpredictability from changing climates, product becomes available 365 days a year •Product categories by choice, not by market availability or seasonality
Space efficient	•Significantly better yields due to growth environment and vertical distribution •Several hundred times more output per square foot than traditional farming
Branding potential	•Product seen by us as “better than organic” which increases our ability to develop strong customer engagement
A notable advantage of hydroponics compared to field grown produce is the isolation of the crop from the soil, which often introduces problems such as diseases, pests, salinity, poor structure and/or drainage. Furthermore, all our hydroponic systems are enclosed to provide temperature control, reduce evaporative water loss, and to reduce disease and pest infestations.

Industry and Market Opportunity
The United Nations forecasts that global food production will need to increase at least 70% by 2050 to feed the growing global population, far outstripping the growth in arable land given that 80% of arable land is already in use today and stretching the planet’s water resources even further. Climate change is redistributing water resources around the world, and traditional farming areas are being displaced. By producing products in tailored production facilities, vertical farming uses less water, grows plants faster, is not affected by seasonality, and yields significantly more crops per square foot than traditional farming methods. This benefits the environment - with lower water usage, no reliance on arable land, and lower carbon emissions as a result of growing crops closer to where they are consumed rather than having them transported - and also our health. The availability of clean water is shrinking due to a combination of environmental, industrial, political, and social factors. A big part of our growing water imbalance comes from traditional farming methods - it is estimated that 70% of the world’s total water withdrawals come from agriculture, and this increases up to 90% for developing nations. Our recirculated irrigation system consumes on average 95% less water than traditional field farming, helping to enable a more water sustainable future for food.
We mainly operate in the lettuce and chicory market. According to IndexBox, the global market volume for lettuce and chicory was around 27 million tons in 2017, exhibiting a stable average annual rate of increase of 1.2% between 2007 and 2017. The lettuce and chicory market is projected to continue its stable development, growing at over 1% per annum from 2019 to 2025, resulting in an estimated market volume of 29 million tons in 2025. The global lettuce and chicory market, excluding logistics costs, retail marketing costs and margins, amounted to over $30 billion in 2017, representing an increase of 16% against the preceding year.
Additionally, according to Research Nester, the United States microgreens market is projected to register a CAGR of 10.1% from 2020 to 2025, and, in terms of value, the U.S. microgreens market of $185 million forecasted in 2020 is projected to grow to $307 million by 2025. By sales channel, the restaurant market segment dominates the market because microgreens are likely to influence produce shopping requirements in the near future. Microgreens are increasingly being treated as a culinary trend across the country’s cuisines. The ongoing culinary trend for microgreen preference across United States cuisines together with the increasing supply to the hospitality market segment is likely to enhance the sale of microgreens in the future.
We believe that we are well positioned to take advantage of these macro- and micro-trends by building high-tech sustainable lettuce, microgreens and herb production capacity in the United States and internationally. We seek to expand in certain markets and communities that do not have accessibility to local and fresh produce. We believe that our revenue growth will allow us to capture an increased share of the broader U.S. lettuce and chicory and microgreens categories. This is supported by a number of key drivers, including the growing mainstream acceptance of our products, heightened consumer awareness of the role that food and nutrition play in long-term health and wellness, and increasing awareness of the reduced negative impact that vertical farming has on the environment as compared to traditional farming.
Geographically, we primarily operate in the US, which is the world’s second largest producer of lettuce with approximately 8.6 billion heads of lettuce produced in 2020 according to the United States Department of Agriculture (USDA). United States lettuce production is concentrated around Arizona and California. Hence, supply to many of the largest US cities implies transportation, often by trucks, which increases costs and results in average spoilage of over 20%, according to the USDA. Today, shipping to the East Coast of the US translates to a $6-8/case transportation cost for California and Arizona-sourced produce. Depending on variety and packaging, transportation costs can average between $0.3-0.6/lbs. By deploying our production facilities close to our markets, we can significantly reduce transportation costs. In addition, earlier store arrival of our products adds approximately ten to 14 days longer shelf life than traditional farmed products, providing significant potential to reduce costs from waste.
We focus our product varieties on the leafy and romaine lettuce market and not traditional head (Iceberg) lettuce. According to the USDA, in 2020, leafy and romaine lettuce production totaled approximately 4.6 billion heads - approximately the same as traditional head (Iceberg) lettuce volume. Produce attributes, such as higher nutrition and more prominent taste, as well as consumer awareness, has resulted in leafy and romaine lettuce steadily taking market share from traditional head lettuce.

Our Strengths and Competitive Advantages
We believe that the following strengths and competitive advantages position us to generate significant growth and pursue our objective to become the leader in CEA for leafy greens.
Portfolio of Fresh, Great-tasting, Healthy and Sustainable Products Supported by a Leading Technology Stack
We sustainably grow premium, fresh, clean, nutrient-rich leafy greens that are sold at competitive prices. We produce various types of lettuces, baby leaves, microgreens, and other leafy greens and herbs that are grown from non-GMO seeds and are marketed as “better than organic” as some organic produce may use small amounts of pesticides. Due to our meticulous and clean approach to growing, our product is safer, tastier, richer in minerals, vitamins and other beneficial nutrients than conventionally farmed produce. For example, our unique “Local Living Lettuce” is harvested with its root ball intact and remains alive until the buyer twists off its roots resulting in a great tasting and nutrient dense product. Important from a sustainability standpoint, our products have a longer shelf life than traditional farmed produce, and combined with earlier store arrival, this provides significant potential to reduce the cost and environmental damage generated from food waste.
Underpinning our ability to produce high quality greens in a sustainable manner is our proprietary plant and seed science, production process automation, clean room technology adapted from semiconductor and biomedical industries, and our IoT, big data and AI capabilities that we have perfected through over 12 years of research and development. The acquisitions of Vindara and &ever have further bolstered our technology stack from seed to harvest. Our technology allows us to optimize seed development, nutrient mixtures, light recipes, and temperature and humidity controls resulting in accelerated grow cycles and highly nutritious greens with consistent high quality year-round. We currently have custom optimized recipes for over 150 produce varieties. Our plant and seed science and engineering know-how are protected or in process thereof by a portfolio of 43 granted, 10 published and 38 pending patents.
Scalable Business Model Accessing Local Markets with a Global Footprint
We have a proven approach to rolling out new large-scale vertical farming facilities in retrofitted, leased or purchased warehouses with an expected construction time of under one year. With established supply chains for key technology and equipment, modular designs based on components that can be reused in various configurations and pre-tested software, we can efficiently replicate facility design and processes. This gives us visibility with respect to expected capital expenditures and timing involved for a new facility roll-out.

Our indoor production facilities are strategically situated close to our target markets which allow us to significantly reduce the length of time and costs inherent in the conventional produce value chain. This enables our produce to be sold to the consumer within hours of harvest, as opposed to over two weeks that is typical of conventionally farmed products that may need to travel thousands of miles before arriving in the hands of the final consumer. With our expanding facility footprint, we expect to be the first truly pan-US vertical farming company able to serve both regional and national accounts. In addition, our acquisition of &ever has allowed us to establish beachheads in attractive global markets like Kuwait and Singapore. Our largest and most recently opened production facilities in Atlanta and Houston continue to operate reliably and are on track to meet production capacity targets and throughput yields.
Large and Actionable Pipeline of New Facilities
Our intention is to have nine large-scale operating facilities in operation by the end of 2022 under a well-defined roll-out schedule. We intend to place our facilities in locations that are close to population and distribution centers, including areas isolated from farmland (such as islands) so that communities without access to local, fresh produce will be able to enjoy a stable year-round supply of leafy greens. In addition to plans to unlock additional capacity domestically, we aim to open facilities outside the US, including our large-scale Singapore facility which is currently under construction and expected to open in the first half of 2022, to enable us to supply regional, national and global customers. We expect to open between seven and 12 large-scale facilities per year from 2023 through 2026, including our ‘Farm of the Future’ in Columbus, OH that will leverage all of the proprietary technology from Kalera, &ever and Vindara. As we continue to open our facilities, expand our footprint and bolster our customer relationships, we expect to be able to decrease the duration of a facility’s full sales ramp. Our large-scale facility roll-out plan and sales ramp expectations are depicted below:

Compelling Economic Profile
Our facilities are designed to achieve strong unit economics driven by our proprietary technology to optimize yields and our cost and capital expenditure discipline. Our innovative production methods facilitate precise control of nutrients and environmental variables to generate higher yields of leafy greens per square foot. We have carefully standardized the specifications of key equipment to avoid costly over-engineering. We prioritize utilization of existing warehouses that we retrofit and lease and our highly customizable growing layouts, modular and replicable structural designs minimize costs while affording us rapid scaling capabilities. We adhere to an ROI-driven approach to automation that focuses on automating the most-labor intensive operations first and only after a careful cost-benefit analysis, while still leveraging our existing technology to the fullest extent. As a consequence, we believe we are one of the leaders in vertical farming in terms of yield (lbs. of production output per square foot) and capital expenditures per lb. of annual output.
Furthermore, we expect the acquisitions of Vindara and &ever to be accretive to our unit economics beginning in 2022 by significantly increasing the output from our current and future facilities by reducing the grow cycle and increasing yields, in addition to additional revenue streams from the sale of customized seeds and baby leaf products. While we already have advanced operating systems in place, the acquisition of Vindara allows us to improve our products and capabilities, not through complex technical changes but through the input-the seeds. Vindara’s seeds are better suited to our growing environments and generate substantially better results with amplified appearance, nutrition, flavor, and increased yields.
World Class Leadership Team Fully Committed to the Highest ESG Standards
We are led by a proven and experienced executive management team with global experience that are poised to accelerate US and international growth at Kalera in the coming years. Our highly experienced corporate and facility management team has more than 175 years of combined management experience. This includes 20 years of combined senior level experience managing supply chains, sales, marketing and operations in the food industry, and 12 years of sustainable agriculture experience. We have also assembled a world-class CEA operations team that is complemented by our experienced executives. The team’s experience, focus and enthusiasm for our mission is the foundation for the growth and success of the Company.
Sound environmental and sustainability practices are core to who we are at Kalera. We believe that vertical farming will be a major contributor towards a more sustainable future and we aim to be a global leader in that endeavor. We are committed to developing ESG indicator tracking and reporting processes and systems, in accordance to accepted reporting standards. As our expanding list of production facilities becomes fully operational, data collection will expand in support of ESG KPI reporting.

Our Strategies
We intend to achieve our growth plan and build sustainable competitive advantages through the following strategies:
Roll-out of New Production Facilities in the United States and Internationally
We are committed to prioritizing investment in our infrastructure and capabilities in order to support our strategic expansion plans so we can capture as much of the $30 billion total global addressable market opportunity for lettuce and chicory as possible. After the success of the Orlando, Atlanta, and Houston large-scale facilities, we opened a new large-scale facility in Denver in April 2022, and we plan to open three additional large-scale facilities across the US in 2022 in Honolulu, Seattle and St. Paul, and one large-scale facility internationally in Singapore. Our intention is to have nine large-scale operating facilities in operation globally by the end of 2022 and we expect our network of facilities to become more dense as demand for our products grows. From there we expect to open between seven and 12 large-scale facilities between 2023 through 2025.
Staying at the Forefront of Plant and Seed Science and Technology
We spent more than 12 years perfecting our plant and seed science so that our produce is great tasting, healthy and sustainable. As of the date of this prospectus, we believe that we are one of the most advanced CEA companies. We believe that our focus on continuous improvement to further enhance our nutrient management algorithms, light recipes, product varieties, and expertise will allow us to continue to maintain competitive advantages in the sector. In addition, we believe inorganic initiatives, such as acquisitions, will provide further opportunities to bolster our capabilities. For example, in March 2021 Kalera completed the acquisition of Vindara, which was the first company to develop seeds specifically designed for use in vertical indoor farm environments as well as other CEA farming methods. Vindara seeds offer growers the opportunity to capitalize on significantly higher yield potential, production efficiencies and product customization in a fraction of the time through reducing the grow cycle. Vindara’s breeding process shortens development time from the usual five to seven years to just one to one-and-a-half years and shaves several days off of the plant grow cycle, resulting in increased output and optimizing yield and profitability. As a result, we expect Kalera’s growth rates, yields and seed costs will improve as Vindara’s seed technology is implemented.
Expansion of Product Lines
We intend to strengthen our product offerings by improving the formulations of our existing portfolio of products and by creating new products that expand our portfolio. We are continuously refining our products to improve their color, texture, flavor, firmness and nutritional value and testing new produce varieties and recipes to enhance all the benefits of our products. In addition, we believe we can further differentiate ourselves in the sector by growing custom plants that are unique to each customer.
Our acquisition of Vindara is also expected to accelerate our product development both within our existing market segment as well as in other lettuce and leafy greens varieties including high yield basil and spinach, and in entirely new categories such as strawberries. Vindara has already demonstrated substantial yield improvements in indoor-grown Romaine, with more varieties and crops in the pipeline. The acquisition of Vindara also gives us the option of generating value through the development of custom seed for the indoor farming industry at large, eliminating the limitations of traditional seeds and providing customers greater control over their produce. In addition, our acquisition of vertical farming company &ever will allow us to develop our baby leaf products including spinach, arugula, kale, pak choi, mesclun and mustard, among others. Combined with Vindara seed technology, we believe we are a worldwide leader in the vertical farming industry with global reach and an international brand.
Partnerships and Acquisitions
We are constantly reviewing opportunities for partnerships and acquisitions. Driven by the successful transaction with Vindara to accelerate development of seeds internally and for the Agtech industry, and our acquisition of &ever, we continue to evaluate opportunities to acquire companies with unique technologies to improve our portfolio of precision agriculture products and capabilities.
We have spent years perfecting and fine-tuning our technology to position the Company as one of the industry leaders in CEA and development of advanced technology for food production. Driven by all internal research initiatives, we also collaborate with leading academic and research institutions in plant science for specific niche projects within advanced agriculture techniques. As we accelerate our growth over the next few years, we will seek continue to develop such strategic relationships and projects related to enhancing and expanding our capabilities and development of technologies for indoor farming.
Our Products
We produce various types of lettuces, baby leaves, microgreens, and other leafy greens and herbs. These products are grown from non-GMO seeds and are marketed as “better than organic” as traditional organic produce may use small amounts of pesticides. Our flagship product is Kalera Krunch, and we also sell other kinds of lettuce such as Butter Lettuce, Red Oak Leaf, Baby Romaine, and Frisée. Our products are excellent sources of several beneficial minerals such as potassium, calcium, phosphorous, and magnesium and are packed with vitamins A, C, and K, folates, phenols, and antioxidants. We also grow specialized microgreens from non-GMO seeds. These microgreens are delicate, colorful, and tasty, and include, cilantro, red sorrel, pea shoots and basil.
Our Facilities
In 2021, we expanded our operations through our acquisition of &ever and our announcements of additional production facilities from our existing operating facilities in Orlando (Florida), Atlanta (Georgia) and Houston (Texas), with our expansion to Denver (Colorado) in April 2022, and planned expansion to Honolulu (Hawaii), Seattle (Washington), Columbus (Ohio), and St Paul (Minnesota). These facilities will make us the first pan-US vertical farming company with an ability to serve customers at the regional and national level. Other than the HyCube facility, which we own (except for the land on which it is located), all of the buildings for the current and new production facilities are leased pursuant to long-term lease agreements with an average of ten years with an option to extend these up to an additional ten years. Through our acquisition of &ever, we also operate a farm in

Kuwait and have one farm under construction in Singapore. Our production facilities in operation and under construction are depicted below:
Orlando Facility
Driven by the success of the HyCube system discussed below, we started construction of our first large-scale facility by retrofitting an existing warehouse in Orlando in July 2019. The Orlando facility was completed in early 2020 and started farming operations in February 2020. This was the first time a vertical farm was completed in less than nine months while having a total production capacity of approximately 0.8 million lbs. per year, which was a record for the vertical farming industry. The Orlando facility has received much attention from both local and national dignitaries, including a visit from U.S. Secretary of Agriculture, Sonny Perdue in June 2020.
Atlanta Facility
Having successfully opened the Orlando facility in February 2020, we announced in April 2020 that we would open a new state-of-the-art farming facility in Atlanta, Georgia. The Atlanta facility complements our domestic and international expansion plan focused on growing an abundance of leafy greens in close proximity to our consumers. We began construction in 2020 and the facility began farming operations in March 2021 with total capacity of approximately 2.6 million lbs. per year. Atlanta is our third largest operating facility as of the date of this prospectus.
Houston Facility
Construction began on our Houston facility in July 2020 and was completed in the third quarter of 2021. Houston is currently our largest facility with a total capacity of 3.3 million lbs. per year. The Houston facility is focused on production and growing enhancements, including latest generation of lighting, improved airflow, and increased automation of the production lines meant to increase yield and efficiency.
Denver Facility
We announced our plan to open a facility in Denver, Colorado in October 2020. Construction on the nearly 90,000-square-foot facility was completed and the facility officially started operations in April 2022. The Denver facility, with the addition of microgreens, allows us to expand our portfolio beyond full head and cut leaf to better serve our customers with clean, nutrition-dense leafy greens. This large-scale facility uses cutting edge technology and has a production capacity of approximately 2.9 million lbs. of leafy greens and 50 thousand lbs. of microgreens per year. This facility will generate more than 60 employment opportunities for the local community.

Kuwait City Facility
Our facility located in Kuwait City, Kuwait, which was acquired as part of the &ever acquisition, was a partnership with NOX Management, an investment arm of IFA Group which owns food markets, restaurant chains, retail chains, and food distributors. The Kuwait City facility started operations in March 2020, with ramp-up resuming in October 2021 after Kuwait’s international travel ban had been lifted, and has a total capacity of approximately 280 thousand lbs. of baby leaf products per year. As part of the &ever acquisition agreement, the Company was granted an option to acquire 100% of the joint venture in the future, and the Company exercised that option on October 13, 2021.
Orlando Headquarters and R&D Center
Our corporate headquarters and R&D center are located at 7455 Emerald Dunes Drive, Suite 2100, Orlando FL 32822, where we occupy a newly retrofitted space of approximately 19,000 square feet of office, laboratory, and warehouse. The R&D center includes multiple climate controlled research grow rooms, laboratories and other additional dedicated areas.
HyCube at Orlando World Center Marriott
We decided in 2016 to expand into commercial operations by partnering with Marriott Hotels at their Orlando World Center Marriott, a hotel and convention center near Orlando and which it is now the largest Marriott in the world with 2,008 rooms, 28-story building, houses Hawk’s Landing Golf Center and the Marriott Vacation Club resorts of Marriott’s Sabal Palms, Marriott’s Royal Palms, and Marriott’s Imperial Palm Villages. The 200-acre resort property is home to our HyCube, a small-scale hydroponic farming facility that can produce up to 90,000 lbs. per year which are sold to Marriott which then serves them in the resorts’ restaurants. We continue to operate this facility and it has become an icon for our marketing efforts due to its modern visual appearance in addition to its value proposition of supplying guests with fresh, on-site grown greens that are served within hours of harvesting.
New Facilities
New facilities that will open in 2022 and early 2023 will allow us to continue extending our geographic footprint in order to serve regional and national customers. These include Seattle (Washington), Columbus (Ohio), Honolulu (Hawaii), St Paul (Minnesota) and Singapore.
Our Proprietary Technology Platform
Our hydroponic production systems and processes have been developed over 12 years in several areas: advanced plant and seed science, clean room technologies and procedures, and precision hydroponics through data science and distributed control systems.
Over the years we have developed and continue to perfect optimized hydroponic nutrient solution formulations and methods for controlling their balance throughout the growing cycle. In a closed irrigation and fertilization system like ours, the perfect balance of nutrients in an optimized formulation degrades progressively throughout the grow cycle due to differing rates of nutrient uptake for the various essential elements present in the liquid. As a consequence, many closed-system hydroponics operators simply dump the unbalanced nutrient solution and start with a fresh solution for each batch. This traditional approach has two major drawbacks: first, the nutrient solution is perfectly balanced only at the beginning of the grow cycle, leading to lower marketable yields; and second, it has a greater environmental impact from both higher water usage and from nutrient-rich effluents ending up in the water table. By contrast, our approach overcomes these drawbacks by implementing an element-specific monitoring program in which the concentration of fourteen individual essential elements is tracked during the grow cycle using ion-specific measurements, followed by adjustments of individual element concentrations in order to maintain an optimal nutrient balance at all times. Using this approach, we avoid runoffs of nutrient rich liquid to the water table, while maintaining optimal control of the nutrient solution balance. We have also designed proprietary nutrient distribution systems, certain aspects of which are protected by one US patent.

An additional objective of our plant and seed science work is the enhancement of the nutritive value of our produce for the benefit of the consumer. For example, we have conducted research in collaboration with University of Florida resulting in optimized light recipes leading to significantly higher levels of antioxidants in red leaf lettuce, and anthocyanins, compounds in plants that may offer health-promoting benefits by protecting cells from free radicals.
With the recent acquisition of Vindara, we have added the ability to develop seeds optimized for CEA, without the use of genetic editing or modification. Vindara’s big data analytics and machine learning approach allows for the accelerated development of plant varieties optimized not only for yield, but also targeting certain taste, color, shape and texture characteristics demanded by the market. With Vindara, we have the ability to create customer-defined varieties. This capability is currently unique in CEA, and we are at the leading edge of addressing the plant genetics optimization aspects of precision agriculture without the use of gene editing or genetic modification.
Additionally, with the recent acquisition of &ever, we have expanded our technology base, patents and IP - especially in advanced production process automation and optimized grow media, management team, and customer base. This acquisition also allows Kalera to offer a broad range of products in the industry, including: whole head, teen and baby leaf, cut leaf, and microgreens.
We have selected and adapted clean room technologies and procedures from the semiconductor and biomedical industries for use in vertical farming, including air and water filtration and decontamination, surface sanitation, and cleaning in place of irrigation piping. We use nanofiltration and advanced oxidization technologies, and residual free sanitation to achieve these goals. Access to production, harvest and post-harvest areas is highly controlled: personnel must wear protective clothing, hair covers, beard nets, and gloves and sanitized shoes. Incoming materials and supplies are sanitized prior to being introduced to the protected environment. By relying on this multi-faceted approach, we are able to eliminate the use of pesticides, as well as eliminate sources of human pathogen contamination such as E-Coli.
We have developed the HyCubeOS, an advanced distributed automation and process data collection system based on a hybrid Cloud architecture, and on IoT sensors. Essential plant growing variables (temperature, humidity, carbon dioxide levels, lights, nutrients, and maintenance events) are under strict control and monitored around the clock over the internet. Compared to most existing commercial systems that cannot meet precise vertical farming parameters, our system integrates large arrays of IoT sensors (as opposed to a few centralized sensors), uses adaptive ion-specific nutrient dosing controls (as opposed to traditional controls using global measures of nutrient concentrations), and is deployed via a distributed, resilient and scalable cluster-based hybrid Cloud architecture (as opposed to traditional centralized process control systems). Unlike most IoT-based sensing applications, which tend to send the sensor data directly to the Cloud for further processing, we have implemented an IoT architecture that leverages edge computers as well as the Cloud. Our approach sidesteps the latency issues specific to device-to-Cloud communications and is more robust with respect to data security. We have designed our own IoT sensors for collecting climate and carbon dioxide level data and our own edge computers, together with the software that controls them, such that we do not need to rely on external suppliers of such systems.
We are integrating the HyCubeOS with our Enterprise Resource Planning (“ERP”) system via a data warehouse. While the HyCubeOS records and controls production process inputs, the ERP system tracks process, the ERP system tracks process outputs, i.e., production yields. By integrating the HyCubeOS with the ERP system, we are creating a Machine Learning platform for predictive analytics, outlier detection, and complex data visualization.
Regulatory Environment
We are subject to extensive laws and regulations in the US administered by various federal, state and local government agencies in the United States, such as the FDA, the Federal Trade Commission (the “FTC”), the Environmental Protection Agency (the “EPA”), the Occupational Safety and Health Administration (“OSHA”), and the U.S. Department of Agriculture. These laws and regulations apply to the processing, packaging, distribution, sale, marketing, labeling, quality, safety, and transportation of our products, as well as our occupational safety and health practices. Under various federal statutes and implementing regulations, these agencies, among other things, prescribe the requirements and establish the standards for quality and safety and regulate our products and the manufacturing, labeling, marketing, promotion, and advertising thereof.
Among other regulatory requirements, the facilities in which our products are grown, packed or processed may be required to register with the FDA (depending on specific growing, packing, and processing operations), comply with regulatory schemes including Standards for the Growing, Harvesting, Packing, and Holding of Produce for Human Consumption (the “Produce Safety Rule”), Current Good Manufacturing Practices (“GMPs”), Hazard Analysis, and Risk-Based Preventive Controls for Human Food (the “Preventive Controls Rule”) and FDA and USDA labeling and marketing requirements, as amended by the Food Safety Modernization Act of 2011 (“FSMA”), the Organic Food Production Act, among other laws and regulations implemented by the FDA, the USDA, and other regulators. FSMA regulations are still being developed and implemented, including product traceability requirements recently proposed, which would be directly applicable to our products. The FDA and the USDA have the authority to inspect facilities depending on the type of product and operations involved. The FDA and the USDA also require that certain nutrition and product information appear on product labels and, more generally, that labels and labeling be truthful and non-misleading. Similarly, the FTC requires that our marketing and advertising be truthful, non-misleading, not deceptive to consumers, and not otherwise an unfair means of competition. We are also restricted by FDA and USDA from making certain types of claims about our products, including nutrient content claims, health claims, organic claims, and claims regarding the effects of our products on any structure or function of the body, whether express or implied, unless we satisfy certain regulatory requirements. We are also subject to parallel state and local food safety regulation, including registration and licensing requirements for our facilities, enforcement of standards for our products and facilities by state and local health agencies, and regulation of our trade practices in connection with selling our products.
In addition to federal regulatory requirements in the United States, certain states impose their own manufacturing and labeling requirements. For example, every state in which our products are manufactured requires facility registration with the relevant state food safety agency, and those facilities are subject to state inspection as well as federal inspection. Further, states can impose state-specific labeling requirements.

We are also subject to labor and employment laws, laws governing advertising, privacy laws, safety regulations and other laws, including consumer protection regulations that regulate retailers or govern the promotion and sale of merchandise. Our operations, and those of our distributors and suppliers, are subject to various laws and regulations relating to environmental protection and worker health and safety matters. Further, when we start operating or selling internationally, we will be subject to the regulatory agencies and requirements of the relevant countries.
Competitive Landscape
We operate in the highly competitive organic and natural foods market segment. Our competition includes large-scale conventional operations both domestically and internationally. In this market, competitive positioning is based on, among other things, product quality, brand recognition and loyalty, product variety, taste, product packaging and package design, shelf space, reputation, price, promotion and nutritional claims.
We are able to compete successfully with imported goods, including from Canada and Mexico with high quality produce that addresses U.S. consumer preferences for higher quality, improved product safety, year-round availability, and product innovation at reasonable prices. We also face competition from domestic and international greenhouse operators, as well as from other emerging high-tech agricultural startups such as vertical farms. Vertical farming has received increased interest in recent years with several competitors emerging. Some of our key competitors include, but are not limited to, AeroFarms, Bowery Farming, Infarm, Plenty, and Spread.
Employees
As of December 31, 2021, we had approximately 438 full-time employees. We have never experienced a labor-related work stoppage. We consider our relations with our employees to be very strong. Moving forward, we expect to employ approximately 60 employees for each new standard facility that we put in operation.
We are a technology-driven company, but people will always remain at the heart of our purpose and practices. Our culture is based on empowering people to play a key role in accelerating innovation and cooperation in the work environment. Our model is built on entrusting our teams at each facility and location to shape a worldwide organization. Our core values are: “Do the Right Thing, Always!”, “Own it, All of It!”, and “Grow the Future!”. We implemented these core values to help foster an ownership and responsibility oriented culture. We also implemented a number of policies including diversity, equality, cooperation, and dignity in the work place. With the hiring of our Head of Human Resources, we implemented these core values during 2020 so that every employee embraces our culture and values at the time of joining Kalera.
Intellectual Property Rights
Our intellectual property mainly relates to production processes and methods, plant nutrient mixture formulas, custom hardware and software code as well as our trademarks and is an inherent part of our business strategy. The U.S. Patents and Trademark Office issued a patent on November 24, 2020 for our application “Hydroponics Apparatus, System and Method”. The German Patent and Trademark Office issued a patent on January 18, 2018 to &ever GmbH (f/k/a Farmers Cut GmbH) titled “Climatically Sealed Climate Cell for Cultivating Plants Indoors”. Kalera (including through its acquisition of &ever GmbH) and Vindara currently have applications for 16 patent families. Our main trademarks are “Kalera”, “HyCube”, “HyTaste” and “Pick-to-Plate”. We believe our success depends, at least in part, on our ability to further develop and protect our intellectual property and we rely on a combination of patents, trade secrets and know-how which are protected through limiting access to key information, confidentiality provisions in agreements, confidentiality procedures and IT security. We have 43 granted patents throughout the United States, Europe, Turkey, Hong Kong and Australia. These granted patents will expire between 2036 and 2038. We also have 10 published patents in the United States, Europe, Canada, China and the Republic of Korea. Further, we have 38 pending patent applications throughout Europe and Asia.
Research and Development
We perform internal R&D activities to perfect our nutrient, light, and environment recipes for all varieties growing in our system. We also have research initiatives for trialing plant varieties suitable or optimized for our We are also subject to labor and employment laws, laws governing advertising, privacy laws, safety regulations and other laws, including consumer protection regulations that regulate retailers or govern the promotion and sale of merchandise. Our operations, and those of our distributors and suppliers, are subject to various laws and regulations relating to environmental protection and worker health and safety matters. Further, when we start operating or selling internationally, we will be subject to the regulatory agencies and requirements of the relevant countries.
Competitive Landscape
We operate in the highly competitive organic and natural foods market segment. Our competition includes large-scale conventional operations both domestically and internationally. In this market, competitive positioning is based on, among other things, product quality, brand recognition and loyalty, product variety, taste, product packaging and package design, shelf space, reputation, price, promotion and nutritional claims.
We are able to compete successfully with imported goods, including from Canada and Mexico with high quality produce that addresses U.S. consumer preferences for higher quality, improved product safety, year-round availability, and product innovation at reasonable prices. We also face competition from domestic and international greenhouse operators, as well as from other emerging high-tech agricultural startups such as vertical farms. Vertical farming has received increased interest in recent years with several competitors emerging. Some of our key competitors include, but are not limited to, AeroFarms, Bowery Farming, Infarm, Plenty, and Spread.
Employees
As of December 31, 2021, we had approximately 438 full-time employees. We have never experienced a labor-related work stoppage. We consider our relations with our employees to be very strong. Moving forward, we expect to employ approximately 60 employees for each new standard facility that we put in operation.
We are a technology-driven company, but people will always remain at the heart of our purpose and practices. Our culture is based on empowering people to play a key role in accelerating innovation and cooperation in the work environment. Our model is built on entrusting our teams at each facility and location to shape a worldwide organization. Our core values are: “Do the Right Thing, Always!”, “Own it, All of It!”, and “Grow the Future!”. We implemented these core values to help foster an ownership and responsibility oriented culture. We also implemented a number of policies including diversity, equality, cooperation, and dignity in the work place. With the hiring of our Head of Human Resources, we implemented these core values during 2020 so that every employee embraces our culture and values at the time of joining Kalera.
Intellectual Property Rights
Our intellectual property mainly relates to production processes and methods, plant nutrient mixture formulas, custom hardware and software code as well as our trademarks and is an inherent part of our business strategy. The U.S. Patents and Trademark Office issued a patent on November 24, 2020 for our application “Hydroponics Apparatus, System and Method”. The German Patent and Trademark Office issued a patent on January 18, 2018 to &ever GmbH (f/k/a Farmers Cut GmbH) titled “Climatically Sealed Climate Cell for Cultivating Plants Indoors”. Kalera (including through its acquisition of &ever GmbH) and Vindara currently have applications for 16 patent families. Our main trademarks are “Kalera”, “HyCube”, “HyTaste” and “Pick-to-Plate”. We believe our success depends, at least in part, on our ability to further develop and protect our intellectual property and we rely on a combination of patents, trade secrets and know-how which are protected through limiting access to key information, confidentiality provisions in agreements, confidentiality procedures and IT security. We have 43 granted patents throughout the United States, Europe, Turkey, Hong Kong and Australia. These granted patents will expire between 2036 and 2038. We also have 10 published patents in the United States, Europe, Canada, China and the Republic of Korea. Further, we have 38 pending patent applications throughout Europe and Asia.
Research and Development
We perform internal R&D activities to perfect our nutrient, light, and environment recipes for all varieties growing in our system. We also have research initiatives for trialing plant varieties suitable or optimized for our growing systems. We are developing advanced plant nutrient management algorithms and procedures, as well as data analytics and Machine Learning methods for advanced plant production process control on an ongoing basis.

Legal Proceedings
From time to time, we may become involved in litigation, disputes and other legal proceedings arising in the course of our business. As at the date of this prospectus, we are not, nor have we been during the course of the preceding 12 months, involved in any legal, governmental or arbitration proceedings which may have or have had a material adverse effect on our business, financial condition, results of operations or cash flows.
Corporate Information and History
Kalera S.A. is a public limited company (société anonyme) organized under the laws of Luxembourg which has was incorporated on June 11, 2021. Kalera AS is a private limited liability company organized under the laws of Norway, which was incorporated on March 6, 2013. Kalera PLC is a public limited company organized under the laws of Ireland, which was incorporated on June 19, 2017 as Figgreen Limited, a private limited company. Kalera PLC was reregistered as an Irish public limited company on March 29, 2022 and changed its name from “Figgreen Public Limited Company” to “Kalera Public Limited Company” on April 4, 2022. Kalera, Inc. is a US private C-corp company and is the operating entity for Kalera’s business. Kalera, Inc. was incorporated in 2010 in the state of Delaware. Kalera has entered into all customer and lease agreements pertaining to Kalera’s vertical farming business. The company’s offices are located in Orlando, Florida.
Organizational Structure
The following chart depicts our organizational structure prior to giving effect to the Business Combination and the related transactions. The subsidiaries identified below as owned by Kalera AS in the pre-Business Combination organizational chart remained owned by Kalera S.A. following the Business Combination.

The following chart depicts our organizational structure after giving effect to the Business Combination and the related transactions (3).
__________________
(1)Does not include Kalera ordinary shares expected to be issuable to former warrant holders of Agrico pursuant to warrants to be issued or assumed by Kalera in connection with the Business Combination.
(2)Does not include Kalera ordinary shares expected to be issuable to optionholders of Kalera pursuant to options assumed by Kalera in connection with the Business Combination. As of July 19, 2022, there was an aggregate of 364,000 Kalera employee stock options outstanding.
(3)Upon closing of the Business Combination, Agrico became be a wholly owned subsidiary of Kalera. The voluntary winding-up of Agrico is expected to commence, and voluntary liquidators are expected to be appointed, by the passing of a special shareholder resolution. Upon the appointment of a voluntary liquidator, the powers of the directors are expected to cease and the business of Agrico is expected to be discontinued except to the extent necessary to facilitate the winding-up. During the winding-up process, liabilities of Agrico are expected to be assumed by Kalera. The liquidator is expected to notify the Cayman Islands Registrar of Companies of the commencement of the winding-up and publish a notice in the Cayman Islands Government Gazette informing creditors of the same. Notice must be published in the Cayman Islands Government Gazette prior to the final general meeting of Agrico at which the accounts of the liquidation and the conduct of the liquidation will be presented for shareholder approval. This notice must be published at least 21 days in advance of the meeting. Notice of the final meeting must also be given to all shareholders. Following such notice, final general meeting of Agrico is expected to be held, following which, the liquidator is expected to make a final return to the Cayman Islands Registrar of Companies. Three months later, Agrico is expected to be deemed formally dissolved.
Kalera has limited activity other than being the ultimate holding company. In addition to Kalera, Inc., Kalera has four other wholly owned subsidiaries:
•Iveron Materials Inc.
•Vindara, Inc.
•Kalera Real Estate Holdings LLC
•&ever GmbH
Iveron Materials Inc.
Iveron Materials Inc. is a US private C-corp company established for our geopolymer concrete business (which is conducted separately from our vertical farming business). As of the date of this prospectus, Iveron Materials Inc. holds a license to patented technology related to geopolymer concrete, however no revenue generating activities are carried out. Iveron Materials Inc.’s offices are located in Orlando, Florida.
Vindara, Inc.
On March 10, 2021 we acquired Vindara, the first company to deliver genetic seed varieties bred exclusively for use in fast growing, high-tech indoor farming and other types of CEA operations. CEA farms no longer have to utilize standard outdoor seeds that have been bred for resistance to disease and pests at the expense, in many cases, of rich flavor, texture, and high nutritional content. Founded in 2018 and originally based in the North Carolina Research Triangle, the company utilizes machine learning to breed tailor-made seeds in a compressed timeframe of only 12 to 18 months rather than traditional breeding methods that need five to seven years to achieve similar results. Vindara breeds the seeds entirely through analytics rather than gene-editing or GMOs. This acquisition by Kalera represents what we believe to be the first instance of a combination between a leading vertical farming platform and the scientific leader in indoor seed development. Vindara is operating out of our headquarters in Orlando and Vindara’s Co-Founder and President, Dr. Jade Stinson, has joined our senior management team in Orlando as part of the transaction. We expect this acquisition to bring significant improvements to our operations and a new revenue stream through the selling of customized seeds to other farming companies to complement our precision agriculture portfolio of products.
Kalera Real Estate Holdings, LLC
On February 11, 2021, we incorporated Kalera Real Estate Holdings, LLC in the state of Delaware as the main legal entity to consolidate all real estate operations. On March 12, 2021, Kalera Real Estate Holdings, LLC completed the acquisition of a property in St. Paul, Minnesota to be converted into a vertical farm. Kalera Real Estate Holdings, LLC will manage all real estate operations separately from our leafy greens production operations. By developing or purchasing select real estate facilities through low-cost real estate financing structures, we expect to reduce our operating expenses and improve our unit economics.
Kalera GmbH (formerly &ever GmbH)
On October 1, 2021, we acquired all of the shares in &ever, a global leader in baby leaf indoor farming, for a total consideration reflecting an enterprise value for &ever GmbH of EUR 130 million on a cash and debt free basis as of July 1, 2021. Prior to the acquisition, &ever was a vertical farm company headquartered in Germany with operations in the Middle East, Asia and Europe. Founded in 2015, &ever focuses on the highly automated production of baby leaf products including spinach, arugula and cilantro using proprietary technology and operations, enabling output of various scale from in-store grow-towers to mega-farms.
We believe this transformational acquisition not only accelerates Kalera’s geographical footprint with a farm operating in Kuwait and one under construction in Singapore, but expands our technology base, patents and IP, management team, and customer base. It also allows Kalera to offer a broad range of products in the industry, including: whole head, teen and baby leaf, cut leaf, and microgreens. Combined with Vindara seed technology from our previous Vindara acquisition, we believe Kalera is now a worldwide leader in the vertical farming industry with a truly global reach and international brand.

The table below shows our key milestones and important events from our incorporation and to the date of this prospectus:

Year	Event
2010	Established Kalera, Inc.
2014	Tradeport R&D facility became operational.
2017	Started construction of Orlando World Center Marriott (HyCube) facility.
2018	Commenced operations at the Orlando World Center Marriott (HyCube) facility.
2019	Started construction for the first large-scale facility by retrofitting an existing warehouse in Orlando.
2020	The large-scale facility in Orlando was completed and started to operate.
2020	Started construction of three new large-scale facilities in Atlanta, Houston and Denver.
2020	Registered and traded on the NOTC-list in Norway.
2020	Completed several private placements raising net proceeds over $145 million.
2020	Announced expansion to three new locations: Honolulu, Seattle and Columbus.
2021	Acquired Vindara, Inc. a seed development company for indoor farms.
2021	Incorporated Kalera Real Estate Holdings, LLC and acquired a property in St Paul, Minnesota that will be converted into a vertical farm.
2021	The large-scale facilities in Atlanta and Houston were completed and started to operate.
2021	Additional blue chip customers added, including Kroger, Disney, Walmart and H-E-B.
2021	Acquired &ever GmbH.
2022	The large-scale facility in Denver was completed and started to operate.
2022	The Business Combination with Agrico was completed.
2022	Kalera Ordinary Shares started trading on Nasdaq.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following “Management’s Discussion and Analysis of Financial Condition and Results of Operation” should be read in conjunction with the “Information about Kalera” and “Selected Historical Financial Information” sections and the consolidated financial statements of Kalera SA (f/k/a Kalera AS) which are included elsewhere in this prospectus. The financial information contained herein is taken or derived from such consolidated financial statements, unless otherwise indicated. The following discussion and analysis set forth below contains forward-looking statements. Kalera’s actual results could differ materially from those that are discussed in these forward-looking statements as a result of many factors. The factors that could cause or contribute to such differences include those discussed below and elsewhere in this prospectus, particularly under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”. Amounts presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are presented in thousands of U.S. dollars, except per share, percentage and ratio figures. Unless the context otherwise requires, all references in this section to “Kalera” refer to Kalera SA prior to the Closing and to Kalera following the Closing of the Business Combination.
Overview
We are a hydroponics company combining plant science, clean room technology, and big data analytics. We grow clean, high quality, nutrient rich greens in a cost efficient and sustainable way near the point of consumption.
We produce, sell, and distribute a diverse portfolio of leafy green vegetables, microgreens and herbs under the global Kalera brand. We sell our products to foodservice companies, resorts, hospitality, cruise lines, airlines, grocery chains and restaurant chains. The product is beneficial for customers, retailers, foodservices and chefs, as it is healthy and fresh. It has a longer shelf life than conventional farmed produce, consistent quality, and is available at an affordable price.
We utilize unique growing methods that combine optimized nutrients and light recipes, clean room standards and precise environmental controls to produce our safe, nutrient rich, clean, pesticide free, non-GMO products with consistent high quality throughout the entire year.
Because of our controlled environment, and vertical growing methodology, we are able to produce 300 times more volumes per square feet than conventional farming. In addition, we produce our leafy greens all year round, regardless of outdoor growing seasons.
With indoor facilities situated right where the demand is, we are able to supply an abundance of product locally, eliminating the need to travel long distances when shipping perishable products and ensuring the highest quality and freshness.
Our Assets and Operations
We currently have announced nine large-scale indoor hydroponic facilities in the US, including our Orlando, Atlanta, Houston and Denver facilities which have commenced operations in 2020, 2021 and 2022. Internationally, we have two large-scale indoor hydroponic facilities, including our Kuwait facility which has commenced operations, and our Singapore facility which is under construction. Our indoor production facilities are strategically located proximate to population and distribution centers, including markets isolated from farmland. In contrast to produce that requires costly and extended long-haul supply chains, our leafy greens are delivered within hours of harvesting, always fresh, and maintain a longer shelf life. Given our expanding facility footprint, we expect to be the first truly pan-US vertical farming company able to serve both regional and national accounts.
Kalera brand, appeal to a broad range of customers across the foodservice, grocery, resort, hospitality, cruise line, airline and restaurant industries. Some of our key customers include US Foods, Gordon Food Service, Harvill’s Produce, Marriott, Levy, FreshPoint (a Sysco company), Publix, Kroger, H-E-B, Walmart, Disney and Universal Studios.

Overall Trends and Outlook
Business Trends
Net revenues were approximately $339 thousand in the three months ended March 31, 2021 and $1,477 thousand in the three months ended March 31, 2022. We have generated losses since inception. Our net loss in the three months ended March 31, 2021 and 2022 was approximately $5,897 thousand and $16,318 thousand, respectively, as we invested in key talent acquisition and operating expenses during each of the three month periods ended March 31, 2021 and 2022 as we continue to expand our facility footprint . As of March 31, 2022, Kalera has four operation large-scale facilities in Orlando, Atlanta, Houston and Kuwait with aggregate production capacity of approximately 7 million lbs. per year. Going forward, we intend to continue to invest in the construction of new facilities, plant and seed science, operational improvements and technology for Controlled Environment (“CEA”) as we believe demand for our products will continue to accelerate across our distribution channels.
Strategy
We believe that we are well positioned to take advantage of macro- and micro-trends by building high-tech sustainable lettuce, microgreens and herb production capacity in the United States and internationally. We seek to expand in certain markets and communities that do not have accessibility to local and fresh produce. We believe that our revenue growth will allow us to capture an increased share of the broader U.S. lettuce and chicory and microgreens categories. This is supported by a number of key drivers, including the growing mainstream acceptance of our products, heightened consumer awareness of the role that food and nutrition play in long-term health and wellness, and increasing awareness of the reduced negative impact that vertical farming has on the environment as compared to traditional farming.
Kalera seeks to achieve its growth plan through five main avenues, namely:
•Roll-out in additional US cities:
•International growth;
•Expansion of business lines;
•Expansion of product lines; and
•M&A and partnerships
During 2020 and 2021, Kalera had opened seven new facilities in the U.S.:
•Atlanta, Georgia
•Houston, Texas
•Denver, Colorado
•Columbus, Ohio
•Honolulu, Hawaii
•Seattle, Washington
•St. Paul, Minnesota
During 2021, Kalera had opened two new international facilities following the acquisition of Kalera GmbH (formerly &ever GmbH):
•Kuwait
•Singapore

Kalera aims to continue its growth plan in domestic markets, as well as in new, international markets. As of March 31, 2022, Kalera has four large-scale facilities in operation and announced six additional large-scale facilities. In connection with its expansion plans, the Company has a strong pipeline of new potential locations over the next 18 months. In addition, Kalera seeks to continue investing in its organization, to support the increased production footprint.
To address this sustained expansion plan, Kalera has developed rapid roll-out capabilities related to design, buildout and installation, centered around the following key aspects:
•Established supply chains for key technology and equipment;
•Replicable experience on design, installation, lease agreements and work relationships with architects and design companies;
•A proven ability to manage multiple construction projects at a time;
•Using general contractors and sub-contractors to provide supervision, manpower and materials to cover construction project workloads as needed;
•Modular designs – based on components that can be reused in various configurations; and
•Standardization – shorten lead times and internal review by design teams to create streamlined franchise style builds.
We have a proven approach to rolling out new vertical farming facilities in retrofitted, leased warehouses with an expected construction time of under one year for facilities up to approximately 75,000 square feet. With established supply chains for key technology and equipment, modular designs based on components that can be reused in various configurations and pre-tested software, we can efficiently replicate facility design and processes. This gives us visibility with respect to expected capital expenditures and timing involved for a new facility roll-out. In addition, five facilities are currently under construction and incorporate multiple design improvements over our first large-scale facility in Orlando and are expected to deliver unit cost savings of around 5% comparatively.
In addition to the roll-out plan, Kalera also has a keen focus on capital productivity and unit economics, aiming to deliver strong return on capital.
Our growth strategy includes the expansion of our product line. We intend to strengthen our product offerings by improving the formulations for our existing portfolio of products and by creating new products that expand our portfolio. We are continuously refining our products to improve their color, texture, flavor, firmness and nutritional value. In addition, we are continually testing new varieties and recipes to enhance all the benefits of our products in addition to bringing a differentiation factor to the sector by growing custom plants that are unique to each customer.
Demand
We mainly operate in the lettuce and chicory market. The global market volume for lettuce and chicory was around 27 million tons in 2017. This market has seen relatively stable growth with a CAGR of 1.2% from 2007 to 2017 according to IndexBox. This market is projected to continue its stable development, growing at over 1% per annum from 2019 to 2025, resulting in an estimated market volume of 29 million tons in 2025. The global lettuce and chicory market, excluding logistics costs, retail marketing costs and margins, amounted to over $30 billion in 2017, representing an increase of 16% against the preceding year..
Additionally, according to Research Nester, the United States microgreens market is projected to register a CAGR of 10.1% from 2020 to 2025. According to Research Nester, in terms of value, the U.S. microgreens market is projected to grow to $307 million by 2025. By sales channel, the restaurant market segment dominates the market owing to the fact that microgreens are likely to influence produce shopping requirements in the near future. Microgreens are increasingly being treated as a culinary trend across the country’s cuisines. The ongoing culinary trend for microgreen preference across United States cuisines together with the increasing supply to the hospitality market segment is likely to enhance the sale of microgreens in the future.

Pricing
Foodservice and retail pricing remains firm and in-line with expectations. We continue to price our products competitively compared to competing organic products and other CEA produce based on our retail surveys and buyer conversations.
Acquisitions
Vindara
On March 10, 2021 Kalera acquired a leading indoor seed developer, Vindara. Founded in 2018 in the North Carolina Research Triangle, Vindara is the first company to deliver seed varieties bred explicitly for use in fast growing, high-tech indoor farming operations and for other types of CEA operations.
This transaction provided Kalera with a vertically integrated structure by combining a scientific leader in indoor seed development with a leading vertical farming platform.
We expect this deal to be accretive to our unit economics starting in 2022 by:
•Significantly increasing the output from Kalera’s current and future facilities by reducing the grow cycle and providing Kalera benefits of higher yields;
•Lowering cost of goods sold by reducing seed costs and improving energy efficiency/automation;
•Significantly improving Kalera’s future unit economics;
•Further differentiating Kalera’s products and giving us improved ability to optimize color, texture, flavor, firmness and nutrient profile;
•Accelerating and expanding Vindara’s seed research and development programs focused on the indoor farming sectors to support overall CEA market share growth;
•Developing a strong product pipeline beyond leafy greens to include high yield basil, spinach, and strawberries;
•Accelerating the development cycle of proprietary products with and for customers while also generating value through the development of custom seed for the indoor farming industry at large;
•Providing additional revenue generation opportunities to the CEA global market.
Vindara has already demonstrated substantial yield improvements in indoor-grown romaine, with more varieties and crops in the pipeline.
The acquisition will accelerate Kalera’s product development both within its existing market segment to other lettuce varieties and leafy greens including basil and spinach, and to entirely new categories such as strawberries.
Kalera GmbH (formerly &ever GmbH)
On October 1, 2021, Kalera acquired 100% of the shares of &ever for a total of $33,610 thousand in cash and 27,856,081 Kalera shares.
•Founded in 2015, &ever focuses on the highly automated production of baby leaf products including spinach, arugula and cilantro using proprietary technology and operations, enabling output of various scale from in-store grow-towers to mega-farms.
•This transaction represents the first instance of consolidation between vertical farmers: it combines a leader in plant science and unit economics for full head leafy greens with a leader in baby leaf production and technology to create a global vertical farming leader.

•The transaction is complementary to Vindara’s acquisition, increasing Vindara’s market reach and positioning worldwide.
On October 13, 2021, Kalera completed the acquisition of the remaining 50% of &ever ME for a total of $1,899 thousand in cash and 2,724,499 shares of Kalera common stock.
Kalera operating expenses increased during the three months ended March 31, 2022, compared to the same period in 2021 due to a higher research and development expenses related to the acquired seed varieties for indoor farming and automated production technologies.
Update Regarding Impact and Expected Future Impact of COVID-19 on Our Company
The spread of the COVID-19 pandemic drove the decision to modify our business strategy to meet the demand for our products in the retail sector. The foodservice sector, our core target market, was closed or operating at less than normal capacity for example, less than 25% capacity in Central Florida during 2020. During 2021, the foodservices industry gradually recovered with large venues such as convention centers and entertainment centers re-opening during the third quarter of year-ending December 31, 2021. This affected our ability to increase sales
As we seek to continue to rapidly grow our net revenues, we face several challenges. The extent of COVID-19’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of COVID-19 (including any resurgences), impact of the new COVID-19 variants and the rollout and uptake of COVID-19 vaccines, and the level of social and economic restrictions imposed in the United States and abroad in an effort to curb the spread of the virus, all of which are uncertain and difficult to predict considering the rapidly evolving landscape.
How We Generate Revenue
Kalera recognizes revenue through the sale of various varieties of lettuce and micro-greens which are sold to food retail and distribution customers. Kalera recognizes revenue for the sale of the product upon shipment or delivery to the customer based on terms of the sale. Revenue is measured as the amount of consideration Kalera expects to receive in exchange for delivering products. In the three months ended March 31, 2022, our largest customers in terms of their respective percentage of our sales included the following: H.E.B. Grocery (16%), Publix Lakeland (16%), Publix Orlando (10%), US Foods (9%) and Gordon Food Service (8%). We expect that most of our sales will be made through a core number of distributors and large retailers for the foreseeable future. We do not have short-term or long-term commitments or minimum purchase volumes in our contracts with them that ensure future sales of our products.
Costs of Conducting Our Business
Inventory costs include the costs of producing our products which include direct material costs such as seeds, nutrients, packaging, salaries and wages of the employees directly involved in farming production, farming facility costs including utility costs, insurance, maintenance, and other costs directly attributed to the vertical farming process and facilities.
Selling, general, and administrative expenses primarily consist of costs for corporate functions, including payroll, employee benefits for corporate employees, corporate office expenses, professional fees, marketing and selling costs, and other expenses not attributed to production of products.
How We Evaluate Our Operations
Net Loss
We measure performance based on our overall return to shareholders based on consolidated net income or net loss. We do not review a measure of operating result at a lower level than the consolidated company and we only have one reportable segment.

EBITDA and Adjusted EBITDA
We view EBITDA as an important indicator of performance. We define EBITDA as net income/(loss) plus net interest expense, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for any foreign exchange gains/(losses), share-based compensation expense and non-recurring items if identified. EBITDA and Adjusted EBITDA are supplemental measure utilized by our management and other users of our financial statements such as investors, research analysts and others, to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. It facilitates internal comparisons of our operating performance on a more consistent basis. We use these performance measure for business planning purposes and forecasting. We believe that EBITDA and Adjusted EBITDA enhances an investor’s understanding of our financial performance as they are useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.
Note Regarding Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA are not financial measures presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We believe that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial condition and results of operations. Net loss is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measures. You should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for analysis of our results as reported under GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
Risk Factors Affecting Operating Results
We are subject to a number of challenges that may adversely affect our businesses. These challenges are discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Factors Impacting Comparability of Our Financial Results
During the three months ended March 31, 2022, Atlanta and Houston large-scale facilities that increased our production capacity by a total of 5.9 million lbs. of lettuce per year were fully operated. This represents an increase in total production capacity of 737% when compared to our Orlando facility which was the only operated large scale facility during the three months ended March 31, 2021.
During 2021, we also completed three acquisitions in the plant science and seed sectors including Vindara a developer of seeds that are specifically designed for indoor farms, &ever GmbH, a developer of technology and vertical farms based out of Germany with operations in Kuwait and Singapore. Driven by the three acquisitions Kalera operation expenses increased during the three months ended March 31, 2022, compared to the three months ended March 31, 2021.

Summary of Operations – Q1 2022 Compared to Q1 2021
(In thousands, except percentages)
Net Sales

	(USD in thousands)
	Unaudited Three months ended March 31,
	2022	2021
Net sales	$1,477	$339
Net sales increased to $1,477 thousand in the three months ended March 31, 2022, from $339 thousand in the three months ended March 31, 2021. The net sales increase is reflective of the opening of new farming facilities in Atlanta and Houston which began operation in the second half of 2021 and an increase in sales from existing facilities, as net sales in the three months ended March 2021 were generated primarily from sales from our Orlando facility which began operations in March 2020, in addition to sales from our smaller HyCube facility.
Cost of Goods Sold (exclusive of depreciation and amortization)

	(USD in thousands)
	Unaudited Three months ended March 31,
	2022	2021
Cost of goods sold (exclusive of depreciation and amortization)	$5,008	$943
Cost of goods sold increased 431% to $5,008 thousand in the three months ended March 31, 2022, from $943 thousand in the three months ended March 31, 2021. Inventory costs include the costs of producing our products which include direct material costs such as seeds and nutrients, salaries and wages of the employees directly involved in farming production, farming facility costs including utility costs, insurance, maintenance, and other costs directly attributed to the vertical farming process and facilities. During the three months ended March 31, 2022, we experienced increased sales which resulted in additional costs of goods sold. During the three months ended March 31,2022 and 2021, our facilities operated at higher capacity than was required to meet demand in order to test and condition the systems in our recently opened production facilities. As a result, cost of goods sold was in excess of net sales and included costs of leafy greens produced but not sold totaling $3,355 thousand and $631 thousand for the three months ended March 31, 2022 and 2021 respectively.
We operated the Atlanta and Houston facilities at a higher capacity than was required to meet demand in order to test all our farming production systems in these two farms that incorporated new technologies and were Kalera’s second generation of farms compared to the Orlando farm. Driven by salaries and wages, utility costs, maintenance and raw materials in excess of demand, our cost of goods sold which include costs of products produced but not sold prior to spoilage, were higher than our net sales.
Selling, General & Administrative Expense

	(USD in thousands)
	Unaudited Three months ended March 31,
	2022	2021
Selling, general and administrative expenses	$10,400	$5,280
Selling, general and administrative expenses, which include primarily the corporate functions expenses and are expenses not directly associated with production, were $10,400 thousand for the three months ended March 31, 2022, compared to $5,280 thousand for the three months ended March 31, 2021. The increase in selling, general and administrative expenses was primarily due to increases in the number of corporate employees and related employee expenses required to manage the growing business and also expenses related to three acquisitions during 2021.

Depreciation & Amortization Expense

	(USD in thousands)
	Unaudited Three months ended March 31,
	2022	2021
Depreciation and amortization	$2,553	$168
Depreciation and amortization expense, which included depreciation on property, plant and equipment, net and amortization of operating lease right-of-use assets, was $2,553 thousand for the three months ended March 31, 2022, compared to $168 thousand for the three months ended March 31, 2021. The increase in depreciation and amortization expense was due to the increase in property, plant, and equipment primarily put into service in order to operate the new farming facilities which opened in the second half of 2021 and increase in intangible asset amortization due to the three acquisitions completed during 2021.
Net Interest Expense

	(USD in thousands)
	Unaudited Three months ended March 31,
	2022	2021
Interest expense, net	$(229)	$155
Interest expense, net consists of expenses related to payments for outstanding lease liabilities and convertible debt during the three months ended March 31, 2022 and 2021, less income received as interest on our cash deposits. Net interest expense in the three months ended March 31, 2022 was at $229 thousand, compared to net interest income $155 thousand in the three months ended March 31, 2021. The change in net interest expense was due to the interest incurred on finance obligation related to our failed sale-leaseback transaction that included building and equipment for failed sale-leaseback transaction as well as $51 interest incurred on our convertible debt arrangement that we entered into during the first quarter of 2022.
Net Loss

	(USD in thousands)
	Unaudited Three months ended March 31,
	2022	2021
Net loss	$(16,318)	$(5,897)
As a result of the foregoing, net loss was at $16,318 thousand for the three months ended March 31, 2022, compared to a net loss of $5,897 thousand for the three months ended March 31, 2021.
Income Taxes
An income tax benefit of $755 thousand was recorded during the three months ended March 31, 2022, due to the recognition of deferred tax benefits for intangible asset amortization associated with our acquired businesses. No income tax benefit or expense was recorded for the three months ended March 31, 2021. A valuation allowance was recorded as of March 31, 2022 and 2021, on substantially all of our domestic and foreign deferred tax assets. Management does not anticipate that the benefits from these deferred tax assets will be realized in the near term.
Liquidity and Capital Resources
Our primary liquidity requirements are for operating expenses, working capital, and capital expenditures to support the growth in our business. Historically, we have funded our operations and growth through debt and equity raises. In the three months ended March 31, 2022, we received $18,080 thousand in net proceeds from our financing activities which includes issuance of convertible debt and sale of property, plant and equipment for failed sale-

leaseback. In the three months ended March 31, 2021, we received $29,158 thousand in net proceeds from our capital raises.
The large-scale high-tech CEA business is capital-intensive, and we expect to continue to expend significant resources related to our expansion plans. These expenditures are expected to include working capital, costs associated with planting and harvesting, such as the purchase of seeds and growing supplies, and the cost of attracting and retaining a skilled labor force.
The amount and timing of our future funding requirements, if any, will depend on many factors, including the timing and costs of completion of our large-scale high-tech CEA facilities. We may be unable to obtain any such additional financing on reasonable terms or at all.
We could potentially use our available financial resources sooner than we currently expect and may incur additional indebtedness to meet future financing needs. Adequate additional funding may not be available to use on acceptable terms or at all. In addition, although we anticipate being able to obtain additional financing through non-dilutive means, we may be unable to do so. Our failure to raise capital as and when needed could have significant negative consequences for our business, financial condition and results of consolidated operations. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors.”
Summary of Cash Flows
A summary of our cash flows from operating, investing and financing activities is presented in the following table:

	(USD in thousands)
	Unaudited Three months ended March 31,
	2022	2021
Net cash used in operating activities	$(14,192)	$(5,897)
Net cash used in investing activities	(14,636)	(29,647)
Net cash provided by financing activities	18,080	29,158
Cash and cash equivalents, beginning of year	16,146	113,353
Effect of exchange rate changes on cash	60	—
Cash and cash equivalents, end of period	$5,458	$110,927
Net Cash Used by Operating Activities. Net cash used by operating activities was at $14,192 thousand for the three months ended March 31, 2022, compared to $5,987 thousand for the three months ended March 31, 2021. The increase in cash used in operating activities was primarily due to expenses from new facilities that opened in the second half of 2021 and new facilities that will open during 2022 compared to operating expenses during the three months ended March 31, 2021 for our Orlando facility only.
Net Cash Used in Investing Activities. Net cash used in investing activities was at $14,636 thousand for the three months ended March 31, 2022, compared to $29,647 thousand for the three months ended March 31, 2021. Net cash used in investing activities for the three months ended March 31, 2022, was primarily driven by investments in the Denver, Seattle and St. Paul farming production facilities. Net cash in investing activities for the three months ended March 31, 2021, was primarily driven by investments in the Atlanta, Houston, Denver, and Seattle farming production facilities in addition to the acquisition of Vindara.
Net Cash Provided by Financing Activities. Net cash provided by financing activities was at $18,080 thousand for the three months ended March 31, 2022, compared to $29,158 thousand for the three months ended March 31, 2021. The change was primarily driven by issuance of convertible debt and sale of property, plant and equipment for failed sale-leaseback during the three months ended March 31, 2022 compared to private placements to finance the cash consideration of the Vindara acquisition during the three months ended March 31, 2021.

Secured Convertible Bridge Promissory Note
On March 4, 2022, Kalera SA entered into a secured convertible bridge promissory note (the “Secured Convertible Bridge Promissory Note”) for up to $20,000 thousand. The lenders initially included certain shareholders of Kalera SA, which have collectively committed to lend Kalera SA $10,000 thousand under the facility. All unpaid principal, fees, and accrued interest under the Secured Convertible Bridge Promissory Note is due and payable in full one year from the loan funding date of March 8, 2022. Interest is accrued at a payment in kind (“PIK”) annual rate of 8%. Each holder has the right to convert the outstanding unpaid principal including accrued interest into ordinary shares at the conversion price of $10.00 per share under the terms of the agreement. The Secured Convertible Bridge Promissory Note is secured by equity pledges of certain subsidiaries, including Kalera, Inc., Vindara, Inc. and Kalera GmbH, and by all of the assets of Vindara, Inc. and Kalera GmbH. The obligations under the Secured Convertible Bridge Promissory Note are also guaranteed by Vindara, Inc. and Kalera GmbH. The Secured Convertible Bridge Promissory Note contains customary events of default and related remedies.
Farm Credit Loan and Security Agreement
On April 14, 2022, Kalera, Inc. (a wholly owned subsidiary of Kalera SA), as borrower, entered into the Farm Credit Loan and Security Agreement with Farm Credit of Central Florida, ACA (“Farm Credit”), under which Farm Credit agreed to make (i) revolving loans in an aggregate principal amount up to $10,000 thousand and (ii) one or more term loans in an aggregate principal amount up to $20,000 thousand.
Farm Credit Eligibility/Farm Credit Equity.
The Farm Credit Loan and Security Agreement requires that the borrower maintain its status as an entity eligible to borrow from a federally chartered farm credit system lending institution organized under the Farm Credit Act of 1971, as the same may be amended or supplemented from time to time.
The Farm Credit Loan and Security Agreement also requires that the borrower acquire equity in the lender in such amounts and at such times as the lender may require in accordance with its bylaws and capital plan (as each may be amended or otherwise modified from time to time), except that the maximum amount of equity that the borrower may be required to purchase in the lender in connection with the loans made by the lender may not exceed the maximum amount permitted by the bylaws and capital plan of the lender on the closing date of the agreement.
Maturity.
The revolving facility under the Farm Credit Loan and Security Agreement matures on the second anniversary of the date of the agreement, unless commitments thereunder are terminated earlier in accordance with the terms of the agreement. The term loan facility may be drawn upon within the first 24 months of the Farm Credit Loan and Security Agreement and matures on the tenth anniversary of such agreement.
Interest.
Each revolving loan will bear interest at an annual rate equal to the prime rate plus 0.625% and each term loan will bear interest at an annual rate equal to the prime rate plus 0.75%.
Guarantees and Security.
The obligations under the Farm Credit Loan and Security Agreement are required to be guaranteed by all existing and future subsidiaries of the borrower other than Kalera Real Estate Holdings LLC.
The obligations under the Farm Credit Loan and Security Agreement are secured by a continuing security interest and lien in substantially all of assets and property of the loan parties, as more fully described in the Farm Credit Loan and Security Agreement, except for any Excluded Assets (as defined in the Farm Credit Loan and Security Agreement). Excluded Assets include, among others, as specified in the agreement, the loan parties’ real property, and any “intent-to-use” application for registration of a trademark.

The Farm Credit Loan and Security Agreement contains customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, and dividends and other distributions.
The Farm Credit Loan and Security Agreement requires compliance with certain financial covenants. These financial covenants include (a) a minimum Liquidity (as defined in the Farm Credit Loan and Security Agreement), (ii) a maximum Consolidated Funded Debt to Capital Ratio (as defined in the Farm Credit Loan and Security Agreement), and (iii) a maximum Consolidated Funded Debt to EBITDA Ratio (as defined in the Farm Credit Loan and Security Agreement). So long as any term loans are outstanding under the agreement, commencing with the fiscal quarter ending June 30, 2022, on a quarterly basis, the borrower would be required to maintain a minimum Liquidity equal to the projected scheduled aggregate principal and interest payments with respect to the term loan for the three-year period immediately following such fiscal quarter end. On a yearly basis, commencing with the fiscal year ending December 31, 2022, the borrower would be required, as of the end of each fiscal year, to maintain a maximum Consolidated Funded Debt to Capital Ratio of forty-five percent (45%). On a yearly basis, commencing with the fiscal year ending December 31, 2024, the borrower would be required, as of the end of each fiscal year, to maintain a maximum Consolidated Funded Debt to EBITDA Ratio of 3.25 to 1.00.
The Farm Credit Loan and Security Agreement also includes customary events of default, including failure to pay principal, interest or certain other amounts when due, violation of covenants, material inaccuracy of representations and warranties, certain bankruptcy and insolvency events, certain undischarged judgments, invalidity of guarantees or grant of security interest (except with respect to immaterial assets), breach of certain material contractual obligations, uninsured loss of any collateral, and change of control, in certain cases subject to certain thresholds and grace periods. If any event of default occurs and continues, Farm Credit may terminate its commitment to make loans, declare all of the obligations under the Farm Credit Loan and Security Agreement to be immediately due and payable, without presentment, demand, protest or other notice of any kind, and exercise all rights and remedies available to it under the Farm Credit Loan and Security Agreement or applicable law.
Related Party Transactions
Other than the convertible loan arrangement and the Secured Convertible Bridge Promissory Note mentioned above and the service contract entered into with the Chairman of the Board of Directors as described in the section titled “Equity Compensation”, beginning on page 251 of the Proxy Statement/Prospectus, the Company has not had any related party transactions for the periods covered by the historical financial information included in this report.
Future Capital Needs
Our ability to generate sufficient cash to fund our operations depends generally on our results of operations and the availability of future financing.
Commitments and Contractual Obligations
Our contractual obligations and commitments principally include obligations associated with our operating leases liabilities and financing obligations as set forth in the following table as of March 31, 2022:

(USD in thousands)
Fiscal Year
2022	4,184
2023	5,723
2024	5,836
2025	5,940
2026	6,036
2027 and beyond	98,072
Total undiscounted operating lease payments	$12,579

Off-balance Sheet Arrangements
As of March 31, 2022, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.
Emerging Growth Company Status and Smaller Reporting Company Status
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and have elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards, although we may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. We expect to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and non-public companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.
In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (a) provide an auditor’s attestation report on Kalera’s system of internal control over financial reporting pursuant to Section 404(b) on the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, including supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (critical audit matters); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officers compensation to median employee compensation.
Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates did not exceed $250 million as of the prior June 30, or (2) our annual revenues did not exceed $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not exceed $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Recent Accounting Pronouncements
New accounting pronouncements are issued periodically that can affect our current and future operations. See Note 2 of the Company’s Notes to Consolidated Financial Statements.
Critical Accounting Policies and Estimates
Preparation of the Company’s financial statements involves judgments and estimates due to uncertainties affecting the application of accounting policies, and the likelihood that different amounts would be reported under different conditions or using different assumptions. The Company bases its estimates on historical experience and other assumptions, as discussed herein, that it believes are reasonable. If actual amounts are ultimately different from previous estimates, the revisions are included in the Company’s results of operations for the period in which the actual amounts become known. The Company’s significant accounting policies are discussed in Note 2 of the Company’s Notes to Consolidated Financial Statements. Following is a summary and discussion of the more significant accounting policies and estimates which management believes to have a significant impact on the Company’s operating results, financial position, cash flows and footnote disclosure.

Leases
The Company identifies leases by evaluating our contracts to determine if the contract conveys the right to use an identified asset for a stated period of time in exchange for consideration. The Company considers whether it can control the underlying asset and has the right to obtain substantially all of the economic benefits or outputs from the asset. Leases with terms greater than 12 months are classified as either operating or finance leases at the commencement date. For these leases, the Company capitalized the present value of the minimum lease payments over the lease terms as a right-of-use asset with an offsetting lease liability. The discount rate used to calculate the present value of the minimum lease payments is based on an incremental borrowing rate that approximates the rate of interest the Company would have to pay to borrow on a collateralized basis over a similar term. The lease term includes any noncancelable period for which the Company has the right to use the asset. Currently, all capitalized leases are classified as operating leases and the Company records lease expense on a straight-line basis over the term of the lease.
Revenue recognition
As more fully discussed in Note 12 of the Company’s Notes to Consolidated Financial Statements, the Company recognizes revenue through the sale of various varieties of lettuce and micro-greens, which are sold to food retail and distribution customers generally with standard shipping terms. The Company’s revenue results from the delivery of our products as the single performance obligation transferred at an agreed upon price per unit. The Company recognizes revenue for the sale of the product at the point in time when our performance obligation has been satisfied, which is when control of the product has transferred to the customer, which generally occurs upon shipment or delivery to the customer based on terms of the sale. Revenue is measured as the amount of consideration the Company expects to receive in exchange for delivering products. The amount of revenue recognized is reduced for estimated returns and other customer credits. No significant element of financing is deemed present as the sales are made with a credit term of thirty (30) days, which is consistent with market practice. A trade receivable is recognized when the goods are delivered as this is the point in time that the consideration is unconditional because only the passage of time is required before the payment is due.
Business Combinations
The Company accounts for business combinations by recognizing from goodwill separately from the identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree, and to measure these items generally at their acquisition date fair values. Goodwill is recorded as the residual amount by which the purchase price exceeds the fair value of the net assets acquired. If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, we are required to report provisional amounts in the financial statements for the items for which the accounting is incomplete. Adjustments to provisional amounts initially recorded that are identified during the measurement period are recognized in the reporting period in which the adjustment amounts are determined. During the measurement period, we are also required to recognize additional assets or liabilities if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets and liabilities as of that date. The measurement period ends the sooner of one year from the acquisition date or when we receive the information we were seeking about facts and circumstances that existed as of the acquisition date or learn that more information is not obtainable. Contingent consideration liabilities or receivables recorded in connection with business acquisitions must also be adjusted for changes in fair value until settled.
Valuation of long-lived assets
Long-lived assets, primarily property, plant and equipment, are reviewed for impairment as events or changes in business circumstances occur indicating that the carrying value of the asset may not be recoverable. The estimated cash flows produced by assets or asset groups, are compared to the asset carrying value to determine whether impairment exists. Such estimates involve considerable management judgment and are based upon assumptions about expected future operating performance. As a result, actual cash flows could differ from management’s estimates due to changes in business conditions, operating performance, and economic and competitive conditions.

Asset Retirement Obligations
The fair value of a liability for an asset retirement obligation is recorded in the period in which it is incurred if a reasonable estimate of fair value can be made. The Company’s asset retirement obligations are generally a result of operating lease agreements for locations which we have built-out farming production facilities. The lease agreements often include provisions requiring the Company to return the leased space to its original state prior to the build out of the Company’s farming production facility. These provisions result in costs to remove farming production equipment and repair the leased space prior to vacating the space. In periods subsequent to initial measurement, the Company recognizes period-to-period changes in the asset retirement obligation liability resulting from the passage of time and revisions to either the timing or the amount of the original estimate. The increase in the carrying value of the associated long-lived asset is depreciated over the corresponding estimated economic life.
Income taxes
Deferred income taxes are recorded and recognized for future tax effects of temporary differences between financial and income tax reporting. The Company records valuation allowances in situations where the realization of deferred tax assets is not more-likely-than-not. The Company periodically reviews assumptions and estimates of the Company’s probable tax obligations and effects on its liability for any uncertain tax positions, using informed judgment which may include the use of third-party consultants, advisors and legal counsel, as well as historical experience.
Other matters
In the opinion of management, other than contracts for raw materials, including outstanding purchase orders for packaging, ingredients, supplies, and operational services, operating lease agreements which were all entered into in the ordinary course of business, the Company has one significant procurement agreement with Signify to buy LED lamps used in Kalera’s production facilities for a total amount of $10,000 thousand as of December 31, 2021. Excluding the Signify agreement, Kalera does not have any other significant contractual obligations or future commitments.
Financial Risk and Capital Management
Financial Risk
The Company’s activities expose it to a variety of financial risks, including market and liquidity risks. The Company seeks to minimize potential adverse effects of such risks to the Company’s financial performance.
Market Risk
Foreign Currency Risk - We are exposed to fluctuations in currency exchange rates because of our investments and operations in countries other than the U.S. For the three months ended March 31, 2022, movements in currency exchange rates and the related impact on the translation of the balance sheets resulted in $1,230 in currency translation and other categories of accumulated other comprehensive loss. For the three months ended March 31, 2021, movements in currency exchange rates and the related impact on the translation of the balance sheets resulted in $0 in currency translation and other categories of accumulated other comprehensive loss.
Interest Risk - The Company is currently not exposed to significant interest rate risk in relation to interest rates on borrowings. The Company has entered into several significant lease agreements in connection with production facilities that opened during 2021 and 2022, which bear an inherent interest rate risk. In the event of re-financing of the Company’s current lease agreements, the market interest rates could constitute a risk for the Company. In addition, the Company expects to continue to open several additional production facilities in future years, consistent with its growth strategy. As such, the Company’s future agreements will bear the risk of changes in the interest rate environment at the time of agreement. The Company is currently not exposed to any variable interest rate borrowings.
Liquidity Risk - Cash flow forecasting is performed by the Company. The Company monitors rolling forecasts of its liquidity requirements to ensure it has sufficient cash to meet operational and strategic growth plans. The

Company’s continuation as a going concern is dependent upon its ability to attain profitability and obtain additional financing.. As of March 31, 2021, the Company had $110,927 thousand in cash-on-hand. As of March 31, 2022, the Company had $5,458 thousand in cash-on-hand. During the three months ended March 31,2022 the Company secured additional funds in the amount of $8,100 thousand from a sale and leaseback transaction during January 2022 and a commitment for up to $20,000 thousand in a bridge loan facility by existing Kalera shareholders during March 2022 out of which, $10,000 thousand was funded during March 2022. On April 19, 2022, the Company secured a $30,000 thousand, Senior Secured Credit Facility with Farm Credit of Central Florida. $20,000 thousand of the facility is available under a term loan to support capital expenditures, whereas the remaining $10,000 thousand is available under a revolving loan for working capital needs of the Company in the United States.
Credit Risk - Credit risk arises from cash and cash equivalents and deposits with banks and financial institutions. However, we believe this risk is remote, as deposits are with an established financial institution. Credit risk also arises from exposures to wholesale and retail customers, including outstanding receivables. These are currently not significant to the Company, and the majority are not overdue. During the three months ended March 31, 2021 and 2022, there were no significant receivables that were overdue. Trade receivables include the sale of leafy greens associated with our core operations.
Capital Management
The Company’s primary objectives in managing capital are to safeguard the Company’s ability to continue as a going concern by executing the Company’s growth strategy to provide returns for shareholders while maintaining an optimal capital structure and reducing the cost of capital. As such, the Company may continue to adjust its capital structure through additional share issuances, borrowings, leases, or other strategic financing mechanisms to meet operational and strategic needs, as appropriate. Total capital is calculated as total equity as shown in the consolidated balance sheet plus net debt.

MANAGEMENT
Unless the context otherwise requires, all references in this section to “Kalera” refer to Kalera SA prior to the Closing and to Kalera following the Closing of the Business Combination.
The following sets forth certain information as of July 18, 2022 concerning the persons who are serving as Kalera’s directors and executive officers as of the consummation of the Business Combination.

Name	Age	Position
Curtis McWilliams(3)	66	Chairman of the Board
Jim Leighton	66	President and Chief Executive Officer & Board Director
Austin Martin	39	Chief Operating Officer
Keri Gasiorowski	40	Chief Support Services Officer
Dr. Jade Stinson	42	Chief Innovation Officer (Kalera) and President and Co-founder of Vindara
Fernando Cornejo	49	Chief Financial Officer
Dr. Cristian Toma	58	Chief Science Officer, Co-Founder and Board Director
Dr. Henner Schwarz	45	Chief Commercial Officer and Managing Director of EMEA and Asia
Aric Nissen	51	Chief Marketing Officer
Robert Arnall(1)	63	Board Director
Umur Hursever(1)(2)	47	Board Director
Maria Sastre(1)(2)	66	Board Director
Sonny Perdue(3)	75	Board Director
Andrea Weiss(3)	67	Board Director
Faisal AlMeshal(1)	35	Board Director
Brent de Jong(2)(3)	47	Board Director
___________________
(1)Member of the audit committee
(2)Member of the talent and compensation committee
(3)Member of the nominating and corporate governance committee
Biographical information concerning the individuals listed above is set forth below.
Executive Officers and Directors
Executive Officers
Curtis McWilliams - Chairman of the Board
Mr. McWilliams has served as Chairman of the Board since May 2022. From December 2021 to May 2022 he served as Interim Chief Executive Officer. Mr. McWilliams has over 35 years of experience in finance and real estate, including 13 years of experience in investment banking at Merrill Lynch & Co. Mr. McWilliams has served as the non-executive Chairman of the Board of Directors of Ardmore Shipping Corporation since January 2019 and as a Director since January 2016. He also currently serves as a Board Director of Modiv Inc. Mr. McWilliams was the Lead Director of Braemar Hotels & Resorts Inc. from November 2013 until July 2019 and continued as a member of the Board of Directors and chair of the Audit Committee until his term expired in May 2022. He also previously served as a Director for Campus Crest Communities, CNL Bank and Trustreet Properties Inc., as President and Chief Executive Officer of CNL Real Estate Advisors, Inc. (from 2007 to 2010) and as President and Chief Executive Officer of Trustreet Properties (from 1997 to 2007). Mr. McWilliams holds an MBA with a concentration in finance from the University of Chicago and a BSE in Chemical Engineering from Princeton University. We believe that Mr. McWilliams’ extensive corporate governance, management and finance experience makes him well-qualified to serve as Chairman of the Board.

Jim Leighton - President and Chief Executive Officer & Board Director
Mr. Leighton was appointed as President and Chief Executive Officer, and as Board Director, in May of 2022. Mr. Leighton, age 66, previously served as Chief Executive Officer and Managing Director of Ingham’s Group Limited, the largest poultry producer in Australia, from 2018 until 2021. Prior to assuming his role at Ingham’s, Mr. Leighton served as President of 40 North Foods from 2016 until 2018. Since 2018, Mr. Leighton has served as a board director for 1908 Brands, Inc. Previously, he served as a director for Boulder Brands (2010 to 2016), Aryzta (2017 to 2020) and Inghams Group Limited (2018 to 2021). Mr. Leighton is an accomplished executive with a strong reputation within the consumer-packaged goods and food industries. Mr. Leighton holds a Master’s in Business Administration from Keller Graduate School of Management and a B.A. in Business Administration and Industrial Relations from the University of Iowa. As a veteran executive with well over 20 years of leadership roles in CPG and food industries, Mr. Leighton provides Kalera with strong leadership as the company continues to pursue its strategic growth vision.
Austin Martin - Chief Operating Officer
Mr. Martin has served as Kalera’s Chief Operating Officer since May 2020. Mr. Martin has nearly 20 years of executive experience in the food and downstream energy industries, both with large public and private companies, including Target, Aldi, and Delek US/Mapco. Prior to joining Kalera (from April 2017 to May 2020), Mr. Martin was as a Vice President for Shamrock Foods (the largest independent foodservice distributor in the west and dairy manufacturer), leading the Category Management, Coffee Roasting, and Procurement functional areas. As an executive of Fortune 500 Companies, Mr. Martin has successfully built and led high performing teams to scale businesses and return shareholder value. Mr. Martin has extensive experience in all functional aspects of the food industry, from food production to purchasing and supply chain management, to sales and marketing, in the food services and retail market segments. Mr. Martin holds a B.A. in World Business and German Language from the University of Tennessee and a Master’s in Business Administration from Vanderbilt University.
Fernando Cornejo - Chief Financial Officer
Fernando has served as Kalera’s Chief Financial Officer since July 2020. Mr. Cornejo has been working in finance for more than 25 years, working on Wall Street for 15 years as banker for M&A and capital raising transactions at Credit Suisse (2004 to 2006), Bear, Stearns & Co. (2006 to 2008), BBVA (2008 to 2009) and Citibank (2010 to 2011). From 2012 to 2016, he worked as a Segment Chief Financial Officer for Argo Group. After Argo, Fernando became Chief Financial Officer for EXIN Group, a financial services company, where he worked from 2017 to 2019. Fernando has a B.Sc. in Industrial Engineering from ITESM and a Master’s in Business Administration from Georgetown University.
Dr. Cristian Toma, PhD - Chief Science Officer, Co-Founder and Board Director
Dr. Toma founded Kalera in 2010, and he brings to the company over 30 years of R&D experience. He has served as Kalera’s Chief Science Officer and Co-Founder since then. He currently serves as a Board Director of Kalera. Prior to founding Kalera, Dr. Toma had worked in the biomedical and telecom industries with Fortune 500 companies such as Becton Dickinson and Lucent Technologies and with several biomedical device start-ups, in various technology development and R&D management positions. Dr. Toma is also the Sole Director of Kalera, Inc., a wholly owned subsidiary of Kalera AS. Dr. Toma has a Ph.D. in Electronical Engineering from the Polytechnic University of Bucharest and a Professional Doctorate in Software Technology from Eindhoven University of Technology, has several patents and patent applications, has lectured advanced courses in signal and image processing, and has co-authored several peer-reviewed scientific articles. We believe that Dr. Toma is well qualified to serve as a Board Director based on his extensive scientific expertise and experience, and familiarity with Kalera’s business as a founder of the company.
Dr. Jade Stinson - Chief Innovation Officer (Kalera) and President and Co-founder of Vindara
Dr. Stinson has served as Chief Innovation Officer of Kalera and President and Co-founder of Vindara since March 2021. Prior to the acquisition of Vindara by Kalera, Dr. Stinson served as the Co-Founder, President, Chief Scientific Officer and Director of Vindara from July 2018 to March 2021. Dr. Stinson was the former Chief Scientific Officer of the venture development group, AgTech Accelerator (from September 2017 to April 2019) and former Head of Global Operations for BASF’s Professional and Specialty Solutions business (from November 2016 to September 2017). Dr. Stinson has a Ph.D in Analytical Chemistry, an MBA, an MS in Instrumentation and Analytical Science, and BS in Biomedical Science.

Keri Gasiorowski - Chief Support Services Officer
Keri has served as Kalera’s Chief Support Services Officer since November 2020. Keri has over 12 years of experience in human resource management, talent acquisition, training & development. Keri served as the Head of Human Resources for Luminar Technologies from 2019 to 2020, EVP of Human Resources for Southern HVAC from 2017 to 2019 and the Vice President of Human Resources for Park Square Homes from 2016 to 2017. Keri has a BSc in Organizational Behavior and a MHR in Management.
Dr. Henner Schwarz - Chief Commercial Officer and Managing Director of EMEA and Asia
Dr. Schwarz has served as Kalera’s Chief Commercial Officer and the Managing Director of EMEA and Asia since 2021. Dr. Schwarz was the Chief Executive Officer of &ever GmbH from 2020 until its acquisition by Kalera in 2021. He served as the Chief Financial Officer and Chief Operating Officer at Planet Sports GmbH since 2011 and 21sportsgroup GmbH (E-Commerce) from 2016 to 2019. He started his career as a strategy consultant at Bain & Company from 2004 to 2010. Dr. Schwarz holds a Dr. iur. (juris doctor) from Humboldt University of Berlin and a Master’s in Business Administration from Northwestern University’s Kellogg School of Management.
Aric Nissen - Chief Marketing Officer
Mr. Nissen has served as the Chief Marketing Officer of Kalera since August 2021. Mr. Nissen has over 20 years of senior leadership experience and award-winning expertise engaging customers and building brands. Prior to this position, he served as the Chief Marketing Officer for Restaurant Technologies Inc. from 2020 to 2021, the Vice President of Revenue Optimization for Subway® from 2019 to 2020 and as a Management Consulting Executive for Accenture Digital from 2015 to 2019.
Non-Employee Directors
Robert Arnall - Board Director
Mr. Arnall became a Board Director of Kalera upon the consummation of the Business Combination. Mr. Arnall has 40 years of experience in accounting, consulting and risk management. Since July 2017, Mr. Arnall has been self-employed providing technical accounting, auditing and executive coaching services. From May 2002 through June 2017, he served as an assurance partner at EY. In his role at EY, he served as the lead audit partner for large international public companies as well as venture capital and private equity firms. Prior to his time at EY, Mr. Arnall worked at Arthur Anderson for nearly 20 years. Mr. Arnall holds a B.S. in Accounting from Virginia Tech. He is also a member of the American Institute of Certified Public Accountants (AICPA) and the Virginia Society of Certified Public Accountants (VSCPA). We believe that Mr. Arnall is well qualified to be a Board Director because of his significant experience in financial accounting, internal controls, ESG and capital markets.
Umur Hursever - Board Director
Mr. Hursever has served as a Board Director of Kalera since August 2018. Mr. Hursever is a Partner, leading growth equity investments for Lightrock LLP, UK, and is an Investment Committee Member of and an Advisor to Lightrock Growth Fund I S.A. Mr. Hursever has more than 20 years of experience in private equity including leveraged buyouts and private growth equity investments. Prior to joining Lightrock (f/k/a Lightstone) in 2018, he worked for Capital Group with a focus on direct private equity investments since 2010. Prior to that, Mr. Hursever spent a decade with CCMP Capital (f/k/a JPMorgan Partners) focusing on growth equity and buyout investments in Europe. He started his career in the mergers & acquisitions group of Salomon Brothers in New York in 1997. He currently also serves as a Director for CMR Surgical Limited, UK and Satispay SpA, Italy. He holds a BA in Economics and Mathematics. We believe that Mr. Hursever’s extensive investment and advisory experience and his experience serving on boards of directors make him well qualified to be a Board Director.
Maria Sastre - Board Director
Ms. Sastre has served as a Board Director of Kalera since February 2021. Ms. Sastre has served as a Board Director for General Mills since 2018, O’Reilly Auto Parts since 2020, Guidewell/Florida Blue since 2016, Miramar Services, Inc. since 2019 and Helios Education Foundation since 2011. Ms. Sastre also served on the Board of Directors of Darden Restaurants for 16 years, and on the Board of Directors of Publix Supermarkets for 11 years. Ms. Sastre served as the President and Chief Operating Officer of Signature Flight Support from 2010 to 2018. She has more than 20 years of experience in mergers and integrations of businesses. Ms. Sastre holds a Master of Business Administration. We believe that Ms. Sastre is well qualified to serve as a Board Director based on her extensive experience in management, corporate governance, operations, talent and compensation, and business integration.
Sonny Perdue - Board Director
Mr. Perdue has served as a Board Director of Kalera since April 2021. Mr. Perdue is the founder and sole member of AgrowStar, LLC, a grain trading company with locations in Georgia and the Carolinas and the founder and sole stockholder of Perdue, Inc., a transportation firm in Georgia. He is currently engaged in the management of AgrowStar, LLC and Perdue, Inc. As of April 2022, Mr. Perdue is also serving as Chancellor of the University System of Georgia, comprised of the 26 public higher education institutions in Georgia. Mr. Perdue served as the United States Secretary of Agriculture from 2017 to 2021, as the Governor of Georgia from 2003 to 2011 and as a Georgia State Senator from 1991-2002. He holds a Doctor of Veterinary Medicine (DVM) from the University of Georgia College of Veterinary Medicine. We believe that Mr. Perdue’s business experience, and his extensive and distinguished experience in government service and the agricultural sector make him well-qualified to serve on the Board of Directors.
Andrea Weiss - Board Director
Ms. Weiss served as an advisor to the Board of Directors of Kalera since July 2021 andbecame a Board Director of Kalera in May 2022. Ms. Weiss has extensive experience in digital transformation, marketing and brand development, specifically in the consumer industry. She is the founder and current President and Chief Executive Officer of Retail Consulting Inc., a boutique consulting firm specializing in retail and consumer brands. Since 2014, Ms. Weiss has been the founder and CEO of The O Alliance LLC, which provides consulting services with respect to digital transformation and omni-channel retailing. She has held executive positions with dELiA*s Inc., The Limited, Inc., Intimate Brands, Inc., Guess, Inc., and Ann Taylor Stores, Inc. Ms. Weiss currently serves as a Director for Cracker Barrel Old Country Store, Inc., Bed Bath & Beyond, O’Reilly Auto and RPT Realty. She previously served as a Director for Nutrisystem, Chicos FAS, The Pep Boys-Manny, Moe & Jack, Grupo Cortefiel, GSI Commerce, Inc., eDiets.com, Inc. and Brookstone, Inc. Ms. Weiss holds a Masters of Administrative Science from The Johns Hopkins University. She is also a NACD Leadership Fellow and holds a NACD Director Certification. We believe that Ms. Weiss is well qualified to serve as a Board Director based on her significant experience in marketing, consumer products, corporate governance and management.
Faisal AlMeshal - Board Director
Mr. AlMeshal served as an observer to the Board of Directors of Kalera since August 2021 and became a Board Director of Kalera in May 2022. Mr. AlMeshal has over 10 years of strategy consulting and investing experience, and has been the Director of Strategy at NOX Management in Kuwait since 2016. He formerly served as the Marketing Director at Xcite, the largest electronics retailer in Kuwait, which is part of Alghanim Industries. Mr. AlMeshal was a Director of &ever from 2018 until its acquisition by Kalera in 2021. Mr. AlMeshal holds a Masters of Business Administration with highest distinction from Harvard Business School. We believe that Mr. AlMeshal’s extensive experience in investing, marketing and strategy make him well-qualified to serve as a Board Director.
Brent de Jong - Board Director
Mr. de Jong currently serves as a director of Kalera. Brent de Jong served as a member of the Board of Directors of Agrico from July 2020 until June 2022 as well as the Chief Executive Officer. Since December 2011, Mr. de Jong has been the managing partner of De Jong Capital LLC, a family office that is focused on emerging markets and special situations. He is the Chairman and Chief Executive Officer of Qenta Inc., a technology and financial services business where he has worked (including at its predecessors) since November 2019. Mr. de Jong has over 20 years of experience leading successful business transformations and transitions. Mr. de Jong also has broad expertise investing in technology, infrastructure, financial services, and emerging markets. From October 2016 to November 2019 served as Chairman of Itafos, a vertically integrated phosphate Fertilizer business that is listed on TSX.V. From April 2016 until November 2019, Mr. de Jong served as a partner at Castlelake LP, leading Special Situations investments. From September 2013 to November 2019, Mr. de Jong was a board member and advised RA Holdco, a Middle Eastern investment manager (f/k/a Arcapita) with holdings throughout Asia, the Middle East, Europe, and the United States. RA Holdco was the first Shariah compliant bankruptcy completed in the US. From May 2002 to July 2011, Mr. de Jong served as an investment professional at Ashmore Investment Management Ltd, an emerging market fund manager, leading Special Situations and as member of the firm’s investment committee. While at Ashmore, Mr. De Jong was seconded to Ashmore Energy International (“AEI”) in

2006, where he served as chief executive officer and vice chairman of the board of directors until 2009. Mr. De Jong led the consortium of shareholders that founded AEI in 2005, from Enron International, and negotiated the break-up and sale of AEI’s assets in 2011 for an aggregate price of $4.8 billion. Prior to Ashmore, from July 1997 to May 2002, Mr. de Jong worked at JPMorgan in its financial institutions group in London, where he focused on mergers and acquisitions in the emerging markets of Europe, the Middle East and Africa, and in the structured finance group in New York. Mr. de Jong earned a bachelor’s degree in Economics from Georgetown University. We believe that Mr. De Jong is qualified to serve as a Board Director based on his extensive finance, management and investment experience.
Director Independence
Our common stock is listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of its initial public offering. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director with that listed company.
Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each director does not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules of the
SEC and the listing standards of Nasdaq; provided that Curtis McWilliams is not independent under Nasdaq’s independence standards following the consummation of the Business Combination. Nasdaq’s independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.” There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our board of directors is led by Chairman Curtis McWilliams. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. Jim Leighton, our Chief Executive Officer, is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chairman of the board of directors provides guidance to the Chief Executive Officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing our company.
Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process
Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.
Board Committees and Independence
Our Board of Directors established an Audit Committee, a Talent and Compensation Committee and a Nominating and Corporate Governance Committee, as discussed below.
Our Chief Executive Officer and other executive officers regularly report to the non-executive directors and the Audit Committee, the Talent and Compensation Committee and the Nominating and Corporate Governance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.
Audit Committee
The members of our Audit Committee are Robert Arnall (Chairman), Umur Hursever, Faisal AlMeshal and Maria Sastre. Our Board of Directors has determined that each of Robert Arnall, Umur Hursever, Faisal AlMeshal and Maria Sastre qualifies as an independent director under the corporate governance standards of Nasdaq and the independence requirements of Rule 10A-3 of the Exchange Act and as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.
The purpose of the Audit Committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board of Directors in overseeing and monitoring (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm.
The written charter for the Audit Committee is available on our website. The information contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.
Talent and Compensation Committee
The members of our Talent and Compensation Committee are Maria Sastre (Chairman), Umur Hursever, Brent de Jong.
The purpose of the Talent and Compensation Committee is to assist our Board of Directors in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) preparing the talent and compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.
The written charter for the Talent and Compensation Committee is available on our website. The information contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Andrea Weiss (Chairman), Sonny Perdue, Curtis McWilliams and Brent de Jong.

The purpose of our Nominating and Corporate Governance Committee is to assist our Board of Directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board members, consistent with criteria approved by our Board of Directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that our Board of Directors select, the director nominees for the next annual meeting of stockholders, (3) identifying board members qualified to fill vacancies on any board committee and recommending that our Board of Directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to our Board of Directors corporate governance guidelines applicable to us, (5) overseeing the evaluation of our Board of Directors and management and (6) handling such other matters that are specifically delegated to the committee by our Board of Directors from time to time.
The written charter for the Nominating and Corporate Governance Committee is available on our website. The information contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.
Compensation Committee Interlocks and Inside Participation
None of the members of our compensation committee is currently, or has at any time been, one of our officers or employees. None of our executive officers currently serves, or has served during the past fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Board Diversity
We believe that Board composition should reflect a diversity of experience, gender, race, ethnicity and age. Accordingly, the Audit Committee, Talent and Compensation Committee and the Nominating and Corporate Governance Committee includes diverse candidates (including experience, gender, race, ethnicity and age) in each director search.
Code of Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. In connection with the effectiveness of the registration statement of which this prospectus forms a part, our code of business conduct and ethics is posted on our principal corporate website or any other website that we may maintain and is not part of this prospectus or the registration statement of which this prospectus is a part.

EXECUTIVE COMPENSATION
Unless the context otherwise requires, all references in this section to “Kalera” refer to Kalera SA prior to the Closing and to Kalera following the Closing of the Business Combination.
This section discusses the material components of the executive compensation program for Kalera’s named executive officers for the year ended December 31, 2021. Pursuant to applicable SEC rules, Kalera’s named executive officers for the fiscal year ended December 31, 2021 consisted of Daniel Malechuk, Kalera’s former Chief Executive Officer, Curtis McWilliams, Kalera’s interim Chief Executive Officer and Kalera’s two most highly compensated executive officers serving as of December 31, 2021 (other than Kalera’s Chief Executive Officers), as set forth below:
•Curtis McWilliams, Kalera’s interim Chief Executive Officer as of December 31, 2021;
•Fernando Cornejo, Kalera’s Chief Financial Officer;
•Austin Martin, Kalera’s Chief Operating Officer; and
•Daniel Malechuk, Kalera’s former Chief Executive Officer
On December 13, 2021, Mr. Malechuk stepped down as Chief Executive Officer and Mr. McWilliams was appointed as interim Chief Executive Officer effective as of December 14, 2021. On May 12, 2022, we announced the appointment of James Leighton as President and Chief Executive Officer. Mr. Leighton also serves as a Board Director. Mr. Cornejo and Mr. Martin continue to serve in their roles as Chief Financial Officer and Chief Operating Officer, respectively.
As an emerging growth company, Kalera is permitted to include scaled disclosure with respect to certain executive compensation information otherwise required by Item 402 of Regulation S-K. The discussion that follows below reflects Kalera’s historic compensation practices.
Compensation Philosophy
Kalera has historically had the ability to individualize its executive compensation arrangements to fit the unique roles and responsibilities of each of its executives. Historically, Kalera’s compensation philosophy and goals have focused on the following principal objectives: (i) setting compensation at levels designed to attract and retain key talent in Kalera’s industry, (ii) implementing pay structures that are designed to align pay outcomes with the achievement of business objectives and individual or operational performance milestones, and (iii) balance incentives to address both short-term and long-term strategies. As a newly public company, the compensation committee will continue to develop and refine its compensation philosophy with these objectives in mind.

Summary Compensation Table
The following table provides information regarding the compensation awarded to, earned by or paid to each of Kalera’s named executive officers for the year ended December 31, 2021:

Name and Principal Position	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Curtis McWilliams	—	—	$397,000	—	$397,000
Interim President and Chief Executive Officer
Fernando Cornejo	$258,996	—	—	—	$258,996
Chief Financial Officer
Austin Martin	$301,303	—	—	—	$301,303
Chief Operating Officer
Daniel Malechuk	$411,027	—	—	$497,791	$908,818
Former President and Chief Executive Officer
_________________
(1)Represents base salary paid in respect of the applicable fiscal year. Mr. McWilliams does not receive a base salary for his role as interim Chief Executive Officer.
(2)The amounts reported for option awards represent the aggregate grant date fair value of option awards calculated in accordance with ASC Topic 718. The assumptions related to these awards are described in “Note 2: Summary of Significant Accounting Policies--Stock Based Compensation” in the notes to Kalera’s consolidated financial statements included elsewhere in this prospectus.
(3)For Mr. Malechuk, this includes severance that became payable to him as a result of his separation of employment.
The titles in the chart above reflect the titles held as of December 31, 2021.
Narrative to Summary Compensation Table
Base Salaries
Kalera uses base salaries to recognize the experience, skills, knowledge and responsibilities required of all its employees, including its named executive officers. Base salaries are reviewed annually, typically in connection with Kalera’s annual performance review process, and may be impacted by certain operational milestones tied to the performance of Kalera’s business. The current base salaries of Kalera’s named executive officers are set forth below:

Name and Principal Position	2021 Salary
Curtis McWilliams	$—
President and Chief Executive Officer
Fernando Cornejo	$258,996
Chief Financial Officer
Austin Martin	$301,303
Chief Operating Officer
Cash Bonuses
Kalera’s named executive officers are eligible to receive incentive and performance bonuses based on the achievement of certain corporate or strategic performance goals, including projects tied to Kalera’s business plan and/or other operational milestones, which may be further modified by assessment of individual performance. Kalera believes such bonuses properly incentivize its named executive officers and allows it to remain competitive within the marketplace, while focusing on metrics that are critical to its growth. From time to time, Kalera also provides sign-on bonuses in connection with executive hires, including for its named executive officers, as set forth in their respective employment agreements.

In connection with his role as interim Chief Executive Officer, Mr. McWilliams was entitled to receive a transition payment of $300,000 upon the appointment of a permanent chief executive officer and successful completion of such individual’s transition into such role, payable upon the later of (i) the start date of the permanent chief executive officer, or (ii) Kalera’s listing and trading on Nasdaq. Mr. McWilliams does not otherwise receive any cash bonus consideration for his role as interim Chief Executive Officer.
Equity Compensation
In connection with the consummation of the Business Combination, Kalera adopted the 2022 Long-Term Stock Incentive Plan (the “2022 Plan”) under which Kalera may grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which Kalera competes.
Employees, consultants and directors of Kalera, and employees and consultants of its subsidiaries, are eligible to receive awards under the 2022 Plan. The 2022 Plan is administered by Kalera’s board of directors, which may delegate its duties and responsibilities to one or more committees of the Company’s directors and/or officers (referred to collectively as the “plan administrator”), subject to the limitations imposed under the 2022 Plan, Section 16 of the Securities Exchange Act of 1934, as amended, stock exchange rules and other applicable laws. The plan administrator has the authority to take all actions and make all determinations under the 2022 Plan, to interpret the 2022 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2022 Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2022 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2022 Plan.
An initial aggregate of 2,788,449 shares of Kalera common stock are available for issuance under the 2022 Plan and the maximum number of shares of Kalera common stock that may be issued pursuant to the exercise of incentive stock options granted under the 2022 Plan is 2,788,449. The aggregate share limit under the 2022 Plan will be subject to an annual increase on the first day of each calendar year beginning January 1, 2023 and ending on and including January 1, 2032 by a number of shares equal to the lesser of (i) a number equal to 2% of the aggregate number of shares of Kalera common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares of Kalera common stock as is determined by the Kalera board of directors. The 2022 Plan provides that the maximum amount of compensation that may be paid to any single non-employee member of the Kalera board of directors in respect of any single fiscal year (including awards under the 2022 Plan, determined based on the fair market value of such award as of the grant date, as well as any retainer fees, but excluding any amounts paid in respect of a director’s first year of service with Kalera, and excluding any special committee fees) may not exceed $750,000.
Pursuant to the terms of the Business Combination Agreement, upon the Closing, all stock options to purchase shares of Kalera AS previously granted under the Kalera AS 2018 Stock Option Plan (the “Legacy Kalera Stock Options”) that were “out of the money” at the time of Closing were cancelled and terminated. Any Legacy Kalera Stock Options that were “in the money” at the time of Closing were converted and adjusted into stock options to purchase shares of Kalera common stock, based on the exchange ratio. This resulted in an aggregate of 4,000,000 in-the-money Legacy Kalera Stock Options being exchanged for 364,000 Kalera stock options; all other outstanding Legacy Kalera Stock Options were out-of-the-money at Closing and were cancelled and terminatged upon the Closing.
The Board of Directors is in the process of determining the terms of new equity-based awards to be made under the 2022 Plan.
Employment Agreement with President and Chief Executive Officer
On May 12, 2022, we announced the appointment of James Leighton as President and Chief Executive Officer. Mr. Leighton has entered into an employment agreement pursuant to which he commenced employment with us as President and Chief Executive Officer on May 16, 2022.
Mr. Leighton’s employment agreement provides for a term of employment commencing on May 16, 2022 and ending on the third anniversary of such date, subject to automatic annual extensions for each year thereafter unless either party provides 90 days’ notice of non-renewal. Mr. Leighton’s employment agreement provides for an annual base salary of $600,000 and a target annual bonus opportunity equal to 100% of base salary. The employment agreement provides that Mr. Leighton will be eligible to participate in any long-term incentive compensation programs established by Kalera for its senior executives generally, with an annual target opportunity equal to 100% of base salary. Long-term compensation awards will be provided 60% in stock options and 40% in restricted stock units. Mr. Leighton will also receive a sign-on bonus of $100,000 and a sign-on grant consisting of 2,000,000 restricted stock units (subject to adjustment to reflect the exchange ratio).
In the event Mr. Leighton’s employment is terminated by Kalera without “cause” (as defined in the employment agreement) or if Mr. Leighton resigns his employment for “good reason” (as defined in the employment agreement), Mr. Leighton would receive 12 months of continued base salary payments and 12 months of additional vesting on his stock options and restricted stock units. These severance payments will be subject to Mr. Leighton’s execution of an effective release of claims.
Under the employment agreement, “good reason” generally means the following: (i) a material reduction in Mr. Leighton’s base salary, other than a general reduction in base salary that affects all similarly situated executives in substantially the same proportions; (ii) a relocation of Mr. Leighton’s principal place of employment by more than 100 miles; (iii) any material breach by Kalera of any material provision of the employment agreement or any material provision of any other agreement between Mr. Leighton and Kalera; (iv) Kalera' s failure to obtain an agreement from any successor to Kalera to assume and agree to perform the employment agreement in the same manner and to the same extent that Kalera would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; (v) a material, adverse change in Mr. Leighton’s title, authority, duties, or responsibilities (other than temporarily while he is physically or mentally incapacitated or as required by applicable law); (vi) a material reduction in Mr. Leighton’s compensation; (vii) a change in control of Kalera; or (viii) a material adverse change in the reporting structure applicable to Mr. Leighton.
The employment agreement provides that Mr. Leighton will be subject to a 24-month post-termination non-compete and non-solicitation covenant.
Employment Agreements with Kalera’s Named Executive Officers
Kalera is currently party to employment agreements with Messrs. Cornejo and Martin. Kalera has also entered into a Separation Agreement with Mr. Malechuk. The material terms of these agreements are summarized below.
Fernando Cornejo
Kalera entered into an employment agreement with Mr. Cornejo on July 8, 2020, with an initial one-year term with automatic one-year renewal periods thereafter, subject to earlier termination by either party in accordance with the terms of the agreement. Mr. Cornejo’s employment agreement provides for his annual base salary, incentive bonus opportunities and other terms and conditions of his employment. Pursuant to the employment agreement, Mr. Cornejo received a sign-on bonus of $25,000. Mr. Cornejo also receives a reasonable cell phone and automobile allowance.
In the event that Mr. Cornejo’s employment is terminated by Kalera without “cause” (as defined in the employment agreement) (and other than due to disability), or Kalera determines not to renew the employment agreement, Mr. Cornejo will be entitled to receive, in addition to any earned but unpaid incentive bonus, severance benefits equal to base salary continuation for three months following the termination date. In order to receive this severance benefit, Mr. Cornejo must first execute an effective release of claims and will be required to continue to comply with the restrictive covenants set forth in the employment agreement. The employment agreement provides for non-compete, non-solicit and non-disparagement provisions during the period of Mr. Cornejo’s employment and for a period of two years thereafter, as well as standard confidentiality provisions.
Austin Martin
Kalera entered into an employment agreement with Mr. Austin on May 4, 2020, with an initial one-year term with automatic one-year renewal periods thereafter, subject to earlier termination by either party in accordance with the terms of the agreement. Mr. Austin’s employment agreement provides for his annual base salary, incentive bonus opportunities and other terms and conditions of his employment. Pursuant to the employment agreement, Mr. Austin received approximately $70,000 in relocation-related benefits, and a sign-on bonus of $10,000. Mr. Austin also receives a reasonable cell phone and automobile allowance.
In the event that Mr. Austin’s employment is terminated by Kalera without “cause” (as defined in the employment agreement) (and other than due to disability), or Kalera determines not to renew the employment agreement, Mr. Austin will be entitled to receive, in addition to any earned but unpaid incentive bonus, severance benefits equal to base salary continuation for three months following the termination date. In order to receive this severance benefit, Mr. Austin must first execute an effective release of claims and will be required to continue to comply with the restrictive covenants set forth in the employment agreement. The employment agreement provides for non-compete, non-solicit and non-disparagement provisions during the period of Mr. Austin’s employment and for a period of two years thereafter, as well as standard confidentiality provisions.
Outstanding Equity Awards as of December 31, 2021
The following table provides information concerning outstanding equity awards held by each of Kalera’s named executive officers as of December 31, 2021:

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Curtis McWilliams	12/13/2021			550,000	(1)	$1.64	12/13/2026
Fernando Cornejo	7/20/2020	275,000	(2)	825,000	(2)	$1.50	7/20/2025
Austin Martin	5/4/2020	400,000	(3)	1,200,000	(3)	$1.00	5/4/2025
Daniel Malechuk**	8/22/2019	3,000,000	(4)			$0.75	8/22/2024
__________________
*    The number of stock options and exercise prices in the table do not reflect adjustments for the exchange ratio.
**    Kalera’s former President and Chief Executive Officer.
(1)Stock options vest 1/4th on December 13, 2022, December 13, 2023, December 13, 2024 and December 13, 2025.
(2)Stock options vest 1/4th on each of July 20, 2021, July 20, 2022, July 20, 2023 and July 20, 2024.
(3)Stock options vest 1/4th on each of May 4, 2021, May 4, 2022, May 4, 2023 and May 4, 2024.
(4)Stock options fully vested on August 21, 2021.
Payments Upon Termination of Employment
Pursuant to the employment agreements described above, the Messrs. Cornejo and Austin are entitled to receive certain severance benefits in connection with a severance-qualifying termination of employment. If the named executive officer had experienced a severance-qualifying termination under his applicable employment agreement as of December 31, 2021, the following severance benefits would have become payable:
•$59,250 for Mr. Cornejo, consisting of continued base salary for three months.
•$68,250 for Mr. Austin, consisting of continued base salary for three months.
Mr. McWilliams is not party to an employment agreement.
In connection with Mr. Malechuk’s termination of employment, the Company and Mr. Malechuk entered into a Confidential Separation Agreement and General Release (the “Separation Agreement”). The Separation Agreement provides for the following severance benefits: (i) a severance payment of approximately $143,791, to be paid over approximately three months following Mr. Malechuk’s termination date, (ii) continued coverage under the Company’s medical plans for approximately three months following his termination date, and (iii) extension of the period during which Mr. Malechuk may exercise his vested stock options by no more than 24 months following his termination date. Mr. Malechuk will continue to be subject to the confidentiality, non-competition and non-solicitation covenants set forth in his employment agreement.

Director Compensation
None of the Kalera directors who are expected to serve as directors of Kalera following the Business Combination received cash compensation from Kalera in respect of their service on the Kalera Board of Directors during fiscal year 2021. Maria Sastre and Sonny Perdue each received 250,000 stock options in April 2021 for their service on the Kalera Board of Directors, which were cancelled upon the Closing. Given his role as interim Chief Executive Officer during 2021, Mr. McWilliams’ compensation is included in the Summary Compensation Table.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)	All other compensation ($)	Total
Maria Sastre	$—	$—	$495,000	$—	$495,000
Sonny Perdue	$—	$—	$495,000	$—	$495,000
__________________
(1)The amounts reported for option awards represent the aggregate grant date fair value of option awards calculated in accordance with ASC Topic 718. The assumptions related to these awards are described in “Note 2: Summary of Significant Accounting Policies - Stock Based Compensation” in the notes to Kalera’s consolidated financial statements included elsewhere in this registration statement. These stock options vest 25% on each of the first four anniversaries of the grant date.
Post-Closing Director Compensation Program
In connection with the Business Combination, the board of directors of Kalera approved a non-employee director compensation program consisting of annual retainer fees and long-term equity awards for certain of Kalera’s non-employee directors. The general terms of the program are described below. No grants have been made as of the date of this registration statement and the board of directors is continuing to review/refine the details of the program.
•Annual Cash Retainer: $25,000
•Annual Equity Retainer: Grant date value of $100,000
•Vehicle: Restricted stock units
•Vesting restriction: 1 year cliff vesting, subject to continued service

Incremental Pay for Committee Chairs (cash):
•Audit Chair: $18,000
•Talent and Compensation Chair: $14,000
•Governance and Nominating Chair: $10,000
On March 25, 2022, the board of directors of Kalera appointed Mr. McWilliams as Chairman of the Board, to be effective upon the completion of the Norwegian Merger. In respect of his services as Chairman of the Board, Mr. McWilliams will receive a $150,000 fee paid quarterly, commencing on the earlier to occur of (i) Kalera’s listing and trading on Nasdaq and (ii) a capital raise of a minimum of $50 million. Mr. McWilliams also received 1,000,000 stock options upon the completion of the Norwegian Merger, which were cancelled in connection with the Closing. It is expected that Mr. McWilliams will receive a grant of restricted stock units having a grant date value of $100,000, to be granted under the 2022 Plan at the same time that other equity grants are made under the Incentive Plan to directors and officers of the Company.
As described above under “Equity Compensation”, all out-of-the-money Legacy Kalera Stock Options that were held by non-employee directors as of the Closing were cancelled and terminated upon the Closing. The board of directors of Kalera is in the process of determining the terms of new equity-based awards to be made under the 2022 Plan.

Limitations of Liability and Indemnification Matters
Kalera and Kalera Inc. have entered into indemnification deeds with each post-Business Combination director and executive officer of Kalera.

CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS

Related Party Transactions
Agrico Related Person Transactions
On January 25, 2021, Agrico issued an aggregate of 5,000,000 founder shares to its sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.005 per share. On April 9, 2021, Agrico’s sponsor forfeited for no consideration an aggregate of 1,406,250 founder shares, which Agrico cancelled, resulting in a decrease in the total number of founder shares outstanding from 5,000,000 shares to 3,593,750 shares. At Closing, 1,796,875 founder shares were forfeited to Agrico. The founder shares (including the Class A ordinary shares issuable upon conversion thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Agrico’s sponsor and Maxim purchased an aggregate of 7,250,000 private placement warrants at a price of $1.00 per private warrant, for an aggregate purchase price of $7,250,000, of which our sponsor purchase 6,171,875 private placement warrants and Maxim and/or its designees purchased 1,078,125 private placement warrants. The private placement warrants were identical to the units sold in Agrico’s IPO offering except that the private placement warrants, so long as they were held by Agrico’s sponsor, the underwriter or their permitted transferees, (i) were not redeemable, (ii) could not (including the ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until the completion of the Business Combination, (iii) could be exercised by the holders on a cashless basis and (iv) were entitled to registration rights. The private placement warrants (including the ordinary shares issuable upon exercise thereof) could not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
As of the Business Combination, members of Agrico’s management team who remain with Agrico may be paid consulting, management or other fees from Kalera with any and all amounts being fully disclosed to Agrico’s shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
Kalera Related Person Transactions
Unless the context otherwise requires, all references in this section to “Kalera” refer to Kalera SA prior to the Closing and to Kalera following the Closing of the Business Combination.
Related Party Loan
For the year ended December 31, 2019, Kalera obtained a related party loan from LGT Global Invest Limited in the amount of $3,000,000 which included a mandatory conversion feature upon a qualifying equity raise by Kalera. The conversion feature specified a conversion rate for the balance of the loan into common shares of Kalera’s stock less a specified discount. In the year-ended December 31, 2020, Kalera had a qualifying equity raise which triggered a conversion of the loan into 6,265,762 shares of Kalera’s common stock.
Secured Convertible Bridge Promissory Note
On March 4, 2022, Kalera entered into a secured convertible bridge promissory note (the “Secured Convertible Bridge Promissory Note”) for up to $20 million. The lenders initially included certain shareholders of Kalera, including LGT, Canica AS, and NOX Management, which have collectively committed to lend Kalera $10 million under the facility. The facility, which matures one year from the drawdown date, bears PIK interest at 8%, carries a pre-payment premium of 10% of the principal amount repaid if the pre-payment is effected prior to the consummation of the Business Combination and, subject to required corporate approvals, is convertible by the holders into shares at any time following the Business Combination and the Nasdaq listing at a conversion price of $10.00 per share in the merged entity.

The Secured Convertible Bridge Promissory Note is secured by equity pledges of certain subsidiaries, including Kalera, Inc., Vindara, Inc. and Kalera GmbH, and is also secured by all of the assets of Vindara, Inc. and Kalera GmbH. The obligations under the Secured Convertible Bridge Promissory Note are guaranteed by Vindara, Inc. and Kalera GmbH.
The Secured Convertible Bridge Promissory Note contains customary events of default and related remedies.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.
Kalera Policy Regarding Transactions with Related Persons
Kalera adopted a formal, written policy, which became effective on the date of the consummation of the Business Combination, that Kalera is not permitted to enter into a related-person transaction with its executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities and any member of the immediate family of or any entities affiliated with any of the foregoing persons, without the prior approval or, in the case of pending or ongoing related-person transactions, ratification of the audit committee. The policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which Kalera was or is to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest.
For purposes of Kalera’s policy, a related-person transaction is a transaction, arrangement or relationship where Kalera was, is or will be involved and in which a related-person had, has or will have a direct or indirect material interest.
Certain transactions with related persons, however, are exempted from pre-approval including, but not limited to:
•compensation of Kalera’s executive officers and directors that is otherwise disclosed in Kalera’s public filings with the SEC;
•compensation, benefits and other transactions available to all of Kalera’s employees generally;
•transactions where a related-person’s interest derives solely from his or her service as a director of another entity that is a party to the transaction;
•transactions where a related-person’s interest derives solely from his or her ownership of less than 10% of the equity interest in another entity that is a party to the transaction; and
•transactions where a related-person’s interest derives solely from his or her ownership of a class of Kalera’s equity securities and all holders of that class received the same benefit on a pro rata basis.
No member of the audit committee may participate in any review, consideration or approval of any related-person transaction where such member or any of his or her immediate family members is the related-person. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to:
•the benefits and perceived benefits to Kalera;
•the materiality and character of the related-person’s direct and indirect interest;
•the availability of other sources for comparable products or services;
•the terms of the transaction; and
•the terms available to unrelated third parties under the same or similar circumstances.

Transactions Related to the Business Combination
Registration Rights Agreement with Maxim
Kalera entered into a registration rights agreement with Maxim Partners LLC (“Maxim”). Pursuant to this agreement, Kalera has agreed to, within 30 days of Closing, register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain Kalera Ordinary Shares that are held by the parties thereto from time to time. This registration rights agreement also provides for certain demand rights and “piggy-back” registration rights in favor of the security holders, subject to customary underwriter cutbacks. Kalera has agreed to pay certain fees and expenses relating to registrations pursuant to this registration rights agreement.
Registration Rights Agreement with Agrico’s sponsor and certain Kalera shareholders
At Closing, Kalera entered into an amended and restated registration rights agreement with certain of its shareholders, including Agrico’s sponsor, certain Kalera shareholders and certain other shareholders. The shareholders party thereto are entitled, under certain circumstances, to make up to four demands, excluding short form demands, that the Company register their securities under the Securities Act. In addition, the holders have certain “piggy-back” registration rights with respect to certain registrations of securities that Kalera undertakes. The registration of these securities will permit the public resale of such securities. Kalera intends to file and maintain an effective registration statement under the Securities Act covering such securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Indemnification Deeds
In connection with the Business Combination, on the date of the Second Merger, the Company and Kalera, Inc. (together, the “Indemnitors”) and all the directors and officers of Kalera (each, an “Indemnitee”) entered into certain indemnification deeds (the “Indemnification Deeds”). Pursuant to the Indemnification Deeds, the Indemnitors will indemnify and advance expenses on behalf of each Indemnitee, as permitted by applicable law. Subject to certain exclusions, an Indemnitee is entitled to indemnification under the Indemnification Deeds in three circumstances: (1) if Indemnitee is, or is threatened to be made, a party to or witness or other participant in any Proceeding relating in whole or in part to an Indemnifiable Event (each, as defined in the Indemnification Deeds); (2) if Indemnitee is, or is threatened to be made, a party to or a witness or other participant in any Proceeding relating in whole or in part to an Indemnifiable Event by or in the right of the Indemnitors to procure a judgment in its favor; and (3) in circumstances where indemnification is not available under (1) or (2) but Indemnitee is a party to, and is successful (on the merits or otherwise) in defense of, any Proceeding or claim, issue or matter therein relating in whole or in part to an Indemnifiable Event. The Indemnification Deeds are valid until the later of (a) five years after the date that Indemnitee shall have ceased to serve as a director or officer of the Indemnitors or (b) one year after the final termination of any Proceeding. The Indemnification Deeds are governed by the laws of Ireland.
Other Transactions
Securities Purchase Agreement
On July 7, 2022, Kalera entered into a securities purchase agreement with Armistice Capital Master Fund Ltd. (the “Securities Purchase Agreement”). Under the Securities Purchase Agreement, the Company agreed to issue and sell, and Armistice agreed to purchase, up to an aggregate of $10,000,000 of Kalera Ordinary Shares at a purchase price of $4.00 per share, as well as private warrants of the Company, exercisable for one Ordinary Share each (the “Armistice Warrants”). Pursuant to the Securities Purchase Agreement, 2,300,000 Kalera Ordinary Shares, 200,000 Pre-Funded Warrants, 2,500,000 Series A Warrants and 2,500,000 Series B Warrants were issued to the Armistice on July 11, 2022. The Pre-Funded Warrants are immediately exercisable and will expire when exercised in full (the “Pre-Funded Warrants”). The Series A Warrants will be exercisable six months from the Closing Date at an exercise price of $4.41 per share and will expire two (2) years from the Closing Date (the “Series A Warrants”). The Series B Warrants will be exercisable six months from the Closing Date at an exercise price of $4.41 per share and will expire five and a half (5.5) years from the Closing Date. For the avoidance of doubt, the Armistice Warrants are not part of the Kalera Warrants, and will not be listed on Nasdaq under the symbol KALWW.
Registration Rights Agreement with Armistice
In connection with the Securities Purchase Agreement, on July 7, 2022, the Company and Armistice also entered into a registration rights agreement. Pursuant to this registration rights agreement, Kalera agreed to, within fifteen (15) calendar days, file with the SEC a registration statement in order to register for resale, pursuant to Rule 415 under the Securities Act, the Kalera Ordinary Shares issued, and the Kalera Ordinary Shares issuable upon exercise of the Armistice Warrants pursuant to the Securities Purchase Agreement. Kalera has agreed to pay certain fees and expenses relating to registrations pursuant to this registration rights agreement.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information regarding the beneficial ownership of Kalera’s outstanding common equity as of July 19, 2022, based on information obtained from the persons named below:
•each person known by Kalera to be the beneficial owner of more than 5% of the outstanding Kalera Ordinary Shares;
•each of Kalera’s named executive officers and director designees; and
•all Kalera executive officers and director designees as a group.
In the table below, percentage of beneficial ownership is based on 23,677,828 Kalera Ordinary Shares outstanding as of the Ownership Date. Beneficial ownership includes shares for which a person, directly or indirectly, has or shares voting or investment power, or both, and also includes shares that each such person has the right to acquire within 60 days following the Ownership Date, including upon the exercise of options. Where applicable, we calculate the beneficial ownership percentage of a person by including the number of shares deemed to be beneficially owned by that person (by reason of the right to acquire such shares within 60 days following the Ownership Date) in both the numerator and the denominator that are used for such calculation. All Kalera Warrants beneficially owned are immediately exercisable for Kalera Ordinary Shares and the Kalera Ordinary Shares underlying such Kalera Warrants are deemed outstanding for purposes of computing the ownership percentage of the holder thereof (but not any other person). Unless otherwise indicated, Kalera believes that all persons named in the table have sole voting and investment power with respect to all Kalera Ordinary Shares beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
Directors and Named Executive Officers:
Daniel Malechuk(1)	271,500	1.1%
Curtis McWilliams	16,728	*
Fernando Cornejo	—	*
Austin Martin	—	*
Umur Hursever(2)	24,435	*
Maria Sastre	1,672	*
Sonny Perdue	—	*
Cristian Toma	485,613	2.1%
Andrea Weiss	—	*
Faisal AlMeshal	—	*
Brent de Jong(3)	7,968,750	26.7%
Jim Leighton	—
All Directors and Executive Officers as a group (seventeen (17) persons)(3)	8,597,225	28.8%
5% Holders:
DJCAAC, LLC(3)	7,968,750	26.7%
LGT Bank AG(4)	2,412,772	9.9%
Armistice Capital Master Fund Ltd.(5)	2,500,000	10.5%
__________________
*Represents beneficial ownership of less than 1%
(1)Mr. Malechuk is Kalera’s former President and Chief Executive Officer. The amount of shares beneficially owned includes 271,500 Kalera stock options issued in connection with the Business Combination in exchange for Kalera SA stock options.
(2)The amount of shares beneficially owned are shares held by LGT Bank AG as custodian.
(3)The amount of shares beneficially owned includes 6,171,875 shares underlying Kalera Warrants beneficially owned by such holder.
(4)The amount of shares beneficially owned includes 450,000 shares to be issued to Lightrock Growth Fund I S.A., SICAV-RAIF in relation to the Secured Convertible Bridge Promissory Note.

(5)The amount of shares beneficially owned includes 200,000 shares underlying Pre-Funded Warrants beneficially owned by such holder.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the Selling Securityholders from time to time of up to 16,743,750 Kalera Ordinary Shares and 6,171,875 Kalera Warrants. The Selling Securityholders may from time to time offer and sell any or all of the Kalera Ordinary Shares and Kalera Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Kalera Ordinary Shares other than through a public sale.
The following table sets forth, as of July 19, 2022, the names of the Selling Securityholders, the aggregate number of Kalera Ordinary Shares and Kalera Warrants owned by each Selling Securityholder immediately prior to the sale of Kalera Ordinary Shares in this offering, the number of Kalera Ordinary Shares that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all Kalera Ordinary Shares that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.
For purposes of the table below, we have assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

Name of Selling Securityholders	Ordinary Shares Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Number of Ordinary Shares Being Offered	Number of Warrants Being Offered
Brent de Jong(1)	7,968,750	6,171,875	7,968,750	6,171,875
Lightrock Global Fund(2)	450,000	—	450,000	—
Canica AS(2)	375,000	—	375,000	—
Nox Culinary General Trading Company LLC(2)	175,000	—	175,000	—
Armistice Capital Master Fund Ltd.(3)	7,500,000	—	7,500,000	—
Maxim Partners LLC	275,000	—	275,000	—
__________________
(1)Includes 6,171,875 shares issuable upon exercise of Kalera Warrants beneficially owned by such holder.
(2)Represents shares issued or to be issued in relation to the Secured Convertible Bridge Promissory Note.
(3)The number of ordinary shares includes (i) 2,300,000 Kalera Ordinary Shares, (ii) 200,000 Kalera Ordinary Shares issuable upon exercise of Pre-Funded Warrants, (iii) 2,500,000 Kalera Ordinary Shares issuable upon the exercise of the Series A Warrants, and (iv) 2,500,000 Kalera Ordinary Shares issuable upon the exercise of the Series B Warrants, all of which are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The Pre-Funded Warrants, Series A Warrants, and Series B Warrants are each subject to certain beneficial ownership limitations that prohibit the Master Fund from exercising any portion of them if, following such exercise, the Master Fund’s ownership of our common stock would exceed the relevant warrant’s ownership limitation. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

DESCRIPTION OF SECURITIES
The following is a summary of some of the terms of the Kalera ordinary shares, based on the Kalera Articles. In this section, “articles of association” refers to the Amended and Restated Memorandum and Articles of Association of Kalera which are in effect as of the closing of the Business Combination.
Share Capital The authorized share capital of Kalera consists of US$100,000,000 divided into 800,000,000,000 ordinary shares with a nominal value of US$0.0001 each and 200,000,000,000 preferred shares with a nominal value of US$0.0001 each and €25,000 divided into 25,000 deferred ordinary shares with a nominal value of €1.00 each.
As of March 8, 2022, Kalera had 25,000 euro shares in issue in order to satisfy statutory capitalization requirements for all Irish public limited companies. As of July 19, 2022 Kalera’s issued and outstanding share capital consists of 23,677,828 ordinary shares.
The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares, deferred shares or preferred shares, as applicable) by a resolution approved by a simple majority of the votes of Kalera shareholders cast at a general meeting (unless otherwise determined by the directors).
Kalera Articles Kalera’s affairs are governed by the Amended and Restated Memorandum and Articles of Association of Kalera, the Irish Companies Act and the laws of Ireland.
Issuance of Kalera ordinary shares Kalera may issue shares subject to the maximum authorized share capital contained in the Kalera Articles (please see the section titled “Share Capital” above). The Kalera Articles authorise the directors to issue ordinary shares (subject to the maximum authorized but unissued share capital) for a period of five years from the date of adoption of the Kalera Articles. The directors’ authority to issue shares must be renewed by ordinary resolution upon its expiration and at periodic intervals thereafter (for a maximum period of five years at each renewal).
Preemptive Rights While the Irish Companies Act generally provides shareholders with pre-emptive rights when new shares are issued for cash, it is possible for Kalera Articles, or for the shareholders of Kalera in a general meeting (through the passing of a special resolution), to exclude such pre-emptive rights for a maximum period of five years. Kalera Articles excludes pre-emptive rights for a period of five years from the date of adoption of the Kalera Articles. This exclusion will need to be renewed by special resolution of Kalera’s shareholders upon its expiration and at periodic intervals thereafter (for a maximum of five years at each renewal).
Repurchase of Kalera ordinary shares Any share in Kalera shall be deemed to be a redeemable share as and from the time of existence of an agreement or transaction between Kalera and any person pursuant to which Kalera will acquire a share or shares. Any acquisition by Kalera of shares in Kalera other than a surrender for nil value shall constitute a redemption. No resolution (whether special or otherwise) is required to be passed to deem any share in the capital of the Company a redeemable share.
Under Irish company law, any redemption must be funded out of Kalera’s distributable reserves or from the proceeds of a fresh issue of shares. Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Kalera at any time must not exceed 10% of the nominal value of Kalera’s issued share capital. Kalera may not exercise any voting rights in respect of any shares held as treasury shares.
Form and Transfer of Kalera ordinary shares Subject to the Irish Companies Act and to the Business Combination Agreement, any member may transfer all or any of his shares (of any class) by an instrument of transfer in the usual common form or in any other form which the Board may from time to time approve.
Liquidation Rights and Dissolution On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of Kalera ordinary shares shall be distributed among the holders thereof on a pro rata basis. If Kalera’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by Kalera’s shareholders proportionately.

Merger and De-Merger A merger of Kalera with another Irish company under the Irish Companies Act must be approved by a special resolution and by the Irish High Court.
A merger of Kalera with a company incorporated in the European Economic Area (which includes all member states of the European Union and Norway, Iceland and Liechtenstein (EEA)) under the European Communities (Cross-Border Mergers) Regulations 2008 (as amended) must be approved by a special resolution and by the Irish High Court.
A demerger of Kalera can be carried out by way of a scheme of arrangement under the Irish Companies Act. The scheme of arrangement must be approved by a special majority (a majority in number representing at least 75% in value of each class of members) and sanctioned by the Irish High Court to be effective.
No Appraisal Rights Shareholders holding not less than 10% of the paid up share capital in Kalera may require the directors to convene a shareholder meeting. Under the Irish Companies Act, if the rights to a particular share class are varied, one or more shareholders who hold not less than 10% of the issued shares of that class and who did not vote in favour of the resolution to vary the rights of that class, can apply to the court to have the variation cancelled.
General Meeting of Shareholders General meetings of Kalera shareholders will be held at a time and place as determined by the directors subject to at least one shareholder meeting being held in each year (being Kalera’s annual general meeting). Shareholders holding not less than 10% of the paid up share capital in Kalera may also require the directors to convene a shareholder meeting. Shareholder meetings may be held within or outside Ireland. Unanimous consent of all the holders of ordinary shares is required for the shareholders to act by way of written resolution in lieu of holding a meeting.
A copy of the notice of any meeting shall be given at least twenty-one (21) days before the date of the proposed meeting to the members, directors and auditors. In certain limited circumstances, a meeting may be called by fourteen (14) days’ notice, but this shorter notice period shall not apply to the annual general meeting.
Voting Rights Every shareholder entitled to attend, speak, ask questions and vote at a general meeting may appoint a proxy or proxies to attend, speak, ask questions and vote on behalf of the shareholder. Quorum is fixed by Kalera Articles, to consist of at least two shareholders present in person or by proxy entitled to exercise more than fifty percent (50%) of the voting rights of the shares.
Resolutions put to the vote of a meeting shall be decided on a poll, which shall be taken in such manner as the chairperson of the meeting directs. Subject to the provisions of Kalera Articles and any rights or restrictions attached to any shares, every shareholder of record present in person or by proxy shall have one vote for each share registered in his or her name.
Where the rights attaching to shares are set out in Kalera Articles, any changes to these rights will need to be effected by way of a special resolution (passed by 75% of the votes cast by shareholders attending and voting at the meeting) amending the Kalera Articles. Additionally, the rights attaching to a particular class of shares may only be varied if (a) the holders of 75% of the nominal value of the issued shares of that class consent in writing to the variation, or (b) a special resolution, passed at a separate general meeting of the holders of that class, sanctions the variation.
Other matters to be decided upon by the shareholders require a majority vote of shareholders who, being so entitled, attend and vote at the general meeting, unless the Irish Companies Act or Kalera’s constitution requires a higher majority, in which case a special resolution must be passed by not less than 75% of those attending and voting. By way of example only, matters that require a special resolution include any amendments to Kalera Articles, the acquisition by Kalera of its own shares, the variation of class rights attaching to classes of shares, and the re-registration of Kalera.
Dividends The directors may from time to time pay such dividends as appear justified by the profits of Kalera, provided that dividends may only be made out of Kalera’s distributable reserves and if the dividend will not cause Kalera’s net assets to fall below the aggregate of its called up share capital and undistributable reserves (as such terms are calculated in accordance with the Irish Companies Act). The determination as to whether or not Kalera has sufficient distributable reserves to fund a dividend must be made by reference to the “relevant financial statements” of Kalera. The board of directors may also recommend a dividend to be approved and declared by Kalera’s shareholders at a general meeting.
Board of Directors Under the Kalera Articles, the number of Directors shall be not less than two nor more than thirteen. The directors shall be divided into three classes, designated Class I, Class II and Class III. The term of the initial Class I directors shall terminate at the conclusion of Kalera’s 2023 annual general meeting; the term of the initial Class II directors shall terminate on the conclusion of Kalera’s 2024 annual general meeting; and the term of the initial Class III directors shall terminate on the conclusion of Kalera’s 2025 annual general meeting.
Directors are eligible to stand for re-election at the relevant annual general meeting. Directors shall be re-elected for a three-year term. Directors do not have to be independent under Kalera Articles. There are no share ownership qualifications for directors. Meetings of Kalera’s board of directors may be convened at such time and place as the directors determine. The quorum may be fixed by the directors and unless so fixed shall be a majority of the directors in office. The directors are not entitled to appoint alternates. Questions arising at a meeting of Kalera’s board of directors are required to be decided by a simple majority of the directors present, with each director entitled to one vote. In the case of a tie vote, the chairperson of the meeting shall not have a second or casting vote. Kalera’s board of directors may pass resolutions without a meeting where such resolution is signed by all the directors.
Amendment of Articles of Association Under the Irish Companies Act, amendments to Kalera Articles require a special resolution to be passed by not less than 75% of those shareholders entitled, attending and voting at the general meeting. Kalera Articles may not be amended by resolution of directors, but the directors when issuing preference shares may fix the rights attaching to such shares.
Amended and Restated Registration Rights Agreement
At Closing, Kalera entered into an amended and restated registration rights agreement, which provides for certain registration rights for certain of its shareholders (including Agrico’s sponsor, among others). The terms of the Amended and Restated Registration Rights Agreement are substantially similar to the terms of the existing Agrico registration rights agreement.
Description of Kalera Warrants
Each whole Kalera Warrant shall entitle the holder thereof to purchase one Kalera Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on 12 months from the date of the closing of the Agrico IPO. The Kalera Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
No Kalera Warrant will be exercisable and Kalera will not be obligated to issue Kalera Ordinary Shares upon exercise of a Kalera Warrant unless Kalera Ordinary Shares issuable upon such Kalera Warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Kalera Warrants. In the event that the condition in the immediately preceding sentence is not satisfied with respect to a Kalera Warrant, the holder of such Kalera Warrant will not be entitled to exercise such Kalera Warrant and such Kalera Warrant may have no value and expire worthless. In no event will Kalera be required to net cash settle any Kalera Warrant.
If a registration statement covering the Kalera Ordinary Shares issuable upon exercise of the Kalera Warrants is not effective within 90 days after the closing of the Business Combination, Kalera Warrant holders may, until such time as there is an effective registration statement and during any period when Kalera will have failed to maintain an effective registration statement, exercise Kalera Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Kalera Ordinary Shares are at the time of any exercise of a Kalera Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Kalera may, at its option, require holders of Kalera Warrants who exercise their Kalera Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event Kalera so elects, Kalera will not be required to file or maintain in effect a registration statement, and in the event Kalera does not so elect, Kalera will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the Kalera Warrants become exercisable, Kalera may call the Kalera Warrants for redemption:
•in whole and not in part;
•at a price of $0.01 per Kalera Warrant;
•upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Kalera Warrant holder; and
•if, and only if, the reported last sale price of Kalera Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before Kalera sends the notice of redemption to the Kalera Warrant holders.
If the foregoing conditions are satisfied and Kalera issues a notice of redemption, each Kalera Warrant holder can exercise his, her or its Kalera Warrant prior to the scheduled redemption date. However, the price of the Kalera Ordinary Shares may fall below the $18.00 trigger price, as well as the $11.50 Kalera Warrant exercise price after the redemption notice is issued.
If and when the Kalera Warrants become redeemable by Kalera, Kalera may not exercise its redemption right if the issuance of Kalera Ordinary Shares upon exercise of the Kalera Warrants is not exempt from registration or qualification under applicable state blue sky laws or Kalera is unable to effect such registration or qualification. Kalera will use its best efforts to register or qualify such Kalera Ordinary Shares under the blue sky laws of the state of residence in those states in which the Kalera Warrants were initially offered in the Agrico IPO and in those states where holders of Kalera Warrants then reside.
Kalera has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Kalera Warrant exercise price. If the foregoing conditions are satisfied and Kalera issues a notice of redemption of the Kalera Warrants, each Kalera Warrant holder will be entitled to exercise its Kalera Warrant prior to the scheduled redemption date. However, the price of the Kalera Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) as well as the $11.50 Kalera Warrant exercise price after the redemption notice is issued.
If Kalera calls the Kalera Warrants for redemption as described above, Kalera management will have the option to require any holder that wishes to exercise its Kalera Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Kalera Warrants on a “cashless basis,” Kalera management will consider, among other factors, Kalera’s cash position, the number of Kalera Warrants that are outstanding and the dilutive effect on Kalera shareholders of issuing the maximum number of Kalera Ordinary Shares issuable upon the exercise of the Kalera Warrants. If Kalera management takes advantage of this option, all holders of Kalera Warrants would pay the exercise price by surrendering their Kalera Warrants for that number of Kalera Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Kalera Ordinary Shares underlying the Kalera Warrants, multiplied by the difference between the exercise price of the Kalera Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Kalera Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Kalera Warrants. If Kalera management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Kalera Ordinary Shares to be received upon exercise of the Kalera Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Kalera Warrant redemption. Kalera believes this feature is an attractive option to Kalera if Kalera does not need the cash from the exercise of the Kalera Warrants after the Business Combination.

A holder of a Kalera Warrant may notify Kalera in writing in the event it elects to be subject to a provision in the Kalera Warrant agreement that, if the election is made by a holder, the Kalera Warrant agent shall not cause the exercise of the holder’s Kalera Warrant, and such holder shall not have the right to exercise such Kalera Warrant, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates), to the Kalera Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the Kalera Ordinary Shares outstanding immediately after giving effect to such exercise.
If the number of outstanding Kalera Ordinary Shares is increased by a share dividend payable in Kalera Ordinary Shares, or by a split-up of Kalera Ordinary Shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Kalera Ordinary Shares issuable on exercise of each Kalera Warrant will be increased in proportion to such increase in the outstanding Kalera Ordinary Shares.
In addition, if Kalera, at any time while the Kalera Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Kalera Ordinary Shares on account of such Kalera Ordinary Shares (or other shares into which the Kalera Warrants are convertible), other than (a) as described above, or (b) certain Kalera Ordinary Share cash dividends, then the Kalera Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event divided by all outstanding Kalera Ordinary Shares at such time.
If the number of outstanding Kalera Ordinary Shares is decreased by a consolidation, combination or reclassification of Kalera Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of Kalera Ordinary Shares issuable on exercise of each Kalera Warrant will be decreased in proportion to such decrease in outstanding Kalera Ordinary Shares.
Whenever the number of Kalera Ordinary Shares purchasable upon the exercise of the Kalera Warrants is adjusted, as described above, the Kalera Warrant exercise price will be adjusted by multiplying the Kalera Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Kalera Ordinary Shares purchasable upon the exercise of the Kalera Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Kalera Ordinary Shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Kalera Ordinary Shares (other than those described above or that solely affects the par value of such Kalera Ordinary Shares), or in the case of any merger or consolidation of Kalera with or into another corporation (other than a consolidation or merger in which Kalera is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Kalera Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Kalera as an entirety or substantially as an entirety in connection with which Kalera is dissolved, the holders of the Kalera Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Kalera Warrants and in lieu of the Kalera Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of share capital, shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Kalera Warrants would have received if such holder had exercised their Kalera Warrants immediately prior to such event.
The Kalera Warrants are subject to an Amended and Restated Warrant Agreement between the Kalera Warrant agent and Kalera, following Kalera entering into an Assignment and Assumption Agreement at Closing with, among others, Agrico, whereby Kalera assumed the applicable rights and obligations of Agrico under the Amended and Restated Warrant Agreement. You should review a copy of the Amended and Restated Warrant Agreement for a complete description of the terms and conditions applicable to the Kalera Warrants. The Amended and Restated Warrant Agreement provides that the terms of the Kalera Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding Kalera Warrants to make any change that adversely affects the interests of the registered holders of Kalera Warrants.

The Kalera Warrants may be exercised upon surrender of the Kalera Warrant certificate on or prior to the expiration date at the offices of the Kalera Warrant agent, with the exercise form on the reverse side of the Kalera Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Kalera, for the number of Kalera Warrants being exercised. The Kalera Warrant holders do not have the rights or privileges of holders of Kalera Ordinary Shares and any voting rights until they exercise their Kalera Warrants and receive Kalera Ordinary Shares. After the issuance of Kalera Ordinary Shares upon exercise of the Kalera Warrants, each holder will be entitled to one (1) vote for each Kalera Ordinary Share held of record on all matters to be voted on by Kalera shareholders.
Exchange Listing
Kalera Ordinary Shares and Kalera Warrants, are currently listed on Nasdaq under the proposed symbols KAL and KALWW, respectively.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of United States federal income tax considerations generally applicable to U.S. Holders (as defined below) of acquiring, owning and disposing of Ordinary Shares and Kalera Warrants (which we sometimes refer to as our “securities” and holders thereof as “security holders”). This discussion addresses only those security holders that hold their securities as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).
This discussion is a summary only and does not discuss all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status including:
•financial institutions or financial services entities;
•broker-dealers;
•taxpayers that are subject to the mark-to-market accounting rules;
•tax-exempt entities;
•governments or agencies or instrumentalities thereof;
•banks, insurance companies, and certain other financial institutions;
•regulated investment companies or real estate investment trusts;
•grantor trusts;
•dealers or traders in securities, commodities or currencies;
•persons subject to the alternative minimum tax;
•expatriates and former citizens or long-term residents of the United States;
•persons that actually or constructively own five percent or more of Kalera voting shares or five percent or more of the total value of any class of Kalera shares;
•persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
•persons that hold Kalera securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;
•persons subject to special tax accounting rules under Section 451(b) of the Code;
•PFICs and corporations that accumulate earnings to avoid U.S. federal income tax;
•Controlled foreign corporations or U.S. shareholders of controlled foreign corporations, as those terms are defined in Sections 951(b) and 957(a) of the Code, respectively;
•S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);
•tax-qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; or
•persons whose functional currency is not the U.S. dollar.
This discussion is based on provisions of the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, judicial decisions and published rulings and administrative interpretations thereof, all as in effect on the date hereof and all of which are subject to differing interpretations or change, which change could apply retroactively and could affect the tax considerations described herein.
This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds our securities, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of acquiring, owning and disposing of our securities.
Except where otherwise noted, this discussion assumes that, and we believe that, we are properly treated as a foreign corporation that is not, and will not become, a passive foreign investment company, or a PFIC, as described below.
THIS SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR SECURITIES. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF ACQUIRING, OWNING AND DISPOSING OF OUR SECURITIES, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.
As used herein, a “U.S. Holder” is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:
•an individual citizen or resident of the United States,
•a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,
•an estate whose income is subject to U.S. federal income tax regardless of its source, or
•a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.
U.S. Federal Income Tax Considerations of Owning Kalera Ordinary Shares and Warrants
Taxation of Dividends and Other Distributions on Kalera Ordinary Shares
Subject to the discussion of the passive foreign investment company (“PFIC”) rules discussed below, if Kalera makes a distribution of cash or other property to a U.S. Holder of Kalera Ordinary Shares, such distributions will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of Kalera’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its Kalera Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Kalera Ordinary Shares.
With respect to non-corporate U.S. Holders, dividends will generally be taxed at preferential long-term capital gains rates only if (i) Kalera Ordinary Shares are readily tradable on an established securities market in the United States or (ii) if Kalera is eligible for the benefits of the income tax treaty between the United States and Ireland (the “Tax Treaty”), in each case provided that Kalera is not treated as a PFIC at the time the dividend was paid or in the previous year and certain other requirements are met. Although the Kalera Ordinary Shares are listed on NASDAQ, there can be no assurances that Kalera will be or remain eligible for benefits of the Tax Treaty or that the Kalera Ordinary Shares will be considered readily tradeable on an established securities market in the United States in future years. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.
Subject to certain conditions and limitations (including, that any reduction in withholding available to the U.S. holder under the Tax Treaty have been claimed), non-refundable foreign “covered withholding taxes”, if any, on dividends paid on Kalera Ordinary Shares may be treated as foreign taxes eligible for a credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. Dividends paid by Kalera generally will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Kalera with respect to the Kalera Ordinary Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” The rules governing the U.S. foreign tax credit are complex and U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.
Taxation on the Disposition of Securities
Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of Kalera securities, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its securities.
Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations.
Any such gain or loss recognized generally will be treated as U.S. source gain or loss. Accordingly, in the event any non-U.S. tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such tax meets specific regulatory requirements and such U.S. Holder has foreign source income or gain in the same category from other sources. Moreover, there are special rules under the Tax Treaty, which may impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their own tax advisors regarding the ability to claim a foreign tax credit and the application of the Tax Treaty to such U.S. Holder’s particular circumstances.
Exercise or Lapse of a Warrant
Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder will generally not recognize gain or loss upon the exercise of a warrant for cash. An ordinary share acquired pursuant to the exercise of a warrant for cash will generally have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant.

It is unclear whether a U.S. Holder’s holding period for the ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s tax basis in the warrant.
Because of the absence of authority specifically addressing the treatment of a cashless exercise of warrants under U.S. federal income tax law, the treatment of such a cashless exercise is unclear. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. Alternatively, a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized.
In either tax-free situation, a U.S. Holder’s tax basis in the ordinary shares received would generally equal the U.S. Holder’s tax basis in the warrants. If a cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary shares received on exercise will be treated as commencing on the date of exercise of the warrant or the following day. If a cashless exercise is treated as a recapitalization, the holding period of the ordinary shares received will include the holding period of the warrants.
If a cashless exercise is treated as a taxable exchange, a U.S. Holder could be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. In this case, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. A U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised (i.e., the U.S. Holder’s purchase price for the warrant (or the portion of such U.S. Holder’s purchase price for units that is allocated to the warrant) and the exercise price of such warrants). It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.
Kalera expects a U.S. Holder’s cashless exercise of warrants (including after Kalera provides notice of its intent to redeem warrants for cash) to be treated as a recapitalization for U.S. federal income tax purposes. However, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
Subject to the PFIC rules described below, if Kalera redeems warrants for cash pursuant to the redemption provisions of the warrants or if Kalera purchases warrants in an open market transaction, such redemption or purchase will generally be treated as a taxable disposition to the U.S. Holder, taxed as described above under “-Taxation on the Disposition of Securities.”
Possible Constructive Distributions
The terms of each warrant provide for an adjustment to the number of Kalera Ordinary Shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed under “Description of Kalera Securities.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a warrant would, however, be treated as receiving a constructive distribution from Kalera if, for example, the adjustment increases the holder’s proportionate interest in Kalera’s assets or earnings and profits (for instance, through an increase in the number of Kalera ordinary shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the Kalera Ordinary Shares which is taxable to the U.S. Holders of such shares as described under “-Taxation of Dividends and Other Distributions on Kalera Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such warrant received a cash distribution from Kalera equal to the fair market value of such increased interest.
Passive Foreign Investment Company Considerations
A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Subject to some limited exceptions, cash (whether or not constituting working capital or used to generate interest income) may be treated as a passive asset. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.
The determination as to whether a non-U.S. corporation is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, the composition of the income, expenses and assets of the non-U.S. corporation from time to time and the nature of the activities performed by its officers and employees. For this reason, while we do not presently expect to be a PFIC for the current taxable year or the foreseeable future, there can be no assurance that the composition of our income and assets will not change, or that the IRS will not reach a contrary conclusion. You are urged to consult your tax advisers regarding the risks associated in investing in a company that may be a PFIC. Further, the PFIC tests must be applied every year, and it is possible that we may become a PFIC in a future taxable year if the nature and extent of our activities were to change, or if the composition of our income and assets change in any material respect. In addition, our actual PFIC status for any taxable year is not determinable until after the end of such taxable year, and we may not determine our PFIC status for any future taxable year. Because of these uncertainties, it is possible that we may be a PFIC for the current or any other taxable year.
If Kalera determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder and the U.S. Holder did not make a timely qualified electing fund (“QEF”) election for Kalera’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules with respect to:
•any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants; and
•any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of Kalera securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such securities).
Under these rules:
•the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for its securities;
•the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;
•the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.
In general, if Kalera is determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to its ordinary shares (but not warrants) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of Kalera’snet capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which Kalera’s taxable year ends if Kalera is treated as a PFIC for that taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.
A U.S. Holder may not make a QEF election with respect to warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized will generally be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if is a PFIC at any time during the period the U.S. Holder held the Kalera Warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired Kalera Ordinary Shares, the QEF election will apply to the newly acquired Kalera Ordinary Shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Kalera Ordinary Shares (which will generally be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted basis in the Kalera Ordinary Shares acquired upon the exercise of the warrants by the gain recognized and will also have a new holding period in such shares for purposes of the PFIC rules.
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from Kalera. If Kalera determines that it is a PFIC for any taxable year, it will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that Kalera will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.
If a U.S. Holder has made a QEF election with respect to Kalera Ordinary Shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for Kalera’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of Kalera Ordinary Shares will generally be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders who make a QEF election with respect to a PFIC are currently taxed on their pro rata shares of such PFIC’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should generally not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a PFIC with respect to which a QEF election has been made will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a PFIC with respect to which a QEF election has been made.
As noted above, an initial determination that Kalera is a PFIC will generally apply for subsequent years to a U.S. Holder who held Kalera securities while Kalera was a PFIC, whether or not Kalera meets the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for Kalera’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) Kalera Ordinary Shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such

U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of Kalera that ends within or with a taxable year of the U.S. Holder and in which Kalera is not a PFIC. On the other hand, if the QEF election is not effective for each of Kalera’s taxable years in which Kalera is a PFIC and the U.S. Holder holds (or is deemed to hold) Kalera Ordinary Shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.
Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in and for which Kalera is determined to be a PFIC, such holder will generally not be subject to the PFIC rules described above in respect to its Kalera Ordinary Shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that Kalera is treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Kalera Ordinary Shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Kalera Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Kalera Ordinary Shares in a taxable year in which Kalera is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its Kalera Ordinary Shares ordinary shares and for which Kalera is treated as a PFIC. Currently, a mark-to-market election may not be made with respect to Kalera Warrants.
The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to Kalera Ordinary Shares under their particular circumstances.
If Kalera is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Kalera receives a distribution from, or disposes of all or part of Kalera’s interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, Kalera will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that Kalera will have timely knowledge of the status of any such lower-tier PFIC. In addition, Kalera may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Kalera securities should consult their own tax advisors concerning the application of the PFIC rules to Kalera securities under their particular circumstances.
Information Reporting and Backup Withholding
In general, information reporting requirements will apply to dividends received by U.S. Holders of Kalera Ordinary Shares (including constructive dividends), and the proceeds received on the disposition of Kalera Ordinary

Shares and Kalera Warrants effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). As stated above, information reporting requirements will also apply to redemptions from U.S. Holders of Kalera Ordinary Shares. Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.
Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to Kalera securities, subject to certain exceptions (including an exception for Kalera securities held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold Kalera securities. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. U.S. Holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of Kalera securities. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 14,437,500 Kalera Ordinary Shares issuable upon the exercise of the Kalera Warrants, which were previously registered in the registration statement on Form S-4 filed with the SEC on May 13, 2022. We are registering the remaining Securities covered by this prospectus to permit the Selling Securityholders to conduct public secondary trading of these Securities from time to time after the date of this prospectus. The Securities registered herein were issued (i) as part of the consideration for the Business Combination, (ii) as consideration under the Secured Convertible Bridge Promissory Note, (iii) as consideration under the Securities Purchase Agreement or (iv) as consideration under a settlement agreement, as applicable. We will not receive any of the proceeds of the sale of the Securities offered by this prospectus. We will receive up to an aggregate of approximately $166 million from the exercise of the Kalera Warrants, assuming the exercise in full of all of such Kalera Warrants for cash. The aggregate proceeds to the Selling Securityholders from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Securities covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Securities to be made directly or through agents.
Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the Securities offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Securityholders, or
•through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Securities.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Securities by the Selling Securityholders.
The Securities may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including Nasdaq;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•one or more underwritten offerings;
•block trades in which the broker-dealer will attempt to sell the Ordinary Shares or Kalera Warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•distributions to their members, partners or shareholders;
•short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•in market transactions, including transactions on a national securities exchange or quotations service or over-the-countermarket;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•directly to one or more purchasers;
•through agents;
•broker-dealers may agree with the Selling Securityholders to sell a specified number of such Ordinary Shares or Kalera Warrants at a stipulated price per share or warrant;
•any other method permitted by applicable law; or
•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the securities under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Securities by other means not described in this prospectus. In addition, any Securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the Securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Securities by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the particular Securities being distributed. This may affect the marketability of the Securities and the ability of any person or entity to engage in market- making activities with respect to the Securities.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some of the Kalera Ordinary Shares or Kalera Warrants owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Ordinary Shares or Kalera Warrants, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer Ordinary Shares or Kalera Warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
A Selling Securityholder that is an entity may elect to make an in-kind distribution of Kalera Ordinary Shares or Kalera Warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable Ordinary Shares or Kalera Warrants pursuant to the distribution through a registration statement.
With respect to those Securities being registered pursuant to registration rights agreements, we have agreed to indemnify or provide contribution to the Selling Securityholders and all of their officers, directors and control persons, as applicable, and certain underwriters effecting sales of the Securities against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.
For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
Exercise of Kalera Warrants
A holder of Kalera Warrants may exercise such Kalera Warrants in accordance with the Amended and Restated Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Computershare Inc., and its affiliate, Computershare Trust Company, N.A., the certificate evidencing such Kalera Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Amended and Restated Warrant Agreement.
For additional information regarding the exercise of terms of the Kalera Warrants, see the section titled “Description of Securities.”
Lock-Up Restrictions
Of the Kalera Ordinary Shares that may be offered or sold by Selling Securityholders identified in this prospectus, 1,796,875 Kalera Ordinary Shares issued in connection with the Business Combination in exchange for Agrico Class B ordinary shares initially purchased by the Sponsor in a private placement prior to the initial public offering of Agrico, are subject to certain lock-up restrictions. In particular, pursuant to the Sponsor Support Agreement, the Sponsor shall not transfer such Kalera Ordinary Shares until the date that is the earliest of (A) June 28, 2023 (one year after the consummation of the Business Combination) and (B) the date on which (1) the closing price of the Kalera Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the consummation of the Business Combination or (2) the per share price implied in a change of control transaction is greater than or equal to $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like).

LEGAL MATTERS
The legality of the Kalera Ordinary Shares offered hereby will be passed upon for Kalera by Arthur Cox LLP.
Certain legal matters relating to U.S. law will be passed upon by Milbank LLP.

EXPERTS
The audited financial statements of Kalera SA and Subsidiaries included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The financial statements of Agrico Acquisition Corp., as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Agrico Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of &ever as of December 31, 2020 and 2019 and for the years then ended included in this prospectus have been so included in reliance on the report of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, independent auditors, given on the authority of that firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES
Ireland
Kalera is incorporated under the laws of Ireland with its registered and principal executive office in Ireland and, as a result, the rights of the holders of Kalera Ordinary Shares will be governed by Kalera’s amended and restated articles of association, the Irish Companies Act and the common law of Ireland. Kalera conducts its operations through subsidiaries, all of which are located outside the United States. All of Kalera’s assets are located outside the United States, and substantially all of Kalera’s business is conducted outside the United States. There is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us based on those laws. The U.S. and Ireland do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters, and, accordingly, common law rules apply in determining whether a judgment obtained in a U.S. court is enforceable in Ireland. Although there are processes under Irish law for enforcing a judgment of a U.S. court, including by seeking summary judgment in a new action in Ireland, those processes are subject to certain established principles and conditions, and there can be no assurance that an Irish court would enforce a judgment of a U.S. court in this way and thereby impose civil liberty on us.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to our Ordinary Shares and Kalera Warrants offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our Ordinary Shares and Kalera Warrants. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is www.kalera.com. The information on, or that can be accessed through, our website is not part of this prospectus.

INDEX TO FINANCIAL STATEMENTS
KALERA AS AND SUBSIDIARIES
AGRICO ACQUISITION CORP.
&EVER GMBH

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholders
Kalera AS and Subsidiaries
Opinion on the financial statements
We have audited the accompanying consolidated balance sheets of Kalera AS (a Norway private limited liability company) and Subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flow for the years ending December 31, 2021 and 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years ended December 31, 2021 and 2020, in conformity with accounting principles generally accepted in the United States of America.
Going concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company incurred a net loss of $40.1 million during the year ended December 31, 2021, and as of that date, the Company has an accumulated deficit of $62.6 million. These conditions, along with other matters as set forth in Note 2, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ GRANT THORNTON LLP
We have served as the Company’s auditor since 2021.
Orlando, Florida
April 21, 2022

Kalera AS and Subsidiaries
Consolidated Balance Sheets
December 31, 2021 and 2020

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$16,146	$113,353
Trade receivables, net	795	157
Inventory	1,190	104
Prepaid expenses and other current assets	2,960	330
Total current assets	21,091	113,944
Property, plant, and equipment, net	128,162	28,506
Operating lease right-of-use assets	55,276	7,462
Goodwill	68,421	156
Intangible assets, net	72,371	530
Equity method investment	1,322	—
Other non-current assets	3,353	3,148
Total assets	$349,996	$153,746
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$10,421	$178
Operating lease liabilities	1,618	131
Accrued salaries and wages	717	243
Accrued expenses	1,964	793
Total current liabilities	14,720	1,345
Other non-current liabilities	662	62
Non-current operating lease liabilities	57,717	7,625
Deferred tax liability	8,447	—
Asset retirement obligations	1,527	588
Total liabilities	83,073	9,620
Commitments and contingencies (Note 2)
Shareholders' equity
Common stock, $.001 par, 209,354,819 and 161,024,239 authorized, issued and outstanding, respectively	206	194
Additional paid in capital	330,870	166,859
Accumulated other comprehensive loss	(1,547)	(22,549)
Accumulated deficit	(62,606)	(378)
Total shareholders' equity	266,923	144,126
Total liabilities and shareholders' equity	$349,996	$153,746
The accompanying notes are an integral part of these consolidated financial statements.

Kalera AS and Subsidiaries
Consolidated Statement of Operations and Comprehensive Loss
(In thousands and USD, except per share data)

	Year ended December 31, 2021	Year ended December 31, 2020
Net sales	$2,855	$887
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	(9,634)	(1,935)
Selling, general, and administrative expenses	(28,621)	(6,467)
Depreciation and amortization	(4,009)	(967)
Impairment loss	(1,051)	—
Operating loss	(40,460)	(8,482)
Interest expense, net	(1,634)	(503)
Other income	780	328
Loss from operations before income tax	(41,314)	(8,657)
Income tax benefit	1,331	—
Loss before equity in net earnings loss of affiliate	(39,983)	(8,657)
Equity in net loss of affiliate	74	—
Net loss	$(40,057)	$(8,657)
Currency translation adjustments	$(1,169)	$(378)
Total comprehensive loss for the year	(41,226)	(9,035)
Net loss per share - basic and diluted	$(0.23)	$(0.08)
Weighted average common shares outstanding – basic and diluted	175,796	114,160
The accompanying notes are an integral part of these consolidated financial statements.

Kalera AS and Subsidiaries
Consolidated Statement of Changes in Shareholders’ Equity
(In thousands and USD, except share data)

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balance at January 1, 2020	68,433,478	$98	$22,043	$(13,892)	$—	$8,249
Issuance of shares	86,324,999	95	140,524			140,619
Conversion of loan to common stock	6,265,762	1	3,296			3,297
Share-based compensation expense			996			996
Net loss				(8,657)		(8,657)
Currency translation adjustments					(378)	(378)
Balance at December 31, 2020	161,024,239	$194	$166,859	$(22,549)	$(378)	$144,126
Issuance of shares	48,330,580	12	161,446			161,458
Share-based compensation expense			2,565			2,565
Net loss				(40,057)		(40,057)
Currency translation adjustments					(1,169)	(1,169)
Balance at December 31, 2021	209,354,819	$206	$330,870	$(62,606)	$(1,547)	$266,923
The accompanying notes are an integral part of these consolidated financial statements.

Kalera AS and Subsidiaries
Consolidated Statement of Cash Flow
(In thousands and USD)

	December 31, 2021	December 31, 2020
Cash flows - operating activities
Net loss	$(40,057)	$(8,657)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,009	560
Non-cash lease expense	3,435	407
Share-based compensation	2,565	996
Impairment loss	1,051	—
Deferred income tax benefit	(1,331)	—
Equity in net loss of affiliate	74	—
Gain from insurance recovery	(650)	—
Gain on forgiveness of debt	—	(328)
Inventory write down	6,475	1,828
Changes in assets and liabilities:
Inventory	(7,551)	(1,932)
Prepaid expenses and other current assets	(2,056)	(250)
Trade receivables	422	(150)
Other non-current assets	(205)	(2,838)
Account payables and accrued expenses	8,988	734
Net cash used in operating activities	(24,830)	(9,630)
Cash flows - investing activities
Insurance proceeds	650	—
Purchases of property, plant, and equipment	(82,863)	(20,846)
Purchases of licenses and software for developed technology	(583)	—
Acquisitions of businesses, net of cash acquired	(49,722)	—
Net cash used in investing activities	(132,518)	(20,846)
Cash flows - financing activities
Net proceeds from issuance of common stock	61,696	140,619
Proceeds from loan facility	34,000	—
Payment on loan facility	(34,000)	—
Proceeds from forgivable loan	—	328
Repayment on operating lease liabilities	(457)	(507)
Net cash provided by financings activities	61,239	140,440
Net (decrease) increase in cash and cash equivalents	(96,110)	109,964
Cash and cash equivalents at beginning of period	113,353	3,395
Effect of exchange rate changes on cash	(1,097)	(6)
Cash and cash equivalents at end of period	$16,146	$113,353

Supplemental disclosures of cash flow information:
Increase in property and equipment resulting from capitalizing asset retirement obligations	889	334
Shares issued in exchange for businesses acquired	99,762	—

	100,651	606

Supplemental disclosures of non-cash financing activities:
Conversion of convertible loan to common stock	—	3,297

Supplemental disclosures of cash flow information:
Cash paid for interest	1,800	272

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1: DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Kalera AS (“the Company”) and its subsidiaries is a hydroponic vertical farming company. The Company operates vertical hydroponic farms and related technology development facilities that produce various lettuce and micro–greens for the retail and food service markets. The Company is a private limited liability company incorporated under the laws of Norway, and its shares are listed on the Euronext Growth Oslo Exchange, a multilateral trading facility operated by the Oslo Stock Exchange. At December 31, 2021 the Company had four (4) large scale operating hydroponic farms (“farms” or “production facilities”) within Florida, Georgia, Texas and Kuwait and was building new farms in several locations, including Ohio, Colorado, Washington, Hawaii, Minnesota and Singapore. At the end of December 31, 2020, the Company had one (1) large scale production facility within Florida and was building new farms in Georgia and Texas.
In March 2020, the World Health Organization declared the spread of the coronavirus (“COVID–19”) a global pandemic. As a result of the pandemic, the vast majority of the Company’s customers in the foodservice and hospitality industries had to close their operations temporarily. These closures resulted in the loss of sales during the year ended December 31, 2020. During 2021, the industry recovered and the Company was able to increase its sales to its foodservice and hospitality customers.
Currently, all of the Company’s operations are operating normally, however, the extent to which COVID–19 and the related global economic crisis affect the Company’s business, results of operations and financial condition, will depend on future developments that are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and any recovery period, future actions taken by governmental authorities, central banks and other third parties (including new financial regulation and other regulatory reform) in response to the pandemic, and the effects on our products, clients, vendors and employees. The Company continues to service its customers amid uncertainty and disruption linked to COVID–19 and is actively managing its business to respond to the impact.
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying audited consolidated financial statements for the years ended December 31, 2021 and 2020 for the Company and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).
Principles of Consolidation
The Company’s consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions, balances and unrealized gains and losses have been eliminated in consolidation. The Company includes the following wholly owned subsidiaries as of December 31, 2021:
Kalera AS
•Kalera Inc.
•Iveron Materials, Inc.
•Vindara, Inc.
•Kalera GmbH (formerly known as &ever GmbH)
•Kalera S.A.
•Kalera Real Estate Holdings, LLC
•Kalera Singapore PTE. LTD. (formerly known as &ever Singapore)
•WAFRA Agriculture for Agriculture Contracting Company - SPC
•Kalera Middle East Holding Ltd (formerly &ever Middle East Holdings Ltd)

Segment Reporting
The Company’s chief operating decision maker, or the CODM, is considered to be the Chief Operating Officer along with and supported by the Company’s Chief Executive Officer and Chief Financial Officer, together comprising the CODM. The CODM measures performance based on overall return to shareholders based on consolidated return to shareholders. The Company had one operating segment for the years ended December 31, 2021 and 2020 that is engaged in the sale and production of hydroponic lettuce and micro-greens.
Use of Estimates
The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may or may not differ from those estimates.
Revenue Recognition
The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, the Company applies the following five-step model: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or the company satisfies a performance obligation.
The Company recognizes revenue through the sale of various varieties of lettuce and micro–greens, which are sold to food retail and distribution customers, generally with standard shipping terms. The Company’s revenue results from the delivery of products as the single performance obligation transferred at an agreed upon price per unit. The Company recognizes revenue for the sale of products at the point in time the performance obligation has been satisfied, which is when control of the product has transferred to the customer. Control of the product generally occurs upon shipment or delivery to the customer based on terms of the sale.
Revenue is measured as the amount of consideration the Company expects to receive in exchange for delivering products. The amount of revenue recognized is reduced for estimated returns, discounts and other customer credits. No significant element of financing is deemed present as the sales are made with a credit term of thirty (30) days, which is consistent with market practice. A trade receivable is recognized when the goods are delivered as this is the point in time that the consideration is unconditional because only the passage of time is required before the payment is due.
Leases
The Company identifies leases by evaluating its contracts to determine if the contract conveys the right to use an identified asset for a stated period of time in exchange for consideration. The Company considers whether it can control the underlying asset and has the right to obtain substantially all of the economic benefits or outputs from the asset. Leases with terms greater than twelve (12) months are classified as either operating or finance leases at the commencement date based on guidance in ASC 842, Leases. For these leases, the Company capitalizes the present value of the minimum lease payments including property taxes and other common area maintenance costs over the lease terms as a right–of–use asset with an offsetting lease liability. The discount rate used to calculate the present value of the minimum lease payments is based on an incremental borrowing rate, which approximates the rate of interest the Company would have to pay to borrow on a collateralized basis over a similar term. The lease term includes any non-cancelable period for which the Company has the right to use the asset. Currently, all capitalized leases are classified as operating leases and the Company records lease expense on a straight–line basis over the term of the lease.

Cash and Cash Equivalents
The Company considers short–term investment securities with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents at December 31, 2021 and 2020 were $16,146 thousand and $113,353 thousand, respectively, of which $1,824 thousand and $6,097 thousand, respectively, was held at U.S. banks of which approximately $1,305 thousand and $4,072 thousand, respectively, was in excess of the Federal Deposit Insurance Corporation insured limit of $250 thousand per bank. The remaining balance of $14,322 thousand and $107,256 thousand, respectively was held in foreign bank accounts and was not fully insured.
Trade Receivables
Trade receivables are recognized initially at fair value less provision for expected credit losses. The Company records an allowance for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of the Company’s prior collection experience, customer creditworthiness, and current economic trends. Based on management’s review of accounts receivable, an allowance for credit losses of $23 thousand was considered adequate at December 31, 2021. There was no allowance for doubtful accounts at December 31, 2020. Interest is typically not charged on past due invoices. Account balances are written-off after collection efforts have been made and the potential recovery is considered remote.
Inventory and Cost of Goods Sold
Inventory is stated at the lower of cost or net realizable value and is accounted for using the first–in, first–out (“FIFO”) method. Inventory costs include the costs of producing products which include direct material costs such as seeds and nutrients, salaries and wages of the employees directly involved in farming production, farming facility costs including utility costs, insurance, maintenance, and other costs directly attributed to the vertical farming process and facilities. The inventory balance at December 31, 2021 and 2020 include direct materials not yet utilized in the farming process, cost of leafy greens currently growing, and fully grown leafy greens ready for sale.
Inventory costs including shipping and handling are reflected in the cost of goods sold at the time the product is sold and recognized in sales. For any inventory that is produced but is unsold prior to spoil date or is unfit for sale, the Company writes–off that inventory in accordance with the lower of cost or net realizable value principle.
During 2021 and 2020, the Company’s facilities operated at higher capacity than was required to meet demand in order to test and condition the systems in the Company’s recently opened production facilities. As a result, cost of goods sold was in excess of net sales and included costs of leafy greens produced but not sold totaling $6,475 thousand and $1,828 thousand for the years ended December 31, 2021 and 2020, respectively.
Property, Plant and Equipment, net
Property, plant and equipment, net is stated at cost less accumulated depreciation. Depreciation is computed beginning on the date the asset is placed into service using the straight–line method over the lesser of the estimated useful lives. Leasehold improvements are amortized on a straight-line basis over the lesser of the useful life of the lease or the relevant lease term.
The estimated useful lives are as follows:
•Production facilities: 15 years
•Furniture, fittings & equipment: 5 years
•Industrial property: 20 years
•Vehicles: 6–10 years
Farming production facilities under construction are not depreciated until completed and ready for their intended use, at which point they are transferred to their own asset category. The Company reclassifies assets under construction, which include primarily farming production facilities, to property, plant, and equipment when the farming production facility is put into service and production begin. The Company capitalizes interest during construction of assets until construction is complete and the asset is placed in service.
Business Combinations
Business combination accounting requires the acquirer to recognize, separately from goodwill, the identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree, and to measure these items generally at their acquisition date fair values. Goodwill is recorded as the residual amount by which the purchase price exceeds the fair value of the net assets acquired. If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, the Company is required to report provisional amounts in the financial statements for the items for which the accounting is incomplete.
Adjustments to provisional amounts initially recorded that are identified during the measurement period are recognized in the reporting period in which the adjustment amounts are determined. During the measurement period, the Company is also required to recognize additional assets or liabilities if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets and liabilities as of that date.
The measurement period ends the sooner of one year from the acquisition date or when the Company receives the information about facts and circumstances that existed as of the acquisition date or learn that more information is not obtainable.
When determining the fair values of assets acquired and liabilities assumed, management makes significant estimates and assumptions, especially with respect to intangible assets. Critical estimates in valuing intangible assets include, but are not limited to, expected future cash flows, which include consideration of future growth rates and margins, future changes in technology and brand awareness, loyalty and position, and discount rates. Fair value estimates are based on the assumptions management believes a market participant would use in pricing the asset or liability.
Carrying Value of Long–Lived Assets
The Company follows the provisions of ASC 350, Intangibles - Goodwill and Other, which establishes accounting standards for the impairment of long-lived assets such as intangible assets subject to amortization. Long–lived assets are reviewed annually for impairment or as events or changes in business circumstances occur, indicating that the carrying value of the asset may not be recoverable. The estimated cash flows produced by assets or asset groups, are compared to the asset carrying value to determine whether impairment exists. Such estimates involve considerable management judgment and are based upon assumptions about expected future operating performance. As a result, actual cash flows could differ from management’s estimates due to changes in business conditions, operating performance, and economic and competitive conditions.
Maintenance and Repairs of Property and Equipment.
Expenditures for maintenance and repairs are charged to expenses in the period incurred and recorded in cost of goods sold for property and equipment involved in farming operations and selling, general, and administrative for any property and equipment not used in farming operations.
Goodwill and Intangible Assets
Goodwill – Goodwill represents the excess of costs over the fair value of identifiable assets acquired and liabilities assumed in business combinations. Goodwill is not amortized but is assessed for impairment annually or more frequently if circumstances indicate potential impairment. An impairment charge is recognized when and to the extent the carrying amount of goodwill is determined to exceed its fair value.
The Company has the option to first assess qualitatively whether it is more likely than not that a reporting unit’s carrying amount exceeds its fair value. Events and circumstances that are considered in performing the qualitative assessment include macroeconomic conditions, industry and market conditions, cost factors, overall financial performance, events affecting the reporting unit or Company as a whole.

When performing the qualitative assessment, the Company examines those factors most likely to affect each reporting unit’s fair value. If the Company concludes that it is more likely than not that the reporting unit’s fair value is less than its carrying amount (that is, a likelihood of more than 50 percent) as a result of the qualitative assessment, or, if the qualitative assessment is not elected, then a quantitative assessment is performed in its place, to determine any impairment. There was no impairment of goodwill for the years ending December 31, 2021 or 2020.
Intangible Assets – Other intangible assets are comprised of technology related to vertical farming acquired from Kalera GmbH and Kalera Middle East Holding Ltd and intellectual property related to indoor seed acquired from Vindara Inc during business acquisitions (see Note 6 for additional information on business acquisitions), and licenses and related costs incurred for exclusive access and development of patents owned by Iveron Materials, Inc. Intangible assets are recorded at historical cost and amortized on a straight-line basis beginning on the date the intangible asset is placed into service over the estimated useful lives. Impairment reviews are undertaken annually, or more frequently if events or circumstances indicate potential impairment.
Intangible assets are amortized using following useful lives:
•Intellectual property: 10 years
•Technology: 15 years
•Patents, licenses and software development: 10 years
Other Non–Current Assets
Other non–current assets primarily consist of security deposits required for long–term operating lease agreements.
Asset Retirement Obligations
The fair value of a liability for an asset retirement obligation is recorded in the period in which it is incurred if a reasonable estimate of fair value can be made. The Company’s asset retirement obligations are generally a result of operating lease agreements for locations which the Company has built–out farming production facilities. The lease agreements often include provisions requiring the Company to return the leased space to its original state prior to the build out of the Company’s farming production facility. These provisions result in costs to remove farming production equipment and repair the leased space prior to vacating the space. In periods subsequent to initial measurement, the Company recognizes period–to–period changes in the asset retirement obligation liability resulting from the passage of time and revisions to either the timing or the amount of the original estimate. The increase in the carrying value of the associated long–lived asset is depreciated over its corresponding estimated economic life.
Share Based Compensation
The Company recognizes share based compensation expense associated with stock option awards based on an estimate of the grant date fair value of each stock option award. The Company estimates the grant date fair value of stock options granted based on the Black–Scholes model.
In valuing stock options, significant judgment is required in determining the expected life that individuals will hold their stock options prior to exercising. The expected term of stock options is derived using the simplified method to provide a reasonable basis of option grants and an estimate of future exercises during the remaining contractual period of the option. Expected volatility for stock options is based on the historical and implied volatility of the Company’s common stock. While volatility and estimated life are assumptions that do not bear the risk of change subsequent to the grant date of stock options, these assumptions may be difficult to measure as they represent future expectations based on historical experience. Further, the expected volatility and expected life may change in the future, which could substantially change the grant-date fair value of future awards of stock options and, ultimately, the expense recorded. See Note 8 for additional information on the Company’s share based compensation plans. The Company accounts for forfeitures as incurred.

The Company expenses share-based compensation for stock options using the straight-line method over the requisite service period for the entire award.
Foreign currency
Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Assets and liabilities of consolidated subsidiaries whose functional currency is other than the U.S. dollar are translated into U.S. dollars using currency exchange rates at the balance sheet date. Revenues and expenses are translated using the average currency exchange rates during the period. Monetary balance sheet items in foreign currency are translated into the functional currency using the exchange rate at the balance sheet date. Foreign exchange gains and losses that relate to borrowings and cash and cash equivalents are presented in the statement of operations as foreign exchange (losses) gains. Where the foreign local currency is used as the functional currency, translation adjustments are recorded as a separate component of accumulated other comprehensive loss.
Selling, General, and Administrative Expenses
Selling, general, and administrative expenses primarily consist of costs for corporate functions, including payroll, employee benefits for corporate employees, corporate office expenses, professional fees, marketing and selling costs, and other expenses not attributed to production of products.
Income taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income taxes are recorded and recognized for future tax effects of temporary differences between financial and income tax reporting. The Company records valuation allowances in situations where the realization of deferred tax assets is not more–likely–than–not.
The Company periodically reviews assumptions and estimates of the Company’s probable tax obligations and effects on its liability for any uncertain tax positions, using informed judgment which may include the use of third–party consultants, advisors and legal counsel, as well as historical experience. If a tax position does not meet the minimum statutory threshold to avoid payment of penalties and interest, the Company recognizes an expense for the amount of the interest and penalty in the period in which the Company claims or expects to claim the position on its tax return.
For financial statement purposes, the Company is allowed to elect whether to classify such charges as either income tax expense or another expense classification. Should such expense be incurred in the future, the Company will classify such interest as a component of interest expense and penalties as a component of income tax expense.
There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020, respectively. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL”) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions.
The Company recorded an income tax benefit during the year ended December 31, 2021 due to the recognition of deferred tax benefits for intangible asset amortization associated with its acquired businesses. The Company recorded no income tax benefit or expense for the year ended December 31, 2020. The Company recorded a valuation allowance as of December 31, 2021 and 2020 on substantially all of its domestic and foreign deferred tax assets, as management does not consider it more than likely than not that the benefits from these deferred tax assets will be realized in the near term.
(Loss) Earnings Per Share
Basic earnings or loss per common share amounts are calculated using the weighted average number of common shares outstanding for the period. Diluted earnings per common share amounts are calculated using the weighted average number of common shares outstanding plus the additional dilution for all potentially dilutive securities. During loss periods, diluted loss per share amounts are based on the weighted average number of common shares outstanding, because the inclusion of common stock equivalents would be antidilutive.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, the following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:
Level 1 - Valuations based on quoted prices for identical assets and liabilities in active markets.
Level 2 - Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.
Level 3 - Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.
Amounts classified as cash and cash equivalents, trade receivables, accounts payable and accrued expenses are considered level 1 and are measured based on quoted prices in active markets for identical assets.
Commitments and Contingencies
The Company, from time to time, is involved in various legal proceedings incidental to the conduct of its business, including claims by customers, employees or former employees. Once it becomes probable that the Company will incur costs in connection with a legal proceeding and such costs can be reasonably estimated, it establishes appropriate reserves. While legal proceedings are subject to uncertainties and the outcome of any such matter is not predictable, the Company is not aware of any legal proceedings pending or threatened against it that it expects to have a material adverse effect on its financial condition, results of operations or liquidity.
Concentration of Credit Risk
The Company’s financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents at financial institutions. The Company has not experienced any realized losses in such accounts and believes it is not exposed to any significant credit risk.
The Company’s top five customers that individually represented over ten percent of its total sales accounted for 68% and 43% of sales for year ended December 31, 2021 and 2020, respectively. The loss of any of these top five customers could have a significant impact on the Company’s sales and results of operations.
Advertising Costs
The Company expenses advertising costs as incurred, which are included as a component of Selling, general, and administrative expenses on the accompanying consolidated statements of operations and comprehensive loss.

Advertising expense was approximately $510 thousand and $181 thousand for the years ended December 31, 2021 and 2020, respectively.
Liquidity and Going Concern Considerations
Since inception, the Company has financed its operations primarily through the sale of shares of common stock and debt financing. The Company incurred losses during the years ended December 31, 2021 and 2020 of $40,057 thousand and $8,657 thousand, respectively, and has an accumulated deficit of $62,606 thousand at December 31, 2021. The Company expects to continue to generate operating losses and consume significant cash resources for the foreseeable future. These operating losses and accumulated deficits raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date these consolidated financial statements are issued, meaning that the Company may be unable to continue operations for the foreseeable future or realize assets and discharge liabilities in the ordinary course of operations.
The Company’s continuation as a going concern is dependent upon its ability to obtain additional operating capital, complete development of new seeds and produce, and attain profitability. The Company has implemented and continues to implement plans to fund its operations and finance its future development activities and its working capital needs.
In the first quarter of 2022, the Company executed a sale-leaseback transaction that raised approximately $8,100 thousand.). In addition, during the first quarter of 2022 the Company entered into a convertible bridge financing facility for up to $20,000 thousand with $10,000 thousand currently committed (see Note 18).
The Company also anticipates completing a merger with a special purpose acquisition company (see Note 18) by the second quarter of 2022, which would provide additional liquidity to support the Company’s ongoing operations. The Company is also in negotiations for a second sale-leaseback transaction along with raising additional debt financing with a third party lender.
If the Company continues to seek additional financing to fund its business activities in the future and there remains doubt about its ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms, or at all. If the Company is unable to raise the necessary funds when needed or other strategic objectives are not achieved, it may not be able to continue its operations, or it could be required to modify its operations, which could slow future growth.
The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and payments of liabilities in the ordinary course of business. Accordingly, the consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount of and classification of liabilities that may result should the Company be unable to continue as a going concern.
Recently Issued Accounting Pronouncements
Recent accounting pronouncements, other than below, issued by the Financial Accounting Standards Board (“FASB”) .the AICPA and the SEC did not or are not believed by management to have a material effect on the Company’s present or future Consolidated Financial Statements.
In December 2019, the FASB issued Accounting Standards Update (“ASU”) 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 is part of the FASB’s overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. ASU 2019-12 removes certain exceptions to the general principles of ASC 740, Income Taxes, (“ASU 740”) in order to reduce the cost and complexity of its application in the areas of intra-period tax allocation, deferred tax liabilities related to outside basis differences, year-to-date losses in interim periods and other areas within ASC 740. The Company adopted ASU 2019-12 on January 1, 2021 and the adoption of ASU 2019-12 did not have a material impact on the Company’s consolidated financial statements.

NOTE 3: INVENTORY
The Company’s inventory consists of finished goods from farming production, raw materials used in the farming production, and work–in process farming production. Raw materials are comprised of seeds, nutrients, and packaging for finished goods. Work–in–process and finished goods include in–process and ready–to–eat lettuce varieties and micro–greens, including the packaging for the finished product.

	December 31, 2021	December 31, 2020
	In thousands
Raw materials and supplies	$456	$38
Work in process	76	11
Finished goods	658	55
Total inventories	$1,190	$104

NOTE 4: PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment, net, consists of the following:

In thousands	December 31, 2021	December 31, 2020
Production facilities	$53,590	$9,046
Furniture, fittings & equipment	5,223	957
Industrial property	3,659	—
Vehicles	244	55
Assets under construction	68,207	19,340
Less: accumulated depreciation	(2,761)	(891)
Total property, plant and equipment, net	$128,162	$28,506
Depreciation expense for the years ended December 31, 2021 and 2020 amounted to $2,238 thousand and $523 thousand, respectively.
The Company recorded an impairment on certain assets at a facility under construction during 2021 that were damaged. The total loss incurred was $1,051 thousand prior to any insurance reimbursements. During 2021, the Company received approximately $650 thousand in proceeds from its insurance carrier. The Company expects to recover the remaining amount of the loss from its insurance carrier during the year ended December 31, 2021

NOTE 5: LEASES
The Company has operating leases for its corporate offices, farming production facilities space, delivery vehicles, and production equipment. The majority of the operating leases obligations are a result of the lease agreements for the Company’s large vertical farming facilities as of December 31, 2021 and 2020, respectively. Operating lease right–of–use (“ROU”) assets represent our right to use an underlying asset for the lease term, and lease liabilities represent our obligations to make lease payment arising from the lease. ROU assets and liabilities are based on the estimated present value of the lease payments over the lease term and are recognized at the lease commencement date. The Company uses the practical expedient to not separate lease and non–lease components. The Company’s total lease cost which was solely from operating leases was approximately $5,458 thousand and $796 thousand for the years ended December 31, 2021 and 2020, respectively.
Most space leased for vertical farming production have initial lease terms of up to ten years with two optional renewal periods each of five years. The lease agreements do not contain residual value guarantees. The Company anticipates renewing these leases for both renewal option periods. The Company’s leases do not provide an implicit borrowing rate, thus the Company uses an estimated incremental borrowing rate in determining the present value of lease liabilities. The estimated incremental borrowing rate is derived from information available at the lease commencement date. For the years ended December 31, 2021 and 2020, the weighted average incremental borrowing rate for the leases is 7.67% and 9.14%, respectively and the weighted average lease term is 18.69 years and 17.7 years, respectively. Future minimum lease payments as of December 31, 2021 are as follows:

December 31,	In thousands
2022	$4,972
2023	5,103
2024	5,196
2025	5,284
2026	5,363
Thereafter	86,213
Total undiscounted operating lease payments	112,131
Less: Imputed interest	(52,796)
Present value of total operating leases	$59,335
The following table represents the Company’s ROU assets commitments as of and for the year–ended December 31, 2021 and 2020 including renewal options that management believes are reasonably certain to be exercised:

In thousands	December 31, 2021	December 31, 2020
Operating lease right-of-use assets at the beginning of the year	$7,462	$3,333
Additions	49,357	4,536
Amortization	(1,543)	(407)
Operating lease right-of-use assets at the end of the year	$55,276	$7,462
Supplemental cash flow and other information related to operating leases are as follows:

In thousands	December 31, 2021	December 31, 2020
Cash paid for operating leases	$2,371	$507
Right of use assets obtained in exchange for new operating leases	49,357	4,536

NOTE 6: GOODWILL AND BUSINESS ACQUISITIONS
Vindara Acquisition
The Company purchased 100% of the outstanding equity of Vindara Inc. (“Vindara”) on March 10, 2021 for a purchase price of $22,629 thousand, net of cash acquired. Vindara is a leader in seed development for indoor farming facilities. This vertical integration acquisition is expected to generate both significant operational synergies and product expansion capabilities for the Company. The results of Vindara’s operations as of and after the date of the acquisition are included with the Company’s results in the accompanying consolidated financial statements. The acquisition method of accounting was used by the Company for the business combination utilizing a discounted cash flow method utilizing estimates and assumptions made by the Company at the time of the acquisition.
The Company incurred acquisition related costs of $300 thousand in connection with this acquisition recorded within selling, general and administrative expenses in the consolidated statements of operations. This goodwill is assigned to the whole Company and is not deductible for tax purposes. The expected economic life of the acquired identifiable assets is ten years.
Since being acquired, total expenses of $950 thousand from Vindara have been included in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2021. Vindara did not generate any revenues for the year ended December 31, 2021.
The purchase price of $22,592 thousand, net of cash of $37 thousand was paid in cash for $14,213 thousand and $8,379 thousand in shares were issued as consideration. The fair value of the shares of common stock issued reflects a discount for lack of marketability (“DLOM”) given the restriction on sale of the shares by the sellers for a minimum period of time following the close of the acquisition.
Based on the Company’s analysis of Vindara’s assets and liabilities, the allocation of the purchase price to the identifiable assets and liabilities is set out below:

ASSETS ACQUIRED
Prepaid expenses, deposits and fixed assets	$59
Licenses	1,700
Intellectual property	9,250
11,009

LIABILITIES ASSUMED
Accounts payable and other liabilities	50
Accrued salary and benefits	22
Deferred tax liability	2,775
2,847

FAIR VALUE OF NET ASSETS ACQUIRED	8,162

PURCHASE PRICE	22,592

EXCESS ATTRIBUTABLE TO GOODWILL	$14,430
Supplemental Unaudited Pro-forma Information
Assuming a transaction closing on January 1, 2020, pro-forma unaudited consolidated revenues for the twelve-month period ended December 31, 2021 and 2020 including Vindara, would have been $2,885 thousand and 887 thousand, respectively. Pro-forma unaudited consolidated net loss for the Company for the twelve-month period ended December 31, 2021 and 2020 including Vindara, would have been approximately $40,122 thousand and $9,717 thousand, respectively.
&ever GmbH Acquisition
The Company acquired 100% of the outstanding equity of &ever GmbH (“&ever”) on October 1, 2021 (“&ever Acquisition”). &ever focuses on the highly automated production of baby leaf products including spinach, arugula and cilantro using proprietary technology and operations, enabling output of various scale from in-store grow-towers to mega-farms. This transaction represents the first instance of consolidation between vertical farmers and combines a leader in plant science and unit economics for full head leafy greens with a leader in baby leaf production and technology to create a global vertical farming leader.
After October 1, 2021, &ever’s results are included with the Company’s results in the accompanying consolidated financial statements. The acquisition method of accounting was used by the Company for the business combination utilizing a discounted cash flow method utilizing estimates and assumptions made by the Company at the time of the acquisition.

The Company incurred transaction costs of $421 thousand in connection with this acquisition. Goodwill from this acquisition represents the portion of purchase prices in excess of the fair value of tangible assets, know-how, licenses, and technology to develop vertical farming that are attributable to the expected synergies to be achieved including increased revenues, combined talent, technology, production/yield improvements and cost reductions. This goodwill is assigned to the whole Company and is not deductible for tax purposes.
Since being acquired, total revenue of $128 thousand and net losses of $2,479 thousand have been included in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2021.
The purchase price of $118,663 thousand consisted of a cash payment of $33,610 thousand and the issuance of 27,856,081 shares of common stock with a fair value of $85,023 thousand. The fair value of the shares of common stock issued reflects a DLOM given the restriction on sale of the shares by the sellers for a minimum period of time following the close of the acquisition. As part of the acquisition of &ever, the Company also acquired a 50% ownership interest in &ever Middle East Holding Ltd as well as a 25% interest in Smart Soll Technologies GmbH (“Smart Soil”). The Company determined the fair value of its equity method investments by utilizing a discounted cash flow method utilizing estimates and assumptions made by the Company as of the acquisition date.
Based on the Company’s analysis of &ever’s assets and liabilities, the allocation of the purchase price to the identifiable assets and liabilities is set out below.

ASSETS ACQUIRED	In thousands
Right-of-use assets, net	$5,552
Other assets	1,448
Equity investment-Smart Soil	1,394
Equity investments-&ever Middle East Holding Ltd.	8,364
Fixed assets	8,711
Intangible asset - technology	61,100
86,569

LIABILITIES ASSUMED
Accounts payable and accruals	3,140
Lease liabilities	5,941
Deferred tax liability	6,837
15,918

FAIR VALUE OF NET ASSETS ACQUIRED	70,651

PURCHASE PRICE	118,633

EXCESS ATTRIBUTABLE TO GOODWILL	$47,982
Supplemental Unaudited Pro-forma Information
Assuming a transaction closing on January 1, 2020, pro-forma unaudited consolidated revenues for the twelve-month period ended December 31, 2021 and 2020 including &ever, would have been $2,885 thousand and 887 thousand, respectively, Pro-forma unaudited consolidated net loss for the Company for the twelve-month period ended December 31, 2021 and 2020 including &ever, would have been approximately $55,267 thousand, and $15,882 thousand, respectively.
&ever Middle East Holding Ltd Acquisition
On October 13, 2021, the Company, through its wholly owned subsidiary &ever GmbH, acquired the remaining 50% equity interest in a step acquisition in &ever Middle East Holding Ltd. (“Middle East Acquisition”) of which an initial 50% ownership was previously acquired on October 1, 2021 as part of the &ever Acquisition. &ever

Middle East Holding Ltd. operations are comprised primarily of a vertical farm in Kuwait. This entity became a wholly owned subsidiary of the Company as of October 13, 2021. No gain or loss was recognized on the remeasurement of the previously held interest in &ever Middle East Holding Ltd. due to the short time period from when the remaining controlling interest was acquired. The acquisition method of accounting using the discounted cash flow valuation model was used by the Company for the Middle East acquisition using estimates and assumptions made by the Company as of the acquisition date.
After October 13, 2021, &ever Middle East Holding Ltd.’s was fully consolidated into the Company’s financial statements as a wholly owned subsidiary and &ever Middle East Holding Ltd.’s results are included within the Company consolidated financial statements. Goodwill from this acquisition represents the portion of purchase prices in excess of the fair value of tangible assets, know-how, and intellectual property to develop vertical farming that are attributable to the expected synergies to be achieved including increased revenues, combined talent, technology, production/yield improvements and cost reductions. This goodwill is assigned to the whole Company and is not deductible for tax purposes.
Since being acquired, revenue of $125 thousand and net losses of $465 thousand have been included in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2021.
The purchase price of $8,258 thousand was paid in cash $1,899 thousand and $6,359 thousand in shares were issued as consideration. The fair value of the shares of common stock issued reflects a DLOM given the restriction on sale of the shares by the sellers for a minimum period of time following the close of the acquisition.
Supplemental Unaudited Pro-forma Information
Pro-forma information had the transaction been consumed as of January 1, 2021 and 2020 is not material for disclosure for the year ended December 31, 2021 and 2020.
Based on the Company’s analysis of &ever Middle East Holding Ltd.’s assets and liabilities, the allocation of the purchase price to the identifiable assets and liabilities is set out below:

ASSETS ACQUIRED
Accounts receivable, prepaids, and inventory	$359
Fixed assets	9,810
Intangible asset - technology	1,050
11,219

LIABILITIES ASSUMED
Accounts payable and accrued liabilities	284
Deferred tax liability	166
450

LESS: PREVIOUS NON-CONTROLLING INTEREST IN CONSOLIDATED SUBSIDIARY	(8,364)

FAIR VALUE OF NET ASSETS ACQUIRED	2,405

PURCHASE PRICE	8,258

EXCESS ATTRIBUTABLE TO GOODWILL	$5,853

NOTE 7: INTANGIBLE ASSETS

	December 31, 2021	December 31, 2020
	In thousands
Technology	$62,150	$—
Less: accumulated amortization	(1,018)
Net book value - Technology	61,132

Intellectual property	$9,250	$—
Less: accumulated amortization	(694)
Net book value - Intellectual Property	8,556

Patents, licenses and software development	$2,822	$530
Less: accumulated amortization	(139)
Net book value - Patents, licenses and software development	2,683	530

Total intangible assets, net	$72,371	$530
Amortization expense for the years ended December 31, 2021 amounted to $1,851 thousand. There was no amortization expense on intangible assets at December 31, 2020. Estimated amortization expense for each of the five succeeding years is as follows:

December 31,	Technology	Intellectual Property	Patents, licenses and software development	Total
	In thousands
2022	$4,143	$925	$564	$5,632
2023	4,143	925	564	5,632
2024	4,143	925	564	5,632
2025	4,143	925	564	5,632
2026	4,143	925	564	5,632
Thereafter	40,433	3,778	—	44,211
				$72,371

NOTE 8: SHARE-BASED COMPENSATION
On October 21, 2013, the Company’s stockholders approved the 2013 Equity Incentive Plan (the “2013 Plan”), and subsequently amended the 2013 Plan. The amended 2013 Plan was approved on June 18, 2018 (the “2018 Plan”). The 2018 Plan is administered by the Board of Directors (the “Board”). The Board determines which eligible persons receive awards and the terms and conditions applicable to awards within the confines of the 2018 Plan’s terms. The 2018 Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of the applicable participant. The 2018 Plan provides for the grant of stock options (including incentive stock options and non–qualified stock options) to eligible participants. Eligible participants are defined as employees, directors, and eligible consultants of the Company. The 2018 Plan contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including recapitalizations and mergers, transferability of awards and tax withholding requirements.

The exercise price per share for which an option may be exercised shall be established by the Board and stated in the award agreement evidencing the grant of the option; provided, that (i) the exercise price shall be no less than 100% of the fair market value per share as determined on the date the option is granted (or 110% of the fair market value with respect to incentive options granted to an employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Company or a parent or subsidiary; and (ii) in no event shall the exercise price per share of any option be less than the par value per share. The Board may, in its discretion, grant options with an option price greater than the fair market value per share. Notwithstanding the foregoing, the Board also may, in its discretion authorize the grant of substitute or assumed options of an acquired entity with an exercise price not equal to at least 100% of the fair market value of the shares on the date of grant if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Internal Revenue Service Code Section 409A and Code Section 424(a) or other applicable law.
The 2018 Plan may be amended, altered, suspended and/or terminated at any time by the Board; provided, that approval of an amendment to the 2018 Plan by the shareholders of the Company shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law. The Board may amend, alter, suspend and/or terminate any award granted under the 2018 Plan, prospectively or retroactively, but such amendment, alteration, suspension or termination of an award shall not, without the consent of the recipient of an outstanding award, materially adversely affect the rights of the recipient with respect to the award.
As of December 31, 2021 and 2020, the Board authorized the issuance of 13,500 thousand and 10,970 thousand stock options under the 2018 Plan, which generally vest in equal installments over a four year requisite service period from the date of the grant. The Company accounts for forfeitures as they occur. The following table represents stock option activity for the years ended December 31, 2021 and 2020, respectively:

Employee share based option program	Weighted average share price	Number of shares (In thousands)
Options outstanding, January 1, 2020	$0.75	5,000
Granted	$0.75	5,930
Exercised	—	—
Forfeited, expired and cancelled	—	—
Options outstanding, December 31, 2020	$0.75	10,930
Granted	3.34	4,165
Exercised	—	—
Forfeited, expired and cancelled	(1.01)	(1,985)
Options outstanding, December 31, 2021	$1.98	13,110
Options exercisable, December 31, 2021		5,115

Employee share based option program	Weighted average Grant Date Fair Value	Number of shares (In thousands)
Non-vested, January 1, 2020	$0.93	5,000
Granted	$0.93	5,930
Exercised	—	—
Forfeited, expired and cancelled	—	—
Non-vested, December 31, 2020	$0.93	10,930
Granted	1.52	4,165
Forfeited, expired and cancelled	0.35	(1,985)
Vested	0.62	(5,115)
Options outstanding, December 31, 2021	$1.25	7,995
During the year ended December 31, 2021, the Company granted stock options, covering a total of 4,165 thousand shares of common stock to employees, with exercise prices ranging between $1.64 and $5.00 per share. These stock option awards vest annually over four years, with an eight-year term and grant date fair values ranging between $0.80 and $3.35 per share.
During the year ended December 31, 2020, the Company granted stock options, covering a total of 5,930 thousand shares of common stock to executives and key personnel, with exercise prices ranging between $1.00 and $2.75 per share. These stock option awards vest annually over four years, with an eight-year term and grant date fair values ranging between $0.20 and $2.09 per share.
Share-based compensation is measured based on the grant date fair value of the 2018 Plan awards and subsequently recognized as expense ratably over their vesting periods. Share-based compensation for awards with service or performance-based vesting requirements is adjusted to reflect actual vested awards, with forfeitures recorded as a reduction of expense at the time they occur.
The computation of the expenses associated with share-based compensation requires for the use of certain valuation models. The Company currently uses a Black-Scholes option pricing model to calculate the fair value of its stock options. The Black-Scholes model requires the use of assumptions regarding the volatility of the Company’s common stock, the expected life of the stock award, and the dividend ratio. The volatility assumptions are based on the Company’s life-to-date historical volatility since inception. The risk-free rates are based on similar term U.S. Treasury rates in effect at the time of the stock grant. The expected stock option life represents the period of time that the stock options granted are expected to be outstanding and is based on historical experience. Share-based compensation is recognized only for those stock-based awards expected to vest.
The assumptions used in the Black-Scholes option pricing model, along with the certain other information regarding share-based compensation awards is as follows:

	December 31, 2021	December 31, 2020
Expected volatility (%)	66.00%	45.40%
Expected dividend growth rate (%)	0.00%	0.00%
Risk-free interest rate (%)	0.87%	0.90%
Expected term (years)	3.51	3.51
Weighted average contractual life (years)	3.76	3.50
Weighted average fair value of options granted	$1.52	$1.45
Weighted average exercise price - minimum	$1.64	$1.00
Weighted average exercise price - maximum	$5.00	$2.75
Aggregate intrinsic value of stock options outstanding	$3,047	$27,682
Compensation cost to be recognized for unvested options	$8,505	$5,564
Shareholder compensation expense	$2,565	$996

NOTE 9: ASSET RETIREMENT OBLIGATIONS
The Company has asset retirement obligations as a result of its farming production facilities which are often located in leased spaces. The Company builds vertical farming production facilities within leased space including growing racks, electrical systems, water systems, storage areas, and production lines. The lease agreements often require the Company to return the leased space to its original state upon vacating the space at the end of the lease term.
The Company estimates asset retirement obligations which includes the total cost of disposing of the farming production facility and equipment from the leased space at the end of the lease term. The Company records the asset retirement obligations at fair value in accordance with ASC 410–20, Asset Retirement Obligations. The asset retirement obligation is valued using the Company’s incremental borrowing rate and is accreted over the expected lease term. The Company capitalizes the future cost of the retirement activities as part of the carrying amount of the farming production facilities at the in–service date. The asset is then depreciated on a straight–line basis over the expected lease term of the space.
The following table provides all changes to the company’s asset retirement obligations.

In thousands	December 31, 2021	December 31, 2020
Asset retirement obligations at the beginning of the year	$588	$204
Liabilities incurred	889	334
Accretion expenses	50	50
Total asset retirement obligations at year end	$1,527	$588
Accretion expense for the years ended December 31, 2021 and 2020 amounted to $50 thousand and $50 thousand, respectively

NOTE 10: INCOME TAXES
Loss before income tax (benefit), expense consists of the following:

In thousands	December 31, 2021	December 31, 2020
Domestic	$(36,781)	$(8,657)
Foreign	(4,533)	—
Loss before income taxes	$(41,314)	$(8,657)
The components of the income tax benefit are as follows:

In thousands	December 31, 2021	December 31, 2020
Deferred:
Domestic - Federal	569	—
Foreign	762	—
Deferred income tax benefit	$1,331	$—
The Company operates in the U.S. and foreign jurisdictions, with the majority of operations primarily occurring within the U.S., Norway, and Germany. At December 31, 2021 and 2020 the Company had a net deferred tax liability of $8,447 thousand and net deferred tax asset of $0, respectively. The net deferred tax liability at December 31, 2021 was attributed to the intangible assets recorded in the Company’s foreign subsidiary at &ever GmbH within the German taxing jurisdiction. Accumulated tax NOL’s carry forwards as of December 31, 2021 and 2020 totaled approximately $102,970 thousand and $50,000 thousand, respectively. The net operating federal and state loss carryforwards generated in the U.S. jurisdiction will begin expiring in 2029 for those generated in 2018 or earlier, and will be carried forward indefinitely for those generated thereafter. The net operating losses generated in Norway and Germany may be carried forward indefinitely. Deferred tax assets and liabilities are recognized in the consolidated balance sheet based on expected utilization of tax losses carried forward and temporary book to tax differences.
The realization of deferred tax assets is contingent upon the generation of future taxable income and other restrictions that may exist under the tax laws of the jurisdiction in which a deferred tax asset exists. The Company assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit the use of existing deferred tax assets. Management's evaluation begins with a jurisdictional review of cumulative gains or losses incurred over recent years. A significant piece of objective negative evidence exists when a jurisdiction has incurred cumulative losses over recent years. Such objective evidence limits the ability to consider other subjective evidence, such as the Company’s projections for future growth. Based on the positive and negative evidence for recoverability, the Company establishes a valuation allowance against the net deferred tax assets of a taxing jurisdiction in which they operate unless it is “more likely than not” that the Company will recover such assets through the above means.
The Company has valuation allowances of $20,508 thousand and $10,761 thousand for the years December 31, 2021 and 2020, respectively. The increase in the valuation allowance for the year ended December 31, 2021 primarily relates to the generation of additional net operating loss carryforwards that are not expected to be utilized in the near term.
As of December 31, 2021 and 2020, the Company’s deferred tax assets and liabilities are as follows:

In thousands	December 31, 2021	December 31, 2020
Deferred Tax Assets
Accrued expenses	$430	$63
Right-of-use asset	14,484	2,357
Federal NOL	21,050	10,338
State NOL	2,222	697
Research and development credits	266	354
Valuation allowances	(20,508)	(10,761)
Total deferred tax assets	$17,944	$3,048
Deferred Tax Liabilities
Property, plant and equipment	$522	$648
Intangibles	12,241	—
Prepaid expenses	133	6
Lease liability	13,495	2,394
Total deferred tax liability	$26,391	$3,048
Net deferred tax assets	$(8,447)	$—

The effective income tax rate differs from the statutory rate as follows:

	2021	2020
Statutory rate	22.00%	22.00%
Foreign rate difference	-1.60%	-1.00%
Permanent differences	-1.30%	0.70%
Research and development credits	0.00%	-0.90%
State income tax, net	3.50%	-1.90%
Valuation allowance	-23.90%	-18.90%
Other	4.20%	0.00%
Effective tax rate	2.90%	0.00%
As of December 31, 2021 and 2020 the Company has no uncertain tax positions. The Company generally remains subject to examination by U.S. federal and state tax authorities for the years 2018 through 2021. The Company is no longer subject to examinations by tax authorities for the years 2017 and prior.

NOTE 11: CONVERTIBLE LOAN
For the year ended December 31, 2019, the Company obtained a loan in the amount of $3,000 thousand which included a mandatory conversion feature upon a qualifying equity raise by the Company. The conversion feature specified a conversion rate for the balance of the loan into common shares of the Company’s stock less a specified discount. In the year ended December 31, 2020, the Company had a qualifying equity raise, which triggered a conversion of the loan into 6,266 thousand shares of the Company’s common stock. There was no convertible loan at December 31, 2021 or 2020.

NOTE 12: GAIN ON FORGIVENESS OF DEBT
During the year ended December 31, 2020, the Company received a forgivable loan of $328 thousand under the Payment Protection Program stimulus package from the United States government following the COVID–19 outbreak. The loan had a term of two years with an interest rate of 1%. For the year ended December 31, 2020, the Company recorded a gain on forgiveness of debt when the loan was forgiven of $328 thousand. The Company did not receive any additional loans under the Payment Protection Program during the year ended December 31, 2021.

NOTE 13: DEBT
On August 9, 2021, the Company entered into a debt facility agreement with DNB Bank ASA. The agreement allowed the Company to borrow up to $35,000 thousand to fund the acquisition of &ever had a term of three months and expiration on December 31, 2021. The Company borrowed $34,000 thousand under this agreement on September 30, 2021 in anticipation of closing the &ever acquisition. The Company repaid the principal amount of $34,000 thousand and fees and interest in the amount of $1,800 thousand in October 2021 and had no additional borrowings under this debt facility thereafter. The contractual and effective interest rate was 0.9% per annum under this agreement.

NOTE 14: EQUITY METHOD INVESTMENT
As part of the acquisition of &ever GmbH, the Company now holds an investment in Smart Soil, a German start-up entity that develops high-yielding, organic, and long lasting soil. In exchange for voting interests, &ever had invested a total of $1,322 thousand in Smart Soil. &ever acquired a 25% voting interest in Smart Soil and has the ability to exercise significant influence, but not control, as it does not have the ability to direct the decisions that most significantly impact its economic performance. The Company accounts for this investment using the equity method and records its share of net earnings or losses on the investment in “Equity in net loss of affiliate” on the accompanying consolidated statements of operations and comprehensive loss.

The balance of the equity method investment was $1,322 thousand at December 31, 2021. There were no equity method investments at December 31, 2020. During the year ended December 31, 2021, the Company incurred a net loss of $74 thousand in this investment.

NOTE 15: RETIREMENT PLAN
The Company has a 401(k) savings plan covering all employees who have six months of service and who are at least 21 years of age. Employees may contribute up to a maximum amount allowable per the Internal Revenue Code. Employer contributions are determined at the discretion of the Company's Board of Directors. The Company's contributions with respect to the plan were approximately $68 thousand for the year ended December 31, 2021. There were no contributions by the Company to the plan for the year ended December 31, 2020.

NOTE 16: DISAGGREGATED REVENUES BY CUSTOMER TYPE
The Company recognized revenues of $2,855 thousand and $887 thousand for the years ended December 31, 2021 and 2020, respectively. Substantially all of the Company’s revenues are generated from the sale of lettuce and micro-greens sold to retail and distribution customers globally.

In thousands	December 31, 2021	December 31, 2020
Food Service Revenue	$1,575	$169
Retail Revenue	1,280	718
Net sales	$2,855	$887

NOTE 17: SUBSEQUENT EVENTS
Subsequent events for recognition or disclosure have been evaluated through April 21, 2022, the date the financial statements were available to be issued.
Sale Leaseback of St. Paul Farming Facility
On January 25, 2022, the Company entered into a purchase and sale agreement for a sale-leaseback transaction with a third party related to its industrial property in St. Paul, Minnesota. The Company sold the property to this third party and then entered into a new lease with them. Per the agreement, the initial term of the lease will be for 20 years with an option to extend for two 5 year terms. The based annual rent is $566 thousand. The Company received approximately $8,100 thousand in proceeds related to the sale of this property in connection with the sale-leaseback.
Agrico Merger
On January 31, 2022, the Company announced it will merge with a special acquisition company, Agrico Acquisition Corp. (“Agrico”). The transaction will result in the Company becoming a publicly listed company on NASDAQ and delisting from the Euronext Growth Oslo exchange during the second quarter of 2022.
Key highlights of the merger include:
•The all-stock transaction creates a combined company with an equity value of approximately $375,000 thousand on a fully diluted pro forma basis, assuming no redemptions from Agrico’s shareholders.
•Based on the common stock of Agrico at $10 per share, the transaction implies an exchange ratio of 0.091 for existing Company shareholders.
•In addition to shares of Agrico common stock, the Company’s shareholders will receive one contractual Contingent Value Right per share of common stock that will entitle them to receive up to two stock payments upon the achievement of certain milestones. Each stock payment will consist of shares representing 5% of the fully diluted equity of the Company at the date of completion of the transaction.

New capital is expected to provide the Company the flexibility to fuel the next generation of farms in the US and International locations.
Bridge Financing Facility
On March 7, 2022, the company announced it entered a secured convertible bridge financing facility for up to $20,000 thousand. The facility, which matures one year from the drawdown date, will bear paid in kind interest at 8%, is secured by certain assets of the Company and, subject to required corporate approvals, will be convertible by the lenders into shares at any time following the consummation of the announced merger with Agrico. and the NASDAQ listing at a conversion price of US$10.00 / share in the merged entity.
Secured Credit Facility
On April 19, 2022, the Company secured a $30,000 thousand, Senior Secured Credit Facility with Farm Credit of Central Florida. $20,000 thousand of the facility is available under a term loan to support capital expenditures, whereas the remaining $10,000 thousand is available under a revolving loan for working capital needs of the Company in the United States. The credit agreement has a term of 120 months which includes standard terms and conditions customary in secured financing transactions of this nature. The principal under the term loan will bear interest at a rate of prime plus 0.750%, the principal under the revolving loan will bear interest at a rate of prime plus 0.625%.

KALERA AS AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2022 AND DECEMBER 31, 2021
(In thousands, except share data)

	Unaudited March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$5,458	$16,146
Trade receivables, net	996	795
Inventory	1,348	1,190
Prepaid expenses and other current assets	3,244	2,960
Total current assets	11,046	21,091
Property, plant, and equipment, net	140,442	128,162
Operating lease right-of-use assets	54,683	55,276
Goodwill	67,131	68,421
Intangible assets, net	71,019	72,371
Equity method investment	1,267	1,322
Other non-current assets	3,637	3,353
Total assets	$349,225	$349,996
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$10,798	$10,421
Financing obligation	424	—
Operating lease liabilities	3,760	1,618
Accrued salaries and wages	353	717
Accrued expenses	1,506	1,964
Convertible debt	10,051	—
Total current liabilities	26,892	14,720
Other non-current liabilities	617	662
Non-current operating lease liabilities	55,349	57,717
Non-current financing obligation	6,898	—
Deferred tax liability	7,692	8,447
Asset retirement obligations	1,590	1,527
Total liabilities	99,038	83,073
Commitments and contingencies
Shareholders' equity:
Common stock, $0.001 par, 209,354,819 authorized, issued & outstanding	206	206
Additional paid in capital	331,682	330,870
Accumulated other comprehensive loss	(2,777)	(1,547)
Accumulated deficit	(78,924)	(62,606)
Total shareholders' equity	250,187	266,923
Total liabilities and shareholders' equity	$349,225	$349,996
The accompanying notes are an integral part of these financial statements.
THE ACCOMPANYING NOTES ARE IN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

KALERA AS AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(In thousands)

	Unaudited Three Months Ended March 31,
	2022	2021
Net sales	$1,477	$339
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	(5,008)	(943)
Selling, general, and administrative expenses	(10,400)	(5,280)
Depreciation and amortization	(2,553)	(168)
Operating loss	(16,484)	(6,052)
Interest expense, net	(229)	155
Other expense	(335)	—
Loss from operations before income tax	(17,048)	(5,897)
Income tax benefit	755	—
Loss before equity in net loss of affiliate	(16,293)	(5,897)
Equity in net loss of affiliate	25	—
Net loss	(16,318)	(5,897)
Currency translation adjustments	(1,230)	—
Total comprehensive loss	$(17,548)	$(5,897)
Net loss per share - basic and diluted	$(0.08)	$(0.04)
Weighted average common shares outstanding – basic and diluted	209,355	163,260
THE ACCOMPANYING NOTES ARE IN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

KALERA AS AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(In thousands, except share data)
(Unaudited)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
	Shares	Amount

Balance at December 31, 2020	161,024,239	$194	$166,859	$(22,549)	$(378)	$144,126
Issuance of shares	39,005,000	7	37,371	—	—	37,378
Share-based compensation expense	—	—	1,428	—	—	1,428
Net loss	—	—	—	(5,897)	—	(5,897)
Balance at March 31, 2021	200,029,239	$201	$205,658	$(28,446)	$(378)	$177,035

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
	Shares	Amount
Balance at December 31, 2021	209,354,819	$206	$330,870	$(62,606)	$(1,547)	$266,923
Share-based compensation expense	—	—	812	—	—	812
Net loss	—	—	—	(16,318)	—	(16,318)
Currency translation adjustments	—	—	—	—	(1,230)	(1,230)
Balance at March 31, 2022	209,354,819	$206	$331,682	$(78,924)	$(2,777)	$250,187
THE ACCOMPANYING NOTES ARE IN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

KALERA AS AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(In thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows - operating activities
Net loss	$(16,318)	$(5,897)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,553	168
Non-cash lease expense	888	511
Non-cash interest expense	51	—
Share-based compensation expense	812	1,428
Loss on sale of assets	194	—
Deferred income tax benefit	(755)	—
Equity in net loss of affiliate	55	—
Changes in assets and liabilities:
Inventory	(158)	(195)
Prepaid expenses and other current assets	(284)	(1,667)
Trade receivables	(201)	(78)
Other non-current assets	(284)	(125)
Account payables and accrued expenses	(745)	3,918
Net cash used in operating activities	(14,192)	(1,937)
Cash flows - investing activities
Purchases of property, plant, and equipment	(14,636)	(15,434)
Payment for acquisition, net of cash acquired	—	(14,213)
Net cash used in investing activities	(14,636)	(29,647)
Cash flows - financing activities
Net proceeds from issuance of common stock	—	29,158
Proceeds from issuance of convertible debt	10,000	—
Proceeds from sale of property, plant and equipment for failed sale-leaseback	8,080	—
Net cash provided by financing activities	18,080	29,158
Net decrease in cash and cash equivalents	(10,748)	(2,426)
Cash and cash equivalents at beginning of period	16,146	113,353
Effect of exchange rate changes on cash and cash equivalents	60	—
Cash and cash equivalents at end of period	$5,458	$110,927
THE ACCOMPANYING NOTES ARE IN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NOTE 1: DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Description of Business:
Kalera AS (“the Company”) and its subsidiaries is a hydroponic vertical farming company. The Company operates vertical hydroponic farms and related technology development facilities that produce various lettuce and micro–greens for the retail and food service markets. The Company is a private limited liability company incorporated under the laws of Norway, and its shares are listed on the Euronext Growth Oslo Exchange, a multilateral trading facility operated by the Oslo Stock Exchange. At March 31, 2022, the Company has four (4) large scale operating hydroponic farms (“farms” or “production facilities”) within Florida, Georgia, Texas and Kuwait and is building new farms in several locations, including Ohio, Colorado, Washington, Hawaii, Minnesota and Singapore.
Nature of Operations, Liquidity and Going Concern Considerations:
Since inception, the Company has financed its operations primarily through the sale of shares of common stock and debt financing. The Company incurred net losses during the quarters ended March 31, 2022 and 2021 of $16,318 thousand and $5,897 thousand, respectively, and has an accumulated deficit of $78,924 thousand at March 31, 2022. The Company expects to continue to generate operating losses and consume significant cash resources for the foreseeable future. These operating losses and accumulated deficits raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date these unaudited condensed consolidated financial statements are issued, meaning that the Company may be unable to continue operations for the foreseeable future or realize assets and discharge liabilities in the ordinary course of operations. The Company’s continuation as a going concern is dependent upon its ability to obtain additional operating capital, complete development of new seeds and produce, and attain profitability. The Company has implemented and continues to implement plans to fund its operations and finance its future development activities and its working capital needs.
In the first quarter of 2022, the Company executed a sale-leaseback transaction that raised approximately $8,100 thousand. In addition, during the first quarter of 2022 the Company entered into a convertible bridge financing facility for up to $20,000 thousand with $10,000 thousand currently committed. The Company also entered into a credit agreement with Farm Credit for $30,000 thousand with $20,000 thousand for capital expenditures and $10,000 thousand available for working capital.
The Company is in negotiations for a second sale-leaseback transaction along with raising additional debt financing with a third-party lender.
If the Company continues to seek additional financing to fund its business activities in the future and there remains doubt about its ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms, or at all. If the Company is unable to raise the necessary funds when needed or other strategic objectives are not achieved, it may not be able to continue its operations, or it could be required to modify its operations, which could slow future growth.
The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and payments of liabilities in the ordinary course of business. Accordingly, the unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount of and classification of liabilities that may result should the Company be unable to continue as a going concern.
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements as of March 31, 2022 and for the three months ended March 31, 2022 and 2021 for the Company and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
to the rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. The condensed consolidated balance sheet as of December 31, 2021 included herein was derived from the audited financial statements as of that date.
Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. As such, the information included in these unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2021. The results for the interim periods are not necessarily indicative of the results for the full year.
There have been no changes to the Company’s significant accounting policies described in its December 31, 2021 audited consolidated financial statements that have had a material impact on the Company’s condensed consolidated interim financial statements and related notes.
Principles of Consolidation
The Company’s unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions, balances and unrealized gains and losses have been eliminated in consolidation. The Company includes the following wholly owned subsidiaries as of March 31, 2022:
Kalera AS
•Kalera Inc.
•Iveron Materials, Inc.
•Vindara, Inc.
•Kalera GmbH (Germany)
•Kalera S.A. (Luxembourg)
•Kalera Real Estate Holdings, LLC
•Kalera Singapore PTE. LTD.
•WAFRA Agriculture for Agriculture Contracting Company - SPC (Kuwait)
•Kalera Middle East Holding Ltd (Dubai)
Use of Estimates
The preparation of the unaudited condensed consolidated financial statements in accordance with GAAP, requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may or may not differ from those estimates.
Significant items subject to such estimates and assumptions include the valuation of inventory and stock-based compensation. The Company’s results can also be affected by economic, political, legislative, regulatory, legal actions, and the global volatility and general market disruption resulting from the global COVID-19 pandemic and geopolitical tensions, such as Russia’s recent incursion into Ukraine. Economic conditions, such as recessionary trends, inflation, interest and monetary exchange rates, and government fiscal policies, can have a significant effect on operations. While the Company maintains reserves for anticipated liabilities and carries various levels of insurance, the Company could be affected by civil, criminal, environmental, regulatory or administrative actions, claims, or proceedings.

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
Recently Issued Accounting Pronouncements
The Company adopted Accounting Standards Update (ASU) 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity effective January 1, 2022. This ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity and reduces the number of accounting models for convertible debt instruments and convertible preferred stock. As a result of the adoption of this ASU, the embedded conversion features associated with the Company’s convertible debt entered into during the first quarter of 2022 did not require separation from the debt instrument. Refer to Note 11 for further discussion regarding the Company’s convertible debt agreement.
No other new accounting pronouncement recently issued or newly effective had or is expected to have a material impact on the unaudited condensed consolidated financial statements.
NOTE 3: INVENTORY
The Company’s inventory consists of finished goods from farming production, raw materials and supplies used in the farming production, and work–in process farming production. Raw materials and supplies are comprised of seeds, nutrients, and packaging for finished goods. Work–in–process and finished goods include in–process and ready–to–eat lettuce varieties and micro–greens, including the packaging for the finished product.

In thousands	Unaudited March 31, 2022	December 31, 2021
Raw materials and supplies	$423	$456
Work in process	233	76
Finished goods	692	658
Total inventories	$1,348	$1,190
NOTE 4: PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment, net, consists of the following:

In thousands	Unaudited March 31, 2022	December 31, 2021
Production facilities	$63,823	$53,590
Furniture, fittings & equipment	5,337	5,223
Industrial property	—	3,659
Vehicles	402	244
Assets under construction	74,902	68,207
Less: accumulated depreciation	(4,022)	(2,761)
Total property, plant and equipment, net	$140,442	$128,162
Depreciation expense for the quarters ended March 31, 2022 and 2021 amounted to $1,261 thousand and $168 thousand, respectively.
NOTE 5: LEASES
The Company’s leases do not provide an implicit borrowing rate, thus the Company uses an estimated incremental borrowing rate in determining the present value of lease liabilities. The estimated incremental borrowing rate is derived from information available at the lease commencement date. For the quarter ended March 31, 2022 and 2021, the weighted average incremental borrowing rate for the leases is 7.64% and 9.14%, respectively and the weighted average lease term for operating leases term is 18.50 years and 18.74 years, respectively. There were no

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
finance leases at March 31, 2022 and 2021, respectively. Future minimum lease payments as of March 31, 2022 are as follows:

In thousands
Remainder of 2022	$3,760
2023	5,102
2024	5,196
2025	5,284
2026	5,363
Thereafter	86,214
Total undiscounted operating lease payments	110,919
Less: Imputed interest	(51,810)
Present value of total operating leases	$59,109
NOTE 6: GOODWILL AND BUSINESS ACQUISITIONS
Vindara Acquisition
The Company purchased 100% of the outstanding equity of Vindara Inc. (“Vindara”) on March 10, 2021 for a purchase price of $22,629 thousand, net of cash acquired. Vindara is a leader in seed development for indoor farming facilities. This vertical integration acquisition is expected to generate both significant operational synergies and product expansion capabilities for the Company. The results of Vindara’s operations as of and after the date of the acquisition are included with the Company’s results in the accompanying consolidated financial statements. The acquisition method of accounting was used by the Company for the business combination utilizing a discounted cash flow method utilizing estimates and assumptions made by the Company at the time of the acquisition.
The Company incurred acquisition related costs of $300 thousand in connection with this acquisition recorded within selling, general and administrative expenses in the consolidated statements of operations. This goodwill is assigned to the whole Company and is not deductible for tax purposes. The expected economic life of the acquired identifiable assets is ten years.
The purchase price of $22,592 thousand, net of cash of $37 thousand was paid in cash for $14,213 thousand and $8,379 thousand in shares were issued as consideration. The fair value of the shares of common stock issued reflects a discount for lack of marketability given the restriction on sale of the shares by the sellers for a minimum period of time following the close of the acquisition.

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
Based on the Company’s analysis of Vindara’s assets and liabilities, the allocation of the purchase price to the identifiable assets and liabilities is set out below:

ASSETS ACQUIRED	In thousands
Prepaid expenses, deposits and fixed assets	$59
Licenses	1,700
Intellectual property	9,250
11,009

LIABILITIES ASSUMED
Accounts payable and other liabilities	50
Accrued salary and benefits	22
Deferred tax liability	2,775
2,847

FAIR VALUE OF NET ASSETS ACQUIRED	8,162

PURCHASE PRICE	22,592

EXCESS ATTRIBUTABLE TO GOODWILL	$14,430
The goodwill balance at March 31, 2022 and December 31, 2021 is attributed to other businesses the Company acquired during the year ended December 31, 2021. The change in the goodwill balance during the three months ended March 31, 2022 is driven by foreign currency translation adjustments related to wholly owned subsidiaries where their functional currency is not the U.S. dollar.

In thousands	Unaudited March 31, 2022	December 31, 2021
Goodwill attributed to the following acquisitions:
Vindara	$14,430	$14,430
Kalera GmbH	46,692	47,982
Kalera Middle East	5,853	5,853
Other	156	156
	$67,131	$68,421

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NOTE 7: INTANGIBLE ASSETS

In thousands	Unaudited March 31, 2022	December 31, 2021
Technology	$62,150	$62,150
Less: accumulated amortization	(2,055)	(1,018)
Net book value - Technology	60,095	61,132

Intellectual property	9,250	9,250
Less: accumulated amortization	(925)	(694)
Net book value - Intellectual property	8,325	8,556

Patents, licences and software development	2,822	2,822
Less: accumulated amortization	(223)	(139)
Net book value - Patents, licences and software development	2,599	2,683

Total intangible assets, net	$71,019	$72,371
Amortization expense for the three months ended March 31, 2022 amounted to $1,352 thousand. There was no amortization expense on intangible assets for the year ended March 31, 2021. Estimated amortization expense for each of the five succeeding years is as follows:

	Technology	Intellectual Property	Patents, licence, and software development	Total
Remainder of 2022	$3,106	$694	$480	$4,280
2023	4,143	925	564	5,632
2024	4,143	925	564	5,632
2025	4,143	925	564	5,632
2026	4,143	925	564	5,632
Thereafter	40,433	3,778	—	44,211
				71,019
The weighted average amortization period remaining as of March 31, 2022 is as follows:

Intellectual property	9.00 years
Technology	14.50 years
Patents, licences and software development	9.00 years
NOTE 8: SHARE-BASED COMPENSATION
Total stock-based compensation expense was $812 thousand for the three months ended March 31, 2022, compared to $1,428 thousand for the three months ended March 31, 2021. These amounts are included within selling, general and administrative expenses on the accompanying condensed consolidated statement of operations and comprehensive loss for the three months ended March 31, 2022 and March 31, 2021, respectively.
The computation of the expense associated with share-based compensation requires the use of certain valuation models. The Company currently uses a Black-Scholes option pricing model to calculate the fair value of its stock options. The Black-Scholes model requires the use of assumptions regarding the volatility of the Company's common stock, the expected life of the stock award, and the dividend ratio. The volatility assumptions are based on the Company's life-to-date historical volatility since inception. The risk-free rates are based on similar term U.S.

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
Treasury rates in effect at the time of the stock grant. The expected stock option life represents the period of time that the stock options granted are expected to be outstanding and is based on historical experience. Share-based compensation expense is recognized only for those stock-based awards expected to vest.
NOTE 9: ASSET RETIREMENT OBLIGATIONS
The Company has asset retirement obligations as a result of its farming production facilities which are often located in leased spaces. The Company builds vertical farming production facilities within leased space including growing racks, electrical systems, water systems, storage areas, and production lines. The lease agreements often require the Company to return the leased space to its original state upon vacating the space at the end of the lease term.
The Company estimates asset retirement obligations which includes the total cost of disposing of the farming production facility and equipment from the leased space at the end of the lease term. The Company records the asset retirement obligations at fair value in accordance with ASC 410–20, Asset Retirement Obligations. The asset retirement obligation is valued using the Company’s incremental borrowing rate and is accreted over the expected lease term. The Company capitalizes the future cost of the retirement activities as part of the carrying amount of the farming production facilities at the in–service date. The asset is then depreciated on a straight–line basis over the expected lease term of the space.
The following table provides all changes to the company’s asset retirement obligations.

In thousands
Asset retirement obligations at March 31, 2021	$588
Liabilities incurred	889
Accretion expenses	50
Asset retirement obligations at December 31, 2021	1,527
Liabilities incurred	—
Accretion expenses	63
Asset retirement obligations at March 31, 2022	$1,590
Accretion expense for the three months ended March 31, 2022 and 2021 amounted to $63 thousand and $50 thousand, respectively.
NOTE 10: INCOME TAXES
The Company’s effective income tax rate was 4.4% and 0.0% for the three months ended March 31, 2022 and March 31, 2021, respectively. The variance from the U.S. federal statutory rate of 21% for the three months ended March 31, 2022 and March 31, 2021, was primarily attributable to increases in the Company’s valuation allowance largely driven by increases in the Company’s net operating loss carryforwards.
The Company’s income tax provision is impacted by a valuation allowance on the Company’s net deferred tax assets, net of reversing taxable temporary differences and considering future annual limitations on net operating loss carryforward utilization enacted by U.S. tax reform legislation. The Company maintains a valuation allowance on its net deferred tax assets for all periods presented as the Company cannot be certain that future taxable income will be sufficient to realize its deferred tax assets. Valuation allowances are provided against deferred tax assets when, based on all available evidence, it is considered more likely than not that some portion or all the recorded deferred tax assets will not be realized in future periods.
NOTE 11: CONVERTIBLE LOAN
On March 4, 2022, the Company entered into a secured convertible promissory note agreement (the “Note”) with third parties in the amount of $10,000 thousand, with a commitment of up to $20,000 thousand. All unpaid principal, fees, and accrued interest is due and payable in full one year from the loan funding date of March 8, 2022. Interest is accrued at a payment in kind annual rate of 8.0%. The loan is secured by all tangible assets, intangible

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
assets, and capital stock. Each holder has the right to convert the outstanding unpaid principal including accrued interest into ordinary shares at the conversion price of $10.00 per share. The conversion can only happen upon the consummation of the merger transaction referred to under Note 15. The debt holders have the option to convert any amount of the then-outstanding unpaid principal and accrued interest (the “Conversion Amount”), into the number of fully paid and non-assessable ordinary shares of the Issuer’s successor and assign arising pursuant to the Transaction (the “Conversion Shares”) determined by dividing the Conversion Amount by the Conversion Price ($10.00) then in effect. In addition, the agreement also calls for any adjustments to the conversion in the event of a stock split, dividend or distribution is declared.
As previously mentioned, the Company adopted ASU 2020-06 during the first quarter of 2022 and concluded that the Note will be accounted for as debt, with no bifurcation of the embedded conversion feature. The effective interest rate for the Note is 8.0% per annum and the interest expense incurred during the three months ended March 31, 2022 amounted to $51 thousand which is included within the convertible loan balance on the accompanying unaudited condensed consolidated balance sheet at March 31, 2022.
NOTE 12: DISAGGREGATED REVENUES BY CUSTOMER TYPE
The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (ASC 606), the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, the Company applies the following five-step model: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or the company satisfies a performance obligation.
The Company recognizes revenue through the sale of various varieties of lettuce and micro–greens, which are sold to food retail and distribution customers, generally with standard shipping terms. The Company’s revenue results from the delivery of products as the single performance obligation transferred at an agreed upon price per unit. The Company recognizes revenue for the sale of products at the point in time the performance obligation has been satisfied, which is when control of the product has transferred to the customer. Control of the product generally occurs upon shipment or delivery to the customer based on terms of the sale.
Revenue is measured as the amount of consideration the Company expects to receive in exchange for delivering products. The amount of revenue recognized is reduced for estimated returns, discounts and other customer credits. No significant element of financing is deemed present as the sales are made with a credit term of thirty (30) days, which is consistent with market practice. A trade receivable is recognized when the goods are delivered as this is the point in time that the consideration is unconditional because only the passage of time is required before the payment is due.
The Company recognized revenues of $1,477 thousand and $339 thousand for the three months ended March 31, 2022 and 2021, respectively. Substantially all of the Company’s revenues are generated from the sale of lettuce and micro-greens sold to retail and distribution customers globally.

In thousands	Unaudited March 31, 2022	Unaudited March 31, 2021
Food service revenue	$759	$294
Retail revenue	718	45
Net sales	$1,477	$339
NOTE 13: COMMITMENTS AND CONTINGENCIES
Failed Sale-Leaseback Agreement
In January 2022, the Company entered into a sale-leaseback for its St. Paul, Minnesota facility and certain racking and lighting equipment whereby the Company sold and leased back the facility and equipment from an

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
unrelated third party. This sale-leaseback was entered into primarily as a mechanism to provide operational liquidity and supporting working capital needs. The lease arrangement did not meet the criteria for sale-leaseback accounting under ASC 842, Leases, as the leaseback of both the facility and the equipment would have been classified as a finance lease upon leaseback. Therefore, the Company still maintains economic control over the facility and equipment. As of March 31, 2022, the Company has capitalized the total fair value of the facility and the equipment of approximately $7,385 thousand within “Property, plant, and equipment , net” and accounts for the cash proceeds received as a secured financing obligation. As of March 31, 2022, $6,898 thousand related to the financing obligation was classified as a long-term, while $424 thousand is classified as short-term on the unaudited condensed consolidated balance sheet.
Future minimum payments of the financing obligation as of March 31, 2022 are as follows:

In thousands
Remainder of 2022	$424
2023	621
2024	640
2025	656
2026	673
Thereafter	11,858
Total undiscounted financing obligation	14,872
Less: Imputed interest	(7,550)
Present value of total financing obligation	$7,322
NOTE 14: LOSS PER SHARE
Basic and diluted net loss per ordinary share is calculated as follows:

	Unaudited Three Months Ended
In thousands, except per share data	March 31, 2022	March 31, 2021
Numerator:
Net Loss	$(16,318)	$(5,897)
Denominator:
Weighted average number of common shares - basic	209,355	163,260
Net loss per ordinary share:
Basic and diluted	$(0.08)	$(0.04)
NOTE 15: SUBSEQUENT EVENTS
Subsequent events for recognition or disclosure have been evaluated through June 30, 2022, the date the financial statements were available to be issued.
Agrico Merger
•On January 31, 2022, the Company announced it will merge with a special acquisition company, Agrico Acquisition Corp. (“Agrico”). The transaction will result in the Company becoming a publicly listed company on NASDAQ and delisting from the Euronext Growth Oslo exchange during the second quarter of 2022. On May 13, 2022, the Securities and Exchange Commission (SEC) declared effective the Registration Statement on Form S-4 of the merger between Agrico Acquisition Corp. (‘Agrico”) and the Company. On June 29, 2022, the merger was approved and the Company began trading on the Nasdaq.

KALERA AS AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
Key highlights of the merger include:
•Based on the common stock of Agrico at $10 per share, the transaction implies an exchange ratio of 0.091 for existing Company shareholders.
•In addition to shares of Agrico common stock, the Company’s shareholders will receive one contractual Contingent Value Right per share of common stock that will entitle them to receive up to two stock payments upon the achievement of certain milestones. Each stock payment will consist of shares representing 5% of the fully diluted equity of the Company at the date of completion of the transaction.
•Kalera secured support agreements from shareholders representing approximately 72% of its outstanding shares.
New capital is expected to provide the Company the flexibility to fuel the next generation of farms in the US and International locations. The transaction is expected to close in the second quarter of 2022.
Secured Credit Facility
On April 19, 2022, the Company secured a $30,000 thousand, Senior Secured Credit Facility with Farm Credit of Central Florida. $20,000 thousand of the facility is available under a term loan to support capital expenditures, whereas the remaining $10,000 thousand is available under a revolving loan for working capital needs of the Company in the United States. The credit agreement has a term of 120 months, an interest rate of 4.25% per annum and includes standard terms and conditions customary in secured financing transactions of this nature. The proceeds of the loan will be utilized to support future expansion opportunities and working capital needs of the Company.
New Share Capital and Number of Shares
On May 31, 2022, due to the merger between Kalera S.A. and Kalera AS a total of 105,719 thousand new shares were issued by the Company to deliver merger consideration shares to the shareholders of Kalera AS. The final number of merger consideration shares following rounding is 105,719 thousand and as a result, a total of 240 shares of the company were not allocated to shareholders and have been cancelled. The shareholders of the Company received their respective merger consideration shares through the Norwegian Central Securities Depository (VPS) on May 31, 2022.
The Company’s new share capital following the share cancellation is $1,124,012 divided into 105,719,212 shares, each with a nominal value of $0.011.

AGRICO ACQUISITION CORP.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of
Agrico Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Agrico Acquisition Corp. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph - Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has until July 12, 2022 to complete a business combination or the Company will cease all operations except for the purpose of liquidating. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP
Marcum LLP

We have served as the Company’s auditor since 2020.

Hartford, CT
April 1, 2022
AGRICO ACQUISITION CORP.
BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets:
Cash	$664,428	$—
Prepaid expenses	6,083
Total current assets	670,511	—
Cash and marketable securities held in Trust Account	146,644,675	—
Deferred offering costs	—	96,594
Total assets	$147,315,186	$96,594

Liabilities, Redeemable Ordinary Shares and Shareholders’ Deficit
Accrued offering costs and expenses	$129,068	$50,000
Due to related party	73,795	56,266
Total current liabilities	202,863	106,266
Deferred underwriters’ fee	5,031,250	—
Total liabilities	5,234,113	106,266

Commitments and Contingencies (Note 6)
Redeemable Ordinary Shares
Class A ordinary shares subject to possible redemption, 14,375,000 Class A ordinary shares at redemption value of $10.20 per share	146,625,000	—

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 143,750 and no shares issued and outstanding as of December 31, 2021 and 2020, respectively (excluding 14,375,000 and no shares subject to redemption as of December 31, 2021 and 2020, respectively)	14	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 3,593,750 and no shares issued and outstanding as of December 31, 2021 and 2020, respectively (Note 5)	359	—
Accumulated deficit	(4,544,300)	(9,672)
Total shareholders’ deficit	(4,543,927)	(9,672)
Total Liabilities, Redeemable Ordinary Shares and Shareholders’ Deficit	$147,315,186	$96,594

The accompanying notes are an integral part of these financial statements.

AGRICO ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	For the year ended December 31, 2021	For the period from July 31, 2020 (inception) through December 31, 2020
General and administrative costs	$392,649	$9,672
Loss from operations	(392,649)	(9,672)

Other income:
Interest earned on cash and marketable securities held in Trust Account	19,675	—
Total other income	19,675	—

Net loss	$(372,974)	$(9,672)

Weighted average shares outstanding of Class A ordinary shares	6,881,490	—
Basic and diluted net loss per share, Class A ordinary shares	$(0.04)	$—
Weighted average shares outstanding of Class B ordinary shares	3,141,695	—
Basic and diluted net loss per share, Class B ordinary shares	$(0.04)	$—
The accompanying notes are an integral part of these financial statements.

AGRICO ACQUISITION CORP.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2021 AND
FOR THE PERIOD FROM JULY 31, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ (Deficit)
	Shares	Amount	Shares	Amount
Balance as of July 31, 2020	—	$—	—	$—	$—	$—	$—
Net loss	—	—	—	—	—	(9,672)	(9,672)
Balance as of December 31, 2020	—	$—	—	$—	$—	$(9,672)	$(9,672)
Issuance of Class B ordinary shares to Sponsor (Note 5)	—	—	3,593,750	359	24,641	—	25,000
Issuance of Private Placement warrants, net of offering costs	—	—	—	—	7,226,565	—	7,226,565
Fair value of public warrants, net of offering costs	—	—	—	—	4,973,703	—	4,973,703
Issuance of non-redeemable representative shares	143,750	14	—	—	1,437,486	—	1,437,500
Re-measurement of Class A ordinary shares carrying value to redemption value	—	—	—	—	(13,662,395)	(4,161,654)	(17,824,049)
Net loss	—	—	—	—	—	(372,974)	(372,974)
Balance as of December 31, 2021	143,750	$14	3,593,750	$359	$—	$(4,544,300)	$(4,543,927)
The accompanying notes are an integral part of these financial statements.

AGRICO ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2021	For the period from July 31, 2020 (inception) through December 31, 2020
Cash flows from operating activities:
Net loss	$(372,974)	$(9,672)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation costs paid by related party	—	9,672
Interest earned on cash and investments held in trust account	(19,675)	—
Changes in operating assets and liabilities:
Prepaid expenses	(6,083)	—
Due to related party	73,795	—
Accrued offering costs and expenses	79,068	—
Net cash used in operating activities	(245,869)	—

Cash Flows from Investing Activities:
Cash invested in Trust Account	(146,625,000)	—
Net cash used in investing activities	(146,625,000)	—

Cash Flows from Financing Activities:
Proceeds from initial public offering, net of underwriting discount	140,875,000	—
Proceeds from sale of private placement warrants	7,250,000	—
Proceeds from issuance of promissory note to related party	25,000	—
Payment of offering costs	(443,347)	—
Payment of promissory note to related party	(171,356)
Net cash provided by financing activities	147,535,297	—

Net change in cash	664,428	—
Cash, beginning of period	—	—
Cash, end of the period	$664,428	$—

Supplemental disclosure of cash flow information:
Issuance of Class B ordinary shares in exchange for due to related party	$25,000	$—
Deferred offering costs paid by related party	$146,356	$48,262
Issuance of shares to underwriter representative	$1,437,500	$—
Initial Classification of Class A ordinary shares subject to possible redemption	$146,625,000	$—
Deferred underwriting commissions payable charged to accumulated deficit	$5,031,250	$—
The accompanying notes are an integral part of these financial statements.

AGRICO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
Note 1 — Organization and Business Operations
Agrico Acquisition Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on July 31, 2020. The Company was incorporated for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
As of December 31, 2021, the Company had not commenced any operations. All activity from inception through December 31, 2021 relates to the Company’s formation and preparation for the Initial Public Offering (the “Public Offering” or “IPO”) as described below, and subsequent to the IPO, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income and unrealized gains from the cash and marketable securities held in the Trust Account. The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is DJCAAC, LLC, a Delaware limited partnership (the “Sponsor”). The registration statement for the Company’s IPO was declared effective on July 7, 2021 (the “Effective Date”). On July 12, 2021, the Company consummated the initial public offering (the “Public Offering” or “IPO”) of 14,375,000 units (the “Units”), which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 1,875,000 Units, at $10.00 per unit, generating gross proceeds of $143,750,000, which is discussed in Note 3. Simultaneously with the closing of the IPO, the Company consummated the sale of 7,250,000 warrants to the Sponsor and Maxim Group LLC (“Maxim”), the underwriter in the IPO (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $7,250,000, which is discussed in Note 4. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at $11.50 per share.
Transaction costs of the IPO amounted to $9,998,781, comprised of $2,875,000 of underwriting fees paid at the time of the IPO, $5,031,250 of deferred underwriting fees, $655,031 of other offering costs, and $1,437,500 of the fair value of the representative shares, and was all charged to shareholders’ equity.
Following the closing of the IPO on July 12, 2021, $146,625,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO, including a portion of the proceeds from the sale of the Private Placement Warrants, was deposited in a trust account (“Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and may only be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay taxes, if any, the proceeds from the IPO and the sale of the Private Placement Warrants will not be released from the Trust Account (1) to the Company, until the completion of the initial Business Combination, or (2) to the public shareholders, until the earliest of (a) the completion of the initial Business Combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations, (b) the redemption of any public shares properly tendered in connection with a (A) shareholder vote to amend the amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 21 months from the closing of the Initial public offering (the “Combination Period”), or (B) with respect to any other provision relating to the rights of holders of the Class A ordinary shares or pre-initial business combination activity, and (c) the redemption of the public shares if the Company has not consummated the initial Business Combination within 21 months from the closing of the Initial public offering. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the Trust Account upon the subsequent completion of an initial Business Combination or liquidation if the Company has not consummated an initial Business Combination within the Combination Period, with respect to such Class A ordinary shares so redeemed. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the public shareholders.
The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).
If the Company is unable to complete a Business Combination within 12 months (or up to 21 months if the Company extends the period of time to consummate a business combination by the full amount of time) from the closing of the Public Offering (the “Combination Period”) or during any Extension Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay the Company’s franchise and income taxes (less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated certificate memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to redeem 100% of the its Public Shares if the Company does not complete its initial Business Combination within the Combination Period or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete an initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the prescribed timeframe, and (iv) vote their Founder Shares and Public Shares in favor of the Company’s initial Business Combination.
The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of the Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its Sponsor would be able to satisfy those obligations.

Liquidity, Capital Resources and Going Concern Consideration
As of December 31, 2021 the Company had $664,428 in cash and a working capital of $467,648. The Company’s liquidity needs up to December 31, 2021 had been satisfied through a capital contribution from the Sponsor of $25,000 (see Note 5) for the founder shares and the loan under an unsecured promissory note from the Sponsor of up to $200,000 (see Note 5), of which $171,356 was borrowed and repaid in 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). As of December 31, 2021 and 2020, there were no amounts outstanding under any Working Capital Loans.
Based on the foregoing, management believes that the Company will have sufficient working capital to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.
However, the Company is within 12 months of its mandatory liquidation as of the time of filing this 10K. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the liquidity condition and mandatory liquidation raise substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate, July 12, 2022.
These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows.
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 and 2020.
Marketable Securities Held in Trust Account
At December 31, 2021, the assets held in the Trust Account were held in U.S. Treasury Bills with a maturity of 185 days or less and in money market funds which invest in U.S. Treasury securities.
The Company classifies its United States Treasury securities as held-to-maturity in accordance with FASB ASC Topic 320 “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.
A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry in which the investee operates.
Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion are included in the “interest income” line item in the statements of operations. Interest income is recognized when earned.

The carrying value, excluding gross unrealized holding loss and fair value of held to maturity securities on December 31, 2021 are as follows:

	Carrying Value as of December 31, 2021	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value as of December 31, 2021
U.S. Treasury Securities	146,644,279	897	—	146,645,176
Cash	396	—	—	396
	$146,644,675	$897	$—	$146,645,572
Offering Costs
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with issuance of the Class A ordinary shares were charged against the carrying value of the Class A ordinary shares subject to possible redemption upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Net Income (loss) Per Ordinary Share
The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Earnings and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the periods. We have not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 14,437,500 of our Class A ordinary shares in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income (loss) per ordinary share is the same as basic net loss per ordinary share for the periods. Re-measurement associated with the Class A ordinary shares subject to possible redemption is excluded from earnings per share as the redemption value approximates fair value.

	For the Year ended December 31, 2021		For the period from July 31, 2020 (inception)through December 31, 2020
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net income (loss)	$(256,068)	$(116,096)	$—	$9,672
Denominator:
Weighted-average shares outstanding including ordinary shares subject to redemption	6,881,490	3,141,695	—	—
Basic and diluted net income (loss) per share	$(0.04)	$(0.04)	$—	$—
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for our Class A ordinary share subject to possible redemption in accordance with ASC 480.Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary share that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. Our Class A ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2021, 14,375,000 Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our balance sheet. There were no Class A ordinary shares outstanding as of December 31, 2020.
Immediately upon the closing of the Initial Public Offering, the Company recognized the re-measurement from initial book value to redemption amount, which approximates fair value. The change in the carrying value of Class A ordinary shares subject to possible redemption resulted in charges against additional paid-in capital (to the extent available), accumulated deficit, and Class A ordinary shares.
As of December 31, 2021, the ordinary shares reflected on the balance sheet are reconciled in the following table:

Gross proceeds from IPO	$143,750,000

Less:
Proceeds allocated to Public Warrants	(5,287,763)
Offering costs related to Class A ordinary shares subject to possible redemption	(8,223,786)

Plus:
Offering costs allocated to public warrants	314,060
Re-Measurement of Class A ordinary shares to redemption amount	16,072,489

Class A ordinary shares subject to possible redemption	$146,625,000

Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2021 and 2020, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Company coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Recent Accounting Pronouncements
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 for the Company and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.
Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Initial Public Offering
On July 12, 2021, the Company initially sold 14,375,000 Units, which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 1,875,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A ordinary share, and one-half of one redeemable warrant. Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (See Note 7).
In connection with the closing of the IPO, the Company issued to Maxim 143,750 Class A ordinary shares (the “representative shares”). Maxim has agreed not to transfer, assign or sell any such shares until the completion of the Company’s initial Business Combination. In addition, Maxim has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the Company’s initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete its initial business combination within 12 months (or up to 21 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of the IPO.

Note 4 — Private Placement
Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 7,250,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $7,250,000, in a private placement. A portion of the proceeds from the private placement was added to the proceeds from the IPO held in the Trust Account.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Warrants (i) will not be transferable, assignable or salable until the completion of the initial Business Combination and (ii) will be entitled to registration rights (see Note 7).

Note 5 — Related Party Transactions
Founder Shares
On January 25, 2021, the Sponsor was issued 5,000,000 Class B ordinary shares, par value $0.0001 per share (the “Founder Shares”) for $25,000, or approximately $0.005 per share, which proceeds were used to reduce the amount due to a related party. On April 9, 2021, the sponsor forfeited to the Company for no consideration an aggregate of 1,406,250 Founder Shares, which the Company cancelled, resulting in a decrease in the total number of Founder Shares outstanding from 5,000,000 shares to 3,593,750 shares, which included up to 468,750 founder shares subject to forfeiture to the extent that the underwriter’s over-allotment option was not exercised in full or in part. Due to the underwriters’ exercise of their full over-allotment on July 12, 2021, these 468,750 Founders Shares are no longer subject to forfeiture.
The Sponsor, officers and directors have agreed not to transfer, assign or sell any of their Founder Shares until the earliest of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property (the “Lock-up”). Any permitted transferees would be subject to the same restrictions and other agreements of our Sponsor, officers and directors with respect to any Founder Shares.
Promissory Note — Related Party
On January 22, 2021, the Sponsor agreed to loan the Company up to $200,000 to be used for a portion of the expenses of the IPO. This loan was non-interest bearing and payable after the date of the consummation of the Public Offering. In 2021, the Company borrowed and repaid $171,356. As of December 31, 2021, the Company had no outstanding borrowings under the promissory note.
Due to Related Party
The Sponsor paid certain formation costs and deferred offering costs on behalf of the Company which were recorded as due to related party in the amount $56,266 as of December 31, 2020, which were due upon demand. On January 25, 2021, the liability was reduced by $25,000 in exchange for the issuance of Founder Shares to the Sponsor. As of December 31, 2021, there is $73,795 due to related party for certain costs paid by the Sponsor on behalf of the Company which was repaid in March 2022.
Working Capital Loans
In addition, in order to finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors, may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to it. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of the Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. Except as set forth above, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of the initial Business Combination, the Company does not expect to seek loans from parties other than the Sponsor, its affiliates or any members of the management team as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Company’s Trust Account. As of December 31, 2021 and 2020, the Company had no borrowings under the working capital loans.

Administrative Support Agreement
Commencing on the date that the Company’s securities are first listed, the Company agreed to reimburse an affiliate of the Sponsor for office space, secretarial and administrative services provided to members of the management team, in the amount of $10,000 per month. Upon completion of the initial Business Combination or the Company’s liquidation, it will cease paying these monthly fees. For the year ended December 31, 2021, $57,742 had been paid and charged to operating expenses. There were no amounts paid or charged for the period from July 31 (inception) through December 31, 2020.

Note 6 — Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Warrants, Class A ordinary shares underlying the Private Placement Warrants and securities that may be issued upon conversion of Working Capital Loans will have registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities under the Securities Act. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Company’s initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. Notwithstanding the foregoing, the underwriter may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the registration statement for the initial public offering and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriter had a 45-day option from the date of the IPO to purchase up to an aggregate of 1,875,000 additional Units at the public offering price less the underwriting commissions to cover over-allotments, if any. On July 12, 2021, the underwriter fully exercised its over-allotment option.
The underwriters are entitled to a deferred underwriting fee of 3.5% of the gross proceeds of the Public Offering, or $5,031,250 in the aggregate. The deferred fee will be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an initial Business Combination, subject to the terms of the underwriting agreement.

Note 7 — Shareholders’ Equity
Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2021 and 2020, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of$0.0001 per share. At December 31, 2021 and 2020, there were 143,750 and no Class A ordinary shares issued and shares outstanding, excluding 14,375,000 and no Class A ordinary shares subject to redemption, respectively.
Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. At December 31, 2020, there were no Class B ordinary shares issued or outstanding. On January 25, 2021, the Company issued 5,000,000 Class B ordinary shares to its Sponsor. On April 9, 2021, the Sponsor forfeited to the Company for no consideration an aggregate of 1,406,250 Class B ordinary shares, which the

Company cancelled, resulting in a decrease in the total number of Class B ordinary shares outstanding from 5,000,000 shares to 3,593,750 shares.
As a result of the underwriters’ election to fully exercise of their over-allotment option on July 12, 2021, the 468,750 shares were no longer subject to forfeiture. As of December 31, 2021 and 2020, there were 3,593,750 and no Class B ordinary shares issued or outstanding, respectively.
Holders are entitled to one vote for each Class B ordinary share. Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law. Unless specified in the Company’s amended and restated memorandum and articles of association, or as required by applicable provisions of Cayman Islands law or applicable stock exchange rules, the affirmative vote of a majority of the ordinary shares that are voted is required to approve any such matter voted on by the Company’s shareholders.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis (subject to adjustment for share sub-divisions, share dividends, reorganizations, recapitalizations and the like). In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in our initial public offering and related to the closing of the initial Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon completion of the Public Offering (not including Class A ordinary shares issuable to Maxim) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination, any private placement-equivalent securities issued to our sponsor or its affiliates upon conversion of Working Capital loans).
Warrants — As of December 31, 2021, there were 7,187,500 public warrants and 7,250,000 private placement warrants outstanding. At December 31, 2020, there were no warrants outstanding. Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The Public Warrants will become exercisable on the later of twelve months from the closing of the Public Offering and 30 days after the completion of the initial Business Combination. Only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company has agreed that as soon as practicable, but in no event later than 30 calendar days after the closing of the initial Business Combination, it will use commercially reasonable best efforts to file, and within 90 calendar days following the initial Business Combination to have declared effective, a registration statement with the SEC covering the ordinary shares issuable upon exercise of the warrants, to maintain a current prospectus relating to those ordinary shares until the warrants expire or are redeemed. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within the period specified above following the consummation of the initial Business Combination, public holders of warrants may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If the Company’s ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.
Redemption of Warrants for Cash When the Price per Class A Ordinary Share Equals or Exceeds $18.00.
Once the warrants become exercisable, the Company may call the warrants for redemption (excluding the Private Placement Warrants):
•in whole and not in part:
•at a price of $0.01 per warrant;
•upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and
•if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is given to the warrant holders (the “Reference Value”).
In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Warrants (i) will not be transferable, assignable or salable until the completion of the initial Business Combination and (ii) will be entitled to registration rights.

Note 8 — Subsequent Events
On January 30, 2022, Agrico Acquisition Corp., a Cayman Islands exempted company entered into a Business Combination Agreement with (i) a private limited company incorporated in Ireland (ii) a Caymans Islands exempted company (iii) a limited liability company incorporated under the laws of the Grand Duchy of Luxembourg and, together with Cayman Merger Sub and (iv) a Norwegian private limited liability company.
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events (other than the one disclosed above) that would have required adjustment or disclosure in the financial statements.

AGRICO ACQUISITION CORP.
CONDENSED BALANCE SHEETS

	March 31, 2022	December 31, 2021
	(Unaudited)	(Audited)
Assets:
Cash	288,426	664,428
Prepaid expenses	52,365	6,083
Total current assets	340,791	670,511
Cash and marketable securities held in Trust Account	146,651,498	146,644,675
Total assets	146,992,289	147,315,186

Liabilities, Redeemable Ordinary Shares and Shareholders’ Deficit
Accrued offering costs and expenses	259,507	129,068
Due to related party	—	73,795
Total current liabilities	259,507	202,863
Deferred underwriters’ fee	5,031,250	5,031,250
Total liabilities	5,290,757	5,234,113

Commitments and Contingencies (Note 6)
Redeemable Ordinary Shares	—	—
Class A ordinary shares subject to possible redemption, 14,375,000 Class A ordinary shares at redemption value of $10.20 per share at March 31, 2022 and December 31, 2021	146,625,000	146,625,000

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 143,750 issued and outstanding (excluding 143,750 shares subject to redemption) at March 31, 2022 and December 31, 2021	14	14
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 3,593,750 issued and outstanding as of March 31, 2022 and December 31, 2021	359	359
Accumulated deficit	(4,923,841)	(4,544,300)
Total Shareholders’ Deficit	(4,923,468)	(4,543,927)
Total Liabilities, Redeemable Ordinary Shares and Shareholders’ Deficit	146,992,289	147,315,186
The accompanying notes are an integral part of these unaudited condensed financial statements.

AGRICO ACQUISITION CORP.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the three months ended March 31,
	2022	2021
General and administrative costs	$386,364	$—
Loss from operations	386,364	—

Other income:
Interest earned on cash and marketable securities held in Trust Account	6,823	—
Total other income	6,823	—

Net loss	$(379,541)	$—

Weighted average shares outstanding of Class A ordinary shares	14,518,750	—
Basic and diluted net loss per share, Class A ordinary shares	$(0.02)	$—
Weighted average shares outstanding of Class B ordinary shares (1)	3,593,750	2,291,667
Basic and diluted net loss per share, Class B ordinary shares	$(0.02)	$—
__________________
(1)As of March 31, 2021, excludes up to 468,750 shares subject to forfeiture to the extent that the underwriter’s over- allotment option is not exercised in full or in part. On April 9, 2021, the sponsor forfeited to the Company for no consideration an aggregate of 1,406,250 Founder Shares, which the Company cancelled, resulting in a decrease in the total number of Founder Shares outstanding from 5,000,000 shares to 3,593,750 shares.
The accompanying notes are an integral part of these unaudited condensed financial statements.

AGRICO ACQUISITION CORP.
UNAUDITED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2022

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance as of January 1, 2022	143,750	$14	3,593,750	$359	$—	$(4,544,300)	$(4,543,927)
Net loss	—	—	—	—	—	(379,541)	(379,541)
Balance as of March 31, 2022	143,750	$14	3,593,750	$359	$—	$(4,923,841)	$(4,923,468)
FOR THE THREE MONTHS ENDED MARCH 31, 2021

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance as of January 1, 2021	—	$—	—	$—	$—	$(9,672)	$(9,672)
Issuance of Class B ordinary shares to Sponsor (1)	—	—	3,593,750	359	24,641		25,000
Balance as of March 31, 2021	—	$—	3,593,750	$359	$24,641	$(9,672)	$15,328
__________________
(1)Includes up to 468,750 shares subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part. On April 9, 2021, the sponsor forfeited to the Company for no consideration an aggregate of 1,406,250 Founder Shares, which the Company cancelled, resulting in a decrease in the total number of Founder Shares outstanding from 5,000,000 shares to 3,593,750 shares.
The accompanying notes are an integral part of these unaudited condensed financial statements.

AGRICO ACQUISITION CORP.
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

	For the three months ended, March 31,
	2022	2021
Cash flows from Operating Activities:
Net loss	$(379,541)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on cash and marketable securities held in Trust account	(6,823)	—
Changes in operating assets and liabilities:
Prepaid expenses	(46,282)	—
Due to related party	(73,795)	—
Accrued offering costs and expenses	130,439	—
Net cash used in operating activities	(376,002)	—

Cash flows from Financing Activities:
Proceeds from issuance of promissory note to related party	—	25,000
Net cash provided by financing activities	—	25,000

Net change in cash	(376,002)	25,000
Cash, beginning of period	664,428	—
Cash, end of period	$288,426	$25,000

Supplemental disclosure of cash flow information:
Issuance of Class B ordinary shares to Sponsor in exchange for due to related party	$—	$25,000
Deferred offering costs included in accrued costs and expenses	$—	$20,450
Deferred offering costs paid by Sponsor	$—	$57,771
The accompanying notes are an integral part of these unaudited condensed financial statements.

AGRICO ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
Note 1 — Organization and Business Operations
Agrico Acquisition Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on July 31, 2020. The Company was incorporated for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
As of March 31, 2022, the Company had not commenced any operations. All activity through March 31, 2022 relates to the Company’s formation and preparation for the Initial Public Offering (the “Public Offering” or “IPO”) as described below, and subsequent to the IPO, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income and unrealized gains from the cash and marketable securities held in the Trust Account. The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is DJCAAC, LLC, a Delaware limited partnership (the “Sponsor”). The registration statement for the Company’s IPO was declared effective on July 7, 2021 (the “Effective Date”). On July 12, 2021, the Company consummated the initial public offering (the “Public Offering” or “IPO”) of 14,375,000 units (the “Units”), which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 1,875,000 Units, at $10.00 per unit, generating gross proceeds of $143,750,000, which is discussed in Note 3. Simultaneously with the closing of the IPO, the Company consummated the sale of 7,250,000 warrants to the Sponsor and Maxim Group LLC (“Maxim”), the underwriter in this offering (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $7,250,000, which is discussed in Note 4. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at $11.50 per share.
Transaction costs of the IPO amounted to $9,998,781, comprised of $2,875,000 of underwriting fees paid at the time of the IPO, $5,031,250 of deferred underwriting fees, $655,031 of other offering costs, and $1,437,500 of the fair value of the representative shares, and was all charged to shareholders’ equity.
Following the closing of the IPO on July 12, 2021, $146,625,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO, including a portion of the proceeds from the sale of the Private Placement Warrants, was deposited in a trust account (“Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and may only be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay taxes, if any, the proceeds from the IPO and the sale of the Private Placement Warrants will not be released from the Trust Account (1) to the Company, until the completion of the initial Business Combination, or (2) to the public shareholders, until the earliest of (a) the completion of the initial Business Combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations, (b) the redemption of any public shares properly tendered in connection with a (A) shareholder vote to amend the amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 21 months from the closing of the Initial public offering (the “Combination Period”), or (B) with respect to any other provision relating to the rights of holders of the Class A ordinary shares or pre-initial business combination activity, and (c) the redemption of the public shares if the Company has not consummated the initial Business Combination within 21 months from the closing of the Initial public offering. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the Trust Account upon the subsequent completion of an initial Business Combination or liquidation if the Company has not consummated an initial Business Combination within the Combination Period, with respect to such Class A ordinary shares so redeemed. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the public shareholders.
The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).
If the Company is unable to complete a Business Combination within 12 months (or up to 21 months if the Company extends the period of time to consummate a business combination by the full amount of time) from the closing of the Public Offering (the “Combination Period”) or during any Extension Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay the Company’s franchise and income taxes (less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated certificate memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to redeem 100% of the its Public Shares if the Company does not complete its initial Business Combination within the Combination Period or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete an initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the prescribed timeframe, and (iv) vote their Founder Shares and Public Shares in favor of the Company’s initial Business Combination.
The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of the Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its Sponsor would be able to satisfy those obligations.

Merger Agreement
On January 30, 2022, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with (i) Figgreen Limited, a private limited company incorporated in Ireland with registered number 606356 (“Pubco”), (ii) Kalera Cayman Merger Sub, a Caymans Islands exempted company (“Cayman Merger Sub”), (iii) Kalera Luxembourg Merger Sub SARL, a limited liability company incorporated under the laws of the Grand Duchy of Luxembourg (“Lux Merger Sub” and, together with Cayman Merger Sub, the “Merger Subs”) and (iv) Kalera AS, a Norwegian private limited liability company (the “Kalera”).
Pursuant to the Business Combination Agreement, (i) a merger will occur, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico continuing as the surviving entity and as a wholly owned subsidiary of Pubco (the “First Merger”) and Agrico will issue ordinary shares (the “Agrico Ordinary Shares”) to Pubco (the “Agrico Share Issuance”) and the holders of Agrico Ordinary Shares will receive shares in the capital of Pubco and holders of warrants of Agrico (the “Agrico Warrants”) will have their Agrico Warrants assumed by Pubco and adjusted to become exercisable for shares in the capital of Pubco, in each case as consideration for the First Merger and the Agrico Share Issuance, (ii) at least one (1) business day following the First Merger and subject thereto, the second merger will occur, pursuant to which Lux Merger Sub will merge with and into Kalera with Kalera as the surviving entity of the second merger (the “Second Merger”) and in this context Kalera will issue shares to Pubco (the “Kalera Share Issuance”), and (iii) immediately following the Second Merger and the Kalera Capital Reduction (as defined below), the shareholders of Kalera (the “Kalera Shareholders”) (except Pubco) will receive shares in the capital of Pubco and the holders of Kalera’s outstanding options (the “Kalera Options”) will receive options in the capital of Pubco, in each case as consideration for the ordinary shares of Kalera (the “Kalera Shares”) and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of a capital reduction pursuant to the Luxembourg Companies Act (the “Kalera Capital Reduction”). As a result of the transactions contemplated by the Business Combination Agreement, Kalera will be a wholly owned subsidiary of Pubco.
Upon consummation of the First Merger, (i) each Class A ordinary share (the “Agrico Class A Ordinary Shares”) outstanding immediately prior to the effective time of the First Merger (the “First Merger Effective Time”) will be automatically cancelled in exchange for and converted into one ordinary share of Pubco (the “Pubco Ordinary Shares”), (ii) each Class B ordinary share (the “Agrico Class B Ordinary Shares”) outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share, and (iii) each outstanding public Agrico Warrant (the “Agrico Public Warrants”) and private Agrico Warrants will remain outstanding and will automatically be adjusted to become a Pubco Warrant.
Upon consummation of the Second Merger, each Kalera Share outstanding immediately prior to the Second Merger Effective Time will be cancelled and cease to exist in the context of the Kalera Capital Reduction against the issuance of (i) the number of Pubco Ordinary Shares equal to the Exchange Ratio (as defined below) (the aggregate number of Pubco Ordinary Shares so issued, the “Exchange Shares”) and (ii) one CVR per Kalera Share. “Exchange Ratio” means 0.091. The number of Exchange Shares will be determined prior to the Second Merger Effective Time in accordance with the terms of the Business Combination Agreement and will cause, assuming no public shareholders of Agrico exercise their redemption rights, Kalera Shareholders to own approximately 52% of the issued and outstanding Pubco Ordinary Shares.
Consideration
The First Merger: Consideration to Agrico Security holders
The first transaction that comprises the Business Combination is the First Merger, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico surviving and being a wholly-owned subsidiary of Pubco.
Upon consummation of the First Merger, (i) each Agrico Class A ordinary share outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share (ii) each Agrico Class B ordinary share outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share, and (iii) each outstanding Agrico Public Warrant and Agrico Private Warrant will remain outstanding and will automatically be adjusted to become a Pubco Warrant, respectively. As a result of the First Merger and the conversion or automatic adjustment (as applicable) of Agrico securities into securities of Pubco, the rights of Agrico security holders will change in material ways.
The Second Merger: Consideration to Kalera Security holders
At least one (1) business day following the First Merger and subject thereto, Pubco, Kalera and Lux Merger Sub will cause the Second Merger to be consummated, pursuant to which Lux Merger Sub will merge with and into Kalera with Kalera as the surviving entity of the Second Merger and in this context Kalera will issue shares to Pubco. Immediately following and in connection with the Second Merger, the Kalera Shareholders (except Pubco) will receive shares in the capital of Pubco and contractual contingent value rights (each a “CVR”), which represent the right to receive up to two contingent payments of Pubco Ordinary Shares, and the holders of the Kalera Options will receive options in the capital of Pubco and, in the case of holders of In-the-Money Options, CVRs, in each case as consideration for the Kalera Shares and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of the Kalera Capital Reduction. Each CVR represents a contingent right to receive additional Pubco Ordinary Shares, issuable upon the achievement of certain milestones, including: (i) Pubco Ordinary Shares trading at or over a market price of $12.50; and (ii) Pubco Ordinary Shares trading at or over a market price of $15.00, in each case, for 20 trading days within a 30 trading-day period, based on volume-weighted average trading prices. The amount of shares issuable to each CVR holder for the achievement of each milestone is, in each case, a pro rata portion of an amount of Pubco Ordinary Shares equivalent to 5% of the amount of Kalera Shares outstanding as of immediately following the Kalera Capital Reduction on a fully-diluted basis.
Upon consummation of the Second Merger, each Kalera Share outstanding immediately prior to the Second Merger Effective Time will be cancelled and cease to exist in the context of the Kalera Capital Reduction against the issuance of (i) the number of Pubco Ordinary Shares equal to the Exchange Ratio and (ii) one CVR per Kalera Share.
Closing of the Business Combination
The consummation of the First Merger and related transactions (the “First Closing”) will take place on the fifth business day following the satisfaction or waiver of the conditions to closing set forth in the Business Combination Agreement, unless Agrico and Kalera agree in writing to another date or time. The consummation of the Business Combination (other than those transactions which occur on the First Closing) (the “Second Closing” and together with the First Closing, the “Closings” and each, a “Closing”) will take place on the first business day after the First Closing, unless Agrico and Kalera agree in writing to another date or time.
Liquidity, Capital Resources and Going Concern Consideration
As of March 31, 2022, the Company had $288,426 in cash and a working capital of $81,284. The Company’s liquidity needs up to March 31, 2022 had been satisfied through a capital contribution from the Sponsor of $25,000 (see Note 5) for the founder shares and the loan under an unsecured promissory note from the Sponsor of up to $200,000 (see Note 5), of which $171,356 was borrowed and repaid in 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). As of March 31, 2022 and December 31, 2021, there were no amounts outstanding under any Working Capital Loans.
In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 205-40, “Presentation of Financial Statements – Going Concern,” the Company has until July 12, 2022, to consummate an initial business combination. It is uncertain that the Company will be able to consummate an initial business combination by this time. If an initial business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Additionally, the Company may not have sufficient liquidity to fund the working capital needs of the Company through one year from the issuance of these financial statements. Management has determined that the liquidity condition and mandatory liquidation, should an initial business combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after July 12, 2022.
These unaudited condensed financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Risks and Uncertainties
Management is continuing to evaluate the impact of the COVID-19 pandemic and the Russia-Ukraine war and has concluded that while it is reasonably possible that it could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the U.S. Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in unaudited condensed financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Prospectus which contains the audited financial statements and notes thereto included in the Form 10-K annual report filed by the Company with the SEC on April 1, 2022. The interim results for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future interim periods.
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2022 and December 31, 2021.
Marketable Securities Held in Trust Account
At March 31, 2022, the assets held in the Trust Account of $146,651,498 was held in marketable securities which are reported at fair market value. The Company’s portfolio of marketable securities held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, investments in money market funds that invest in U.S. government securities, cash, or a combination thereof. Gains and losses resulting from the change in fair value of these securities is included in gain on marketable securities held in Trust Account. The estimated fair values of the marketable securities held in the Trust Account are determined using available market information.
As of December 31, 2021, investment in the Company’s Trust Account consisted of $396 in cash and $146,644,279 in U.S. Treasury Securities. All of the U.S. Treasury Securities will mature on February 24, 2022. The Company classified its U.S. Treasury Securities as held-to-maturity in accordance with FASB ASC Topic 320 “Investments—Debt and Equity Securities”. Held-to-maturity securities are those securities which the Company has the ability and intent to held until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums of discounts.
The carrying value approximates the fair value due to its short-term maturity. The carrying value, excluding gross unrealized holding loss and fair value of held to maturity securities at December 31, 2021 are as follows:

	Carrying Value as of December 31, 2021	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value as of December 31, 2021
U.S. Treasury Securities	146,644,279	897	—	146,645,176
Cash	396	—	—	396
	$146,644,675	$897	$—	146,645,572
Offering Costs
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with issuance of the Class A ordinary shares were charged against the carrying value of the Class A ordinary shares subject to possible redemption upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Net Loss Per Ordinary Share
The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Earnings and losses are shared pro rata between the two classes of shares. Net loss per ordinary share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the periods. We have not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 14,437,500 of our Class A ordinary shares in the calculation of diluted loss per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods. Re-measurement associated with the Class A ordinary shares subject to possible redemption is excluded from earnings per share as the redemption value approximates fair value.

	For the three months ended March 31,
	2022		2021
	Class A	Class B	Class A	Class B
Basic and diluted net loss per share:
Numerator:
Allocation of net loss	$(304,235)	$(75,306)	$—	$—
Denominator:
Weighted-average shares outstanding including ordinary shares subject to redemption (1)	14,518,750	3,593,750	—	2,291,667
Basic and diluted net loss per share	$(0.02)	$(0.02)	$—	$—
___________________
(1)As of March 31, 2021, excludes up to 468,750 shares subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part. On April 9, 2021, the sponsor forfeited to the Company for no consideration an aggregate of 1,406,250 Founder Shares, which the Company cancelled, resulting in a decrease in the total number of Founder Shares outstanding from 5,000,000 shares to 3,593,750 shares.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets, primarily due to their short-term nature.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for our Class A ordinary share subject to possible redemption in accordance with ASC 480. Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary share that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. Our Class A ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, at March 31, 2022 and December 31, 2021, 14,375,000 Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of our balance sheets.
Immediately upon the closing of the Initial Public Offering, the Company recognized the re-measurement from initial book value to redemption amount, which approximates fair value. The change in the carrying value of Class A ordinary shares subject to possible redemption resulted in charges against additional paid-in capital (to the extent available), accumulated deficit, and Class A ordinary shares.

As of March 31, 2022 and December 31, 2021, the ordinary shares reflected on the balance sheets are reconciled in the following table:

Gross proceeds from IPO	$143,750,000

Less:
Proceeds allocated to Public Warrants	(5,287,763)
Offering costs related to Class A ordinary shares subject to possible redemption	(8,223,786)

Plus:
Offering costs allocated to public warrants	314,060
Re-Measurement of Class A ordinary shares to redemption amount	16,072,489

Class A ordinary shares subject to possible redemption	$146,625,000
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the unaudited condensed financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of March 31, 2022 and December 31, 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Company coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Recent Accounting Pronouncements
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 for the Company and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.
Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Initial Public Offering
On July 12, 2021, the Company initially sold 14,375,000 Units, which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 1,875,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A ordinary share, and one-half of one redeemable warrant. Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (See Note 7).
In connection with the closing of the IPO, the Company issued to Maxim 143,750 Class A ordinary shares (the “representative shares”). In addition, Maxim has agreed not to transfer, assign or sell any such shares until the completion of the Company’s initial Business Combination. In addition, Maxim has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the Company’s initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete its initial business combination within 12 months (or up to 21 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of the IPO.
Note 4 — Private Placement
Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 7,250,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $7,250,000, in a private placement. A portion of the proceeds from the private placement was added to the proceeds from the IPO held in the Trust Account.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Warrants (i) will not be transferable, assignable or salable until the completion of the initial Business Combination and (ii) will be entitled to registration rights (see Note 7).
Note 5 — Related Party Transactions
Founder Shares
On January 25, 2021, the Sponsor was issued 5,000,000 Class B ordinary shares, par value $0.0001 per share (the “Founder Shares”) for $25,000, or approximately $0.005 per share, which proceeds were used to reduce the amount due to a related party. On April 9, 2021, the sponsor forfeited to the Company for no consideration an aggregate of 1,406,250 Founder Shares, which the Company cancelled, resulting in a decrease in the total number of Founder Shares outstanding from 5,000,000 shares to 3,593,750 shares, which included up to 468,750 founder shares subject to forfeiture to the extent that the underwriter’s over-allotment option was not exercised in full or in part. Due to the underwriters’ exercise of their full over-allotment on July 12, 2021, these 468,750 Founders Shares are no longer subject to forfeiture.
The Sponsor, officers and directors have agreed not to transfer, assign or sell any of their Founder Shares until the earliest of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property (the “Lock-up”). Any permitted transferees would be subject to the same restrictions and other agreements of our Sponsor, officers and directors with respect to any Founder Shares.
Promissory Note — Related Party
On January 22, 2021, the Sponsor agreed to loan the Company up to $200,000 to be used for a portion of the expenses of the IPO. This loan was non-interest bearing and payable after the date of the consummation of the Public Offering. In 2021, the Company borrowed and repaid $171,356. As of March 31, 2022 and December 31, 2021, the Company had no outstanding borrowings under the promissory note.
Due to Related Party
The Sponsor paid certain formation costs and deferred offering costs on behalf of the Company which were recorded as due to related party in the amount $56,266 as of December 31, 2020, which were due upon demand. On January 25, 2021, the liability was reduced by $25,000 in exchange for the issuance of Founder Shares to the Sponsor. As of March 31, 2022 and December 31, 2021, there is $0 and $73,795 due to related party, respectively.
Working Capital Loans
In addition, in order to finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors, may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to it. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of the Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. Except as set forth above, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of the initial Business Combination, the Company does not expect to seek loans from parties other than the Sponsor, its affiliates or any members of the management team as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Company’s Trust Account. As of March 31, 2022 and December 31, 2021, the Company had no borrowings under the working capital loans.
Administrative Support Agreement
Commencing on the date that the Company’s securities are first listed, the Company agreed to reimburse an affiliate of the Sponsor for office space, secretarial and administrative services provided to members of the management team, in the amount of $10,000 per month. Upon completion of the initial Business Combination or the Company’s liquidation, it will cease paying these monthly fees. For three months ended March 31, 2022 and March 31, 2021, $30,000 and $0 had been charged to operating expenses, respectively.
Note 6 — Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Warrants, Class A ordinary shares underlying the Private Placement Warrants and securities that may be issued upon conversion of Working Capital Loans will have registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities under the Securities Act. In addition, the holders have certain

“piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Company’s initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. Notwithstanding the foregoing, the underwriter may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the registration statement for the initial public offering and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriter had a 45-day option from the date of the IPO to purchase up to an aggregate of 1,875,000 additional Units at the public offering price less the underwriting commissions to cover over-allotments, if any. On July 12, 2021, the underwriter fully exercised its over-allotment option.
The underwriters are entitled to a deferred underwriting fee of 3.5% of the gross proceeds of the Public Offering, or $5,031,250 in the aggregate. The deferred fee will be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an initial Business Combination, subject to the terms of the underwriting agreement.
Sponsor Support Agreement
In connection with their entry into the Business Combination Agreement, Agrico and Kalera entered into the Sponsor Support Agreement with DJCAAC LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor agreed (i) to vote the Agrico ordinary shares held by them in favor of the approval and adoption of the Business Combination Agreement and approval of the business combination proposal and the Business Combination, (ii) to not transfer, during the period commencing on the date of the Sponsor Support Agreement and ending on the earlier of (a) the First Closing and (b) the liquidation of Agrico, any Agrico ordinary shares owned by the Sponsor, (iii) to not transfer any Lock-up Shares until the end of the Lock-up Period (each as defined therein), and (iv) to transfer to Agrico, surrender and forfeit a certain amount of Agrico’s Class B ordinary shares in the event that the amount of Agrico ordinary shares redeemed pursuant to the Redemption meet the threshold specified therein.
Company Holders Support Agreements
In connection with their entry into the Business Combination Agreement, Agrico and Kalera entered into the Kalera Holders Support Agreement with certain shareholders of Kalera, whose names appear on the signature pages thereto (such shareholders, the “Major Shareholders”, and such agreement, the “Kalera Holders Support and Lock Up Agreement”), pursuant to which each Major Shareholder agreed (i) to vote all of such Major Shareholder’s Covered Shares (as defined therein) held by them in favor of the approval and adoption of the Business Combination Agreement and the Business Combination, (ii) to not transfer, prior to the date of the Second Closing, any of such Major Shareholder’s Covered Shares, and (iii) to not transfer any Lock-up Shares until the end of the Lock-up Period (each as defined therein).
In connection with their entry into the Business Combination Agreement, Agrico and Kalera entered into the Kalera Holders Support Agreement with certain shareholders of Kalera, whose names appear on the signature pages thereto (such shareholders, the “Non-Major Shareholders”, and such agreement, the “Kalera Holders Support Agreement”), pursuant to which each Kalera Shareholder agreed (i) to vote all of such Kalera Shareholder’s Covered Shares (as defined therein) held by them in favor of the approval and adoption of the Business Combination Agreement and the Business Combination and (ii) to not transfer, prior to the date of the Second Closing, any of such Kalera Shareholder’s Covered Shares.

Note 7 — Shareholders’ Deficit
Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2022 and December 31, 2021, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. At March 31, 2022 and December 31, 2021, there were 143,750 Class A ordinary shares issued and outstanding, excluding 14,375,000 Class A ordinary shares subject to redemption.
Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. On January 25, 2021, the Company issued 5,000,000 Class B ordinary shares to its Sponsor. On April 9, 2021, the Sponsor forfeited to the Company for no consideration an aggregate of 1,406,250 Class B ordinary shares, which the Company cancelled, resulting in a decrease in the total number of Class B ordinary shares outstanding from 5,000,000 shares to 3,593,750 shares. As a result of the underwriters’ election to fully exercise of their over-allotment option on July 12, 2021, the 468,750 shares were no longer subject to forfeiture. As of March 31, 2022 and December 31, 2021, there were 3,593,750 Class B ordinary shares issued or outstanding, respectively.
Holders are entitled to one vote for each Class B ordinary share. Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law. Unless specified in the Company’s amended and restated memorandum and articles of association, or as required by applicable provisions of Cayman Islands law or applicable stock exchange rules, the affirmative vote of a majority of the ordinary shares that are voted is required to approve any such matter voted on by the Company’s shareholders.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis (subject to adjustment for share sub-divisions, share dividends, reorganizations, recapitalizations and the like). In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in our initial public offering and related to the closing of the initial Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon completion of the Public Offering (not including Class A ordinary shares issuable to Maxim) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination, any private placement-equivalent securities issued to our sponsor or its affiliates upon conversion of Working Capital loans).
Warrants — As of March 31, 2022, and December 31, 2021, there were 7,187,500 public warrants and 7,250,000 private placement warrants outstanding. Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The Public Warrants will become exercisable on the later of twelve months from the closing of the Public Offering and 30 days after the completion of the initial Business Combination. Only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company has agreed that as soon as practicable, but in no event later than 30 calendar days after the closing of the initial Business Combination, it will use commercially reasonable best efforts to file, and within 90 calendar days following the initial Business Combination to have declared effective, a registration statement with the SEC covering the ordinary shares issuable upon exercise of the warrants, to maintain a current prospectus relating to those ordinary shares until the warrants expire or are redeemed. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within the period specified above following the consummation of the initial Business Combination, public holders of warrants may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If the Company’s ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.
Redemption of Warrants for Cash When the Price per Class A Ordinary Share Equals or Exceeds $18.00.
Once the warrants become exercisable, the Company may call the warrants for redemption (excluding the Private Placement Warrants):
•in whole and not in part:
•at a price of $0.01 per warrant;
•upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and
•if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is given to the warrant holders (the “Reference Value”).
In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Warrants (i) will not be transferable, assignable or salable until the completion of the initial Business Combination and (ii) will be entitled to registration rights.

Note 8 — Fair Value Measurements
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2022
Asset:
Marketable securities held in Trust Account	1	$146,651,498
Note 9 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed financial statements were issued. Based upon this review, other than the subsequent event discussed below, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.
On April 20, 2022, the Company entered into an amended and restated warrant agreement (the “Amended and Restated Warrant Agreement”) to amend and restate the warrant agreement, dated July 7, 2021 (the “Original Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, in order to correct certain omitted language and other typographical errors found in the Original Agreement. In particular, the Amended and Restated Warrant Agreement clarifies that the Company’s private warrants and working capital warrants, if any, are identical to the public warrants that were included as part of the units sold in the Company’s initial public offering.

Report of Independent Auditors
To the Management Board of &ever GmbH, Munich:
We have audited the accompanying financial statements of &ever GmbH, Munich (formerly Farmers Cut GmbH, Hamburg), which comprise the balance sheets as of December 31, 2020 and 2019, the related income statements for the years then ended, and the related notes to the financial statements.
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with accounting principles generally accepted in Germany; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.
An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of &ever GmbH, Munich (formerly Farmers Cut GmbH, Hamburg) at December 31, 2020 and 2019, and the results of its operations for the years then ended in conformity with principles generally accepted in Germany.
The Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note F1 to the financial statements, the Company has recurring losses from operations, has a net capital deficit, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans regarding these matters are also described in Note F1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.
Emphasis of matter
As discussed in Note A to the financial statements, the Company prepares its financial statements in accordance with generally accepted accounting principles in Germany, which differ from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note G to the financial statements. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft
Hamburg, Germany
November 26, 2021, except as to Note F1, as to which the date is April 20, 2022

&ever GmbH, Munich (formerly Farmers Cut GmbH, Hamburg)
Balance Sheets as of 31 December 2020 and 2019

Assets		31 Dec 2020	31 Dec 2019	Equity and liabilities		31 Dec 2020	31 Dec 2019
		EUR	EUR			EUR	EUR
A.	Fixed assets			A.	Equity

I.	Intangible assets			I.	Subscribed capital	46,508	46,508

	Internally generated industrial and similar rights and asset	576,509	656,381	II.	Capital reserves	7,717,849	7,717,849

II.	Property, plant and equipment			III.	Loss carryforward	-6,218,217	-3,911,253

1.	Other equipment, furniture and fixtures	503,892	446,620	IV.	Net loss for the year	-6,353,124	-2,306,964
2.	Prepayments and assets under construction	495,778	3,792,622	V.	Capital deficit	4,806,984	0
		999,670	4,239,242			0	1,546,140

III.	Financial assets

1.	Loans to affiliates	4,932,128	0	B.	Provisions
2.	Cooperative shares	550	550		Other provisions	616,769	63,213
3.	Equity investments	501,067	0
		5,433,745	550	C.	Liabilities
		7,009,924	4,896,173	1.	Liabilities to banks	15,228	0
				2.	Liabilities from convertible loans	9,824,001	1,003,276
				3.	Trade payables	664,916	274,409
				4.	Other liabilities	3,249,116	3,493,933
B.	Current assets				thereof for taxes: EUR 77,749 (prior year: EUR 464,028)
					thereof for social security: EUR 0.00 (prior year: EUR 833)
I.	Receivables and other assets					13,753,260	4,771,618
1.	Trade receivables	2,216	0

2.	Other assets	483,449	610,919	D.	Deferred income	11,849	13,031
		485,665	610,919
II.	Cash on hand and bank balances	2,034,448	868,347
		2,520,113	1,479,265
C.	Prepaid expenses	44,857	18,563
D.	Capital deficit	4,806,984	0
		14,381,878	6,394,001			14,381,878	6,394,001

&ever GmbH, Munich (formerly Farmers Cut GmbH, Hamburg)
Income Statements for fiscal year 2020 and 2019

		2020	2019
		EUR	EUR
1.	Revenue	147,632	112,040
2.	Other own work capitalized	0	121,275
3.	Other operating income thereof income from currency translation: EUR 46 (prior year: EUR 940)	101,073	15,725
		248,705	249,040
4.	Cost of materials
	a) Cost of raw materials, consumables and supplies and of purchased merchandise	0	13,573
	b) Cost of purchased services	0	0
5.	Personnel expenses
	a) Wages and salaries	1,873,811	1,018,147
	b) Social security, pension and other benefit costs	338,936	190,394
6.	Amortization, depreciation and impairment of intangible assets and property, plant and equipment	234,771	72,790
7.	Other operating expenses thereof expenses from currency translation: EUR 263 (prior year: EUR 851)	3,708,235	1,089,196
		6,155,753	2,384,101
8.	Income from loans classified as fixed financial assets	2,932	961
9.	Interest and similar expenses	450,116	172,863
		-447,184	-171,902
10.	Income taxes	-1	1
11.	Earnings after taxes	-6,354,231	-2,306,964
12.	Other taxes	-1,108	-1
13.	Net loss for the year	-6,353,124	-2,306,963

&ever GmbH, Munich (formerly Farmers Cut GmbH, Hamburg)
Notes to the financial statements

A.    General
The financial statements of &ever GmbH, having its registered office in Munich (HRB no. 261515 at Munich Local Court), formerly Farmers Cut GmbH, Hamburg (Hamburg Local Court, HRB no. 136738) were prepared in accordance with the provisions of Sec. 242 et seq. HGB ["Handelsgesetzbuch": German Commercial Code] and the supplementary provisions for corporations (Sec. 264 et seq. HGB) as amended by the BilRUG ["Bilanzrichtlinie–Umsetzungsgesetz": German German Act to Implement the EU Accounting Directive] and the provisions of the GmbHG ["Gesetz betreffend die Gesellschaften mit beschraenkter Haftung": German Limited Liability Companies Act].
&ever GmbH is a small corporation within the meaning of Sec. 267 (1) HGB. The Company made partial use of the applicable simplifications for small corporations for the preparation of the notes to the financial statements. In order to improve the clarity of presentation, we have in some cases indicated in these notes to the financial statements whether individual items are related to other items and "thereof' items.
Pursuant to Sec. 264 (1) Sentence 4 HGB, the Company elected not to prepare a management report.
The income statement was prepared using the nature of expense method.
B.    Notes on accounting policies
The financial statements were prepared on a going concern basis. Please refer to the F1. Liquidity and Going Concern Considerations section for information about the Company's ability to continue as a going concern.
The following accounting policies, which remained unchanged in comparison to the prior year, were used to prepare the financial statements.
Internally generated intangible assets are recognized at production cost and are written down over a useful life of five years from the date of completion.
Property, plant and equipment are recognized at acquisition or production cost less depreciation. Depreciation is charged on a straight–line basis over the assets' estimated useful lives. Low–value assets with individual acquisition costs of up to EUR 800 are fully expensed in the year of acquisition.
Receivables and other assets are stated at their nominal value. Appropriate specific bad debt allowances provide for all foreseeable valuation risks.
Bank balances are stated at nominal value.
Expenses recorded before the reporting date which relate to a certain period after this date are posted as prepaid expenses.
Other provisions are recognized at the settlement value deemed necessary according to prudent business judgment. Provisions with a residual term of more than one year are discounted pursuant to Sec. 253 (2) HGB.
Liabilities are recorded at the settlement value.
Payments received before the reporting date which constitute income for a certain period after this date are posted as deferred income.
Transactions in foreign currencies were recognized at the current rate.

C.    Notes to the balance sheet
1.    Fixed assets
Loans to affiliates relate to the joint venture subsidiary Wafra Agricultural for Agricultural Contracting SPC, Kuwait. The receivable will be settled by way of a contribution in kind to the joint venture &ever Middle East Holding Ltd, Dubai. In fiscal year 2020, &ever GmbH acquired a 25% equity investment in Smart Soil Technologies GmbH, Oranienburg.
2.    Receivables and other assets
Receivables and other assets include receivables from shareholders of EUR 94,157 (prior year: EUR 4,158). As in the prior year, all receivables and other assets are due in up to one year.
3.    Liabilities
To improve clarity and transparency, the disclosures concerning the liabilities are summarized in the schedule of liabilities shown below:

		As of 31 December 2020 EUR	Due in up to one year EUR	Due in between one and five years EUR	Due in more than five years EUR
1.	Liabilities to banks (prior year)	15,228	15,228	0.00	0.00
		(0.00)	(0.00)	(0.00)	(0.00)
2.	Liabilities from convertible loans (prior year)	9,824,001	9,824,001	0.00	0.00
		(1,003,276)	(0.00)	(1,003,276)	(0.00)
3.	Trade payables (prior year)	664,916	664,916	0.00	0.00
		(274,409)	(274,409)	(0.00)	(0.00)
4.	Other liabilities (prior year)	3,249,116	3,249,116	0.00	0.00
		(3,493,933)	(3,493,933)	(0.00)	(0.00)
	• thereof for taxes (prior year)	77,749	77,749	0.00	0.00
		(464,028)	(464,028)	(0.00)	(0.00)
	• thereof for social security (prior year)	0.00	0.00	0.00	0.00
		(833)	(833)	(0.00)	(0.00)
Liabilities to shareholders amount to EUR 12,995,567 (prior year: EUR 3,992,500) and relate to loans (EUR 3,171,567; prior year: EUR 2,989,224) and convertible loans (EUR 9,824,000; prior year: EUR 1,003,276). The shareholder loans are secured by items of property, plant and equipment (farm house).

D.    Notes to the income statement
Earnings in fiscal year 2020 were mainly attributable to the sublease of premises in Hamburg (EUR 147,631; prior year: EUR 81,608) and to other income from insurance indemnification payments or the reversal of provisions (EUR 80,056).
E.    Other notes
Number of employees
The average number of persons employed by the Company in the fiscal year was 28 (prior year: 19).
Other financial obligations
Other financial obligations of EUR 1,431,961 arise from leases with a term until 31 December 2025.

F.    Subsequent events
The impact of the coronavirus crisis on business operations, including nearly all employees in Germany working from home, was countered by a series of measures. These include the introduction of the MS Teams online collaboration system. As a food production company, the Company's joint venture in Kuwait is exempted from working restrictions. On the basis of the letters of comfort issued to the Company, management does not expect any insurmountable negative effects on the Company's financing.
In July and August 2021, to fund ongoing operations and CAPEX for building the farm in Singapore, some of &ever (now) former GmbH's shareholders granted the Company a bridge loan with the principal amount of EUR 3,500,000.
Subsequently, in August 2021, &ever GmbH and Kalera AS, Oslo/Norway entered into a share purchase agreement for the acquisition of all shares in &ever GmbH. The consideration consists of a total of $25,000,000 (US dollars) in cash and 27,856,081 Kalera AS shares. The acquisition closed on 1 October 2021. As part of the overall acquisition of &ever GmbH by Kalera AS, the following took place:
•shareholders' meeting of 20 May 2021 approved the increase of the share capital by EUR 1,871 to EUR 48,379,
•shareholders' meeting of 11 August 2021 approved the increase of the share capital by EUR 9,703 to EUR 58,082,
•Kalera AS in September 2021 granted &ever GmbH a bridge loan with the principal amount of EUR 2,500,000,
•all convertible loans from (now) former shareholders were converted to capital stock at closing date,
•all loans from (now) former shareholders were transferred to Kalera AS at closing date and
•acquisition of the remaining stake of 50% in &ever Middle East Holding Ltd., Dubai, from NOX Culinary General Trading Company LLC.
F1. Liquidity and Going Concern Considerations
The Company has suffered recurring losses from operations, has a net capital deficit and is experiencing a period of tight liquidity; based on its budget and business plans, and in order to continue as a going concern in the forecast period, the Company is dependent on the financial support of its parent company, Kalera AS. Additionally, Kalera AS, the Company’s new parent company as of 1 October 2021, issued a letter of comfort, valid until 31 May 2023, limited to the amount of EUR 30,000,000, which outlines the obligation of Kalera AS to provide the Company with sufficient funding at all times such that the Company is always in a position to meet its payment obligations in a timely manner in order to prevent insolvency or overindebtedness within the meaning of Sec. 17 and Sec. 19 German Insolvency Code (InsO).
Kalera AS has incurred losses in each fiscal year since its inception and has an accumulated deficit. In March 2022, Kalera AS management informed &ever management that it expects Kalera AS to continue to generate operating losses and consume significant cash resources for the foreseeable future and that these operating losses and accumulated deficits raise substantial doubt about Kalera AS’s ability to continue as a going concern for a period of twelve months from April 2022, meaning that Kalera AS may be unable to continue operations for the foreseeable future or realize assets and discharge liabilities in the ordinary course of operations, including financing the letter of comfort which it has issued the Company. As such, Company management concluded there is substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from April 2022.
Kalera AS management has informed &ever management that continuation of Kalera AS as a going concern is dependent upon its ability to obtain additional operating capital, complete development of new seeds and produce and attain profitability and that Kalera AS has implemented and continues to implement plans to fund its operations and finance its future development activities and its working capital needs; however, there can be no assurance that Kalera AS will be successful in any of these endeavors. If Kalera AS continues to seek additional financing to fund its business activities in the future and, nonetheless, there remains doubt about its ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms, or at all. If Kalera AS is unable to raise the necessary funds when needed or other strategic objectives are not achieved, it may not be able to continue its operations, or it could be required to modify its operations, which could slow future growth.
The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and payments of liabilities in the ordinary course of business. Accordingly, the financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount of and classification of liabilities that may result should the Company be unable to continue as a going concern.

G.    Reconciliation to Generally Accepted Accounting Principles in the United States of America
The Company's financial statements have been prepared in accordance with generally accepted accounting principles in Germany ("German GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States of America ("US GAAP"). Such differences involve methods for measuring the amounts in the financial statements. The principal differences between German GAAP and US GAAP, which affect the net loss and equity of the Company, are quantified and described below:
Reconciliation of equity (German GAAP to US GAAP)
(all amounts in Euros)

		Year Ended December 31,
	Note	2020	2019
Equity reported under German GAAP		(4,806,984)	1,546,140
Software development costs	1	(525,105)	(656,381)
Leases	2	(26,568)	(16,281)
Equity method accounting	3	(350,055)	(7,534)
Equity reported under US GAAP		(5,708,712)	(865,944)
Reconciliation of net loss (German GAAP to US GAAP)
(all amounts in Euros)

		Year Ended December 31,
	Note	2020	2019
Net loss for the year under German GAAP		(6,353,124)	(2,306,963)
Software development costs	1	131,276	(422,820)
Leases	2	(10,286)	(16,281)
Equity method accounting	3	(342,521)	(7,534)
Net loss for the year under US GAAP		(6,574,655)	(2,753,598)
Reconciliation of cash flows (German GAAP to US GAAP)
(all amounts in Euros)
As it is legally not required in Germany for a small corporation (within the meaning of Sec. 267 (1) HGB) to prepare and present a statement of cash flows, one is not included in the Company's German GAAP financial statements. However, in addition to the differences between German GAAP and US GAAP related to the recognition and measurement of transactions by the Company, there are differences in the manner in which items would be classified in a statement of cash flows. These classification differences between operating, investing and financing activities are illustrated in the reconciliation below.

		Year Ended December 31,
	Note	2020	2019
Net cash used in operating activities under German GAAP		(6,179,884)	156,900
Software development costs	1	0	(422,820)
Net cash flow used in operating activities under US GAAP		(6,179,884)	(265,920)

Net cash used in investing activities under German GAAP		(1,207,002)	(4,408,204)
Software development costs	1	0	422,820
Net cash used in investing activities under US GAAP		(1,207,002)	(3,985,384)

Notes to reconciliation of German GAAP to US GAAP
1.    Software development costs
Under German GAAP, internally generated non–current intangible assets may be recognized, at the Company's option, if certain criteria are met (for example, if it is highly probable that an intangible asset will result and function as intended and development costs can be reliably attributed to the asset). The development costs for a farm operation software are capitalized under German GAAP as they fulfill the relevant criteria and the Company exercises the option to recognize internally–generated internal–use intangible assets. Under US GAAP, development costs of internally–developed internal–use software are capitalized when management, with the relevant authority, authorizes and commits to funding a software project and it is probable that the project will be completed and the software will be used to perform the function intended. Although the farm operation software meets the capitalization criteria under German GAAP, the criteria under US GAAP are not met as documentation of management's authorization and commitment to funding the software project is non–existent. Therefore, the related development costs are recognized as expense as incurred under US GAAP. Cash expended to pay these costs constitute an operating cash flow under US GAAP as opposed to an investing cash flow under German GAAP.
2.    Leases
Under German GAAP, the Company's leases are accounted for as operating leases (i.e., no associated asset or liability is recognized). The Company is a lessee in several contracts for the rent of buildings and supporting infrastructure (e.g., parking spaces and warehouses). The lease payments are recognized as rental expense in other operating expenses. Under US GAAP, the lessee recognizes a right–of–use asset (ROU Asset) and a lease liability for each contract that is considered as a lease, taking into account the applicable exceptions. In applying the new leasing standard ASC 842 as of January 1, 2019, the Company recognizes a ROU Asset and a lease liability on its leases, which are classified as operating leases. The ROU Asset is amortized over the associated useful life and interest expense is recognized on the lease liability.
3.    Equity method accounting
Under US GAAP, losses of an equity method investee are reported up to the carrying amount of the investment, including any additional committed financial support, such as capital contributions, loans, advances, and additional investments. If previous losses have reduced the carrying amount of the investment to zero, the investor continues to report its share of equity method losses to the extent of any additional financial support made or committed to by the investor. Under German GAAP, the Company's investments in their investees are stated at cost. Impairments are recognized in the financial statements to the extent of any losses.
Munich, 26 November 2021, except as to Note F1, as to which the date is 20 April 2022

/s/ Dr. Sebastian Henner Schwarz
Dr. Sebastian Henner Schwarz

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering.

Amount
SEC registration fee	$22,923.99
Accountants’ fees and expenses	*
Legal fees and expenses	*
Printing fees	*
Miscellaneous	*
Total Expenses	$ *
___________
*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Kalera’s amended and restated articles of association provide for indemnification of its officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, or willful default.
Kalera plans to obtain insurance on behalf of its directors and executive officers. In connection with the Business Combination, we entered into indemnification agreements with each of our directors and executive officers, which provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.
The following list sets forth information as to all Kalera securities sold in the last three years which were not registered under the Securities Act.
At Closing, in connection with a settlement agreement with Maxim Partners LLC entered into in relation to the settlement of Maxim’s fees as underwriter to the Agrico IPO, 275,000 Kalera Ordinary Shares were issued to Maxim Partners LLC.
On July 11, 2022 (the “PIPE Closing Date”), pursuant to the Securities Purchase Agreement entered into on July 7, 2022, Kalera issued and sold to Armistice, and Armistice purchased, 2,300,000 Kalera Ordinary Shares, 200,000 Pre-Funded Warrants, 2,500,000 Series A Warrants and 2,500,000 Series B Warrants. The Pre-Funded Warrants are immediately exercisable and will expire when exercised in full. The Series A Warrants will be exercisable six (6) months from the PIPE Closing Date at an exercise price of $4.41 per share and will expire two (2) years from the PIPE Cosing Date. The Series B Warrants will be exercisable six (6) months from the PIPE Closing Date at an exercise price of $4.41 per share and will expire five and a half (5.5) years from the PIPE Closing Date.
None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The Registrant believes these transactions were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

Exhibit No.	Description
2.1*
Business Combination Agreement, dated as of January 30, 2022, by and among Agrico, Kalera, Pubco, Cayman Merger Sub and Lux Merger Sub (Incorporated by reference to Exhibit 2.1 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022)

2.2
First Amendment to the Business Combination Agreement, dated April 12, 2022, by and among Agrico, Kalera, Pubco, Cayman Merger Sub and Lux Merger Sub (Incorporated by reference to Exhibit 2.4 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022).

3.1	Amended and Restated Constitution of Kalera plc (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
4.1	Amended and Restated Warrant Agreement for Kalera Warrants (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
4.2	Assignment and Assumption Agreement (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
4.4	Registration Rights Agreement (Incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
4.5	Maxim Registration Rights Agreement (Incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
4.6
Secured Convertible Bridge Promissory Note, dated March 4, 2022, by and among Kalera A.S., Vindara Inc., Kalera GmbH, Lightrock Growth Fund I S.A., SICAV-RAIF, Canica AS and NOX Culinary General Trading Company LLC. (Incorporated by reference to Exhibit 4.7 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022)

4.7
Securities Purchase Agreement between Kalera plc and Armistice Capital Master Fund Ltd., dated July 7, 2022 (Incorporated by reference to Exhibit 1 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 14, 2022

4.8
Registration Rights Agreement between Kalera plc and Armistice Capital Master Fund Ltd., dated July 7, 2022 (Incorporated by reference to Exhibit 2 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 14, 2022

5.1†	Opinion of Arthur Cox.
10.1#
Executive Employment Agreement between Kalera, Inc. and Fernando Cornejo, effective as of July 8, 2020 (Incorporated by reference to Exhibit 10.1 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022)

10.2#
Executive Employment Agreement between Kalera, Inc. and Austin D. Martin, effective as of May 4, 2020 (Incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022)

10.3#	Kalera AS Incentive Stock Option Plan (Incorporated by reference to Exhibit 10.3 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022)
10.4#	Incentive Plan 2022 (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
10.5	Agrico Letter Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Agrico Acquisition Corp. on July 13, 2021 - File No. 001-40586).
10.6	Agrico Investment Management Trust Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Agrico Acquisition Corp. on July 13, 2021 - File No. 001-40586).

10.7	Agrico Registration Rights Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Agrico Acquisition Corp. on July 13, 2021 - File No. 001-40586).
10.8
Sponsor Support Agreement, dated as of January 30, 2022, by and among DJCAAC LLC, Agrico Acquisition Corp. and Kalera AS (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Agrico Acquisition Corp. on February 3, 2022 - File No. 001-40586).

10.9
Kalera Holders Support and Lock-Up Agreement, by and among Kalera AS and the holders party thereto (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Agrico Acquisition Corp. on February 3, 2022 - File No. 001-40586).

10.10
Kalera Holders Support Agreement, by and among Kalera AS and the holders party thereto (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Agrico Acquisition Corp. on February 3, 2022 - File No. 001-40586).

10.11*
Loan and Security Agreement, dated April 14, 2022, by and among Kalera, Inc., the guarantors party thereto from time to time, and Farm Credit of Central Florida, ACA (Incorporated by reference to Exhibit 10.12 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022)

10.12
Executive Employment Agreement between Kalera, Inc. and James Leighton, effective as of May 11, 2022 (Incorporated by reference to Exhibit 10.14 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022)

10.13
Additional Compensation of President and Chief Executive Officer, effective as of May 9, 2022 (Incorporated by reference to Exhibit 10.15 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-264422), filed with the SEC on May 13, 2022).

10.14#	Indemnification Deed - Andrea Weiss (Incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
10.15#	Indemnification Deed - Aric Nissen (Incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
10.16#	Indemnification Deed - Austin Martin (Incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
10.17#	Indemnification Deed - Brent de Jong (Incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
10.18#	Indemnification Deed - Curtis McWilliams (Incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
10.19#	Indemnification Deed - Dr. Jade Stinson (Incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
10.20#	Indemnification Deed - Dr. Cristian Toma (Incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
10.21#	Indemnification Deed - Dr. Henner Schwarz (Incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
10.22#	Indemnification Deed - Dr. Faisal AIMeshal (Incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
10.23#	Indemnification Deed - Fernando Cornejo (Incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
10.24#	Indemnification Deed - Jim Leighton (Incorporated by reference to Exhibit 10.24 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
10.25#	Indemnification Deed - Keri Gasiorowski (Incorporated by reference to Exhibit 10.25 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
10.26#	Indemnification Deed - Maria Sastre (Incorporated by reference to Exhibit 10.26 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
10.27#	Indemnification Deed - Robert Arnall (Incorporated by reference to Exhibit 10.27 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
10.28#	Indemnification Deed - Sonny Perdue (Incorporated by reference to Exhibit 10.28 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
10.29#	Indemnification Deed - Umur Hursever (Incorporated by reference to Exhibit 10.29 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
14.1	Kalera plc’s Code of Business Conduct and Ethics (Incorporated by reference to Exhibit 14.1 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022

21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K (File No. 001-41439), filed with the SEC on July 5, 2022
23.1†	Consent of Grant Thornton LLP.
23.2†	Consent of Marcum LLP.
23.3†	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft.
23.4†	Consent of Arthur Cox (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this registration statement)
107†	Filing Fee Table
__________________
+ To be filed by amendment.
# Indicates management contract or compensatory plan or arrangement
* Portions of this exhibit have been omitted in accordance with Item 601 of Regulation S-K.
† Filed herewith.
ITEM 17. UNDERTAKINGS.
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on form S-1 and the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on

Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Florida, Orland, USA on the 19th day of July, 2022.

Kalera plc

By:	/s/ Fernando Cornejo
Name:	Fernando Cornejo
Title	Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Fernando Cornejo, Jim Leighton and Curtis McWilliams, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jim Leighton	President, Chief Executive Officer and Board Director	July 19, 2022
Jim Leighton

/s/ Fernando Cornejo	Chief Financial Officer	July 19, 2022
Fernando Cornejo

/s/ Curtis McWilliams	Chairman of the Board	July 19, 2022
Curtis McWilliams

/s/ Dr. Christian Toma	Chief Science Officer, Co-Founder and Board Director	July 19, 2022
Christian Toma

/s/ Robert Arnall	Board Director	July 19, 2022
Robert Arnall

/s/ Umur Hursever	Board Director	July 19, 2022
Umur Hursever

/s/ Maria Sastre	Board Director	July 19, 2022
Maria Sastre

/s/ Sonny Perdue	Board Director	July 19, 2022
Sonny Perdue

/s/ Andrea Weiss	Board Director	July 19, 2022
Andrea Weiss

/s/ Faisal AlMeshal	Board Director	July 19, 2022
Faisal AlMeshal

/s/ Brent de Jong	Board Director	July 19, 2022
Brent de Jong

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Kalera plc in the City of Orlando, Florida on the 19th day of July, 2022.

By:	/s/ Curtis McWilliams
Name:	Curtis McWilliams
Title:	Authorized Representative